                                                     RULE NO. 424(b)(3)
                                                     REGISTRATION NO. 333-40113

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL PROSPECTUS          +
+SUPPLEMENT AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE    +
+ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE          +
+SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE          +
+SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  SUBJECT TO COMPLETION DATED JANUARY 13, 1998

          PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED JANUARY   , 1998)

                                  $

                          BOMBARDIER CAPITAL MORTGAGE
                          SECURITIZATION CORPORATION,
                                             LOGO
                                   Depositor

          Senior/Subordinated Pass-Through Certificates, Series 1998-A
                      (Bombardier Capital Inc., Servicer)

                                    --------

The   Senior/Subordinated  Pass-Through   Certificates,   Series  1998-A   (the
 "Certificates")  will represent  interests in  a pool (the  "Asset Pool")  of
  fixed-rate   manufactured   housing  installment   sales   contracts   (the
   "Contracts"). The  Contracts were  originated or purchased  by Bombardier
    Capital Inc. ("BCI") in the ordinary  course of BCI's business and will be conveyed  by  BCI  to Bombardier  Capital  Mortgage Securitization
      Corporation (the  "Company").  The  Company will  convey  the Trust
       Estate to  BCMSC  Trust  1998-A  (the  "Trust")  pursuant  to the
       Pooling  and Servicing  Agreement  referred to  herein. BCI  will serve  as  servicer of  the Contracts  (in  such capacity,  the
         "Servicer").  Capitalized terms used  herein and not  defined herein  shall have  the meanings  assigned to  them in  the
           Glossary found on page 105 of the Prospectus.

The Certificates will consist of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates (collectively, the "Class A Certificates") and the
 Class  M,   Class  B-1,  Class  B-2,   Class  X  and   Class  R  Certificates
 (collectively,  the "Subordinated Certificates"). Only  the Class A, Class  M
  and Class B-1 Certificates are being offered hereby (collectively, the "Offered Certificates"). The Class A-1, Class A-2, Class A-3, Class A-4
   and Class A-5 Certificates will evidence in the aggregate approximate initial undivided interests in the principal of the Asset Pool of
         %,      %,       %,     %  and      %,  respectively. The  Class M
    Certificates  will evidence  in  the aggregate  an approximate  initial undivided interest  in the  principal  balance of  the Asset  Pool of
         %. The Class B-1 and Class B-2 Certificates will evidence in the aggregate approximate initial undivided interests in the principal
      of  the Asset Pool  of     % and      %, respectively. The  Class X
       Certificate is an interest only certificate and has no principal balance.

Distributions of principal of and interest on the Certificates will be distributed to Certificateholders on the 15th day of each month (or if the
 15th day is not a business day, the next business day) (each, a "Distribution Date"), beginning in February 1998. For any Distribution Date, the Pass-
  Through Rates for  the Classes of  Offered Certificates will  be      % per
  annum, in the case of the  Class A-1 Certificates,      % per annum, in the
   case of the Class A-2 Certificates,      %  per annum, in the case of  the
   Class A-3  Certificates,      % per annum,  in the case of  the Class A-4
   Certificates,        %  per  annum,  in   the  case  of  the  Class   A-5
    Certificates,       %   per  annum,  in   the  case  of   the  Class  M
    Certificates,  and       % per  annum, in  the case  of  the Class  B-1
     Certificates; provided that the Pass-Through Rates on the Class M and Class B-1 Certificates shall not exceed the Weighted Average Net Asset Rate.

                                                  (Cover continued on next page)

FOR A DISCUSSION OF CERTAIN SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE OFFERED CERTIFICATES, SEE "RISK
         FACTORS" HEREIN AT PAGE S-13 AND IN THE PROSPECTUS AT PAGE 12.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED UPON THE  ACCURACY OR ADEQUACY OF THIS  PROSPECTUS SUPPLEMENT OR
     THE  PROSPECTUS. ANY  REPRESENTATION TO  THE CONTRARY  IS A  CRIMINAL
      OFFENSE.

                          INITIAL PRINCIPAL PRICE TO  UNDERWRITING  PROCEEDS TO
                               AMOUNT       PUBLIC(1)   DISCOUNT   COMPANY(1)(2)
                          ----------------- --------- ------------ -------------
Class A-1...............       $                   %           %            %
Class A-2...............       $                   %           %            %
Class A-3...............       $                   %           %            %
Class A-4...............       $                   %           %            %
Class A-5...............       $                   %           %            %
Class M.................       $                   %           %            %
Class B-1...............       $                   %           %            %
 Total..................       $             $           $            $

(1) Per Certificate, plus accrued interest, if any, at the applicable Pass-Through Rate from January 1, 1998.
(2) Before deducting expenses payable by the Company, estimated to be $       .

  The Offered Certificates are offered by the underwriters specified below (the "Underwriters"), subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the Same Day Funds Settlement System of
The Depository Trust Company on or about January   , 1998.

CREDIT SUISSE FIRST BOSTON
                                             FIRST CHICAGO CAPITAL MARKETS, INC.

           The date of this Prospectus Supplement is January   , 1998

(Cover continued from previous page)

  Elections will be made to treat certain assets of the Trust as two separate real estate mortgage investment conduits (each, a "REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"). The Offered Certificates, the Class B-2 Certificates and the Class X Certificates will represent "regular interests" in one of such REMICs. The Class R Certificates will represent beneficial ownership of the "residual interest" in each of such REMICs. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences--REMIC Certificates" in the Prospectus.

  There will be no application to list the Offered Certificates on any exchange. Although the Underwriters intend to make a secondary market in the Offered Certificates, they have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop, or if it does develop, that it will continue to exist or provide sufficient liquidity.

  As further described herein, the Subordinated Certificates are subordinated to the Class A Certificates and the Class B-1 Certificates are subordinated to the Class A Certificates and the Class M Certificates. This subordination will be accomplished by the preferential application of the Available Distribution Amount to the more senior Classes of Certificates as against the Classes that are subordinated to such senior Classes and by the allocation of Writedown Amounts to the more subordinated Classes of Certificates. See "Description of the Offered Certificates--Distributions--Priority of Distributions" and "Description of the Offered Certificates --Allocation of Writedown Amounts" herein.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING, AND SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING OF THE OFFERED CERTIFICATES. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."

  NEITHER THE CERTIFICATES NOR THE CONTRACTS TRANSFERRED TO THE TRUST WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY, BY THE COMPANY, BY ANY UNDERWRITER, BY THE SERVICER OR ANY OF THEIR AFFILIATES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE COMPANY, THE SERVICER OR ANY PERSON OTHER THAN THE TRUST. DISTRIBUTIONS ON THE CERTIFICATES WILL BE PAYABLE SOLELY FROM THE CONTRACTS TRANSFERRED TO THE TRUST FOR THE BENEFIT OF THE CERTIFICATEHOLDERS.

                               ----------------

  The Senior/Subordinated Pass-Through Certificates offered by this Prospectus Supplement will be part of a separate Series of Pass-Through Certificates being offered by the Company from time to time pursuant to its Prospectus
dated January   , 1998, of which this Prospectus Supplement is a part and
which accompanies this Prospectus Supplement. The Prospectus contains important information about the offering of the Offered Certificates that is not contained herein, and prospective investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  The Company may sell from time to time under this Prospectus Supplement and the Prospectus and other related prospectus supplements up to $3,000,000,000 in aggregate principal amount of Pass-Through Certificates, issuable in Series.

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the attached Prospectus dated January , 1998 (the "Prospectus"). Whenever reference is made herein to a percentage of the Contracts or a weighted average statistic relating to the Contracts, the percentage or weighted average statistic is calculated based on the Scheduled Principal Balances of the Contracts as of the Cut-off Date (as defined below). Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them elsewhere in this Prospectus Supplement or in the Prospectus. See "Glossary" in the Prospectus.

TITLE OF SERIES............. Senior/Subordinated Pass-Through Certificates,
                             Series 1998-A (the "Certificates"). The
                             Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust (the "Trust") established by the Company. The Trust will consist primarily of manufactured housing installment sales contracts (the "Contracts") with an aggregate Scheduled Principal Balance of approximately $194,306,447.89 as of the Cut-off Date.

CLASS DESIGNATIONS
 Class A Certificates....... Class A-1, Class A-2, Class A-3, Class A-4, and
                             Class A-5 Certificates.
 Class M Certificates....... Class M Certificates.
 Class B Certificates....... Class B-1 and Class B-2 Certificates.
 Subordinated Certificates.. Class M, Class B, Class X and Class R
                             Certificates.

 Offered Certificates....... Class A, Class M and Class B-1 Certificates.
 Offered Subordinated
Certificates................ Class M and Class B-1 Certificates.

 Interest-only
Certificates................ Class X Certificates.
 Residual Certificates...... Class R Certificates.


OFFERED CERTIFICATES.............  TITLE OF APPROXIMATE INITIAL
                                    CLASS   PRINCIPAL AMOUNT(1)
                                   -------- -------------------
                                     A-1
                                     A-2
                                     A-3
                                     A-4
                                     A-5
                                      M
                                     B-1

                             --------
                             (1) The aggregate initial principal amount of the
                                 Certificates may be increased or decreased by up to 5%. Any such increase or decrease may be allocated disproportionately among the Classes of Certificates. Accordingly, any investor's commitments with respect to the Offered Certificates may be increased or decreased correspondingly.

OTHER CERTIFICATES.......... The Class B-2, Class X and Class R Certificates
                             are not being offered hereby. The Class B-2
                             Certificates are expected to be sold in a private placement at or around the Closing Date, and may be acquired in the interim by an affiliate of the Company. The Class X and Class R Certificates are expected to be sold initially to an affiliate of the Company, which may offer such Certificates in the future in one or more privately negotiated transactions. The Pass-Through Rate for the Class B-2 Certificates on any Distribution Date will be equal to the
                             lesser of (i)      % per annum and (ii) the
                             Weighted Average Net Asset Rate for such
                             Distribution Date. Any information contained herein relating to the Class B-2, Class X and Class R Certificates is presented solely to provide a better understanding of the Offered Certificates. See "Description of the Offered Certificates--Distributions--Priority of
                             Distributions" herein.

CERTIFICATE STRUCTURE         The primary credit support for the Class A
CONSIDERATIONS..............  Certificates is the subordination of the
                              Subordinated Certificates, effected by the allocation of Writedown Amounts (as defined herein under "--Allocation of Writedown Amounts") as described herein and by the preferential application of the Available Distribution Amount to the Class A Certificates relative to the Subordinated Certificates to the extent described herein. The primary credit support for the Class
                              M Certificates is the subordination of the Class
                              B, Class X and Class R Certificates, effected by the allocation of Writedown Amounts (in the case of the Class B Certificates) as described herein and by the preferential allocation of the Available Distribution Amount to the Class M
                              Certificates relative to the Class B, Class X and
                              Class R Certificates to the extent described herein. The primary credit support for the Class
                              B-1 Certificates is the subordination of the Class B-2, Class X and Class R Certificates, effected by the allocation of Writedown Amounts
                              (in the case of the Class B-2 Certificates) as described herein and by the preferential allocation of the Available Distribution Amount to the Class B-1 Certificates relative to the Class B-2, Class X and Class R Certificates to the extent described herein.

DENOMINATIONS...............  The Offered Certificates will be Book-Entry
                              Certificates. One or more certificates
                              representing each Class of Offered Certificates will be registered in the name of the nominee of The Depository Trust Company (together with any successor depository selected by the Company, the "Depository") and beneficial interests will be held by investors through the book-entry facilities of the Depository, as described herein, in minimum denominations of $1,000 and integral multiples of $1 in excess thereof in the case of the Class A Certificates and $25,000 and integral multiples of $1 in excess thereof in the case of the Class M and Class B-1 Certificates. See "Description of the Offered Certificates-- General" herein.

DEPOSITOR...................  Bombardier Capital Mortgage Securitization
                              Corporation, a Vermont corporation ("BCMSC" or the "Company"). See "The Company" in the Prospectus.

SERVICER....................  Bombardier Capital Inc. ("BCI") will act as servicer for all the Contracts (in such capacity, the "Servicer"). See "Servicing of the

                              Contracts" herein and "Sale and Servicing of Contracts and Mortgage Loans" in the Prospectus.

ADVANCES....................  For each Distribution Date, the Servicer will be obligated to make an advance (a "P&I Advance") in respect of any delinquent Monthly Payment on any Contract that was due during the related Collection Period that will, in the Servicer's judgment, be recoverable from late payments on or Liquidation Proceeds from such Contract. The Servicer will also be obligated to make advances ("Servicing Advances" and, together with P&I Advances, "Advances") in respect of Liquidation Expenses and certain taxes and insurance premiums not paid by an Obligor on a timely basis, to the extent the Servicer deems such Servicing Advances recoverable out of Liquidation Proceeds from the related Contract or from collections on the related Contract. P&I Advances and Servicing Advances are reimbursable to the Servicer as described herein under "Servicing of the Contracts--Advances." See "Servicing of the Contracts" herein.

TRUSTEE.....................  Harris Trust and Savings Bank.

CUT-OFF DATE................  January 1, 1998.

DISTRIBUTION DATES..........
                              The 15th day of each month (or if such 15th day is not a business day, the next succeeding business day), commencing in February 1998.

RECORD DATES................  With respect to each Distribution Date, the close of business on the last business day of the calendar month preceding the month in which such Distribution Date occurs (each, a "Record Date").

COLLECTION PERIOD...........
                              With respect to each Distribution Date, the calendar month preceding the month in which the Distribution Date occurs (each, a "Collection Period").

INTEREST ACCRUAL PERIOD.....  With respect to each Distribution Date, the calendar month preceding the month in which the Distribution Date occurs (each, an "Interest Accrual Period"). Interest on the Offered Certificates and the Class B-2 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

WEIGHTED AVERAGE NET ASSET
RATE........................  With respect to each Distribution Date, a rate equal to (i) the weighted average of the Contract Rates applicable to the scheduled Monthly Payments that were due in the related Collection Period on outstanding Contracts at the beginning of the related Collection Period less (ii) the Servicing Fee Rate.

AGREEMENT...................  The Pooling and Servicing Agreement, dated as of
                              January 1, 1998 (the "Series Agreement"), by and among the Company, the Servicer and Harris Trust and Savings Bank, as trustee (the "Trustee"), which incorporates by reference the Company's

                              Standard Terms to Pooling and Servicing Agreement (January 1998 Edition) (the "Standard Terms" and, together with the Series Agreement, the "Agreement").

THE CONTRACTS...............  The Trust will consist of manufactured housing installment sales contracts (collectively, the "Contracts") secured by security interests in manufactured homes, as defined herein (the "Manufactured Homes"). The Asset Pool consists of 5,909 Contracts having an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $194,306,447.89.

                              As of the Cut-off Date, the Contracts were secured by Manufactured Homes located in 28 states, and approximately 21.03%, 15.12%, 13.41%, 12.10% and 10.38% of the Contracts were secured by Manufactured Homes located in South Carolina, Georgia, Texas, North Carolina and Florida, respectively (based on the property addresses of the Obligors on the Contracts as of the Cut-off
                              Date). Monthly Payments of principal and interest on the Contracts will be due on various days throughout each Collection Period (each a "Due Date"). The annual percentage rates ("APRs" or "Contract Rates") on the Contracts ranged from 8.00% to 14.00%, with a weighted average of approximately 10.44%, as of the Cut-off Date. The Contracts had remaining terms to stated maturity as of the Cut-off Date of at least 48 months but not more than 360 months and original terms to stated maturity of at least 48 months but not more than 360 months. As of the Cut-off Date, the Contracts had a weighted average original term to stated maturity of approximately 310 months, and a weighted average remaining term to stated maturity of approximately 308 months. See "The Asset Pool" herein.

AVAILABLE DISTRIBUTION        The "Available Distribution Amount" for a
AMOUNT......................  Distribution Date will include (1)(a) Monthly
                              Payments of principal and interest due on the Contracts during the related Collection Period, to the extent such payments were actually collected from the Obligors or advanced by the Servicer and (b) unscheduled payments received with respect to the Contracts during the related
                              Collection Period, including Principal
                              Prepayments, proceeds of repurchases, Net
                              Liquidation Proceeds and net Insurance Proceeds, less (2)(a) if BCI is not the Servicer or under certain other limited circumstances described herein, Servicing Fees for the related Collection
                              Period, (b) amounts required to reimburse the Servicer for previously unreimbursed Advances in accordance with the Agreement, (c) amounts required to reimburse the Servicer for certain reimbursable expenses in accordance with the Agreement and (d) amounts required to reimburse any party for an overpayment of a Repurchase
                              Price for a Contract in accordance with the Agreement.

DISTRIBUTIONS...............  Distributions on a Class of Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

                              As more fully described herein under "Description of the Offered Certificates--Distributions," distributions to Certificateholders generally will be applied first to the distribution of interest and interest shortfalls, second to the distribution of any unpaid principal and third, if any principal is due, to the distribution of principal, in each case to the related Class or Classes of Certificates.

REALIZED LOSSES ON
 LIQUIDATED CONTRACTS.......
                              The Principal Distribution Amount for any
                              Distribution Date is intended to include the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Collection Period. A Realized Loss will be incurred on a Liquidated Contract in the amount, if any, by which the Net Liquidation Proceeds from such Liquidated Contract are less than the Unpaid Principal Balance of such Liquidated Contract, plus accrued and unpaid interest thereon, plus amounts reimbursable to the Servicer for previously unreimbursed Advances. To the extent that the amount of the Realized Loss is in excess of the sum of (i) interest collected on the nondefaulted Contracts in excess of certain interest payments due to be distributed on the Class A, Class M and Class B Certificates and any portion of such interest required to be paid to a Servicer other than BCI (except as otherwise described herein) as servicing compensation ("Excess Interest") and (ii) the Current Overcollateralization Amount, the amount of such shortfall may be allocated to the Subordinated Certificates. See "--Allocation of Writedown Amounts" below.

ALLOCATION OF WRITEDOWN       The "Writedown Amount" for any Distribution Date
AMOUNTS.....................  will be the amount, if any, by which the aggregate Certificate Principal Balance of all Certificates, after taking into account all distributions to be made on such Distribution
                              Date, exceeds the Pool Scheduled Principal
                              Balance of the Contracts for the next
                              Distribution Date. The Writedown Amount will be allocated among the Classes of Subordinated
                              Certificates in the following order of priority:

                              (1) first, to the Class B-2 Certificates, to be
                                applied in reduction of the Adjusted
                                Certificate Principal Balance of such Class until it has been reduced to zero;

                              (2) second, to the Class B-1 Certificates, to be
                                applied in reduction of the Adjusted
                                Certificate Principal Balance of such Class until it has been reduced to zero; and

                              (3) third, to the Class M Certificates, to be
                                applied in reduction of the Adjusted
                                Certificate Principal Balance of such Class until it has been reduced to zero.

EFFECT OF PRIORITY SEQUENCE
 OF PRINCIPAL
 DISTRIBUTIONS..............  The distribution of Principal Distribution
                              Amounts in the priorities described herein under "Description of the Offered Certificates-- Distributions" will have the effect of accelerating the amortization of the Class A Certificates and delaying the amortization of the Class M Certificates and the Class B Certificates, from what would otherwise be the case without such prioritization, thereby increasing the interest in the Trust evidenced by the Class M Certificates and the Class B Certificates. Increasing the interest of the Class M Certificates and the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability to the Class A Certificates on each Distribution Date of the subordination provided by the Class M Certificates and the Class B Certificates. See "Description of the Offered Certificates" herein.

PREPAYMENT CONSIDERATIONS
 AND RISKS..................
                              In general, the Contracts may be prepaid at any time without penalty and, accordingly, the rate of principal payments thereon is likely to vary considerably from time to time. Any of the Offered Certificates may be sold at a discount from their principal amounts. A slower than anticipated rate of principal payments on the Contracts is likely to result in a lower than anticipated yield on any of the Offered Certificates that are sold at a discount from their principal amounts. See "Maturity and Prepayment Considerations" and "Yield on the Offered Certificates" herein and "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

SECURITY INTERESTS AND
 OTHER ASPECTS OF THE
 CONTRACTS..................  BCI will assign to the Company the security interests created by the Contracts in the related Manufactured Homes, and the Company will assign such security interests and liens to the Trustee.

                              Under the laws of most states, Manufactured
                              Homes constitute personal property, and
                              perfection of a security interest in a
                              Manufactured Home is obtained, depending on applicable state law, by noting the security interest on the certificate of title for the Manufactured Home, by delivery of certain required documents and payment of a fee to the appropriate state motor vehicle authority to re-register the home, by filing a financing statement under the Uniform Commercial Code ("UCC") or, in some states, through a combination of the aforementioned methods. Neither BCI nor the Company will be required to cause notations to be made on any document of title relating to any Manufactured Home or to take any other steps to re-register the Manufactured Home in the name of the Trustee with the appropriate state motor vehicle authority, to deliver any such document of title to the Trustee or to execute any transfer instrument (be it a UCC-3 assignment or other form) relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show BCI itself as the lienholder or legal titleholder). Consequently, as to the Contracts secured by Manufactured Homes located in certain states, it is unclear whether the security interests created by the Contracts in the Manufactured Homes will be effectively transferred to the Trustee or perfected in the Trustee, and it is thus unclear whether the assignment of a security interest created by a Contract in the related Manufactured Home will be effective against creditors of the Company or BCI or a trustee in bankruptcy of the Company or BCI. See "Risk Factors--3.

                              Certificateholders May Realize Loss If the
                              Servicer Is Unable to Realize on Assets
                              Because of Provisions of Applicable State
                              Law" in the Prospectus.

                              To the extent BCI's security interests in the Manufactured Homes are effectively transferred to the Trustee and are perfected in the Trustee, the Trustee would have a prior claim over creditors of BCI and the Company, subsequent purchasers of the Manufactured Homes and holders of security interests in the Manufactured Homes perfected after perfection of the Trustee's security interest. Even if the Trustee's security interest in a Manufactured Home is perfected, however, if a Manufactured Home were relocated across state lines without reperfection of the security interest in the Trustee, or if the Manufactured Home were to become attached to its site and a court were to determine that the security interest was subject to real estate title and recording laws, or as a result of fraud or negligence, the Trustee could lose its prior perfected security interest in the Manufactured Home. See "Certain Legal Aspects of Contracts and Mortgage Loans--The Contracts--Security Interests in the Manufactured Homes" in the Prospectus.

                              Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on installment sales contracts, and certain of these laws make an assignee of such a contract, such as the Trust, liable to the obligor thereon for any violation by the lender.

                              BCI is obligated, subject to certain conditions described herein under "The Asset Pool-- Conveyance of Contracts" to repurchase or, under certain limited circumstances, to substitute a Qualified Substitute Asset for, any Contract as to which it has failed to perfect its security interest in the Manufactured Home securing such Contract, or as to which a breach of federal or state laws exists, if such failure to perfect or breach of law materially and adversely affects the Trustee's interest in the Contract as described in the Agreement, unless such failure or breach has been cured within 90 days after BCI's discovery of or receipt of notice of such failure or breach. See "Certain Legal Aspects of Contracts and Mortgage Loans" in the Prospectus.

FINAL SCHEDULED               The Final Scheduled Distribution Date for each
DISTRIBUTION DATE...........  Class of the Certificates will be the April 2028
                              Distribution Date. The Final Scheduled
                              Distribution Date has been determined by adding three months to the maturity date of the Contract with the latest stated maturity. Because the rate of distributions in reduction of the Certificate
                              Principal Balances of the Offered Certificates will depend on the rate of amortization of the Contracts (including amortization due to prepayments and defaults), the actual final distribution on any Class of Offered Certificates could occur significantly earlier than the Final
                              Scheduled Distribution Date. The rate of payments on the Contracts will depend on their particular characteristics, as well as on interest rates prevailing from time to time and other economic factors, and no assurance can be given as to the actual payment or default experience of the Contracts.

OPTIONAL AND MANDATORY
 TERMINATION................
                              Either the Servicer or the holders of a majority in interest of the Class R Certificates (the "Residual Majority"), at their respective options and subject to the limitations imposed by the Agreement, may terminate the Trust by purchasing all Contracts and Repo Properties remaining in the Trust on any Distribution Date occurring on or after the Distribution Date on which the sum of the Certificate Principal Balance of the Certificates is less than 10% of the sum of the original Certificate Principal Balance of the Certificates. The Trustee shall sell such Contracts and Repo Properties only if the net proceeds to the Trust from such sale would at least equal the Termination Price.

                              The Trust will also be terminated (and the Certificates retired) on any Distribution Date upon the Servicer's determination, based on an opinion of counsel, that the REMIC status of either the Pooling REMIC or the Issuing REMIC, each as described herein under "--Federal Income Tax Consequences," has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. See "The Trust--Optional and Mandatory Termination" herein and "Description of the Certificates--Optional Redemption or Termination" in the Prospectus.

AUCTION SALE................  If neither the Servicer nor the Residual Majority exercises its optional termination right within 90 days after it first becomes eligible to do so, the Trustee shall solicit bids for the purchase of all Contracts and Repo Properties remaining in the Trust. The Trustee shall sell such Contracts and Repo Properties only if the net proceeds to the Trust from such sale would at least equal the Termination Price. See "The Trust--Auction Sale" herein.

FEDERAL INCOME TAX            An election will be made to treat the Contracts
CONSEQUENCES................  and certain other assets of the Trust as a REMIC for federal income tax purposes (the "Pooling
                              REMIC"). An election also will be made to treat the "regular interests" in the Pooling REMIC and certain other assets of the Trust as another
                              REMIC for federal income tax purposes (the
                              "Issuing REMIC"). The Class A Certificates, the
                              Class M Certificates, the Class B Certificates and the Class X Certificates will be designated as "regular interests" in the Issuing REMIC and the Class R Certificates will represent the beneficial ownership of the "residual interest" in each of the Pooling REMIC and the Issuing
                              REMIC. Because the Offered Certificates will be considered REMIC regular interests, they will be taxable debt obligations under the Code, and interest paid or accrued on such Certificates, including any original issue discount, will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such Certificateholders' usual methods of accounting.

                              Each of the Class A Certificates bears interest at a fixed rate and, therefore, will be issued with original issue discount only if its stated principal amount exceeds its issue price. See "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount" in the Prospectus. The Class M, Class B-1 and Class B-2 Certificates constitute Non-VRDI Certificates and, therefore, will be treated as issued with original issue discount as described in "Federal Income Tax Consequences--REMIC Certificates-- Interest Weighted Certificates and Non-VRDI Certificates" in the Prospectus. The prepayment assumption that should be used in determining the rate of accrual of original issue discount, if any, with respect to the Offered Certificates is 160% MHP. However, no representation is made herein as to the rate at which prepayments actually will occur. See "Maturity and Prepayment Considerations" herein.

                              For federal income tax purposes, the Offered
                              Certificates generally will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus. Similarly, interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus.

RATINGS.....................  It is a condition to the issuance of the
                              Certificates that (i) the Class A Certificates be rated "AAA" by Fitch IBCA, Inc. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with Fitch, the "Rating Agencies"), (ii) the Class M Certificates be rated at least "AA" by Fitch and "Aa3" by Moody's, and (iii) the Class B-1 Certificates be rated at least "BBB" by Fitch and "Baa2" by Moody's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

LEGAL INVESTMENT ...........  The Offered Certificates will not constitute
                              "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). No representation is made as to the appropriate characterization of the Offered Certificates under any laws relating to investment restrictions and investors should consult their legal advisors. See "Risk Factors--
                              4. Limited Liquidity; Lack of SMMEA Eligibility" herein and "Legal Investment Considerations" herein and in the Prospectus.

ERISA CONSIDERATIONS........  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of the

                              Code (any of the foregoing, a "Plan"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors") should consult with their own counsel to determine whether the purchase or holding of the Offered Certificates could give rise to a transaction that is prohibited either under ERISA or the Code. Certain prohibited transaction exemptions may be applicable to the purchase and holding of the Class A Certificates as described herein.

                              BECAUSE THE OFFERED SUBORDINATED CERTIFICATES ARE SUBORDINATED SECURITIES, THEY WILL NOT SATISFY THE REQUIREMENTS OF CERTAIN PROHIBITED TRANSACTION EXEMPTIONS AND THEREFORE MAY BE PURCHASED ONLY BY PERSONS WHO EITHER ARE NOT PLAN INVESTORS OR CERTAIN INSURANCE COMPANIES USING THE ASSETS OF THEIR GENERAL ACCOUNT. SEE "ERISA CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

                                 RISK FACTORS

  Prospective Certificateholders should consider, among other things, the following risks and the risks set forth under "Risk Factors" in the Prospectus in connection with an investment in any of the Offered Certificates.

  1. Trust Assets are the Only Source of Credit Enhancement. The subordination of the Subordinated Certificates to the Class A Certificates and the further subordination within the Subordinated Certificates are the sole sources of protection against losses on the Contracts available to Certificateholders. If losses on the Contracts or other shortfalls in available funds exceed the amount of protection afforded by such mechanisms, Certificateholders will bear their proportionate share of losses and other shortfalls in available funds. The Certificates represent interests only in the Trust and do not represent interests in or obligations of the Company, the Servicer, the Trustee or any of their respective affiliates. The assets of the Trust are the sole source of funds for distributions on the Certificates.

  2. Certificateholders Subject to Loss if Rate of Delinquencies and Amount of Realized Losses Exceed Certain Levels. The geographic dispersion of the Manufactured Homes, which are concentrated in South Carolina, Georgia, Texas, North Carolina and Florida, is set forth herein under "The Asset Pool." Regardless of its location, manufactured housing generally depreciates in value. Consequently, the market values of the Manufactured Homes could be or become lower than the principal balances of the Contracts they secure. This depreciation could exacerbate the negative effects on Certificateholders of defaults on Contracts, because it will result in Realized Losses on Liquidated Contracts being more severe than would have been the case had the value of the underlying Manufactured Homes not declined. Sufficiently high defaults and Realized Losses on the Contracts will have the effect of reducing, and could eliminate, the protection against loss afforded to a senior class by one or more subordinated classes of Certificates. If such protection is eliminated such senior class will bear the risk of losses on the Contracts. See "Description of the Certificates--Subordination of the Subordinated Certificates." If such protection is eliminated the risk of losses on the Contracts will be borne first by the Class B-1 Certificateholders and then by the Class M Certificateholders.

  3. Performance May Be Affected by Start-Up Nature of Business. Although BCI has been in business for many years, BCI created its Mortgage Division, which originates and services manufactured housing contracts, only in December 1996, with the first contract originations occurring in April 1997. Thus, BCI's Mortgage Division has less than one year of operating history and is subject to the risks associated with any start-up operation. Moreover, the servicing of manufactured housing installment sales contracts and manufactured housing installment loan agreements require special skill and diligence. Although the management of BCI's Mortgage Division has had considerable experience in the origination, purchase and servicing of manufactured housing installment sales contracts and manufactured housing installment loan agreements while employed with other companies, there can be no assurance that the delinquency and loss experience on the Contracts will not exceed industry norms. Any additional risk of loss will be borne first by the Subordinated Certificateholders. BCI does not currently have any meaningful loss and delinquency data on its manufactured housing contract portfolio. See "Risk Factors--13. Bombardier Capital Inc. has Limited Loan Loss or Delinquency Experience" in the Prospectus.

  4. Limited Liquidity; Lack of SMMEA Eligibility. The Underwriters intend to make a secondary market in the Offered Certificates, but will have no obligation to do so. There can be no assurance that a secondary market for any Class of Offered Certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related Class of Offered Certificates. The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in the Offered Certificates, thereby limiting the market for the Offered Certificates. In light of the foregoing, investors should consult their own counsel as to whether they have the legal authority to invest in non-SMMEA securities such as the Offered Certificates. See "Legal Investment Considerations" herein and in the Prospectus and "Risk Factors--6. There Will Be a Limited Market for the Offered Certificates" in the Prospectus.

  5. The Weighted Average Life of the Offered Certificates is Uncertain. The prepayment experience on the Contracts will affect the average life of the Certificates, and will affect the yield to maturity on any Certificates purchased at a premium over or at a discount from their principal balances. The amount of Excess Interest (which is available to cover Realized Losses that otherwise would be borne first by the Subordinated Certificates) included in the Available Distribution on each Distribution Date, as a percentage of the Pool Scheduled Principal Balance, will decline to the extent that prepayments are received at a disproportionately high rate on Contracts with Contract Rates that are relatively high in comparison with the Contract Rates on other Contracts in the Asset Pool.

  Prepayments on the Contracts may be influenced by a variety of economic, geographic, social and other factors, including repossessions, seasoning of the Contracts and interest rates. Other factors affecting prepayment rates on the Contracts include changes in housing needs, job transfers and unemployment. See "Maturity and Prepayment Considerations" and "Yield on the Offered Certificates" herein and "Maturity and Prepayment Considerations" in the Prospectus.

  6. Credit Risk from Subordination of the Subordinated Certificates to the Class A Certificates. As described herein, certain payments of principal and interest on the Contracts will be available to make distributions on the Subordinated Certificates only after required distributions have been made on the Class A Certificates. Further, all Realized Losses on the Contracts generally will be allocated to the Subordinated Certificates prior to being allocated to the Class A Certificates. Realized Losses on the Contracts in excess of the available credit support will adversely affect the yield on the Certificates.

  It is not possible to predict with certainty the timing of the Cross-over Date or the date, if any, on which the Class A Principal Balance will be reduced to zero, or whether the Principal Distribution Tests will be met as to any Distribution Date. Generally, prior to the time that the Certificate Principal Balance of a Class of Class A Certificates with a lower numerical designation is reduced to zero, the holders of any Class of Class A Certificates with a higher numerical designation will not receive any distributions of principal. Likewise, prior to the Cross-over Date and prior to the time that the Certificate Principal Balance of all Classes of the Class A Certificates is reduced to zero, the holders of the Subordinated Certificates will not receive any distributions of principal. Following the Cross-over Date, if the Principal Distribution Tests are met in respect of any Distribution Date, then all Classes of Certificates will receive distributions of principal pro rata. It is not possible to predict the timing of the occurrence of the Distribution Date, if any, on which the aggregate Certificate Principal Balance of any Class of the Class A Certificates or the Subordinated Certificates will be reduced to zero.

  The timing of the occurrence of the Cross-over Date or of the date on which the Certificate Principal Balance of any Class of the Certificates is reduced to zero will be affected by the rate of voluntary principal prepayments in addition to prepayments due to defaults on Contracts and the resulting liquidations of the underlying Manufactured Homes. In addition, the satisfaction of the Principal Distribution Tests in respect of any Distribution Date will be dependent on the rate and severity of Realized Losses and delinquencies on the Contracts. See "Description of the Offered Certificates--Distributions" herein.

  7. The Servicer's Ability to Realize on Contracts May be Limited by Applicable State Law. A variety of factors may limit the Servicer's ability to repossess or foreclose on and liquidate the Manufactured Homes securing the Contracts on behalf of the Certificateholders or may limit the amount realized upon any such liquidation to less than the amount due under the related Contract. See "Risk Factors--3. Certificateholders May Realize Losses If the Servicer Is Unable to Realize on Assets Because of Provisions of Applicable State Law" and "Certain Legal Aspects of Contracts and Mortgage Loans" in the Prospectus.

  8. Recharacterization of the Transaction in Bankruptcy Cases could Result in Delays or Acceleration of Distributions on the Offered Certificates. BCI and the Company intend that the transfer of the Contracts to the Trust constitutes a sale rather than a pledge of the Contracts to secure indebtedness of BCI. However, if BCI or one of its affiliates were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee-in-bankruptcy of BCI (or such affiliate), or BCI (or such affiliate) as a debtor-in-possession, may argue that the sale of the Contracts by BCI is a pledge of the Contracts rather than a sale. This position, if argued before or accepted by a court, could result in a delay in or reduction of distributions to the Certificateholders. In addition, if an affiliate of BCI were to become insolvent, a creditor, receiver, conservator or trustee-in-bankruptcy of such affiliate may argue that BCI's assets should be substantively consolidated into such affiliate's estate. This position, if argued before or accepted by a court, could similarly result in a delay in or reduction of distributions to the Certificateholders.

  A case (Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.), cert. denied 114 S. Ct. 554 (1993)), decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by
Article 9 of the UCC. If, following a bankruptcy of BCI, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then delays or reductions in payments of collections on or in respect of the Contracts could occur. Counsel to BCI has advised BCI that the facts of the Octagon case are distinguishable from those relating to the sale of the Contracts from BCI to the Company and that the reasoning of the Octagon case is inconsistent with precedent and the Uniform Commercial Code.

  9. Prepayments May Affect Pass-Through Rates. The Pass-Through Rates for the Class M and Class B-1 Certificates on any Distribution Date will not exceed the Weighted Average Net Asset Rate. Disproportionate prepayments (including prepayments due to liquidations and repurchases or purchases by the Servicer as required or permitted by the Agreement) of Contracts with Net Rates in excess of the applicable Pass-Through Rate for the Class M or Class B-1 Certificates will increase the possibility that the Pass-Through Rate for such Class of Certificates will be less than the otherwise applicable rate. There is no mechanism to compensate Certificateholders of any affected Class of Certificates. Any difference between interest at the actual Pass-Through Rate and interest at the applicable fixed rate will not constitute a shortfall, and any such difference will be foregone permanently.

  10. Yields on Subordinated Certificates will be Adversely Affected by Losses. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates will be sensitive to the rate and timing of Obligor defaults and the severity of ensuing losses on the Contracts. The sensitivity of the yields on the Subordinated Certificates will increase as the payment priority of the related Class decreases so that the Class B-1 Certificates will be more sensitive than the Class M Certificates and the Class B-2 Certificates will be more sensitive than the Class M and Class B-1 Certificates. If the actual rate and severity of losses on the Contracts is higher than those assumed by a Subordinated Certificateholder, the actual yield to maturity of such Certificates will be lower than the yield expected by such Certificateholder based on such assumption. The timing of losses on the Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Asset Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

  11. There will be a Limited Market for the Offered Certificates. There will be no application to list the Certificates on any exchange. There can be no assurance that a secondary market will develop for the Offered Certificates or, if it does develop, that it will provide the holders of the Offered Certificates with liquidity of investment or that it will continue to exist for the term of the Certificates. In addition, the liquidity of the Offered Subordinated Certificates may be adversely affected by the restrictions prohibiting such Classes from being transferred to Plan Investors.

  12. Geographic Concentration May Create Additional Risks. Approximately 21.03%, 15.12%, 13.41%, 12.10% and 10.38% by Pool Scheduled Principal Balance as of the Cut-off Date of the Contracts are secured by Manufactured Homes which, at the time of origination of such Contracts, were located in the States of South Carolina, Georgia, Texas, North Carolina and Florida, respectively. Any significant concentration of Contracts with Obligors in a particular state or geographic region increases the exposure of the Trust to risk of loss due to natural disasters, fluctuations in market values for manufactured housing and deterioration of economic conditions in the particular state or region. Such factors can affect the rates of delinquency and default on the Contracts as well as the values of the related Manufactured Homes and the severity of losses following repossession or foreclosure. Any natural disasters, fluctuations in market values for manufactured housing or deterioration in economic conditions affecting the foregoing states may adversely and disproportionately affect the performance of the Asset Pool.

                                THE ASSET POOL

GENERAL

  The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust consisting primarily of the Contracts. The Trust will be established pursuant to a pooling and servicing agreement dated as of January 1, 1998 (together with the Standard Terms thereto (January 1998 Edition), the "Agreement"), among the Company, the Servicer and Harris Trust and Savings Bank, as trustee (the "Trustee"). The Company will acquire the Contracts from BCI pursuant to the Sales Agreement. BCI funded the origination of each Contract. Each Contract was originated in BCI's name or was originated in the name of a manufactured housing dealer and was assigned to BCI immediately after its origination, in any case in the ordinary course of business of BCI and any other named originator. Each Contract is an installment sales contract secured by a unit of manufactured housing. A description of BCI's general practice with respect to the origination or purchase of manufactured housing contracts is set forth in the Prospectus under "The Manufactured Housing Program--Underwriting Practices."

  Under the Agreement, the manufactured homes securing the Contracts (the "Manufactured Homes") are required to comply with the requirements of certain federal statutes. These statutes generally require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes also require the Manufactured Homes to be transportable in one or more sections, and to be built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes include the plumbing, heating, air conditioning and electrical systems contained therein. BCI's management estimates that all of the Manufactured Homes are used as primary residences by the Obligors under the Contracts secured by such Manufactured Homes.

  The Agreement requires the Servicer to maintain or cause to be maintained Standard Hazard Insurance Policies with respect to each Manufactured Home in the amounts and manner set forth in the Prospectus under "The Trusts-- Insurance--Hazard Insurance--Standard Hazard Insurance Policies." Generally, no other insurance will be maintained with respect to the Manufactured Homes, the Contracts or the Asset Pool.

  The Asset Pool will consist of 5,909 Contracts having an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $194,306,447.89. All of the Contracts are Level Payment Loans. See "The Trust--The Assets" in the Prospectus.

  Each Contract bears interest at a fixed annual percentage rate (its "APR" or "Contract Rate") and provides for level payments over the term of such Contract that fully amortize the principal balance of the Contract. All of the Contracts are actuarial obligations. The portion of each Monthly Payment for any Contract allocable to principal is equal to the total amount of such Monthly Payment less the portion thereof allocable to interest. The portion of each Monthly Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all Monthly Payments that were due in prior months (regardless of whether such Monthly Payments were made in a timely fashion) and all prior partial principal prepayments. Thus, each scheduled Monthly Payment on a Contract will be applied to interest and to principal in accordance with such precomputed allocation regardless of whether such Monthly Payment was received in advance of or subsequent to its Due Date. See "Servicing of the Contracts--Collection and Other Servicing Procedures" herein.

  As of the Cut-off Date, each Contract had a Contract Rate of at least 8.00% and not more than 14.00%. The weighted average Contract Rate of the Contracts was approximately 10.44%. The Contracts had remaining terms to stated maturity as of the Cut-off Date of at least 48 months but not more than 360 months and original terms to stated maturity of at least 48 months but not more than 360 months. Each Contract was originated on or after April 1997. As of the Cut-off Date, the Contracts had a weighted average original term to stated maturity of approximately 310 months, and a weighted average remaining term to stated maturity of approximately 308 months. The remaining term to stated maturity of a Contract is calculated as the number of Monthly Payments scheduled to be made on the Contract over its term less the number of Monthly Payments made or scheduled to have been made on or before the Cut-off Date. The average outstanding principal balance of the Contracts as of the Cut-off Date was approximately $32,883 and the outstanding principal balance of the Contracts as of the Cut-off Date ranged from $9,264 to $93,431.

  Approximately 0.30% of the Contracts have Loan-to-Value Ratios greater than 95%. BCI computes each Contract Loan-to-Value Ratio by determining the ratio (expressed as a percentage) of the principal amount of such Contract to the purchase price of the home (including taxes, insurance and the amount of any prepaid finance charges or closing costs that are financed). Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

  The Contracts are secured by Manufactured Homes located (based on the property addresses of the related Obligors as of the Cut-off Date) in 28 states. Approximately 21.03%, 15.12%, 13.41%, 12.10%, and 10.38% of the
Contracts were secured as of the Cut-off Date by Manufactured Homes located (based on the property addresses of the related Obligors as of the Cut-off
Date) in South Carolina, Georgia, Texas, North Carolina and Florida, respectively. As of the Cut-off Date, no fewer than 93.53% of the Contracts were secured by Manufactured Homes which were new at the time the related Contracts were originated. As of the Cut-off Date, no more than 6.47% of the Contracts were secured by Manufactured Homes which were used at the time the related Contracts were originated.

SELECTED DATA

  Certain data with respect to the Contracts to be transferred by the Company to the Trust as of the Cut-off Date are set forth below. The Company believes that the information set forth herein will be representative of the characteristics of the actual Contracts, although prior to the issuance of the Certificates, Contracts may be prepaid in full or in part or otherwise removed from the pool of Contracts to be transferred to the Trust.

  Whenever reference is made herein to a percentage of the Contracts (or to a percentage of the aggregate Scheduled Principal Balance of the Contracts), the percentage is calculated based on the Scheduled Principal Balances ("SPB") of the Contracts as of the Cut-off Date. In addition, numbers in any columns in the tables below may not sum exactly to the total number at the bottom of the column due to rounding.

               GEOGRAPHIC DISTRIBUTION OF MANUFACTURED HOMES(1)

                                       NUMBER OF                 PERCENTAGE OF
STATE                                  CONTRACTS AGGREGATE SPB ASSET POOL BY SPB
-----                                  --------- ------------- -----------------
Alabama...............................     264   $  8,411,919         4.33%
Arizona...............................       4        134,658         0.07
Arkansas..............................     380     11,958,246         6.15
California............................       1         23,019         0.01
Florida...............................     550     20,160,310        10.38
Georgia...............................     888     29,377,033        15.12
Illinois..............................       1         36,771         0.02
Indiana...............................       1         28,565         0.02
Kentucky..............................      54      1,566,135         0.81
Louisiana.............................     207      6,648,344         3.42
Maryland..............................       1         34,663         0.02
Massachusetts.........................       1         21,191         0.01
Michigan..............................      27        878,999         0.45
Mississippi...........................     255      8,603,778         4.43
Missouri..............................      25        713,455         0.37
Nevada................................       1         22,477         0.01
New Jersey............................       1         35,569         0.02
New Mexico............................      25        762,868         0.39
New York..............................       2         90,666         0.05
North Carolina........................     756     23,508,973        12.10
Oklahoma..............................       7        208,578         0.11
Rhode Island..........................       1         21,154         0.01
South Carolina........................   1,176     40,852,069        21.03
Tennessee.............................     462     13,244,643         6.82
Texas.................................     786     26,051,205        13.41
Virginia..............................      30        814,488         0.42
West Virginia.........................       2         73,712         0.04
Wisconsin.............................       1         22,959         0.01
                                         -----   ------------       ------
    Total.............................   5,909   $194,306,448       100.00%
                                         =====   ============       ======

--------
(1) Based on the property address of the Obligor on the related Contract as of the Cut-off Date.

                DISTRIBUTION OF ORIGINAL CONTRACT BALANCES (1)

                                        NUMBER OF  AGGREGATE     PERCENTAGE OF
   ORIGINAL CONTRACT BALANCE            CONTRACTS     SPB      ASSET POOL BY SPB
   -------------------------            --------- ------------ -----------------
   $ 5,000 to  9,999...................       5   $     48,469        0.03%
    10,000 to 14,999...................     210      2,607,315        1.34
    15,000 to 19,999...................     347      6,119,984        3.15
    20,000 to 24,999...................     706     16,070,895        8.27
    25,000 to 29,999...................   1,287     35,423,816       18.23
    30,000 to 34,999...................   1,213     39,269,758       20.21
    35,000 to 39,999...................     821     30,570,141       15.73
    40,000 to 44,999...................     528     22,383,616       11.52
    45,000 to 49,999...................     358     16,890,851        8.69
    50,000 to 54,999...................     207     10,807,124        5.56
    55,000 to 59,999...................     107      6,129,559        3.16
    60,000 to 64,999...................      57      3,557,080        1.83
    65,000 to 69,999...................      39      2,608,977        1.34
    70,000 to 74,999...................      15      1,082,947        0.56
    75,000 to 79,999...................       6        463,050        0.24
    85,000 to 89,999...................       1         88,038        0.05
    90,000 to 94,999...................       2        184,830        0.10
                                          -----   ------------      ------
     Total.............................   5,909   $194,306,448      100.00%
                                          =====   ============      ======

--------
(1) The highest original Contract balance was $93,490, which represents 0.05% of the aggregate principal balance of the Contracts at origination. The average original Contract balance of the Contracts was approximately $32,957 as of the Cut-off Date.

               DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS (1)

                                       NUMBER OF                 PERCENTAGE OF
   LOAN-TO-VALUE RATIO (2)             CONTRACTS AGGREGATE SPB ASSET POOL BY SPB
   -----------------------             --------- ------------- -----------------
   50% or less........................       9   $    189,490         0.10%
   51% to 55%.........................       2         50,185         0.03
   56% to 60%.........................       8        155,354         0.08
   61% to 65%.........................      13        274,010         0.14
   66% to 70%.........................      18        444,029         0.23
   71% to 75%.........................      42      1,163,676         0.60
   76% to 80%.........................     259      7,505,016         3.86
   81% to 85%.........................     705     22,092,417        11.37
   86% to 90%.........................   3,722    121,234,184        62.39
   91% to 95%.........................   1,131     41,198,087        21.20
                                         -----   ------------       ------
     Total............................   5,909   $194,306,448       100.00%
                                         =====   ============       ======

--------
(1) The weighted average original Loan-to-Value Ratio of the Contracts was approximately 89.01% as of the Cut-off Date.
(2) Rounded to nearest 1%.

                              CONTRACT RATES (1)

                                       NUMBER OF                 PERCENTAGE OF
   CONTRACT RATE                       CONTRACTS AGGREGATE SPB ASSET POOL BY SPB
   -------------                       --------- ------------- -----------------
    8.000% to  8.999%.................     670   $ 29,561,042        15.21%
    9.000% to  9.999%.................     247      9,527,880         4.90
   10.000% to 10.999%.................   2,825     95,090,717        48.94
   11.000% to 11.999%.................   1,376     41,930,937        21.58
   12.000% to 12.999%.................     672     15,966,475         8.22
   13.000% to 13.999%.................     118      2,218,059         1.14
   14.000% to 14.999%.................       1         11,336         0.01
                                         -----   ------------       ------
     Total............................   5,909   $194,306,448       100.00%
                                         =====   ============       ======

--------
(1) The weighted average Contract Rate was approximately 10.44% as of the Cut-off Date.

                     YEAR OF ORIGINATION OF CONTRACTS (1)

                                       NUMBER OF                 PERCENTAGE OF
   YEAR OF ORIGINATION                 CONTRACTS AGGREGATE SPB ASSET POOL BY SPB
   -------------------                 --------- ------------- -----------------
   1997...............................   5,909   $194,306,448       100.00%
                                         -----   ------------       -------
     Total............................   5,909   $194,306,448       100.00%
                                         =====   ============       =======

--------
(1) The weighted average seasoning of the Contracts was approximately 2 months as of the Cut-off Date.

                  REMAINING TERMS TO MATURITY (IN MONTHS) (1)

                                       NUMBER OF                 PERCENTAGE OF
   REMAINING TERMS TO MATURITY         CONTRACTS AGGREGATE SPB ASSET POOL BY SPB
   ---------------------------         --------- ------------- -----------------
   120 Months or Less.................     191   $  2,901,008         1.49%
   121 to 150 Months..................      53        983,854         0.51
   151 to 180 Months..................     451      9,645,930         4.96
   181 to 210 Months..................       2         49,624         0.03
   211 to 240 Months..................   1,661     48,205,651        24.81
   241 to 300 Months..................     639     19,416,662         9.99
   331 to 360 Months..................   2,912    113,103,720        58.21
                                         -----   ------------       ------
     Total............................   5,909   $194,306,448       100.00%
                                         =====   ============       ======

--------
(1) The weighted average remaining term to maturity of the Contracts was approximately 308 months as of the Cut-off Date.

                  ORIGINAL TERMS TO MATURITY (IN MONTHS) (1)

                                       NUMBER OF                 PERCENTAGE OF
   ORIGINAL TERMS TO MATURITY          CONTRACTS AGGREGATE SPB ASSET POOL BY SPB
   --------------------------          --------- ------------- -----------------
   120 Months or Less.................     191   $  2,901,008         1.49%
   121 to 150 Months..................      53        983,854         0.51
   151 to 180 Months..................     451      9,645,930         4.96
   181 to 210 Months..................       1         34,119         0.02
   211 to 240 Months..................   1,662     48,221,156        24.82
   241 to 300 Months..................     639     19,416,662         9.99
   331 to 360 Months..................   2,912    113,103,720        58.21
                                         -----   ------------       ------
     Total............................   5,909   $194,306,448       100.00%
                                         =====   ============       ======

--------
(1) The weighted average original term to maturity of the Contracts was approximately 310 months as of the Cut-off Date.

UNDERWRITING GUIDELINES

  The Contracts were underwritten by BCI and were underwritten and originated substantially in accordance with the guidelines described in the Prospectus under "The Manufactured Housing Program--Underwriting Practices."

CONVEYANCE OF CONTRACTS

  On the date of issuance of the Certificates, the Company will transfer to the Trustee, without recourse, all of its right, title and interest in and to the Contracts, including all rights to receive (1) payments due on the Contracts on or after the Cut-off Date, including scheduled payments due on or after the Cut-off Date but received prior to such date, and (2) prepayments and other unscheduled collections in respect of the Contracts received on or after the Cut-off Date, and all rights under the Standard Hazard Insurance Policies maintained with respect to the related Manufactured Homes. The right to payments that were due prior to the Cut-off Date but which are received on or after such date will not be conveyed to the Company by BCI, and such payments will be the property of BCI when collected. The Contracts will be listed on a schedule attached to the Agreement (the "Asset Schedule"). The Asset Schedule will identify the Scheduled Principal Balance of each Contract, the amount of each Monthly Payment due on each Contract, and the Contract Rate on each Contract, in each case as of the Cut-off Date. Prior to the conveyance of the Contracts to the Trustee, BCI will complete a review of all of the Contract Files, including the certificates of title to (or other evidence of a perfected security interest in) the Manufactured Homes to check the accuracy of the Asset Schedule delivered to the Trustee. BCI will be required to repurchase any Contract that is discovered not to agree with the Asset
Schedule in a manner that materially and adversely affects the interests of the Certificateholders or, subject to the conditions specified in the penultimate paragraph under this heading, replace any such Contract with a Qualified Substitute Asset, except that if the discovered discrepancy relates to the Scheduled Principal Balance of a Contract, subject to the conditions specified in the penultimate paragraph under this heading, BCI may deposit cash into the Certificate Account in the amount of any deficiency.

  The Company will represent and warrant only that (1) the information set forth in the Asset Schedule was true and correct as of the date or dates on which such information was furnished; (2) the Company is the owner of, or holder of a first-priority security interest in, each Contract; (3) the Company acquired its ownership of, or security interest in, each Contract in good faith without notice of any adverse claim; (4) except for the sale of the Contracts to the Trustee, the Company has not assigned any interest or participation in any Contract that has not been released; and (5) the Company has the full right to sell the Trust Estate to the Trustee. In the event that the representations and warranties of the Company are breached, and such breach or breaches materially and adversely affect the interests of the Certificateholders in the related Contracts, the Company will be required to cure such breach or, if such cure is not effected within 90 days after the Company is notified in writing of such breach, to repurchase the affected Contracts, in general at a price equal to the Unpaid Principal Balance of such Contracts, together with unpaid interest thereon at the applicable Contract Rates through the end of the month in which such repurchase is made, or to substitute Contracts in accordance with the criteria set forth in the Prospectus under "The Trusts--Substitution of Contracts or Mortgage Loans."

  The Servicer, on behalf of the Certificateholders, will hold the original Contracts and copies of documents and instruments relating to each Contract and the security interest in the Manufactured Home. In order to provide notice of the assignment of the Contracts to the Trustee, UCC-1 financing statements identifying the Trustee as the secured party or purchaser and identifying all the Contracts as collateral will be filed in the appropriate offices in the State of Vermont. The Contracts will not be stamped or otherwise marked to reflect their assignment to the Trustee. Consequently, if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment of the Contracts to the Trustee, the Trustee's interest in the Contracts could be defeated. See "Certain Legal Aspects of Contracts and Mortgage Loans" in the Prospectus.

  BCI will make certain representations and warranties in the Sales Agreement in respect of each Contract, which representations and warranties will be assigned to the Trustee under the Agreement, including the following: (1) as of the Cut-off Date, no Monthly Payment is more than 30 days past due; (2) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as such enforceability may be limited by laws affecting creditors' rights generally or by general equity principles); (3) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (4) each Contract is covered by hazard insurance substantially as described under "The Trusts--Insurance--Hazard Insurance-- Standard Hazard Insurance Policies" in the Prospectus; (5) each Contract complied with all requirements of applicable law at the time of its origination; and (6) immediately following the sale of the Contracts to the Company, the Company will own such Contracts, free and clear of any prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien created by the Agreement. Under the terms of the Agreement and the Sales Agreement, and subject to BCI's option to effect a substitution as described in the next paragraph, BCI will be obligated to repurchase any Contract for its Repurchase Price (as defined below) within 90 days after BCI's discovery, or receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty made by BCI in the Sales Agreement that materially and adversely affects the Trustee's interest in any Asset if such breach has not been cured by such 90th day. The "Repurchase Price" for any Asset will be the unpaid principal balance of such Contract at the close of business on the date of such repurchase, plus accrued and unpaid interest thereon to the next Due Date for such Contract following such repurchase. Prior to being distributed to Certificateholders, this Repurchase Price will be used to reimburse the Servicer for any previously unreimbursed Advances made by the Servicer in respect of the repurchased Asset and, if the repurchaser is the Servicer, the Repurchase Price may be remitted net of such reimbursement amounts.

  In lieu of repurchasing a Contract as specified in the preceding paragraph, during the two-year period following the date of the initial issuance of the Certificates (the "Closing Date"), BCI may, at its option, substitute a Qualified Substitute Asset for the Contract that it would otherwise be obligated to repurchase (referred to herein as the "Replaced Asset"). BCI will deposit cash into the Certificate Account in the amount, if any, by which the aggregate of the Unpaid Principal Balances of any Replaced Assets exceeds the aggregate of the Unpaid Principal Balances of the Contracts being substituted for the Replaced Assets. Such deposit will be treated as a partial Principal Prepayment. Also, if it is discovered that the actual Scheduled Principal Balance of a Contract is less than the Scheduled Principal Balance identified for such Contract on the Contract Schedule, BCI may, at its option, deposit the amount of the discrepancy into the Certificate Account instead of repurchasing the Contract. Such deposit will be treated as a partial Principal Prepayment.

  BCI's obligation to repurchase or substitute for a Contract affected by a breach of a representation or warranty constitutes the sole remedies available to the Trustee and the Certificateholders for a breach of a representation or warranty under the Agreement or the Sales Agreement with respect to the Contracts.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  The Contracts had terms to maturity at origination ranging from 48 months to 360 months, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the weighted average life of each Class of the Certificates. Based on the Servicer's understanding of the general, industry-wide experience on conventional manufactured housing contracts, the Company anticipates that a number of Contracts will be liquidated or prepaid in full prior to their respective maturities. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, any repurchases of Contracts on account of certain breaches of representations and warranties as described above under "The Asset Pool --Conveyance of Contracts" will have the same effect as prepayments of such Contracts and therefore will affect the life of the Certificates. Natural disasters may also influence prepayments. Most of the Contracts contain provisions that prohibit the related Obligors from selling an underlying Manufactured Home without the prior consent of the holder of the related Contract. Such provisions may not be enforceable in certain states. See "The Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale' Clauses" under "Certain Legal Aspects of Contracts and Mortgage Loans" in the Prospectus. The Servicer's policy is to permit most sales of Manufactured Homes without accelerating the related Contracts where the proposed buyer meets BCI's then-current underwriting standards and enters into an assumption agreement.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

  The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of each Class of the Offered Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced with respect to the Contracts.

  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes any voluntary prepayment by an Obligor, the receipt of Liquidation Proceeds upon disposition of the property securing any defaulted Contract and the receipt of the Repurchase Price for any Contract upon the repurchase thereof by BCI as a result of any breaches of its representations and warranties). Prepayments on contracts may be measured relative to a prepayment standard or model. The Prepayment Model used in this Prospectus Supplement ("MHP") is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new manufactured housing installment sales contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such contracts in the first month of the life of the contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

  As used in the following tables "0% MHP" assumes no prepayments on the Contracts; "100% MHP" assumes the Contracts will prepay at rates equal to 100% of the MHP assumed prepayment rates; "160% MHP" assumes the Contracts will prepay at rates equal to 160% of the MHP assumed prepayment rates; and so on.

  There is no assurance, however, that the rate of prepayments of the Contracts will conform to any level of the MHP model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The Company makes no representations as to the appropriateness of the MHP model.

MODELING ASSUMPTIONS AND MHP TABLES

  The mobile home prepayment tables set forth below (the "MHP Tables") were prepared based upon the assumptions that there are no delinquencies on the Assets and that, on each Distribution Date, there will be a sufficient Available Distribution Amount to distribute all accrued interest and the Principal Distribution Amount due to the Certificateholders (collectively with the assumptions in the next succeeding paragraph, the "Modeling Assumptions").

  The percentages and weighted average lives in the following tables were determined assuming that (1) scheduled interest and principal payments on the Contracts will be received each month on the applicable Due Dates and full prepayments on the Contracts will be received on the last day of each month, commencing January 1998, and will include 30 days of interest thereon; (2) the Servicer or the holders of a majority in interest of the Class R Certificates exercises the right of optional termination described herein at the earliest possible date; (3) the Contracts will, as of the Cut-off Date, be grouped into pools having the characteristics set forth below under "Assumed Contract Characteristics"; (4) the initial Certificate Principal Balance and Pass-Through Rate of each Class of the Certificates are as described herein; (5) no Due Date Interest Shortfalls will arise in connection with prepayments in full or liquidations of the Contracts; (6) no losses will be experienced on any Contracts included in the Asset Pool; (7) the Closing Date for the issuance of
the Certificates will be January   , 1998; (8) cash distributions will be
received by the holders of the Certificates on February 15, 1998 and on the 15th day of each month thereafter until retirement of the Certificates; and
(9) the Contracts will prepay monthly at the percentages of MHP indicated in the MHP Tables. No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                       ASSUMED CONTRACT CHARACTERISTICS

                                       SCHEDULED
                                       PRINCIPAL             REMAINING
                                     BALANCE AS OF            TERM TO
                                          THE       CONTRACT MATURITY  SEASONING
                                     CUT-OFF DATE     RATE   (MONTHS)  (MONTHS)
   ----                              -------------  -------- --------- ---------
   1............................... $  2,901,007.85  11.55      106         2
   2...............................   10,629,783.06  11.24      174         2
   3...............................   48,255,275.09  10.96      238         2
   4...............................   19,416,662.12  10.50      298         2
   5...............................  113,103,719.77  10.11      357         3
                                    ---------------  -----      ---       ---
     Total......................... $194,306,447.89  10.44      308         2
                                    ===============  =====      ===       ===

  There will be discrepancies between the Contracts actually included in the Trust and the assumptions made as to the characteristics of such Contracts in preparing the MHP Tables. It is unlikely that the Contracts will prepay at a constant rate or that all of the Contracts will prepay at the same rate. Because the Contracts actually included in the Trust have characteristics that differ from those assumed in preparing the MHP Tables, the Offered Certificates are likely to have weighted average lives that are shorter or longer than those indicated. It is highly unlikely that prepayment of the Contracts will conform to any of the constant percentages of MHP described in the MHP Tables or any other constant rate. Among other things, the MHP Tables assume that the Contracts prepay at the indicated constant percentages of MHP, notwithstanding the fact that such Contracts may vary substantially as to Contract Rates and original terms to maturity. Variations in actual prepayment experience for the Contracts will increase or decrease the percentages of initial principal balances (and weighted average lives) shown in the MHP Tables.

  The MHP Tables indicate the weighted average life of each Class of the Offered Certificates and set forth the percentage of the initial Certificate Principal Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown assuming prepayments of the Contracts occur at various percentages of MHP. See "Maturity and Prepayment Considerations" in the Prospectus. The weighted average life of each Class set forth in the MHP Tables has been determined by (1) multiplying the amount of each principal payment on such Class by the number of years from the date of delivery of the Certificates of such Class to the related Distribution Date,
(2) summing the results and (3) dividing the sum by the total principal to be paid on the Certificates of such Class.

  Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates based on their own assumptions as to the matters discussed herein.

        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCES OUTSTANDING

                           CLASS A-1 CERTIFICATES AT   CLASS A-2 CERTIFICATES AT
                                 THE FOLLOWING               THE FOLLOWING
                              PERCENTAGES OF MHP          PERCENTAGES OF MHP
                          --------------------------- ---------------------------
DISTRIBUTION DATE         0%  75% 100% 160% 200% 300% 0%  75% 100% 160% 200% 300%
-----------------         --- --- ---- ---- ---- ---- --- --- ---- ---- ---- ----
Initial Percent.........
January 15, 1999........
January 15, 2000........
January 15, 2001........
January 15, 2002........
January 15, 2003........
January 15, 2004........
January 15, 2005........
January 15, 2006........
January 15, 2007........
January 15, 2008........
January 15, 2009........
January 15, 2010........
January 15, 2011........
January 15, 2012........
January 15, 2013........
January 15, 2014........
January 15, 2015........
January 15, 2016........
January 15, 2017........
January 15, 2018........
January 15, 2019........
January 15, 2020........
January 15, 2021........
January 15, 2022........
January 15, 2023........
January 15, 2024........
January 15, 2025........
January 15, 2026........
January 15, 2027........
January 15, 2028........
Weighted Average Life in
 years(1)...............

  The MHP Tables above have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCES OUTSTANDING

                          CLASS A-3 CERTIFICATES       CLASS A-4 CERTIFICATES
                             AT THE FOLLOWING             AT THE FOLLOWING
                            PERCENTAGES OF MHP           PERCENTAGES OF MHP
                          ---------------------------  ---------------------------
DISTRIBUTION DATE          0% 75%  100% 160% 200% 300%  0% 75%  100% 160% 200% 300%
-----------------         --- ---  ---  ---  ---  ---  --- ---  ---  ---  ---  ---
Initial Percent.........
January 15, 1999........
January 15, 2000........
January 15, 2001........
January 15, 2002........
January 15, 2003........
January 15, 2004........
January 15, 2005........
January 15, 2006........
January 15, 2007........
January 15, 2008........
January 15, 2009........
January 15, 2010........
January 15, 2011........
January 15, 2012........
January 15, 2013........
January 15, 2014........
January 15, 2015........
January 15, 2016........
January 15, 2017........
January 15, 2018........
January 15, 2019........
January 15, 2020........
January 15, 2021........
January 15, 2022........
January 15, 2023........
January 15, 2024........
January 15, 2025........
January 15, 2026........
January 15, 2027........
January 15, 2028........
Weighted Average Life in
 years(1)...............

  The MHP Tables above have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

        PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCES OUTSTANDING

                           CLASS A-5 CERTIFICATES AT THE FOLLOWING    CLASS M CERTIFICATES AT THE FOLLOWING
                                     PERCENTAGES OF MHP                        PERCENTAGES OF MHP
                          -----------------------------------------------------------------------------------
DISTRIBUTION DATE           0%     75%   100%   160%   200%   300%    0%     75%   100%   160%   200%   300%
-----------------         ------ ------ ---------------------------------- ------ ------ ------ ------ ------
Initial Percent.........
January 15, 1999........
January 15, 2000........
January 15, 2001........
January 15, 2002........
January 15, 2003........
January 15, 2004........
January 15, 2005........
January 15, 2006........
January 15, 2007........
January 15, 2008........
January 15, 2009........
January 15, 2010........
January 15, 2011........
January 15, 2012........
January 15, 2013........
January 15, 2014........
January 15, 2015........
January 15, 2016........
January 15, 2017........
January 15, 2018........
January 15, 2019........
January 15, 2020........
January 15, 2021........
January 15, 2022........
January 15, 2023........
January 15, 2024........
January 15, 2025........
January 15, 2026........
January 15, 2027........
January 15, 2028........
Weighted Average Life in
 years(1)...............

  The MHP Tables above have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

       PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCES OUTSTANDING

                                                    CLASS B-
                                         1 CERTIFICATES AT THE FOLLOWING
                                               PERCENTAGES OF MHP
                                        --------------------------------------
DISTRIBUTION DATE                        0%   75%   100%   160%   200%   300%
-----------------                       ----- ----- -----  -----  -----  -----
Initial Percent........................
January 15, 1999.......................
January 15, 2000.......................
January 15, 2001.......................
January 15, 2002.......................
January 15, 2003.......................
January 15, 2004.......................
January 15, 2005.......................
January 15, 2006.......................
January 15, 2007.......................
January 15, 2008.......................
January 15, 2009.......................
January 15, 2010.......................
January 15, 2011.......................
January 15, 2012.......................
January 15, 2013.......................
January 15, 2014.......................
January 15, 2015.......................
January 15, 2016.......................
January 15, 2017.......................
January 15, 2018.......................
January 15, 2019.......................
January 15, 2020.......................
January 15, 2021.......................
January 15, 2022.......................
January 15, 2023.......................
January 15, 2024.......................
January 15, 2025.......................
January 15, 2026.......................
January 15, 2027.......................
January 15, 2028.......................
Weighted Average Life in years(1)......

  The MHP Tables above have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Contracts, which will differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

FACTORS AFFECTING PREPAYMENTS

  The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the prevailing level of interest rates from time to time and the rate at which owners of manufactured homes sell their manufactured homes or default on their contracts. Other factors affecting prepayment of manufactured housing contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes and mortgaged properties. In the case of mortgage loans secured by site-built homes, in general, if prevailing mortgage interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remained at or above the rates borne by such mortgage loans, because the mortgagors in many cases could refinance and obtain alternative mortgage loans with lower interest rates and lower monthly payments. Conversely, if prevailing mortgage interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease because alternative mortgage loans would bear higher interest rates and require higher monthly payments. The outstanding principal balances of manufactured housing contracts are, in general, much smaller than mortgage loan balances and the original terms to maturity of such contracts are generally shorter than those of mortgage loans. As a result, changes in interest rates will not affect the monthly payments on available alternative manufactured housing contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on available alternative mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on manufactured housing contracts may not be similar to the effects of such changes on mortgage loan prepayment rates, or such effects may be similar to the effects of such changes on mortgage loan prepayment rates, but to a smaller degree.

  Generally, the Contracts may be prepaid by the Obligors at any time without imposition of any prepayment fee or penalty. In addition, defaults on Contracts, leading to repossession and the ultimate liquidation of the related Manufactured Homes, may occur with greater frequency during their early years. Prepayments, liquidations and repurchases of the Contracts will result in distributions of principal to Certificateholders of amounts that would otherwise have been distributed over the remaining terms of the Contracts. See "Yield on the Offered Certificates" herein and "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

  BCI, as seller under the Sales Agreement, may be required to repurchase certain Contracts if it breaches its representations and warranties contained in the Sales Agreement, including those relating to the qualification of the Contracts for REMIC purposes. See "The Asset Pool--Conveyance of Contracts" herein. Any repurchase of a Contract will have the same effect as a prepayment in full of such Contract and will affect an investor's yield to maturity.

  The Servicer (regardless of whether BCI remains the Servicer) and the holders of a majority in interest of the Class R Certificates (the "Residual Majority") each has the option to terminate the Trust, thereby causing the retirement of all outstanding Certificates, on any Distribution Date on or after the Distribution Date on which the sum of the Certificate Principal Balance of the Certificates is less than or equal to 10% of the sum of the original Certificate Principal Balance of the Certificates. See "The Trust-- Optional and Mandatory Termination" herein. If neither the Servicer nor the holders of a majority in interest of the Class R Certificates exercise its optional termination rights within 90 days after becoming eligible to do so, the Trustee shall solicit bids for the purchase of all Contracts and Repo Properties remaining in the Trust. Such a purchase, if consummated, would likewise cause the retirement of all outstanding Certificates. See "The Trust--Auction Sale" herein.

                       YIELD ON THE OFFERED CERTIFICATES

  Because interest will not be distributed on the Offered Certificates until the 15th day (or, if such day is not a business day, then on the next succeeding business day) of the month following the month during which such interest accrues on such Certificates, the effective yield to the holders of such Certificates will be lower than the yield otherwise produced by the Pass-Through Rate and purchase price.

  The yield to maturity of, and the aggregate amount of distributions on, each Class of the Offered Certificates will be related to the rate and timing of principal payments on the Contracts. The rate of principal payments on the Contracts will be affected by the amortization schedules of the Contracts and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Contracts due to defaults, casualties, condemnations and repurchases by or on behalf of the Company or BCI, as the case may be). NO ASSURANCE CAN BE GIVEN AS TO THE RATE OF PRINCIPAL PAYMENTS OR PREPAYMENTS ON THE CONTRACTS.

  Delinquencies on Contracts could produce payment delays and could lead to repossessions of Manufactured Homes. Repossession of a Manufactured Home and the subsequent resale of the home securing a Contract may produce Net Liquidation Proceeds that are less than the Unpaid Principal Balance of the related Contract plus interest accrued thereon and the expenses of sale. Such a shortfall upon repossession and disposition of a Manufactured Home would result in a Realized Loss on such Contract. The rate of principal payments on, the aggregate amount of distributions on, and the yield to maturity of, any Class of the Offered Certificates will be affected by the rate of Obligor defaults resulting in liquidations of Contracts.

  The timing of changes in the rate of prepayments and defaults on the Contracts may affect an investor's actual yield to maturity significantly, even if the average rate of principal payments and defaults experienced over time is consistent with an investor's expectations. In general, the earlier a prepayment of principal of or a default on a Contract, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments or defaults occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments or defaults.

  Generally, prior to the time that the Certificate Principal Balance of a Class of Class A Certificates with a lower numerical designation is reduced to zero, the holders of any Class of Class A Certificates with a higher numerical designation will not receive any distributions of principal. The allocation of distributions to the Certificateholders in accordance with the Agreement will have the effect of amortizing the Class A Certificates (particularly the Class A-1 Certificates) at a faster rate than the rate at which such Certificates would have been amortized if the Principal Distribution Amount were required to be allocated among the Classes of the Certificates pro rata prior to the Cross-over Date. To the extent that, on a Distribution Date prior to the Cross-over Date, the Available Distribution Amount is not sufficient to permit a full distribution of the Principal Distribution Amount on one or more Classes of the Class A Certificates that are then entitled to receive the Principal Distribution Amount, the effect will be to delay the amortization of such Class A Certificates.

  The holders of the Subordinated Certificates will not be entitled to receive any distributions of principal on any Distribution Date unless either (1) the Cross-over Date has occurred and the Principal Distribution Tests are satisfied for such Distribution Date or (2) the Certificate Principal Balance of the Class A Certificates has been reduced to zero. It is not possible to predict with certainty the timing of the date, if any, on which the Cross-over Date will occur, or whether the Principal Distribution Tests will be met as to any Distribution Date. A high level of Realized Losses or delinquencies could result in the Principal Distribution Tests not being met for one or more Distribution Dates. This would delay the amortization of the Subordinated Certificates beyond what would otherwise have been the case.

  While partial prepayments of principal on the Contracts are applied on Due Dates for such Contracts, Obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments of Contracts in advance of their Due Dates in a particular Collection Period will reduce the amount of interest received from Obligors during that Collection Period to less than one month's interest on all the Contracts (such shortfalls in interest collected being referred to herein as "Due Date Interest Shortfalls"). If a sufficient number of Contracts are prepaid in full during a given Collection Period in advance of their respective Due Dates, then interest payable on all of the Contracts during the related Collection Period may be less than the interest payable on all of the Certificates with respect to such Collection Period. If the level of Due Date Interest Shortfalls were large enough, such shortfalls could result in a Writedown Amount being allocated to the Subordinated Certificates. See "Description of the Offered Certificates--Distributions" and "--Allocation of Writedown Amounts" herein.

  If a purchaser of Certificates of a Class calculates its anticipated yield based on an assumed rate of default and an assumed amount of Realized Losses that are lower than the default rate and amount of Realized Losses actually incurred and such amount of Realized Losses actually incurred is not entirely covered by Excess Interest or by the subordination of the Certificates of Classes subordinated to such purchaser's Class, the purchaser's actual yield to maturity will be lower than that so calculated. The timing of Realized Losses on Liquidated Contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses are consistent with an investor's expectations. There can be no assurance as to the delinquency, repossession, foreclosure or loss experience with respect to the Contracts.

  If the purchaser of a Certificate offered at a discount from its Parity Price (as defined below) calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Contracts, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a Certificate offered at a premium above its Parity Price calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Contracts, the actual pre-tax yield to maturity will be lower than that so calculated. "Parity Price" is the price at which a security will yield its coupon.

  Because the Pass-Through Rate on the Offered Subordinated Certificates may vary on the basis of the Weighted Average Net Asset Rate, such Pass-Through Rate and the yield on such Certificates could be affected by disproportionate collections of principal in respect of Contracts with different Net Rates (including Obligor prepayments and such collections resulting from liquidations and repurchases of Contracts). Accordingly, (i) the yield to maturity of the Class M Certificates will be lower than that which would otherwise result if all or a substantial portion of the Contracts with Net
Rates higher than      % prepaid prior to those with Net Rates lower than
     % per annum and (ii) the yield to maturity of the Class B-1 Certificates will be lower than that which would otherwise result if all or a substantial
portion of the Contracts with Net Rates higher than      % per annum prepaid
prior to those with Net Rates lower than      % per annum.

  The aggregate amount of distributions and the yield to maturity of the Offered Certificates, particularly the Class B-1 Certificates, will also be affected by early payments of principal on the Contracts resulting from any purchases of Contracts not conforming to certain representations and warranties of BCI and by the exercise by either the Servicer or the Residual Majority of its option to purchase the Contracts and other assets of the Trust, thereby effecting early retirement of any outstanding Classes of Offered Certificates as described under "The Trust--Auction Sale" herein. If neither the Servicer nor the Residual Majority exercises its optional termination right within 90 days after it first becomes eligible to do so, the Trustee shall solicit bids for the purchase of all Contracts and Repo Properties remaining in the Trust. The Trustee shall sell such Contracts and Repo Properties only if the net proceeds to the Trust from such sale would at least equal the Termination Price, and the net proceeds from such sale will be distributed first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the Contracts and second to the Holders of the Certificates and the Servicer in accordance with the distribution priorities set forth in "Description of the Offered Certificates--Distributions on the Certificates--Priority of Distributions" herein. If the net proceeds from such sale would not at least equal the Termination Price, the Trustee shall decline to sell the Contracts and Repo Properties and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts and Repo Properties.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

  The Senior/Subordinated Pass-Through Certificates, Series 1998-A, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class M, Class B-1, Class B-2, Class X and Class R Certificates. Only the Offered Certificates are offered hereby. The Offered Certificates will be issued in book-entry form only, in denominations of $1,000 and integral multiples of $1 in excess thereof in the case of the Class A Certificates and $25,000 and integral multiples of $1 in excess thereof in the case of the Class M and Class B-1 Certificates. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee at its Corporate Trust Department. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge incurred in connection with such exchange or transfer.

  The Company will cause the Contracts to be assigned to the Trustee. BCI, as Servicer, will service the Contracts pursuant to the Agreement. The Contract Documents will be held for the benefit of the Trustee by the Servicer.

  Distributions of principal and interest on the Certificates will be made on the 15th day of each month, or, if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), beginning in February 1998, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"). Each distribution with respect to a Book-Entry Certificate will be paid to the Depository, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Beneficial Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Beneficial Owners that it represents. All such credits and disbursements with respect to Book-Entry Certificates are to be made by the Depository and the Participants in accordance with the Depository's rules.

  The Class X Certificates are interest-only securities that have no stated Certificate Principal Balance or Pass-Through Rate, but will represent the right to receive a distribution on each Distribution Date of certain interest amounts, as more fully set forth in the Agreement (the "Class X Strip Amount"). The Class R Certificates will have no stated Certificate Principal Balance or Pass-Through Rate, and will represent the beneficial ownership of the "residual interest" in each of the REMICs.

BOOK-ENTRY CERTIFICATES

  The Offered Certificates will be Book-Entry Certificates as described in the Prospectus under "Description of the Certificates--Book-Entry Procedures." As such, the Offered Certificates will initially be registered in the name of Cede & Co., the nominee of the Depository Trust Corporation ("DTC").

  Unless and until the Offered Certificates are issued in certificated, fully-registered form (which will only happen under the limited circumstances described in the Prospectus under "Description of the Certificates--Book-Entry Procedures"), it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Certificateholders as that term is used in the Agreement. Beneficial Owners are only permitted to exercise the rights of Certificateholders indirectly through Depository Participants and DTC.

COLLECTION OF PAYMENTS ON CONTRACTS

  The Servicer will establish and maintain the Certificate Account for the benefit of the Trustee. The Certificate Account must be an Eligible Account. The Certificate Account is to be held in trust for the benefit of the Trustee on behalf of the Certificateholders, and shall be either in the Trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds in such account are held for the benefit of the Trustee. A single Certificate Account may be maintained for more than one Series of Certificates provided that in any such event, the Servicer shall cause separate accounting and records to be maintained within the Certificate Account with respect to each separate Series. Funds in the Certificate Account will be invested in Eligible Investments (as defined in the Agreement) that will mature or be subject to redemption not later than the business day preceding the applicable monthly Distribution Date. Earnings on amounts deposited into the Certificate Account shall be credited to the account of the Servicer as servicing compensation in addition to the Servicing Fee and may be used to offset P&I Advances due from the Servicer in respect of the Distribution Date next succeeding the date on which such earnings were made or, at the Servicer's option, may be released to the Servicer on such Distribution Date. The amount of any losses incurred in respect of any such investments shall be deposited into the Certificate Account by the Servicer out of its own funds promptly after any such losses are incurred.

  All payments in respect of principal and interest on the Contracts received by the Servicer on or after the Cut-off Date (exclusive of collections relating to scheduled payments due prior to the Cut-off Date), including Principal Prepayments and Net Liquidation Proceeds, will be deposited into the Certificate Account no later than the second business day following the Servicer's receipt thereof. Amounts collected as late payment fees, extension fees, assumption fees or similar fees will be retained by the Servicer as part of its servicing compensation. In addition, amounts paid by BCI for Contracts repurchased as a result of breach of a representation or warranty under the Agreement and amounts required to be deposited upon substitution of a Qualified Substitute Asset because of a breach of a representation or warranty, as described under "The Asset Pool--Conveyance of Contracts" above, will be paid into the Certificate Account.

  Subject to the following sentence, on or prior to the business day before each Distribution Date (the related "Remittance Date"), the Servicer will remit the Available Distribution Amount including the amount of all required P&I Advances to the Trustee for deposit into the Distribution Account. If, however, the Certificate Account is maintained at the Trustee, the Trustee may withdraw the Available Distribution Amount (other than P&I Advances except for any portion of such P&I Advance to be covered by investment earnings on the Certificate Account) from the Certificate Account on the applicable Distribution Date and deposit it into the Distribution Account. In such event, the Servicer will remit the portion, if any, of the required P&I Advance that is not to be covered by investment earnings on the Certificate Account to the Trustee on the related Remittance Date for deposit into the Distribution Account. The Distribution Account shall be an Eligible Account established and maintained by the Trustee.

  The Trustee or its Paying Agent will withdraw funds from the Distribution Account (but only to the extent of the related Available Distribution Amount) to make distributions to Certificateholders as specified under "-- Distributions--Priority of Distributions" below.

  From time to time, as provided in the Agreement, the Servicer will also withdraw funds from the Certificate Account for other purposes as permitted by the Agreement.

DISTRIBUTIONS

 Available Distribution Amount

  The "Available Distribution Amount" for a Distribution Date will include
(1)(a) Monthly Payments of principal and interest due on the Contracts during the related Collection Period, to the extent such payments were actually collected from the Obligors or advanced by the Servicer and (b) unscheduled payments received with respect to the Contracts during the related Collection Period, including Principal Prepayments, proceeds of repurchases, Net Liquidation Proceeds and net Insurance Proceeds, less (2)(a) if BCI is not the Servicer (or under certain other limited circumstances described herein), Servicing Fees for the related Collection Period, (b) amounts required to reimburse the Servicer for previously unreimbursed Advances in accordance with the Agreement, (c) amounts required to reimburse the Servicer for certain reimbursable expenses in accordance with the Agreement and (d) amounts required to reimburse any party for an overpayment of a Repurchase Price for a Contract.

 Distributions

  Distributions will be made on each Distribution Date to holders of record on the preceding Record Date, except that the final distribution in respect of the Certificates will only be made upon presentation and surrender of the Certificates at the office or agency appointed by the Trustee for that purpose. Distributions on a Class of Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

 Interest

  On each Distribution Date, holders of each Class of Class A Certificates will be entitled to receive, to the extent of the Available Distribution Amount as described below (1) interest accrued on such Class during the related Interest Accrual Period at the then-applicable Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to that Distribution Date (the "Interest Distribution Amount" for such Class), plus
(2) any amounts distributable under clause (1) above or this clause (2) on such Class on the previous Distribution Date but not previously distributed, plus interest accrued on any such amount during the related Interest Accrual Period at the then applicable Pass-Through Rate (the "Carryover Interest Distribution Amount" for such Class and Distribution Date). On each Distribution Date, holders of the Subordinated Certificates will be entitled to receive, to the extent of the Available Distribution Amount and on a subordinated basis as described below under "--Priority of Distributions", (1) interest accrued on such Class during the related Interest Accrual Period at the then-applicable Pass-Through Rate on the Adjusted Certificate Balance of such Class immediately prior to that Distribution Date (the "Interest Distribution Amount" for such Class), plus (2) any amounts distributable under clause (1) above or this clause (2) on such Class on the previous Distribution Date but not previously distributed, plus interest accrued on any such amount during the related Interest Accrual Period at the then applicable Pass-Through Rate (the "Carryover Interest Distribution Amount" for such Class and Distribution Date).

  The "Interest Accrual Period" shall mean, with respect to each Distribution Date, the calendar month preceding the month in which the Distribution Date occurs. Interest on the Offered Certificates and the Class B-2 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  For any Distribution Date, the Pass-Through Rates for the Classes of Class A
Certificates will be      % per annum, in the case of the Class A-1
Certificates,      % per annum, in the case of the Class A-2 Certificates,
     % per annum, in the case of the Class A-3 Certificates,      % per annum
in the case of the Class A-4 Certificates and      % per annum, in the case of
the Class A-5 Certificates. The Pass-Through Rate for the Class M Certificates
will equal the lesser of      % per annum and the Weighted Average Net Asset
Rate, the Pass-Through Rate for the Class B-1 Certificates will equal the
lesser of (i)    % per annum and (ii) the Weighted Average Net Asset Rate and the Pass-Through Rate for the Class B-2 Certificates will equal the lesser of
(i)      % per annum and (ii) the Weighted Average Net Asset Rate.

  In addition, on each Distribution Date, to the extent of the Available Distribution Amount and on a subordinated basis as described below under "-- Priority of Distributions" the holders of the Subordinated Certificates will be entitled to receive (1) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on any related Writedown Amount (the "Writedown Interest Distribution Amount" for such Class and Distribution Date), plus (2) any amounts distributable under clause (1) above or this clause (2) on such Class on the previous Distribution Date but not previously distributed, plus interest accrued on any such amount during the related Interest Accrual Period at the then applicable Pass-Through Rate (the "Carryover Writedown Interest Distribution Amount" for such Class and Distribution Date).

 Principal

  The "Principal Distribution Amount" for any Distribution Date will equal the sum of the following amounts: (1) the sum of the principal components of all Monthly Payments scheduled to be made during the related Collection Period on the Contracts that were outstanding at the start of such Collection Period (regardless of whether such Monthly Payments were received by the Servicer from the related Obligors), not including any

Monthly Payments due on Liquidated Contracts or repurchased Contracts; (2) the sum of the amounts of all Principal Prepayments received by the Servicer on the Contracts during the related Collection Period; (3) with respect to any Contract that became a Liquidated Contract during the related Collection Period, the Scheduled Principal Balance thereof on the date of liquidation thereof (determined without giving effect to such liquidation); and (4) with respect to any Contract that was purchased or repurchased by BCI or the Company pursuant to the Agreement during the related Collection Period, the Scheduled Principal Balance thereof on the date of purchase or repurchase thereof (determined without giving effect to such purchase or repurchase); less (5) the Overcollateralization Reduction Amount (defined below under "-- Overcollateralization"), if any, for such Distribution Date. The "Principal Distribution Shortfall Carryover Amount" for any Distribution Date will be, with respect to each Class of Certificates, an amount equal to all Principal Distribution Amounts distributable on such Class from previous Distribution Dates that have not yet been distributed on such Class of Certificates.

  The "Class A Principal Distribution Amount" for any Distribution Date will equal (i) prior to the Cross-over Date, the entire Principal Distribution Amount, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met, the entire Principal Distribution Amount, or (iii) on any other Distribution Date, the Class A Percentage of the Principal Distribution Amount. The "Class M Principal Distribution Amount" for any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance has not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance has not been reduced to zero, zero,
(iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance has been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class M Percentage of the Principal Distribution Amount. The "Class B-1 Principal Distribution Amount" for any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance and the Class M Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance and the Class M Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance and the Class M Certificate Principal Balance have been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-1 Percentage of the Principal Distribution Amount. The "Class B-2 Principal Distribution Amount" for any Distribution Date will equal (i) as long as the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-2 Percentage of the Principal Distribution Amount. For any Distribution Date, if the "Class A Principal Distribution Amount", the "Class M Principal Distribution Amount", the "Class B-1 Principal Distribution Amount" or the "Class B-2 Principal Distribution Amount" exceeds the Certificate Principal Balance of the related Class of Certificates, less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such amounts shall be allocated to the Principal Distribution Amount of the relatively next junior Class of Certificates. If the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero on or before a Distribution Date, then amounts then allocable as the Class B-2 Principal Distribution Amount shall be allocated first to the Class B-1 Principal Distribution Amount, next to the Class M Principal Distribution Amount, and finally to the Class A Principal Distribution Amount, to the extent that allocation of such amounts to the Class B-2 Principal Distribution Amount would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount.

  The "Certificate Principal Balance" of each Class of Certificates is its original aggregate principal amount reduced by all distributions on such Class in reduction of its Certificate Principal Balance. The "Class A Percentage" for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class A Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date; the "Class M Percentage" for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class M Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date. The "Class B-1 Percentage" for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class B-1 Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date. The "Class B-2 Percentage" for a Distribution Date will generally be the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class B-2 Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the sum of the Class A Certificate Principal Balance, the Class M Adjusted Certificate Principal Balance and the Class B Adjusted Certificate Principal Balance, each immediately prior to such Distribution Date.

 Overcollateralization

  On the Closing Date, the Current Overcollateralization Amount will be zero. On subsequent Distribution Dates, Excess Interest, if any, remaining before distributions to the Class X Certificates will be applied to pay the Accelerated Principal Distribution Amount thereby accelerating payments in respect of the Class A Certificates relative to the principal payments in respect of the Contracts thereby creating overcollateralization. Such applied amounts of Excess Interest will continue until the Current Overcollateralization Amount equals the Target Overcollateralization Amount.

  The "Accelerated Principal Distribution Amount" for any Distribution Date shall be the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount. The "Overcollateralization Reduction Amount" for any Distribution Date shall be the positive difference, if any, between the Current Overcollateralization Amount and the Target Overcollateralization Amount. The "Current Overcollateralization Amount" shall mean, for any Distribution Date, the positive difference, if any, between the Scheduled Principal Balance of the Contracts and the Certificate Principal Balance of all then outstanding Classes of Certificates. The "Target Overcollateralization Amount" shall mean,
(i) for any Distribution Date prior to the Cross-over Date,   % of the Pool
Scheduled Principal Balance as of the Cut-off Date and (ii) for any other
Distribution Date, the lesser of (x)     % of the Pool Scheduled Principal
Balance as of the Cut-off Date and (y)     % of the Pool Scheduled Principal
Balance for the next succeeding Distribution Date; provided, however, that in
no event shall the Target Overcollateralization Amount be less than     % of
the Pool Scheduled Principal Balance as of the Cut-off Date.

 Priority of Distributions

  On each Distribution Date the Available Distribution Amount will be distributed in the following amounts and in the following order of priority:

    (1) first, concurrently, to each Class of Class A Certificates (a) first, the related Interest Distribution Amount for such Distribution Date, with the Available Distribution Amount being allocated among such Classes pro rata based on their respective Interest Distribution Amounts and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date, in each case with the Available Distribution Amount being allocated among the Classes of Class A Certificates pro rata based on their respective Carryover Interest Distribution Amounts;

    (2) second, to the Class M Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

    (3) third, to the Class B-1 Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

    (4) fourth, to the Class B-2 Certificates, (a) first, the related Interest Distribution Amount for such Distribution Date and (b) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

    (5) fifth, concurrently, to each Class of Class A Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class A Certificates, if any, for such Distribution Date, allocated among the Class A Certificates pro rata based on their respective Certificate Principal Balances;

    (6) sixth, to the Class A Certificates, the Class A Principal Distribution Amount allocated sequentially to the Class A Certificates in the order of their numerical designations, in reduction of the Certificate Principal Balance of such Classes, until reduced to zero; provided, however, that on any Distribution Date on which the Pool Scheduled Principal Balance as of the last day of the related Collection Period is less than the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date, the Class A Principal Distribution Amount will be allocated among the Class A Certificates pro rata based upon their respective Certificate Principal Balances;

    (7) seventh, to the Class M Certificates, (a) first, any related Writedown Interest Distribution Amount for such Distribution Date, and (b) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date;

    (8) eighth, to the Class M Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class M Certificates, if any, for such Distribution Date;

    (9) ninth, to the Class M Certificates, the Class M Principal
  Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

    (10) tenth, to the Class B-1 Certificates, (a) first, any related Writedown Interest Distribution Amount for such Distribution Date, and (b) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date;

    (11) eleventh, to the Class B-1 Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class B-1 Certificates, if any, for such Distribution Date;

    (12) twelfth, to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

    (13) thirteenth, to the Class B-2 Certificates, (a) first, any related Writedown Interest Distribution Amount for such Distribution Date, and (b) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date;

    (14) fourteenth, to the Class B-2 Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class B-2 Certificates, if any, for such Distribution Date;

    (15) fifteenth, to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

    (16) sixteenth, if BCI is the Servicer, to the Servicer in the following sequential order:

      (i) the Servicing Fee with respect to such Distribution Date; and

      (ii) any Servicing Fees from previous Distribution Dates remaining unpaid;

    (17) seventeenth, to each Class of the Class A Certificates sequentially in the order of their numerical designations, the Accelerated Principal Distribution Amount for such Distribution Date, in reduction of the Certificate Principal Balance of such Classes, until reduced to zero;

    (18) eighteenth, to the Class X Certificates, in the following sequential order;

      (i) the current Class X Strip Amount; and

      (ii) any Class X Strip Amounts from previous Distribution Dates remaining unpaid; and

    (19) finally, any remainder to the Class R Certificates.

  The "Cross-over Date" will be the later to occur of (1) the Distribution Date occurring in February 2003 or (2) the first Distribution Date on which the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the aggregate Adjusted Certificate Balance of the Subordinated Certificates plus the Current Overcollateralization Amount for such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance as of the first day of the related Collection Period equals or exceeds 1.75 times the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the initial aggregate Adjusted Certificate Balance of the Subordinated Certificates and the denominator of which is the Pool Scheduled Principal Balance as of the Cut-off Date.

  The "Principal Distribution Tests" are met in respect of a Distribution Date if the following conditions are satisfied: (1) the Average Sixty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed 5.00%; (2) the Average Thirty-Day Delinquency Ratio (as defined in the Agreement) as of such Distribution Date does not exceed 7.00%;
(3) the Cumulative Realized Losses (as defined in the Agreement) as of such Distribution Date do not exceed a certain specified percentage of the Pool Scheduled Principal Balance as of the Cut-off Date, depending on the year in which such Distribution Date occurs; and (4) the Current Realized Loss Ratio (as defined in the Agreement) as of such Distribution Date does not exceed 2.75%. The Average Sixty-Day Delinquency Ratio and the Average Thirty-Day Delinquency Ratio are, in general, the ratios of the average of the aggregate principal balances of Assets delinquent 60 days or more and 30 days or more, respectively, for the preceding three Collection Periods to the average Pool Scheduled Principal Balance for such periods. Cumulative Realized Losses are, in general, the aggregate Realized Losses incurred in respect of Liquidated Contracts since the Cut-off Date. The Current Realized Loss Ratio is, in general, the ratio of the aggregate Realized Losses incurred on Liquidated Loans for the periods specified in the Agreement to an average Pool Scheduled Principal Balance specified in the Agreement.

  With respect to any Distribution Date the "Class B-2 Floor Amount" will mean
(a) % of the Pool Scheduled Principal Balance of the Assets as of the Cut-off Date, if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, and the Class B-1 Certificate Principal Balance have not been reduced to zero immediately prior to such Distribution Date, and
(b) zero, if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero immediately prior to such Distribution Date.

REALIZED LOSSES ON LIQUIDATED CONTRACTS

  The Principal Distribution Amount for any Distribution Date is intended to include the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Collection Period. A Realized Loss will be incurred on a Liquidated Contract in the amount, if any, by which the Net Liquidation Proceeds from such Liquidated Contract are less than the Unpaid Principal Balance of such Liquidated Contract, plus accrued and unpaid interest thereon, plus amounts reimbursable to the Servicer for previously unreimbursed Servicing Advances. To the extent that the amount of the Realized Loss is in excess of the sum of (i) interest collected on the nondefaulted Assets in excess of certain interest payments due to be distributed on the Class A, Class M and Class B Certificates and any portion of such interest required to be paid to a Servicer other than BCI or under certain other limited circumstances described herein as servicing compensation ("Excess Interest"), and (ii) the Current Overcollateralization Amount, the amount of such Realized Loss may be allocated to the Subordinated Certificates. See "-- Allocation of Writedown Amounts" above and "Federal Income Tax Consequences-- Consequences of Realized Losses" in the Prospectus.

ALLOCATION OF WRITEDOWN AMOUNTS

  The "Writedown Amount" for any Distribution Date will be the amount, if any, by which the aggregate Certificate Principal Balance of all Certificates, after taking into account all distributions to be made on such Distribution Date, exceeds the Pool Scheduled Principal Balance of the Contracts for the next Distribution Date. The Writedown Amount will be allocated among the Classes of Subordinated Certificates in the following order of priority:

    (1) first, to the Class B-2 Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until it has been reduced to zero;

    (2) second, to the Class B-1 Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until is has been reduced to zero; and

    (3) third, to the Class M Certificates, to be applied in reduction of the Adjusted Certificate Principal Balance of such Class until it has been reduced to zero.

SUBORDINATION OF THE SUBORDINATED CERTIFICATES

  The primary credit support for the Class A Certificates is the subordination of the Subordinated Certificates, effected by the allocation of Writedown Amounts as described herein and by the preferential application of the Available Distribution Amount to the Class A Certificates relative to the Subordinated Certificates to the extent described herein. The primary credit support for the Class M Certificates is the subordination of the Class B, Class X and Class R Certificates, effected by the allocation of Writedown Amounts (in the case of the Class B Certificates) as described herein and by the preferential allocation of the Available Distribution Amount to the Class M Certificates relative to the Class B, Class X and Class R Certificates to the extent described herein. The primary credit support for the Class B-1 Certificates is the subordination of the Class B-2, Class X and Class R Certificates, effected by the allocation of Writedown Amounts (in the case of the Class B-2 Certificates) as described herein and by the preferential allocation of the Available Distribution Amount to the Class B-1 Certificates relative to the Class B-2, Class X and Class R Certificates to the extent described herein. See "--Distributions--Priority of Distributions" above.

                                   THE TRUST

GENERAL

  The Certificates will be issued pursuant to the Agreement. The summary of the provisions of the Agreement contained herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Agreement. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Offered Certificates. See "The Pooling and Servicing Agreements" in the Prospectus. A copy of the Standard Terms to Pooling and Servicing Agreement has been filed with the Securities and Exchange Commission (the "SEC") as an exhibit to the Company's Registration Statement on Form S-3 of which the Prospectus is a part. A copy of the Pooling and Servicing Agreement relating to the Certificates, in the form in which it is executed by the Company, the Servicer and the Trustee (without exhibits), will be filed with the SEC in a Current Report on Form 8-K within 15 days after the Closing Date.

  The Trust created pursuant to the Agreement will consist of (1) the Contracts, including all rights to receive payments due on the Contracts on or after the Cut-off Date; (2) such assets as from time to time are identified as deposited in any account held for the benefit of Certificateholders (including the Certificate Account and the Distribution Account); (3) any Manufactured Home acquired on behalf of Certificateholders by repossession; (4) the rights of the Trustee to receive the proceeds of any Standard Hazard Insurance Policies maintained with respect to the Manufactured Homes in accordance with the Agreement and of any FHA insurance maintained with respect to the Contracts; and (5) certain rights of the Company relating to the enforcement of representations and warranties made by BCI relating to the Contracts.

THE TRUSTEE

  The Trustee is Harris Trust and Savings Bank. Any notices to the Trustee relating to the Certificates or the Agreement should be sent to 311 West Monroe Street, 12th Floor, Chicago, Illinois 60606.

  On each Distribution Date, investors may contact the Trustee's corporate trust office by telephone to ascertain the Certificate Principal Balance of each Class of Offered Certificates and the then current Pass-Through Rate applicable to each Class of the Offered Certificates. As of the date of this Prospectus Supplement, the telephone number maintained by the Trustee for the purpose of reporting this information is (312) 461-6030. The Company will file a Current Report on Form 8-K with the Securities and Exchange Commission within 15 days following the Closing Date. This Current Report on Form 8-K will specify the initial principal amount of each Class of the Certificates.

  The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Company will also be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

  The Agreement requires the Trustee to maintain, at its own expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the Certificate Registrar in respect of the Certificates pursuant to the Agreement may be served.

OPTIONAL AND MANDATORY TERMINATION

  Either the Servicer or the holders of a majority in interest of the Class R Certificates (the "Residual Majority"), at their respective options and subject to the limitations imposed by the Agreement, may terminate the Trust by purchasing all Contracts and Repo Properties remaining in the Trust on any Distribution Date occurring on or after the Distribution Date on which the sum of the Certificate Balance of the Certificates is less than 10% of the sum of the original Certificate Principal Balance of the Certificates.

  The Trustee shall sell such Contracts and Repo Properties only if the net proceeds to the Trust from such sale would at least equal the Termination Price. The Trust will also be terminated (and the Certificates retired) on any Distribution Date upon the Servicer's determination, based on an opinion of counsel, that the REMIC status of either the Pooling REMIC or the Issuing REMIC described herein under "Summary of Terms--Federal Income Tax Consequences" has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. See "Description of the Certificates--Optional Redemption or Termination" in the Prospectus.

  The "Termination Price" will equal the greater of (a) the sum of (1) any Liquidation Expenses incurred by the Servicer in respect of any Contract that has not yet been liquidated; (2) all amounts required to be reimbursed or paid to the Servicer in respect of previously unreimbursed Advances; and (3) the sum of (i) the aggregate Unpaid Principal Balance of the Contracts, plus accrued and unpaid interest thereon at the Contract Rates borne by such Contracts through the end of the month preceding the month of the terminating purchase, plus (ii) the lesser of (A) the aggregate Unpaid Principal Balance of each Contract that had been secured by any Repo Property remaining in the Trust, plus accrued interest thereon at the Contract Rates borne by such Contracts through the end of the month preceding the month of the terminating purchase, and (B) the current appraised value of any such Repo Property (net of Liquidation Expenses to be incurred in connection with the disposition of such property estimated in good faith by the Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, plus all previously unreimbursed P&I Advances made in respect of such Repo Property, and (b) the aggregate fair market value of the assets of the Trust (as determined by the Servicer as described in the Agreement) plus all previously unreimbursed P&I Advances made with respect to the Contracts. The fair market value of the assets of the Trust as determined for purposes of a terminating purchase shall be deemed to include accrued interest at the applicable Contract Rate on the Unpaid Principal Balance of each Contract (including any Contract that has become a Repo Property, which Repo Property has not yet been disposed of by the Servicer) through the end of the month preceding the month of the terminating purchase. The basis for any such valuation shall be furnished by the Servicer to the Certificateholders upon request. See "Description of the Certificates--Optional Redemption or Termination" in the Prospectus.

  On the date of any termination of the Trust, the Termination Price shall be distributed (1) first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by and not previously reimbursed to the Servicer with respect to the Contracts and (2) second to the Certificateholders in accordance with the distribution priorities set forth under "--Distributions--Priority of Distributions" above. The Termination Price shall be deemed to be a Principal Prepayment in full, together with related interest, received during the related Collection Period for purposes of determining the allocation of such distributions. Upon the termination of the Trust and payment of all amounts due on the Certificates and all administrative expenses associated with the Trust, any remaining assets of the REMICs shall be sold and the proceeds distributed pro rata to the holders of the Class R Certificates. See "Description of the Certificates--Optional Redemption or Termination" in the Prospectus.

AUCTION SALE

  If neither the Servicer nor the Residual Majority exercises its optional termination right within 90 days after it first becomes eligible to do so, the Trustee shall solicit bids for the purchase of all Contracts and Repo Properties remaining in the Trust. The Trustee shall sell such Contracts and Repo Properties only if the net proceeds to the Trust from such sale would at least equal the Termination Price, and the net proceeds from such sale will be distributed first to the Servicer to reimburse it for all previously unreimbursed Liquidation Expenses paid and Advances made by, and not previously reimbursed to, it with respect to the Contracts and second to the Certificateholders and the Servicer in accordance with the distribution priorities set forth under "Description of the Offered Certificateholders-- Distributions--Priority of Distributions" herein. If the net proceeds from such sale would not at least equal the Termination Price, the Trustee shall decline to sell the Contracts and Repo Properties and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Contracts and Repo Properties.

TERMINATION OF THE AGREEMENT

  The Agreement will terminate upon the last action required to be taken by the Trustee on the final Distribution Date following the later of (1) the purchase by the Servicer or the Residual Majority of all Contracts and all property acquired in respect of any Contract remaining in the Trust Estate, as described under "--Optional and Mandatory Termination" above or (2) the final payment or other liquidation (or any advance with respect thereto) of the last Contract remaining in the Trust Estate or the disposition of all property acquired upon repossession of any Manufactured Home.

  Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, to the extent of available funds, to the Certificateholders on the final Distribution Date the amounts due them in accordance with the Agreement. The amount remaining on deposit in the Certificate Account (other than amounts retained to meet claims), after all required distributions have been made to the Class A, Class M, Class B and Class X Certificateholders, or to the Termination Account, will be paid to the Class R Certificateholders pro rata (based upon such holders' respective Percentage Interests).

VOTING RIGHTS

  The voting rights of the Trust will be allocated 0.5% to the Class R Certificates, 0.5% to the Class X Certificates and 99% to the other Certificates in proportion to their respective Certificate Principal Balances. For a description of the limited matters on which the Certificateholders may vote, see "The Pooling and Servicing Agreements" in the Prospectus.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee will furnish the Certificateholders with monthly statements prepared by the Servicer (each, a "Remittance Report") containing information with respect to principal and interest distributions on the Certificates and Realized Losses on the Contracts. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by the Servicer evidencing the status of its compliance with the provisions of an Agreement will be furnished to related Certificateholders upon request addressed to the Trustee.

  A Remittance Report for a Distribution Date will identify the following items:

    (1) the Available Distribution Amount for such Distribution Date;

    (2) the Interest Distribution Amount and the Carryover Interest Distribution Amount, as well as any Writedown Interest Distribution Amount and any Carryover Writedown Interest Distribution Amount, for each Class of the Certificates for such Distribution Date, and the amount of interest of each such category to be distributed on each such Class based upon the Available Distribution Amount for such Distribution Date;

    (3) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class, separately identifying any portion of such amount attributable to prepayments, and the aggregate Principal Distribution Shortfall Carryover Amount for each Class of the Certificates for such Distribution Date, the amount to be distributed to reduce the Principal Distribution Shortfall Carryover Amount on each such Class based upon the Available Distribution Amount for such Distribution Date and separately identifying any Accelerated Principal Distribution Amount to be distributed on the Class A Certificates or any Overcollateralization Reduction Amount;

    (4) the aggregate amount of P&I Advances required to be made by the Servicer with respect to such Distribution Date;

    (5) the amount of any Realized Losses incurred on the Contracts during the related Collection Period and in the aggregate since the Cut-off Date and the amount of any Writedown Amount to be allocated to any Class of the Subordinated Certificates;

    (6) the Certificate Principal Balance of each Class of the Certificates and the Adjusted Certificate Principal Balance of each Class of the Subordinated Certificates after giving effect to the distributions to be made (and any Writedown Amounts to be allocated) on such Distribution Date;

    (7) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Distribution Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date;

    (8) the aggregate Writedown Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Writedown Distribution Interest Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date;

    (9) the aggregate Principal Distribution Shortfall Carryover Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date;

    (10) the amount of the aggregate Servicing Fee in respect of such Distribution Date;

    (11) the aggregate number and the aggregate of the Unpaid Principal Balances of outstanding Contracts that are (a) delinquent one month (i.e., 30 to 59 days) as of the end of the related Collection Period, (b) delinquent two months (i.e., 60 to 89 days) as of the end of the related Collection Period, (c) delinquent three months (i.e., 90 days or longer) as of the end of the related Collection Period and (d) as to which repossession, foreclosure or other comparable proceedings have been commenced as of the end of the related Collection Period; and

    (12) any other information required to be provided to Certificateholders by the REMIC Provisions.

In the case of information furnished pursuant to clauses (2) and (3) above, the amounts shall be expressed, with respect to any Certificate, as a dollar amount per $1,000 denomination.

                          SERVICING OF THE CONTRACTS

GENERAL

  The Contracts were originated or purchased by BCI in accordance with the policies and procedures described under "The Manufactured Housing Program" in the Prospectus. BCI, a Massachusetts corporation, is an indirect wholly-owned subsidiary of Bombardier, Inc., a Canadian corporation. Although BCI has been in business for many years, BCI created its Mortgage Division, which originates and services manufactured housing contracts, only in December 1996, with the first contract originations occurring in April 1997.

DELINQUENCY AND LOSS EXPERIENCE

  As described above, BCI only recently began originating and servicing manufactured housing installment sales contracts and installment loans. Consequently, such contracts and loans have not yet exhibited a delinquency and loss experience that is likely to be representative of the delinquencies and losses that may be experienced over a longer period of time. Although the management of BCI's Mortgage Division has had considerable experience in the origination, purchase and servicing of manufactured housing installment sales contracts and installment loans while employed with other companies, there can be no assurance that the delinquency and loss experience on the Contracts will not exceed industry norms. No representation is made as to the possible likelihood, amount, timing or severity of delinquencies or losses which might occur with respect to the Contracts.

COLLECTION AND OTHER SERVICING PROCEDURES

  The Servicer will administer, service and make collections on the Contracts, exercising the degree of care that the Servicer exercises with respect to similar contracts serviced by the Servicer.

  Each Contract bears interest at a fixed annual percentage rate (its "APR" or "Contract Rate") and provides for level payments over the term of such Contract that fully amortize the principal balance of the Contract. All of the Contracts are actuarial obligations. The portion of each Monthly Payment for any Contract allocable to principal is equal to the total amount of such Monthly Payment less the portion thereof allocable to interest. The portion of each Monthly Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all Monthly Payments that were due in prior months (regardless of whether such Monthly Payments were made in a timely fashion) and all prior partial principal prepayments. Thus, each scheduled Monthly Payment on a Contract will be applied to interest and to principal in accordance with such precomputed allocation regardless of whether such Monthly Payment is received in advance of or subsequent to its Due Date. All payments received on the Contracts (other than payments allocated to items other than principal and interest or payments sufficient to pay the outstanding principal balance of and all accrued and unpaid interest on such Contracts) will be applied when received first to any previously unpaid scheduled Monthly Payments, and then to the currently due Monthly Payment, in the chronological order of occurrence of the Due Dates for such Monthly Payments. Any payments on a Contract that exceed the amount necessary to bring the Contract current are applied to the partial prepayment of principal of the Contract if the Servicer determines (based on specific directions from the Obligor as to such payment or on a course of dealing with such Obligor) that the Obligor intended such payment as a partial principal prepayment. If the Servicer cannot determine the Obligor's intent with respect to any such excess payment, the Servicer will apply such excess payment as an early payment of scheduled Monthly Payments for subsequent Due Dates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  For its servicing of the Contracts, with respect to each Contract the Servicer will be entitled to receive, out of the related collections on such Contract, a Servicing Fee equal to 1.00% per annum (the "Servicing Fee Rate") multiplied by the Scheduled Principal Balance of such Contract at the beginning of the related Collection Period (without giving effect to any Principal Prepayments, Net Liquidation Proceeds and Repurchase Prices received (or Realized Losses incurred) during the related Collection Period). Except under the limited circumstances described in the second succeeding sentence, if BCI is the Servicer, the Servicing Fee in respect of a Distribution Date will be paid pursuant to clause (16) under "Description of the Offered Certificates--Distributions" above and only to the extent of funds available pursuant to such clause, except that it may retain its Servicing Fee out of collections on the Contracts to the extent that the amount already on deposit in the Certificate Account for the related Distribution Date will allow the full distribution of all amounts required to be distributed pursuant to clauses (1) through (15) under "Description of the Offered Certificates-- Distributions--Priority of Distributions" above on the related Distribution Date. If BCI is not the Servicer (or under the limited circumstances described in the next succeeding sentence), the Servicing Fee in respect of each Contract may be retained by the Servicer at the time of the related collection on such Contract (or may be withdrawn from the Certificate Account at a later time), in which case such amount will not be part of the Available Distribution Amount. Notwithstanding anything to the contrary herein, the Agreement may provide that, subject to the satisfaction of the Rating Agency Condition, if BCI is the Servicer, the Servicing Fee in respect of each Contract may be retained by BCI at the time of the related collection on such Contract (or may be withdrawn from the Certificate Account at a later time), as described in the immediately preceding sentence. The "Rating Agency Condition" will be satisfied with respect to any action (including the retention or withdrawal of Servicing Fees by BCI as described above) if, after notice to each Rating Agency, neither Rating Agency shall have notified the Company, the Servicer or the Trustee in writing that such action will result in a reduction or withdrawal of the then-current rating of any outstanding Certificate.

  The Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust and for additional administrative services performed by the Servicer on behalf of the Trust. Customary servicing activities include collecting and recording payments, communicating with Obligors, investigating payment delinquencies, providing billing and tax records to Obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust include calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with servicing of the Contracts and paid by the Servicer from its monthly Servicing Fee include, without limitation, payment of fees and expenses of accountants, payment of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses as described below) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a defaulted Contract for all reasonable, out-of-pocket Liquidation Expenses incurred by it in repossessing and liquidating the related Manufactured Home.

  As part of its servicing fees, the Servicer will also be entitled to retain, as compensation for the additional services provided in connection with the Agreement, any late payment fees made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees paid in connection with permitted assumptions of Contracts by purchasers of the related Manufactured Homes, as well as investment earnings on funds in the Certificate Account.

ADVANCES

  On or prior to the Remittance Date for each Distribution Date, the Servicer will either (1) deposit from its own funds the related aggregate P&I Advance into the Certificate Account; (2) cause appropriate entries to be made in the records of the Certificate Account that funds in the Certificate Account that are not part of the Available Distribution Amount for the related Distribution Date have been used to make the aggregate P&I Advance; (3) if the Certificate Account is maintained by the Trustee, instruct the Trustee to use investment earnings on the Certificate Account to defray the Servicer's P&I Advance obligation; or (4) make (or cause to be made) the aggregate P&I Advance through any combination of the methods described in clauses (1), (2) and (3) above. Any funds held for future distribution and used in accordance with clause (2) above must be restored by the Servicer from its own funds or from early payments collected on the Assets when they become part of a future Available Distribution Amount. The aggregate required P&I Advance for a Distribution Date is the sum of delinquent scheduled Monthly Payments due in the related Collection Period, exclusive of all Non-recoverable Advances.

  P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to Certificateholders rather than to reduce, guarantee or insure against losses.

  The Servicer will also be obligated to make advances ("Servicing Advances"), to the extent the Servicer deems such Advances recoverable out of Liquidation Proceeds of, or from collections on, the related Contract, in respect of Liquidation Expenses and certain taxes and insurance premiums not paid by an Obligor on a timely basis.

  The Servicer may reimburse itself for P&I Advances and Servicing Advances out of collections of the late payments in respect of which such Advances were made. In addition, upon the determination that a Non-recoverable Advance has been made in respect of an Asset or upon an Asset becoming a Liquidated Contract, the Servicer may reimburse itself out of funds in the Certificate Account for unreimbursed amounts advanced by it in respect of such Asset.

SUCCESSORS TO SERVICER; DELEGATION OF DUTIES

  Any entity with which the Servicer is merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as each Rating Agency has delivered to the Trustee a letter to the effect that such successorship will not result in a downgrading of the rating then assigned by such Rating Agency to any Class of the Certificates. The Servicer may delegate certain computational, data processing, collection and foreclosure (including repossession) duties under the Agreement without any notice to or consent from the Company or the Trustee, provided that the Servicer will remain fully responsible for the performance of such duties.


                                USE OF PROCEEDS

  Substantially all of the net proceeds to be received from the sale of the Certificates will be used to purchase the Contracts simultaneously and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                                 UNDERWRITING

  The Company and BCI have entered into an underwriting agreement dated January , 1998 (the "Underwriting Agreement") with Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc. (together, the "Underwriters"), for whom Credit Suisse First Boston Corporation is acting as representative (the "Representative"). Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase, the principal amount of the Offered Certificates set forth below opposite its name.

                            CLASS A-1 CLASS A-2 CLASS A-3 CLASS A-4
                            --------- --------- --------- ---------
Credit Suisse First Boston
 Corporation..............
First Chicago Capital
 Markets, Inc.............
  Total...................
                            CLASS A-5  CLASS M  CLASS B-1
                            --------- --------- ---------
Credit Suisse First Boston
 Corporation..............
First Chicago Capital
 Markets, Inc.............
  Total...................

  The Underwriting Agreement provides that the obligations of the several Underwriters are subject to certain conditions precedent and that the Underwriters will be obligated to purchase all of the Offered Certificates if any of the Offered Certificates are purchased. In the event of default by either Underwriter, the Underwriting Agreement provides that in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

  The Company has been advised by the Representative that the several Underwriters propose to offer the Offered Certificates to the public initially at the respective public offering prices set forth on the cover page of this Prospectus Supplement, and to certain dealers at such prices less a concession not in excess of the amount set forth below for each Class. The Underwriters and such dealers may allow a discount not in excess of the amount set forth below for each Class to certain other dealers. After the initial public offering of the Offered Certificates, the public offering prices and concessions and discounts to dealers may be changed by the Representative.

                                                         COMMISSION   DISCOUNT
                                                         (PERCENT OF (PERCENT OF
                                                          PRINCIPAL   PRINCIPAL
                                                           AMOUNT)     AMOUNT)
                                                         ----------- -----------
   Class A-1............................................
   Class A-2............................................
   Class A-3............................................
   Class A-4............................................
   Class A-5............................................
   Class M..............................................
   Class B-1............................................

  The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

  The Company and BCI have agreed to indemnify the several Underwriters against certain liabilities, including civil liabilities under the Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

  Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

  In general, purchases of a security for the purpose of stabilization could cause the price of the security to be higher than it might be in the absence of such purchases.

  Neither the Company or any of its affiliates nor either of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Offered Certificates. In addition, neither the Company or any of its affiliates nor either of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced will not be discontinued without notice.

                                 LEGAL MATTERS

  Certain legal matters will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York, and for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Company by Morgan, Lewis & Bockius LLP.

                        FEDERAL INCOME TAX CONSEQUENCES

  An election will be made to treat the Contracts and certain other assets of the Trust as a REMIC for federal income tax purposes (the "Pooling REMIC"). An election also will be made to treat the "regular interests" in the Pooling REMIC and certain other assets of the Trust as another REMIC for federal income tax purposes (the "Issuing REMIC"). The Class A Certificates, the Class M Certificates, the Class B Certificates and the Class X Certificates will be designated as "regular interests" in the Issuing REMIC and the Class R Certificates will represent the beneficial ownership of the "residual interest" in each of the Pooling REMIC and the Issuing REMIC. Because the Offered Certificates will be considered REMIC regular interests, they will be taxable debt obligations under the Code, and interest paid or accrued on such Certificates, including any original issue discount, will be taxable to the holders of such Certificates in accordance with the accrual method of accounting, regardless of such Certificateholders' usual methods of accounting. Each of the Class A Certificates bears interest at a fixed rate and, therefore, will be issued with original issue discount only if its stated principal amount exceeds its issue price. See "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount" in the Prospectus. The Class M, Class B-1 and Class B-2 Certificates constitute Non-VRDI certificates and, therefore, will be treated as issued with original issue discount as described in "Federal Income Tax Consequences--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in the Prospectus. The prepayment assumption that should be used in determining the rate of accrual of original issue discount, if any, with respect to the Offered Certificates is 160% MHP. However, no representation is made herein as to the rate at which prepayments actually will occur. See "Maturity and Prepayment Considerations" herein.

  For federal income tax purposes, the Offered Certificates generally will be treated as "regular interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus. Similarly, interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences" in the Prospectus.

                             ERISA CONSIDERATIONS

  Fiduciaries of employee benefit plans and certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are subject to ERISA or corresponding provisions of the Code (collectively, "Plans"), persons acting on behalf of a Plan, or persons using the assets of a Plan ("Plan Investors") should carefully review with their legal advisors whether the purchase or holding of any Certificates could result in unfavorable consequences for the Plan or its fiduciaries under the Plan Asset Regulations (as defined in the Prospectus) or the prohibited transaction rules of ERISA or the Code. Prospective investors should be aware that, although certain exceptions from the application of the Plan Asset Regulations and the prohibited transaction rules exist, there can be no assurance that any such exception will apply with respect to the acquisition of a Certificate. See "ERISA Considerations" in the Prospectus.

  Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit certain transactions that involve (1) a Plan that is subject to ERISA and any party in interest or disqualified person with respect to the Plan and (2) plan assets. The Plan Asset Regulations define "plan assets" to include not only securities (such as the Certificates) held by a Plan but also the underlying assets of the issuer of any equity securities (the "Look-Through Rule"), unless one or more exceptions specified in the regulations are satisfied. The Offered Certificates will be treated as equity securities for purposes of the Plan Asset Regulations. The Look-Through Rule would not apply to the Offered Certificates if one or more of the exceptions specified in the Plan Asset Regulations are satisfied. However, based on the information available to the Underwriters at the time of the printing of the Prospectus, there can be no assurance that either the Publicly Offered Exception or the Insignificant Participation Exception will apply to the initial or any subsequent purchases of the Offered Certificates. See "ERISA Considerations" in the Prospectus.

  The U.S. Department of Labor has granted an administrative exemption to Credit Suisse First Boston Corporation (Prohibited Transaction Exemption 89-90; Exemption Application No. D-6555, 54 Fed. Reg. 42,581 (1989), referred to herein as the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans, and other obligations and that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption should include manufactured housing installment sales contracts such as the Contracts and mortgage loans such as the Mortgage Loans.

  Among the general conditions that must be satisfied for the Exemption to apply are the following:

    (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the related trust;

    (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Moody's, Fitch, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") or Duff & Phelps Credit Rating Co. ("D&P");

    (4) the trustee of the related trust must not be an affiliate of any other member of the Restricted Group (as defined below);

    (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;

    (6) the sum of all payments made to and retained by the Company pursuant to the assignment of the loans to the trust represents not more than the fair market value of such loans; and

    (7) the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for such person's services under any servicing agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.

  In addition, it is a condition to application of the Exemption that the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Act. Furthermore, in order for its certificates to qualify under the Exemption, a trust must meet the following requirements: (a) the corpus of the trust must consist solely of assets of the type that have been included in other investment pools; (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of certificates; and (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

  The Exemption does not apply to Plans sponsored by the Company, the Underwriters, BCI, the Trustee, the Servicer and any Obligor with respect to Assets included in the Trust constituting more than five percent of the aggregate unamortized principal balance of the Assets in the Trust, or any affiliate of such parties (the "Restricted Group"). Moreover, the Exemption provides certain Plan fiduciaries relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which such person is a fiduciary is invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

  The Exemption may apply to the acquisition and holding of the Class A Certificates by Plans provided that all conditions to application of the Exemption are met. Prospective investors should be aware, however, that even if the conditions specified in the Exemption are met, the scope of the relief provided by the Exemption might not cover all acts that might be construed as prohibited transactions. In addition, one or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemption is not applicable, depending in part upon the Class of Certificate to be acquired, the type of Plan fiduciary that is making the decision to acquire such Certificate and the circumstances under which such decision is made, including, but not limited to, (a) PTCE 95-60, regarding investments by insurance company general accounts; (b) PTCE 91-38, regarding investments by bank collective investment funds; (c) PTCE 90-1, regarding investments by insurance company pooled separate accounts; or (d) PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools. Before purchasing Class A Certificates, a Plan subject to the fiduciary responsibility provisions of ERISA or described in Section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions to application of the Exemption or any other exemptions would be met. A purchaser of Class A Certificates should be aware, however, that even if the conditions specified in one or more of the alternative exemptions are met, the scope of the relief provided by such exemptions might not cover all acts that might be construed as prohibited transactions. In addition, any Plan Investor contemplating an investment in the Class A Certificates should note that the duties and obligations of the Trustee and the Servicer are limited to those expressly set forth in the Agreement, and such specified duties and obligations may not comport with or satisfy the provisions of ERISA setting forth the fiduciary duties of Plan fiduciaries.

  BECAUSE THE OFFERED SUBORDINATED CERTIFICATES ARE SUBORDINATED SECURITIES, AND THE CLASS B-1 CERTIFICATES ARE NOT EXPECTED TO BE RATED IN ONE OF THE THREE HIGHEST RATING CATEGORIES BY THE RATING AGENCIES, THE EXEMPTION AND CERTAIN OF THE ALTERNATIVE EXEMPTIONS NOTED ABOVE (OTHER THAN SECTION III OF PTCE 95-60) WILL NOT APPLY TO THE PURCHASE, SALE, OR HOLDING OF SUCH OFFERED SUBORDINATED CERTIFICATES. ACCORDINGLY, THE OFFERED SUBORDINATED CERTIFICATES WILL NOT BE OFFERED FOR SALE, AND ARE NOT TRANSFERABLE, TO PLAN INVESTORS, OTHER THAN THOSE RELYING ON PTCE 95-60. EACH PURCHASER OF AN OFFERED SUBORDINATED CERTIFICATE, BY VIRTUE OF ITS PURCHASE OF SUCH CERTIFICATE, WILL BE DEEMED TO HAVE REPRESENTED THAT IT EITHER IS NOT A PLAN INVESTOR OR IS AN INSURANCE COMPANY GENERAL ACCOUNT THAT IS ENTITLED TO THE EXEMPTION CONTAINED IN SECTION III OF PTCE 95-60.

                                    RATINGS

  It is a condition to the issuance of the Certificates that (i) the Class A Certificates be rated "AAA" by Fitch and "Aaa" Moody's, (ii) the Class M Certificates be rated at least "AA" by Fitch and "Aa3" by Moody's, and (iii) the Class B-1 Certificates be rated at least "BBB" Fitch and "Baa2" by Moody's.

  The ratings on asset-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions on the underlying assets to which they are entitled. Rating opinions address the structural, legal and issuer-related aspects associated with the securities, including the nature of the underlying assets. Ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by borrowers with respect to the underlying assets or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the ratings do not address the possibility that holders of the Offered Certificates purchased at a premium might suffer a lower than anticipated yield in the event of rapid prepayments of the Contracts or in the event that the Trust is terminated prior to the Final Scheduled Distribution Date for the Certificates.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

  The Company will request Fitch and Moody's to rate the Offered Certificates. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Company to do so may be lower than the rating assigned by a Rating Agency pursuant to the Company's request.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Offered Certificates will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

  The Company makes no representation as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

PROSPECTUS

       BOMBARDIER CAPITAL MORTGAGE SECURITIZATION CORPORATION, DEPOSITOR
                           PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                                ---------------

  The Pass-Through Certificates (the "Certificates") offered hereby and by the related Prospectus Supplements will be offered from time to time in one or more series (each, a "Series"). Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Glossary on page 105.

  The Certificates of each Series will evidence specified interests in separate pools ("Asset Pools") comprised of manufactured housing installment sales contracts and manufactured housing installment sales agreements ("Contracts") and/or mortgage loans secured by first liens on one- to four-family residential real properties ("Mortgage Loans"). The Asset Pool underlying a Series of Certificates (collectively, the "Trust Estate") will be conveyed by Bombardier Capital Mortgage Securitization Corporation ("BCMSC" or the "Company") to the trust (the "Trust") that issues such Series. The Contracts and Mortgage Loans included in any Asset Pool will be described in the related Prospectus Supplement. The Asset Pool is expected to be acquired by the Company from Bombardier Capital Inc. ("BCI"), an affiliate of the Company, or another Seller. The seller of Contracts or Mortgage Loans to the Company, whether it be BCI or another entity, is sometimes referred to herein as the "Seller." The Assets in a Trust Estate will be serviced by one or more servicers specified in the related Prospectus Supplement (each, a "Servicer"), which is expected to be BCI. In addition to the related Asset Pool, if so specified in the related Prospectus Supplement, the Trust Estate will include monies on deposit in a trust account to be established with the Trustee (a "Pre-Funding Account"), which will be used by the Trust to purchase additional Assets beyond those delivered on the related Closing Date ("Pre-Funded Assets") from the Company from time to time during a Pre-Funding Period specified in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, a pool insurance policy, letter of credit, cash reserve fund, surety bond, guarantee, derivative product, or other forms of credit enhancement, or any combination of the foregoing, may be provided with respect to a Series of Certificates or certain Classes of Certificates of a Series and may be included in the related Trust Estate.

  The Certificates of a Series are obligations of the related Trust only, and holders of Certificates of a Series may look only to the assets of the related Trust for distributions on such Certificates. The only obligations of the Company with respect to the Certificates will be pursuant to certain limited representations and warranties, as described further herein. The Servicer's obligations with respect to the Certificates are limited to its contractual servicing and certificate administration obligations. The Seller of Assets to the Company will make certain representations, warranties and covenants to the Company concerning such Assets, and the Company will assign its rights to enforce such representations, warranties and covenants to the related Trust. See "Description of the Certificates" herein.

  The effective yield on the Certificates will be reduced by any Shortfalls and Realized Losses allocated to such Certificates.

  CERTAIN RISK FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF ANY CERTIFICATES OFFERED HEREBY. SEE "RISK FACTORS" HEREIN AT PAGE 12 AND IN THE RELATED PROSPECTUS SUPPLEMENT.

  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

  THE CERTIFICATES WILL NOT BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY ANY OTHER PERSON OR ENTITY, INCLUDING THE COMPANY, THE SERVICER OR ANY OF THEIR AFFILIATES. SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE PURCHASING THE CERTIFICATES OF ANY SERIES.

                                ---------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION  OR  ANY   STATE  SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES  AND EXCHANGE  COMMISSION  OR ANY  STATE SECURITIES  COMMISSION
   PASSED UPON  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR  THE RELATED
    PROSPECTUS  SUPPLEMENT.  ANY  REPRESENTATION  TO  THE  CONTRARY  IS  A
     CRIMINAL OFFENSE.

                The date of this Prospectus is         , 1998.

  Each Series of Certificates will consist of one or more Classes of Certificates, which may include one or more senior Classes of Certificates (the "Senior Certificates") and one or more subordinate Classes of Certificates (the "Subordinated Certificates"). The related Prospectus Supplement will specify the Classes of each Series being offered thereby. Such Classes may represent interests in specified percentages of distributions of principal or interest, or both, on the Asset Pool relating to such Series, as specified in the related Prospectus Supplement. Each Prospectus Supplement will describe the Series and Classes of Certificates offered thereby.

  The Company may elect to cause the Trust Estate relating to a Series of Certificates (or one or more segregated Asset Pools thereof) to be treated as one or more "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes. See "Federal Income Tax Consequences" herein.

  The Prospectus Supplement relating to a Series of Certificates will set forth, among other things, the following information if applicable to such
Series: (1) the allocations and order of application of principal and interest collections on the Asset Pool held by the related Trust to the respective Classes of such Certificates; (2) certain information as to the nature of the Contracts or Mortgage Loans and any other assets assigned or pledged to the related Trust; (3) the dates on which periodic distributions will be made on the Certificates of such Series; (4) the aggregate principal amount or notional amount and the Pass-Through Rate (or the manner of determining the Pass-Through Rate) for each Class of the Certificates of such Series; (5) the optional redemption or termination features pertaining to such Certificates;
(6) certain information regarding the subordination of certain Classes' rights to receive distributions to the rights of other Classes; and (7) additional information concerning the plan of distribution of such Certificates.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 7 World Trade Center New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at its principal office in Washington, D.C., at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission at http://www.sec.gov.

  This Prospectus does not contain all the information set forth in the Registration Statement (of which this Prospectus is a part) and exhibits relating thereto which the Company has filed with the Commission in Washington, D.C. Copies of the information and the exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Copies of the Pooling and Servicing Agreement for a Series will be filed by the Company with the Commission (without exhibits) on a Current Report on Form 8-K within 15 days after the applicable Closing Date.

  The Trustee, on behalf of each Trust, will file periodic reports with the Commission in compliance with the requirements of the Exchange Act.

  The Company and the Servicer are not obligated with respect to the Certificates. Accordingly, the Company has determined that financial statements of the Company and the Servicer are not material to the offering made hereby.

                         REPORTS TO CERTIFICATEHOLDERS

  Periodic and annual reports concerning the Certificates and the related Trust will be provided to the Certificateholders. See "Description of the Certificates--Reports to Certificateholders." If the Certificates of a Series are to be issued in book-entry form, such reports will be provided to the Certificateholder of record and beneficial owners of such Certificates will have to rely on the procedures described herein under "Description of the Certificates--Book-Entry Registration." The Company will file or cause to be filed with the Commission such periodic reports with respect to each Trust as may be required under the Securities Exchange Act of 1934, as amended, as the same may be modified by the Commission pursuant to the request of the Company. Because of the limited number of Certificateholders expected for each Series, the Company anticipates that such reporting obligations will be permanently suspended following the first fiscal year of each Trust. The Company does not intend to file such reports if its obligation to do so is suspended.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus to be a part thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and the related Prospectus Supplement.

  The Company will provide without charge to each person to whom this Prospectus and any Prospectus Supplement are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Company in writing at 1600 Mountain View Drive, Colchester, Vermont 05446.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
SUMMARY OF TERMS...........................................................   1
RISK FACTORS...............................................................  12
DESCRIPTION OF THE CERTIFICATES............................................  18
  General..................................................................  18
  Book-Entry Procedures....................................................  19
  Allocation of Collections from the Assets................................  21
  Optional Redemption or Termination.......................................  22
MATURITY AND PREPAYMENT CONSIDERATIONS.....................................  23
YIELD CONSIDERATIONS.......................................................  24
THE TRUSTS.................................................................  25
  General..................................................................  25
  The Assets...............................................................  25
  Substitution of Contracts or Mortgage Loans..............................  29
  Pre-Funding..............................................................  30
  Distribution Account.....................................................  30
  Reserve Funds or Liquidity Accounts......................................  31
  Insurance................................................................  31
  Hazard Insurance.........................................................  31
  Obligor Bankruptcy Insurance.............................................  38
  Delivery of Additional Assets............................................  39
  Investment of Funds......................................................  39
  Certificate Guarantee Insurance..........................................  40
  Alternate Credit Enhancement.............................................  40
THE MANUFACTURED HOUSING PROGRAM...........................................  41
  Contract Underwriting Guidelines.........................................  41
  Underwriting Practices...................................................  41
  Servicing................................................................  43
SALE AND SERVICING OF CONTRACTS AND MORTGAGE LOANS.........................  44
  Assignment of Contracts and Mortgage Loans...............................  44
  Representations and Warranties...........................................  45
  Servicing................................................................  46
  Advances.................................................................  50
  Compensating Interest....................................................  50
  Maintenance of Insurance Policies and Other Servicing Procedures.........  50
THE POOLING AND SERVICING AGREEMENTS.......................................  54
  The Servicer.............................................................  54
  The Trustee..............................................................  54
  Reports to Certificateholders............................................  55
  Events of Default........................................................  56
  Certificateholder Rights.................................................  56
  Amendment................................................................  56
  Termination..............................................................  57
CERTAIN LEGAL ASPECTS OF CONTRACTS AND MORTGAGE LOANS......................  57
  The Contracts............................................................  58
  The Mortgage Loans.......................................................  63
  Environmental Considerations.............................................  66
  Enforceability of Certain Provisions.....................................  67
USE OF PROCEEDS............................................................  68
THE COMPANY................................................................  68
THE SERVICER...............................................................  68

                                                                            PAGE
                                                                            ----
FEDERAL INCOME TAX CONSEQUENCES............................................  69
  General..................................................................  69
  REMIC Certificates.......................................................  69
  Tax Treatment of Regular Certificates....................................  70
  Original Issue Discount..................................................  71
  Variable Rate Certificates...............................................  75
  Interest Weighted Certificates and Non-VRDI Certificates.................  77
  Anti-abuse Rule..........................................................  78
  Market Discount..........................................................  78
  Amortizable Premium......................................................  79
  Consequences of Realized Losses..........................................  80
  Gain or Loss on Disposition..............................................  80
  Tax Treatment of Residual Certificates...................................  81
  Limitations on Offset or Exemption of REMIC Income.......................  84
  Non-recognition of Certain Transfers for Federal Income Tax Purposes.....  84
  Ownership of Residual Interests by Disqualified Organizations............  85
  Special Considerations for Certain Types of Investors....................  86
  Disposition of Residual Certificates.....................................  88
  Liquidation of the REMIC.................................................  88
  REMIC-Level Taxes........................................................  89
  REMIC Qualification......................................................  90
  Asset Composition........................................................  90
  Investors' Interests.....................................................  91
  Taxable Mortgage Pools...................................................  93
  Taxation of Certain Foreign Holders of REMIC Certificates................  93
  Reporting and Tax Administration.........................................  94
  Non-REMIC Certificates...................................................  95
  Taxation of Certain Foreign Holders of Non-REMIC Certificates............ 100
STATE TAX CONSIDERATIONS................................................... 101
ERISA CONSIDERATIONS....................................................... 101
PLAN OF DISTRIBUTION....................................................... 103
LEGAL INVESTMENT CONSIDERATIONS............................................ 103
LEGAL MATTERS.............................................................. 104
GLOSSARY................................................................... 105

                                SUMMARY OF TERMS

  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the accompanying Prospectus Supplement. Capitalized terms used herein shall have the respective meanings assigned them in the "Glossary" herein on page 105.

SECURITIES OFFERED..........  Pass-Through Certificates (the "Certificates")
                              evidencing interests in separate pools of Contracts and/or Mortgage Loans (each as defined below) may be issued from time to time in one or more Series (each, a "Series") pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") among Bombardier Capital Mortgage Securitization Corporation ("BCMSC" or the "Company"), Bombardier Capital Inc. ("BCI" or the "Servicer"), and the Trustee (the "Trustee") specified in the Prospectus Supplement for such Series of Certificates.

DEPOSITOR...................  The Company is a wholly owned limited purpose subsidiary of Bombardier Capital Inc. The
                              Company's officers are also officers of
                              Bombardier Capital Inc.

SERVICER....................  Unless otherwise specified in the related
                              Prospectus Supplement, Bombardier Capital Inc., an affiliate of the Company, will service the Contracts and Mortgage Loans and administer the Certificates.

SELLER......................  The seller of Contracts or Mortgage Loans to the
                              Company, whether it be BCI or another entity.

THE ASSET POOLS.............  The Asset Pools supporting the Certificates will consist of Contracts and Mortgage Loans
                              (collectively, the "Assets"). The Contracts supporting a Series of Certificates will consist of manufactured housing installment sales contracts and manufactured housing installment sales agreements. Each Contract may be secured by a new, used or repossessed Manufactured Home or by a Manufactured Home that has been transferred from a previous owner to a new Obligor. The Contracts may be fixed or adjustable rate Contracts and may be conventional Contracts or Contracts insured by the FHA or partially guaranteed by the VA. The Mortgage Loans supporting a Series of Certificates, as specified in the related Prospectus Supplement, will be first mortgage loans secured by one-to four-family residential properties (each a "Mortgaged Property"). The Mortgage Loans may be fixed or adjustable rate Mortgage Loans. The Mortgage Loans may be conventional Mortgage Loans ("Conventional Mortgage Loans") or Mortgage Loans insured by the FHA ("FHA Mortgage Loans") or partially guaranteed by the VA ("VA Mortgage Loans"). See "The Trusts--Insurance--Credit Insurance" herein. The adjustable rate Contracts and Mortgage Loans (together, the "Adjustable Rate Assets") will, as described in the related Prospectus Supplement, permit or require periodic changes in the interest rates borne by the Mortgage Loans, and in the Monthly Payments made on such Assets. The Assets included in a Trust Estate may be subject to various types of payment provisions, and may include Level Payment Loans, Buy-Down Loans, GPM Loans, Step-up Rate Loans, Interest Reduction Loans, GEM Loans, Balloon Payment Loans, Convertible Loans, Bi-Weekly Loans, Level Payment Buy-Down Loans, Increasing Payment Loans or other types of Assets specified and described in the related Prospectus Supplement. See "The Trusts--General" herein.

                              The Prospectus Supplement for each Series will provide information with respect to, among other things, (1) the approximate aggregate principal balance of the Assets comprising the Asset Pool, as of the date specified in the Prospectus Supplement (the "Cut-off Date") and the percentage of the Assets (by principal balance as of the Cut-off Date) comprised of Contracts and Mortgage Loans, respectively; (2) the weighted average Asset Rate on the Assets (each based on outstanding principal balances as of the Cut-off
                              Date) and the range of Asset Rates as of the Cut-off Date and, in the case of Adjustable Rate Assets, the method to be used to determine the Asset Rates on the Assets; (3) the weighted average term to scheduled maturity of the Assets as of origination (based on outstanding principal balances as of the Cut-off Date); (4) the weighted average (based on outstanding principal balances as of the Cut-off Date) and the range of remaining terms to maturity of the Assets; (5) the weighted average (based on outstanding principal balances as of the Cut-off Date) and range of Contract Loan-to-Value Ratios of the Contracts and Mortgage Loan-to-Value Ratios of the Mortgage Loans; (6) the amount of any Pool Insurance Policy, Special Hazard Insurance Policy and Obligor Bankruptcy Insurance (each as hereinafter described) to be maintained with respect to all or any portion of the Asset Pool;
                              (7) the amount and terms of any form of credit enhancement to be provided with respect to the related Series, if any; and (8) the geographic location of the Manufactured Homes and Mortgaged Properties securing the Contracts and the Mortgage Loans.

                              The Company will acquire the Contracts and the Mortgage Loans from BCI or another Seller, which may have originated the Contracts or may have acquired them in the open market or in privately negotiated transactions.

DESCRIPTION OF                Each Series of Certificates may consist of one or
CERTIFICATES................  more Classes, one or more of which may be Senior
                              Certificates and one or more of which may be Subordinated Certificates. Each such Class will evidence the right to receive a specified portion of collections of principal or interest, or both, on the underlying Assets and certain other property held in trust for the benefit of the Certificateholders (the "Trust Estate"). Each
                              Class of a Series may be assigned a principal balance (the "Certificate Principal Balance") and a fixed or adjustable stated annual interest rate
                              (the "Pass-Through Rate"),
                              and may represent entitlement to receive distributions in reduction of its Certificate
                              Principal Balance to the extent of funds available therefor in the manner, priority and amounts specified in the related Prospectus
                              Supplement. A Class of Certificates may be a "Compound Interest Class," which consists of Certificates on which interest will accrue, but on which interest will not be paid for the period set forth in the related Prospectus Supplement.
                              The Certificates may be Book-Entry Certificates or Definitive Certificates issuable in fully registered form, in either case in the authorized denominations specified in the related Prospectus
                              Supplement. See "Description of the Certificates" herein. Certain Series or Classes of Certificates may be enhanced by pool insurance, letters of credit, surety bonds, guarantees, or any combination thereof, or other forms of credit enhancement including the subordination of
                              Subordinated Certificates, if any.

                              THE CERTIFICATES WILL NOT BE GUARANTEED OR
                              INSURED BY ANY GOVERNMENT AGENCY. NEITHER THE CONTRACTS NOR THE MORTGAGE LOANS COMPRISING ANY RELATED ASSET POOL WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENT AGENCY OR ANY OTHER INSURER EXCEPT TO THE EXTENT SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT.

SUBORDINATED CERTIFICATES
 AND RESERVE FUNDS..........
                              One or more Classes of any Series of Certificates may be Subordinated Certificates, as specified in the related Prospectus Supplement. The rights of the Subordinated Certificateholders to receive any or a specified portion of distributions with respect to the Assets will be subordinated to the rights of Senior Certificateholders to the extent and in the manner specified in the related Prospectus Supplement. In addition, Realized Losses and/or Shortfalls may be allocated on each Distribution Date to Subordinated Certificates before being allocated to Senior Certificates, in any event to the extent and in the manner described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by Senior Certificateholders of the full amount of scheduled monthly distributions of principal and interest due them and to protect the Senior Certificateholders against losses. If a Series of Certificates contains more than one Class of Subordinated Certificates, distributions and losses will be allocated among such Classes in the manner specified in the related Agreement and described, as to those Classes offered hereby, in the related Prospectus Supplement.

                              Certain Classes of Certificates may be granted preferential rights over the rights of other Classes of Certificates to receive current distributions from the related Asset Pool or as to the allocation of Realized Losses and/or Shortfalls to the extent specified in the related Prospectus Supplement. Protection also may be afforded certain Classes of Certificates by the establishment of a reserve fund (a "Reserve Fund"). A Reserve Fund may be funded, to the extent specified in the related Prospectus Supplement, by an initial cash deposit, the retention of specified periodic distributions of principal or interest or both otherwise payable to holders of Subordinated or Residual Certificates, or the provision of a letter of credit, guarantee, insurance policy or other form of credit enhancement, or any combination of any of the aforementioned methods.

INSURANCE AND CREDIT          As an alternative, or in addition, to the credit
ENHANCEMENT.................  enhancement afforded by subordination of
                              Subordinated Certificates and/or the
                              establishment of a Reserve Fund, credit
                              enhancement with respect to a Series of
                              Certificates may be provided by contract pool insurance and/or mortgage pool insurance, or other forms of credit enhancement or liquidity enhancement acceptable to a nationally recognized rating agency rating one or more Classes of a Series of Certificates. Credit enhancement through hazard insurance or credit insurance is summarized below. See "The Trusts--Insurance" below.

Standard Hazard Insurance
 and Special Hazard
 Insurance..................
                              All of the Manufactured Homes and Mortgaged
                              Properties will be covered by Standard Hazard Insurance Policies insuring against losses due to various causes, including fire, lightning and windstorm. Certain other physical risks that are not otherwise insured against (such as earthquake, flood, nuclear accident or war) may be covered by a Special Hazard Insurance Policy or Policies, as specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will be limited in scope and will cover losses in an initial amount equal to a set percentage of the aggregate principal balance of the covered Mortgage Loans and/or Contracts as of the Cut-off Date or other maximum coverage, as set forth in the related Prospectus Supplement. Any hazard losses not covered by insurance or other credit enhancement will be borne by the related Certificateholders. See "The Trusts-- Insurance--Hazard Insurance" herein.

Pool Insurance..............  A Pool Insurance Policy or Policies may be
                              obtained with respect to all or part of an Asset Pool. Any Pool Insurance Policy will be limited in scope, covering defaults on the related Contracts and/or Mortgage Loans in an initial amount of not less than a specified percentage of the aggregate principal balance thereof as of the related Cut-off Date as set forth in the related Prospectus Supplement. See "The Trusts-- Insurance--Credit Insurance--Pool Insurance" herein.

Obligor Bankruptcy            As specified in the related Prospectus
Insurance...................  Supplement, Obligor Bankruptcy Insurance may be
                              obtained to cover certain losses resulting from action which may be taken by a bankruptcy court in connection with a Mortgage Loan or Contract.
                              The level of coverage of such insurance, if any, will be specified in the applicable Prospectus
                              Supplement. See "The Trusts--Insurance--Credit
                              Insurance--Obligor Bankruptcy Insurance" herein.

FHA Insurance and VA          To the extent specified in the related Prospectus
Guarantees..................  Supplement, all or a portion of the Contracts or
                              Mortgage Loans may be subject to FHA insurance and all or a portion of the Contracts or Mortgage
                              Loans may be partially guaranteed by the VA. See
                              "The Trusts--Insurance--Credit Insurance--FHA
                              Insurance and VA Guarantees on Contracts" herein.

Certificate Guarantee         If so specified in the related Prospectus
Insurance...................  Supplement, credit enhancement for a Series may be provided by an insurance policy (the
                              "Certificate Guarantee Insurance") issued by one or more insurers. Such Certificate Guarantee
                              Insurance may guarantee timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus
                              Supplement. See "The Trusts--Certificate
                              Guarantee Insurance" herein.

Alternate Credit              To the extent specified in the related Prospectus
Enhancement.................  Supplement, the Company may provide for alternative credit enhancement for all or part of the related Trust Estate or Asset Pool, in the form of a letter of credit, guarantee, surety bond or insurance policy, derivative products, or any combination thereof, in each case satisfactory to a rating agency rating the Series of Certificates. See "The Trusts--Delivery of
                              Additional Assets" herein.

                              Certain insurance policies or other forms of credit enhancement obtained for any particular Series of Certificates may previously have been pledged to secure other Series of Certificates or other pass-through securities or collateralized mortgage or manufactured housing contract obligations to the extent described in the related Prospectus Supplement. In addition, any such insurance policies or other forms of credit enhancement provided for a Series may be further pledged to secure other securities or obligations after the issuance of such Series to the extent so provided in the related Prospectus Supplement and to the extent such further pledge will not result in a downgrading of any rating assigned to Certificates of such Series by a nationally recognized rating agency identified in the related Prospectus Supplement.

                              With respect to any Series of Certificates secured by insurance policies or other forms of credit enhancement, the Company will have the right to substitute comparable coverage from another insurer or to provide equivalent protection for any of such insurance policies or other forms of credit enhancement so long as such substitution will not result in the downgrading of any rating assigned to Certificates of such Series by a nationally recognized rating agency identified in the related Prospectus Supplement.

ADVANCES....................  The Servicer will make advances of delinquent payments of principal and interest ("P&I
                              Advances"), as well as advances of delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses ("Servicing Advances" and, together with P&I Advances, "Advances"), with respect to the Contracts and Mortgage Loans unless (i) the Servicer concludes that the advance cannot be recovered out of the Liquidation Proceeds of the related Asset or (ii) the Advance would exceed a limit specified by the applicable Rating Agencies.

COMPENSATING INTEREST.......  If a Contract or Mortgage Loan is prepaid in full or liquidated other than on a Due Date, the Obligor generally is only required to pay interest to the date of prepayment or liquidation. In such event, to the extent provided in the related Prospectus Supplement, for so long as BCI is the Servicer of the related Asset, the Servicer is obligated to pay interest from the last day for which interest was due from the Obligor to the next succeeding Due Date, so long as such amount does not exceed the Servicer's servicing compensation for such month ("Compensating Interest").

POOLING AND SERVICING         Each Series of Certificates will be issued
AGREEMENT...................  pursuant to a Pooling and Servicing Agreement
                              (each, an "Agreement") among the Company, the Servicer and the Trustee identified in the related Prospectus Supplement. Pursuant to the Agreement, the Company will sell and assign the Asset Pool and other assets comprising the related Trust Estate to the trustee named in the related Prospectus Supplement (the "Trustee") in exchange for a Series of Certificates. Following the closing for a Series, payments of principal, including prepayments, and interest on the Contracts and Mortgage Loans with respect to the Series (together with payments from any Reserve
                              Fund or other funds for such Series) and, if applicable, reinvestment income thereon, will be passed through to the Trust as specified in the Prospectus Supplement.

                              The Trustee will periodically allocate such amounts, to the extent actually collected, advanced or received during the applicable Collection Period or Prepayment Period (as appropriate), net of various fees, premiums and expenses (the "Available Distribution Amount") among the Classes of Certificates of the related Series in the proportion and order of application set forth in the related Agreement and described in the related Prospectus Supplement. The Available Distribution may be allocated so that amounts paid as interest on the Contracts and Mortgage Loans may be distributed as principal on the Certificates and amounts paid as principal on the Contracts and Mortgage Loans may be distributed as interest on the Certificates.

DISTRIBUTIONS OF INTEREST...  Interest will be distributed periodically by the
                              Trustee on each Class of Certificates entitled to interest distributions on the dates specified in the related Prospectus Supplement (each, a "Distribution Date"). Interest will accrue on each Class of the Certificates entitled to interest distributions at the applicable Pass-Through Rate on the outstanding actual or notional principal amount of such Certificates or in accordance with such other formula as may be specified in the related Prospectus Supplement. Each periodic distribution of interest on the Certificates of a particular Class will be distributed among holders of such Class pro rata in accordance with their respective percentage ownership interests in the outstanding Certificates of such Class. Each such distribution of interest will include all interest accrued through the Accounting Date immediately preceding the applicable Distribution Date or to another date specified in the related Prospectus Supplement, provided that distributions of interest on the Certificates of a Series may be reduced as a result of delinquencies or losses on Contracts and Mortgage Loans in the related Trust.

DISTRIBUTIONS OF PRINCIPAL..  Principal will be distributed periodically by the
                              Trustee on each Class of Certificates entitled to principal distributions on the Distribution Dates specified in the related Prospectus Supplement. Each periodic distribution of principal on the Certificates of a particular Class will be distributed among holders of such Class pro rata in accordance with their respective percentage ownership interests in the outstanding Certificates of such Class, or in such other manner specified in the related Prospectus Supplement. Distributions of principal on the Certificates of a Series may be reduced to the extent of delinquencies or losses on the Contracts and Mortgage Loans in the related Trust.

                              The Final Scheduled Distribution Date for each Class of a Series is the date after which no Certificates of such Class will remain outstanding, assuming timely payments are made on the Contracts and Mortgage Loans in the related Trust in accordance with their terms, and that no Contracts or Mortgage Loans are prepaid in whole or in part. The Final Scheduled Distribution Date for a Class will be determined by reference to the maturity date of the Contract or Mortgage Loan in the related Trust which has the latest stated maturity or will be determined on the basis of the assumptions set forth in the related Prospectus Supplement. The actual maturity date of the Certificates of a Series will depend primarily upon the level of prepayments and defaults with respect to the Contracts and Mortgage Loans comprising the related Asset Pool. The actual maturity of any Certificate is likely to occur earlier and may occur substantially earlier than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal amounts of the Certificates. See "Maturity and Prepayment Considerations" and "Yield Considerations" herein.

ALLOCATION OF LOSSES AND      With respect to any defaulted Contract or
 SHORTFALLS.................  Mortgage Loan that is finally liquidated for cash
                              (a "Liquidated Asset") through repossession and resale of the underlying Manufactured Home or through foreclosure sale or other liquidation of the underlying Mortgaged Property, disposition of the related Mortgaged Property if acquired by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any (a "Realized
                              Loss"), will equal the sum of

                              (a) (1) the Unpaid Principal Balance of the
                              Liquidated Asset, plus (2) amounts reimbursable to the Servicer or Trustee for related previously unreimbursed costs, expenses and advances, plus
                              (3) amounts attributable to interest accrued but not paid on such Liquidated Asset, minus (b) Liquidation Proceeds with respect to the Liquidated Asset. Liquidation Proceeds will be allocated first to reimburse the Servicer or Trustee for previously unreimbursed Advances it made in respect of the related Asset, second to reduce accrued and unpaid interest on such Asset, and finally to reduce the Unpaid Principal Balance of such Asset.

                              Realized Losses also include Obligor Bankruptcy Losses, Special Hazard Losses and Fraud Losses. Obligor Bankruptcy Losses result when the Unpaid Principal Balance of a Contract or Mortgage Loan is reduced in connection with bankruptcy proceedings concerning the Obligor. Special Hazard Losses are losses attributable to physical damage to Mortgaged Properties or Manufactured Homes of a type which is not covered by standard hazard insurance policies, but do not include losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear. Fraud Losses are losses on Contracts or Mortgage Loans as to which there was fraud in connection with the origination of the Contract or Mortgage Loan or fraud, dishonesty or misrepresentation in connection with the application for any insurance obtained as to such Contract or Mortgage Loan.

                              In the event that P&I Advances are not made or are insufficient to cover delinquencies in principal and interest payments on the related Asset Pool, such delinquencies may result in reduced principal and interest distributions on the Certificates. A shortfall of interest may also result (1) from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, which caps the interest rate payable by certain Obligors who enter military service after entering into their Contracts or Mortgage Loans ("Soldiers' and Sailors' Shortfall"); (2) from the receipt of Liquidation Proceeds and Insurance Proceeds in an amount insufficient to pay accrued and unpaid interest on a liquidated Contract or Mortgage Loan ("Realized Interest Losses"); (3) from the prepayment in full or liquidation of a Contract or Mortgage Loan to the extent such shortfall is not covered by a Compensating Interest payment by the Servicer as described above ("Due Date Interest Shortfall") and (4) from a shortfall in interest collected on an Asset that accompanies a Special Hazard Loss, Obligor Bankruptcy Loss or Fraud Loss.

                              A Series may include one or more Classes of Certificates as to which the right to receive distributions with respect to the Asset Pool will be subordinate to the rights of holders of more Senior Certificates of such Series. Such subordination may only be to the extent of a specific amount specified in the related Prospectus Supplement (the "Subordination Amount") or may require allocation of all Realized Losses or other Shortfalls to a Subordinated Class of Certificates until its Certificate Principal Balance has been reduced to zero. If so provided in the related Prospectus Supplement, certain types of Realized Losses or Shortfalls may be allocated differently than other Realized Losses or Shortfalls. Any allocation of a Realized Loss to a Class of Certificates generally will be made by reducing the Certificate Principal Balance thereof as of the applicable Distribution Date by an amount equal to the amount of such Realized Loss.

OPTIONAL REDEMPTION OR        To the extent specified in the related Prospectus
TERMINATION.................  Supplement, the Certificates of a Series may be
                              redeemed or otherwise retired early by the party specified therein under certain circumstances.
                              See "Description of the Certificates--
                              Termination" herein.

AUCTION SALE................  The Trustee, the Servicer or certain other entities specified in the related Prospectus
                              Supplement may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Estate or otherwise, under other circumstances and in the manner specified in the related Prospectus Supplement.

FEDERAL INCOME TAX            If an election is made to treat all or a portion
CONSIDERATIONS..............  of the Trust Estate relating to a Series of
                              Certificates as a real estate mortgage investment conduit (a "REMIC"), each Class of Certificates of such Series will constitute "regular interests" in a REMIC or "residual interests" in a REMIC, as specified in the related Prospectus
                              Supplement. If no election is made to treat all or any portion of the Trust Estate relating to a Series of Certificates as a REMIC, the Trust
                              Estate will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Asset Pool and any other assets held by the Trust. See "Federal Income Tax Consequences" herein.

YIELD CONSIDERATIONS........  The Prospectus Supplement for a Series may
                              specify certain weighted average life
                              calculations, based upon an assumed rate of prepayment or a range of prepayment assumptions on the related Asset Pool. A higher level of principal prepayments on the Contracts and Mortgage Loans than anticipated is likely to have an adverse effect on the yield on any Certificate that has a purchase price greater than its principal amount ("Premium Certificates") and a lower level of principal prepayments on the Contracts and Mortgage Loans than anticipated is likely to have an adverse effect on the yield on any Certificate that has a purchase price less than its principal amount ("Discount Certificates"). It is possible under certain circumstances for holders of Premium Certificates not only to suffer a lower than anticipated yield but, in extreme cases, to fail to recoup fully their initial investment.

PRE-FUNDING.................  If so specified in the related Prospectus
                              Supplement, a portion of the issuance proceeds of the Certificates of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Mortgage Loans or Contracts from time to time during the period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Mortgage Loans or Contracts, such Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date. See "The Trusts-- Pre-Funding" herein.

                              During any Pre-Funding Period, the Company will be obligated (subject only to the availability thereof) to transfer to the related Trust additional Mortgage Loans or Contracts from time to time during such Pre-Funding Period. Such additional Mortgage Loans or Contracts will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Mortgage Loans or Contracts included in the Trust as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

                              Although the specific parameters of the Pre-
                              Funding Account with respect to any issuance of Certificates will be specified in the related Prospectus Supplement, it is anticipated that:
                              (a) the Pre-Funding Period will not exceed three months from the related Closing Date, (b) the additional Mortgage Loans or Contracts to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Mortgage Loans or Contracts included in the related Trust on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) the Pre-Funded Amount will not exceed 25% of the principal amount of the Certificates issued pursuant to a particular offering.

ERISA CONSIDERATIONS........  A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, should review carefully with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited under ERISA or the Code. See "ERISA Considerations" herein.

LEGAL INVESTMENT              If so specified in the Prospectus Supplement
CONSIDERATIONS..............  relating to a Series of Certificates, one or more
                              Classes within such Series will constitute
                              "mortgage related securities" under the Secondary
                              Mortgage Market Enhancement Act of 1984 ("SMMEA") if and for so long as they are rated in one of the two highest rating categories by the Rating
                              Agency or Agencies identified in the related
                              Prospectus

                              Supplement. Certificates that are "mortgage related securities" for SMMEA purposes would be "legal investments" for certain types of institutional investors to the extent provided in SMMEA, subject to state laws overriding SMMEA. A number of states have enacted legislation overriding the state securities registration and/or legal investment provisions of SMMEA. Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories by the appropriate Rating Agency or Agencies, and thus would not constitute "mortgage related securities" under SMMEA. Certificates may not qualify as "mortgage related securities" for other reasons as well. Certificates that do not constitute "mortgage-related securities" under SMMEA may require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as "mortgage related securities." See "Legal Investment Considerations" herein.

USE OF PROCEEDS.............  Substantially all of the net proceeds from the sale of a Series of Certificates offered hereby and by the related Prospectus Supplement will be applied to the simultaneous purchase of the Contracts and Mortgage Loans underlying such Series of Certificates or to reimburse the amounts previously used to effect the purchase of the Contracts and Mortgage Loans underlying the Certificates, the costs of carrying the Contracts and Mortgage Loans until sale of the Certificates and to pay other expenses connected with pooling the Contracts and Mortgage Loans and issuing the Certificates. Any excess will be used by the Company for its general corporate purposes. See "Use of Proceeds" herein.

RATING......................  It is a condition to the issuance of the
                              Certificates to be offered hereunder that they be rated in one of the four highest rating categories (without regard to modifiers) by at least one nationally recognized statistical rating organization, such as Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.

                                 RISK FACTORS

  Prospective Certificateholders should consider the following factors, among others, in connection with the purchase of the Certificates.

  1. VALUE OF CONTRACTS AND MORTGAGE LOANS IN WHICH CERTIFICATEHOLDERS HAVE INVESTED IS DEPENDENT ON CONDITIONS BEYOND THE COMPANY'S CONTROL.

  Value of Contracts Sensitive to Economic Conditions and Likely Will Decrease over Time. An investment in Certificates evidencing interests in Contracts may be affected by, among other things, downturns in regional or local economic conditions. Regional or local economic conditions are often volatile, and historically have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and manufactured housing installment loan agreements. Holders of the Certificates of a Series will bear all risk of loss resulting from defaults by Obligors on the underlying Contracts and will have to look primarily to the value of the related Manufactured Homes for recovery of the outstanding principal and unpaid interest of the defaulted Contracts to the extent that losses on the Contracts underlying such Series are not absorbed by other Certificates, if any, that are subordinated to such Holders' Certificates, by applicable insurance policies, if any, or by any other credit enhancement. The value of Manufactured Homes typically declines over time, and the amount recoverable upon repossession and resale of a Manufactured Home may not be sufficient to pay all principal and interest due on the defaulted Contract it secured. See "The Trusts--The Assets--The Contracts" herein.

  Contracts differ from Mortgage Loans in certain material respects. In general, Contracts may experience a higher level of delinquencies than Mortgage Loans, because the credit underwriting standards applied to borrowers under manufactured housing installment sales contracts generally are not as stringent as those applied to borrowers under many conventional residential first-lien mortgage loans. See "Underwriting Policies--Contract Underwriting Guidelines" herein. As noted above, Manufactured Homes generally decline in value over time, which may not necessarily be the case with respect to Mortgaged Properties underlying Mortgage Loans. Consequently, the losses incurred upon repossession of or foreclosure on Manufactured Homes securing the Contracts generally may be expected to be more severe than the losses that would be incurred upon foreclosure on Mortgaged Properties securing Mortgage Loans (in each case measured as a percentage of the outstanding principal balances of the related Assets). See "Certain Legal Aspects of Contracts and Mortgage Loans" herein. Certificates evidencing interests in Contracts may also be subject to other risks that are not present in the case of Certificates evidencing interests in Mortgage Loans. See "--3. Certificateholders May Realize Losses If the Servicer Is Unable to Realize on Assets Because of Provisions of Applicable State Law," and "--4. Compliance with Federal And State Lender Regulations May Cause Certain Credit and Prepayment Risks to Certificateholders" below and "Certain Legal Aspects of Contracts and Mortgage Loans" herein.

  Value of Mortgage Loans Sensitive to Changes in Residential Real Estate Markets. An investment in Certificates evidencing interests in mortgage loans may be affected, among other things, by declines in real estate values or downturns in regional or local economic conditions. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans underlying a Series, together with any secondary financing on the related Mortgaged Properties, become equal to or greater than the value of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Holders of the Certificates evidencing interests in such Mortgage Loans will bear all risk of loss resulting from default by the related mortgagors and will have to look primarily to the value of the related Mortgaged Properties for recovery of the outstanding principal of and unpaid interest on the defaulted Mortgage Loans to the extent that such losses are not covered by other Certificates, if any, that are subordinated to such Holders' Certificates, by applicable insurance policies, if any, or by any other credit enhancement. See "The Trusts--The Assets--The Mortgage Loans" herein.

  Value of Assets Transferred to the Trust Estate May Decrease. If the assets assigned to a Trust were to be sold, there can be no assurance that the proceeds of any such sale would be sufficient to distribute in full the outstanding principal amount of the related Certificates and all accrued interest due thereon. The market value of the Assets included in any Trust Estate generally will fluctuate with changes in prevailing rates of interest, among other factors. Consequently, the assets included in the Trust Estate for a Series may be liquidated at a discount from their par value or from their purchase price, in which case the proceeds of such liquidation might be less than the aggregate outstanding principal amount of the Certificates of that Series, plus interest at the Pass-Through Rate allocated to each Class of such Certificates. In such event, any shortfalls in the amounts necessary to make required distributions on the Certificates would be borne by the Certificateholders.

  2. PREPAYMENTS, YIELD AND CREDIT RISKS TO CERTIFICATEHOLDERS FROM OWNERSHIP OF FIXED POOL OF CONTRACTS AND MORTGAGE LOANS.

  Prepayment Timing and Frequency May Adversely Affect Yield of Certificateholder. Yields realized by holders of certain Classes of Certificates entitled to disproportionate allocations of principal or interest on the underlying Asset Pool will be extremely sensitive to levels of prepayments (including for this purpose, payments resulting from refinancings, liquidations due to defaults, casualties, condemnations and purchases by or on behalf of the Company or the Seller) on the Assets in the related Trust. In general, yields on Premium Certificates will be adversely affected by higher than anticipated levels of prepayments on the Assets and enhanced by lower than anticipated levels of prepayments. Conversely, yields on Discount Certificates are likely to be enhanced by higher than expected levels of prepayments and adversely affected by lower than anticipated levels of prepayments. The level of sensitivity of a Class to prepayment levels will be magnified as the disproportion of the allocation of principal and interest payments on the Assets to such Class increases. Holders of certain Classes of Certificates could fail to recover their initial investments.

  The rate of principal payments on the Contracts and Mortgage Loans will be affected by the amortization schedules of such Contracts and Mortgage Loans and the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations and purchases by or on behalf of the Company or the Seller). The rate of principal prepayments on pools of Contracts and Mortgage Loans is influenced by a variety of economic, geographic, social, tax, legal and other factors. In general, however, if the Contracts and Mortgage Loans are not subject to prepayment penalties and if prevailing interest rates fall significantly below the interest rates on the Contracts and Mortgage Loans, such Contracts and Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Contracts and Mortgage Loans. This is because, in a declining interest rate environment, the Obligors may be able to secure alternative financing of their Manufactured Homes or Mortgaged Properties with lower interest rates and lower Monthly Payments than those borne by their current Contracts or Mortgage Loans. Conversely, an Obligor is less likely to prepay his Contract or Mortgage Loan when market interest rates are higher than those in effect when the Contract or Mortgage Loan was originated. This general causal relationship may be more pronounced in the case of Mortgage Loans than in the case of Contracts, because Contracts typically have smaller principal balances than Mortgage Loans and, consequently, the effect of interest rate changes on Monthly Payments due on Contracts may be less dramatic than the effect of such changes on Monthly Payments due on Mortgage Loans.

  The holder of a Contract or Mortgage Loan (i.e., the Trustee, and through it, the Certificateholders) generally does not want the Contract or Mortgage Loan to be prepaid when prevailing interest rates are lower than they were at the time of the holder's investment in the related Certificates and generally does want the Contract or Mortgage Loan to be prepaid when prevailing interest rates are higher than they were at the time of the holder's investment in the related Certificates. This conflict between the Obligor and the holder of the Contract or Mortgage Loan exposes the holder to reinvestment risk when prevailing interest rates are lower than at the time of the holder's investment (it can only reinvest the proceeds of prepayment of a Contract or Mortgage Loan in investments bearing a lower rate of interest than that borne by the Certificate backed by the prepaid Contract or Mortgage Loan) and the loss of reinvestment opportunity when prevailing interest rates are higher than at the time of the holder's investment (it cannot reinvest its funds in higher yielding instruments).

  Credit Ratings Provided by Rating Agencies Do Not Address All Risks in an Investment in the Offered Certificates. Each Class of Certificates of a Series offered hereby and by means of the related Prospectus

Supplement will be rated in not less than the fourth highest rating category by the Rating Agency or Agencies identified in such Prospectus Supplement. Any such rating does not constitute a recommendation to buy, sell or hold the rated Certificates and is subject to revision or withdrawal at any time by the Rating Agency that issued the rating. An investor may obtain further details with respect to any rating on the Certificates from the Rating Agency that issued the rating. In addition, any such rating will be based on the credit quality of the underlying Asset Pool only and will represent only an assessment of the likelihood of receipt by Certificateholders of payments with respect to such Asset Pool. Such rating will not represent any assessment of the likelihood that prepayment experience may differ from prepayment assumptions and, accordingly, will not constitute any assessment of the possibility that holders of Premium Certificates will fail to recoup their initial investment if a high rate of principal prepayments is experienced on the related Assets. Security ratings assigned to Classes of Certificates representing a disproportionate entitlement to principal or interest collections on the underlying Assets should be evaluated independently of similar security ratings assigned to other kinds of securities.

  3. CERTIFICATEHOLDERS MAY REALIZE LOSSES IF THE SERVICER IS UNABLE TO REALIZE ON CONTRACTS BECAUSE OF PROVISIONS OF APPLICABLE STATE LAW. Each Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes are subject to a number of state laws, including, in some states, the Uniform Commercial Code (the "UCC") as adopted in such states and, in other states, such states' motor vehicle titling statutes. In some states, perfection of security interests in Manufactured Homes is governed both by the applicable UCC and by motor vehicle titling statutes. The steps necessary to perfect a security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, neither the Seller nor the Company will amend any certificates of title to change the lienholder specified therein from BCI (or any other Seller) to the Trustee or take any other steps to effect re-registration of any Manufactured Home in the Trustee's name with the appropriate state motor vehicle authority. In addition, neither the Seller nor the Company will deliver any certificate of title to the Trustee or note thereon the Trustee's interest or file any UCC-3 financing statements or other instruments evidencing the assignment to the Trustee of the Seller's security interest in any Manufactured Home. In some states, in the absence of such an amendment to the certificate of title or such a filing under the applicable UCC, it is unclear whether the assignment to the Trustee of the security interest created by a Contract in the underlying Manufactured Home will be effective or whether the Trustee's security interest in the Manufactured Home will be perfected. In addition, in the absence of notation of the Trustee's interest in a Manufactured Home on the related certificate of title or re-registration of the Manufactured Home in the Trustee's name with the appropriate state motor vehicle authority or delivery of the certificate of title to the Trustee or filing of an appropriate transfer instrument under the applicable UCC, it is unclear whether the assignment to the Trustee of the security interest created by a Contract in the underlying Manufactured Home will be effective against creditors of the Seller or a trustee in bankruptcy of the Seller. The Seller will make certain warranties relating to the validity, perfection and priority of the security interest created by each Contract in the underlying Manufactured Home in favor of the Contract's originator. A breach of any such warranty that materially and adversely affects the Trust's interest in any Contract would create an obligation on the part of the Seller to repurchase or substitute for such Contract unless such breach is cured within 90 days after the Seller's discovery of or receipt of notice of such breach.

  4. COMPLIANCE WITH FEDERAL AND STATE LENDER REGULATIONS MAY CAUSE CERTAIN CREDIT AND PREPAYMENT RISKS TO CERTIFICATEHOLDERS. Numerous federal and state consumer protection laws impose requirements on lending under mortgage loans or retail installment sales contracts such as the Assets, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities on the part of such lender's assignees to the Obligors for amounts due under such mortgage loans or contracts or to an Obligor's right of set-off against claims by such assignees as a result of such lender's or seller's noncompliance. To the extent these laws affect the Assets, these laws would apply to the Trustee as assignee of the Assets. Except as may be set forth in the related Prospectus Supplement, the Seller will warrant that the origination of each Asset complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the Obligor under any Asset and that each Asset is enforceable against the related Obligor in accordance with its terms, subject to applicable bankruptcy and similar laws, laws affecting creditors' rights generally and general principles of equity. A breach of any such warranty that materially and adversely affects the Trust's interest in any Asset would create an obligation on the part of the Seller to repurchase or substitute for such Asset unless such breach is cured within 90 days after the Seller's discovery of such breach or after notice of such breach is provided to the Seller. If the credit support provided by any Subordinated Certificates, any insurance or any other credit enhancement is exhausted, application of these consumer protection laws could limit the ability of the Certificateholders to realize upon Manufactured Homes or Mortgaged Properties securing defaulted Assets or could limit the amount collected on such defaulted Contracts and Mortgage Loans to less than the amount due thereunder. See "Certain Legal Aspects of the Contracts and Mortgage Loans--The Contracts--Enforcement of Security Interests in Manufactured Homes" and "--Consumer Protection Laws" herein and "Certain Legal Aspects of the Contracts and Mortgage Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein.

  5. CERTIFICATEHOLDERS MUST LOOK SOLELY TO THE TRUST ESTATE FOR DISTRIBUTIONS OF PRINCIPAL AND INTEREST. The Certificates of a Series are obligations of the related Trust only, and holders of Certificates of a Series may look only to the assets of the related Trust for distributions on such Certificates. The Certificates will not represent an interest in or obligation of the Company, the Servicer or any Underwriter, or any affiliates of the Company, the Servicer or any Underwriter, except to the extent described herein or in the related Prospectus Supplement. See "The Trusts--Certificate Guarantee Insurance" and "--Alternate Credit Enhancement" herein. The Certificates will not be insured or guaranteed by any government agency or instrumentality, the Company, or any Underwriter or any of their affiliates, or the Servicer, except described herein. See "The Trusts--Certificate Guarantee Insurance" and "--Alternate Credit Enhancement" herein.

  6. THERE WILL BE A LIMITED MARKET FOR THE OFFERED CERTIFICATES. There can be no assurance that a secondary market will develop for the Certificates of any Series or, if it does develop, that it will provide the holders of such Certificates with liquidity of investment or that any such liquidity will continue to exist for the term of such Certificates. Certificates issued in book-entry form may be less liquid than Certificates issued in fully-registered certificated form. See "Description of the Certificates--Book-Entry Procedures" herein.

  7. AVAILABILITY OF EXTERNAL CREDIT ENHANCEMENT DOES NOT ELIMINATE RISKS OF REALIZED LOSSES ON THE OFFERED CERTIFICATES. If insurance policies or other credit enhancement are provided with respect to a Series of Certificates, the insurance policies (including FHA insurance and any VA guarantees) or other credit enhancement on the Contracts or the Mortgage Loans or any other part of the related Trust Estate will not provide protection against all contingencies and will cover certain contingencies only to a limited extent. See "The Trusts--Insurance" herein.

  8. CERTIFICATEHOLDERS SUBJECT TO LOSS IF RATE OF DELINQUENCIES AND AMOUNT OF REALIZED LOSSES EXCEED CERTAIN LEVELS. With respect to Certificates of a Series that includes a Class of Subordinated Certificates, while the subordination feature is intended to enhance the likelihood of timely payment of principal and interest to Senior Certificateholders, the available subordination may be limited, as specified in the related Prospectus Supplement. In addition, with respect to Certificates of a Series supported by a Reserve Fund, the Reserve Fund could be depleted under certain circumstances. In either case, shortfalls could result for both the Senior Certificates and the Subordinated Certificates of such Series. Prospective purchasers of a Class of Certificates should carefully review the credit risks entailed in such Class resulting from its subordination or from the timing of the distributions intended to be made on such Class.

  9. CERTIFICATES PURCHASED AT A DISCOUNT OR PREMIUM FROM THEIR PARITY PRICE ARE SUBJECT TO PARTICULAR TAX RISKS. Discount Certificates generally will be treated as issued with original issue discount for federal income tax purposes. In addition, certain classes of Premium Certificates (e.g., interest-only securities) may be treated by the Trustee under applicable provisions of the Code as stripped coupons issued with original issue discount. The Trustee will report original issue discount with respect to such Discount and Premium Certificates on an accrual basis, which may be prior to the receipt of cash associated with such income. See "Federal Income Tax Consequences" herein.

  10. REMIC RESIDUAL CERTIFICATES SUBJECT TO PARTICULAR TAX RISKS. Residual Certificates are subject to certain special tax considerations that differ from those applicable to REMIC Regular Certificates and to Certificates in a Series for which no REMIC election is made. See "Federal Income Tax Consequences" herein.

  11. RECHARACTERIZATION OF THE TRANSACTION IN BANKRUPTCY CASES COULD RESULT IN DELAYS OR ACCELERATION OF DISTRIBUTIONS ON THE OFFERED CERTIFICATES. The Company intends that the transfer of an Asset Pool to the related Trust constitute a sale rather than a pledge of such Asset Pool to secure indebtedness of the Seller. However, if the Seller were to become a debtor under the federal Bankruptcy Code, it is possible that a creditor, a bankruptcy trustee of the Seller, or the Seller itself as debtor-in-possession may argue that the sale of the Asset Pool by the Seller is a pledge of the Asset Pool rather than a sale. This position, if argued before or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders. In addition, if an affiliate of the Seller were to become insolvent, a creditor, a bankruptcy trustee of such affiliate, or such affiliate itself as debtor-in-possession may argue that the Seller's assets should be substantively consolidated into such affiliate's estate. This position, if argued before or accepted by a court, could similarly result in a delay in or reduction of distributions to the related Certificateholders.

  A case (Octagon Gas Systems, Inc. v. Rimmer, 995 F.2D 948 (10th Cir.), Cert. Denied 114 S. Ct. 554 (1993)) decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by a debtor under Article 9 of the UCC would remain property of the debtor's bankruptcy estate. Although the Contracts constitute chattel paper under the UCC rather than accounts, sales of chattel paper are similarly governed by
Article 9 of the UCC. If, following a bankruptcy of BCI, a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, then delays or reductions in payments of collections on or in respect of the Contracts could occur.

  12. THE RATE OF PAYMENTS ON THE CERTIFICATES IS DEPENDENT ON THE PAYMENT PROVISIONS OF THE ASSETS AND THE ASSETS MAY CONTAIN A VARIETY OF PAYMENT PROVISIONS. The Assets included in the Trust for a Series may be subject to various types of payment provisions. As more fully described herein under "The Trusts--The Assets," such Assets may consist of Level Payment Loans, Adjustable Rate Assets, Buy-Down Loans, Interest Reduction Loans, GEM Loans, GPM Loans, Step-up Rate Loans, Balloon Payment Loans, Convertible Loans, Bi-Weekly Loans, Level Payment Buy-Down Loans, Increasing Payment Loans, and such other types of Assets as are specified and described in the related Prospectus Supplement.

  In general, Buy-Down Loans, Level Payment Buy-Down Loans, Increasing Payment Loans, GEM Loans, GPM Loans and Step-up Rate Loans involve lower Monthly Payment obligations for some period following their origination, followed by higher Monthly Payment obligations thereafter. Obligors on these types of Assets may be more likely to default on their obligations to make Monthly Payments than Obligors on Level Payment Loans, particularly as their Monthly Payments increase. The Monthly Payments payable by Obligors on Balloon Payment Loans are not sufficient to provide for complete amortization of their loans by their stated maturity dates, and, on the stated maturity date for a Balloon Payment Loan, the related Obligor is required to make a "balloon" payment in excess, and likely substantially in excess, of the Monthly Payments required from such Obligor during preceding months. Obligors on Balloon Payment Loans are generally more likely to default on their final "balloon" payments than are Obligors on Level Payment Loans to default in making their Monthly Payments. As a result, the rate of repossession of and foreclosure on Manufactured Homes and Mortgaged Properties securing Buy-Down Loans, Level Payment Buy-Down Loans, Increasing Payment Loans, GEM Loans, GPM Loans, Step-up Rate Loans and Balloon Payment Loans may be higher than the rate of repossession of and foreclosure on Manufactured Homes and Mortgaged Properties securing Level Payment Loans, and the likelihood that Realized Losses will be allocated to Certificates may be higher than would otherwise be the case to the extent the related Trust Estate includes Buy-Down Loans, Level Payment Buy-Down Loans, Increasing Payment Loans, GEM Loans, GPM Loans, Step-up Rate Loans and/or Balloon Payment Loans in addition to or instead of Level Payment Loans.

  The interest rates on Adjustable Rate Assets will adjust periodically to equal the sum of the applicable Index and Gross Margin. As the Index applicable to an Adjustable Rate Asset increases, the amount of the related

Obligor's Monthly Payments will be increased, subject to certain limitations. As a result, Obligors on Adjustable Rate Assets may be more likely to default on their obligations to make Monthly Payments than Obligors on Assets bearing interest at fixed rates in rising interest rate environments. In addition, the Seller of any Convertible Loan, to the extent provided in the related Prospectus Supplement, may be required to repurchase such Asset if the related Obligor elects to convert the related Asset Rate from an adjustable rate to a fixed rate of interest. Any such repurchase of a Convertible Loan included in an Asset Pool will have the same effect on the holders of the Certificates of the related Series as a prepayment in full of such Asset. Certificates may be subject to a higher rate of prepayments of the underlying Assets than would otherwise be the case to the extent the related Trust Estate includes Convertible Loans and to the extent the related Seller has such a repurchase obligation.

  13. BOMBARDIER CAPITAL INC. HAS LIMITED LOAN LOSS OR DELINQUENCY
EXPERIENCE. BCI commenced funding and underwriting manufactured housing installment sales contracts and mortgage loans in April 1997. BCI's experience with its underwriting guidelines is limited. Consequently, the loan loss and delinquency experience of BCI's servicing portfolio may not be representative of the loan loss and delinquency experience of loans in any Series underwritten to BCI's guidelines.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Agreement") among the Company, as seller of the Certificates, BCI, as the Servicer (or another Servicer if one is named in the related Prospectus Supplement) and the Trustee named in the related Prospectus Supplement. A copy of the form of the Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Prospectus Supplement for each Series will describe any provisions of the Agreement relating to such Series which differ materially from the form of the Agreement filed as an exhibit to the Registration Statement.

  The Company may sell to investors one or more Classes of a Series of Certificates in transactions not requiring registration under the Securities Act of 1933, as amended.

  The Offered Certificates of each Series of Certificates will be rated upon issuance as specified in the related Prospectus Supplement by the Rating Agency or Agencies identified therein. The following summaries describe certain provisions common to each Series of Certificates. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the particular Agreement relating to the Series of Certificates. When particular provisions or terms used in the Agreement are referred to, the actual provisions thereof (including definitions of terms therein) are incorporated by reference.

  The Certificates of each Series will represent interests in a separate Trust created pursuant to the related Agreement, as specified in the related Prospectus Supplement. The Trust Estate for a Series will be held by the related Trustee for the benefit of the related Certificateholders. Each Trust Estate, to the extent specified in the related Prospectus Supplement, will include: (1) the Assets which are subject to the related Agreement from time to time; (2) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders (including the Certificate Account and the Distribution Account maintained pursuant to the related Agreement); (3) with respect to a Series of Certificates evidencing interests in Contracts, underlying Manufactured Homes and Real Properties acquired by the Trust through repossession, foreclosure or otherwise; (4) with respect to a Series of Certificates evidencing interests in Mortgage Loans, property which secured a Mortgage Loan and which was acquired by foreclosure or deed in lieu of foreclosure; (5) (a) the Standard Hazard Insurance Policies maintained with respect to the underlying Manufactured Homes and Mortgaged Properties, (b) the related Pool Insurance Policy, if any, (c) the related Special Hazard Insurance Policy, if any, (d) the related Obligor Bankruptcy Insurance, if any, (e) any Primary Mortgage Insurance Policies, FHA insurance and VA guarantees and (f) the Buy-Down Fund and GPM Fund, if any; (6) the Reserve Fund, if any; (7) any letter of credit, guarantee or surety bond, insurance policy or other credit enhancement securing payment of all or part of the related Series of Certificates; (8) if specified in the related Prospectus Supplement, any related Pre-Funding Account; (9) such other property as may be specified in the related Prospectus Supplement; and (10) proceeds of any of the foregoing.

  The Agreement for a Series will generally provide that Certificates may be issued thereunder up to the aggregate principal amount authorized by the Company. Each Series will consist of one or more Classes of Certificates and may include: (1) one or more Classes of Senior Certificates entitled to certain preferential rights to distributions of principal and interest; (2) one or more Classes of Subordinated Certificates; (3) one or more Classes of Certificates representing an interest only in a specified portion of interest payments on the Assets in the related Trust and that may have no principal balance, a nominal principal balance or a Notional Principal Amount ("Strip Classes"); (4) one or more Classes of Certificates representing an interest only in specified payments of principal on the Assets ("Principal Only Classes"); (5) one or more Classes of Certificates upon which interest will accrue but will not be distributed until certain other Classes of Certificates of the same Series have received their final distributions ("Compound Interest Classes" and "Capital Appreciation Classes" and, collectively, "Accretion Classes"); and (6) one or more Classes of Certificates entitled to fixed principal payments under certain conditions ("PAC Classes") and companion classes thereto ("Companion Classes").

Each Series as to which a REMIC election has been or is to be made will consist of one or more Classes of REMIC Regular Certificates (which may consist of Certificates of the types specified in the preceding sentence) and one Class of Residual Certificates for each related REMIC.

  The Certificates of each Series will be issued in fully-registered certificated or book-entry form in authorized denominations for each related Class as specified in the related Prospectus Supplement. The Certificates of each Series issued in certificated form may be transferred or exchanged at the corporate trust office of the Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection with a transfer. The Trustee will make distributions of principal and interest on each certificated Certificate by check or wire transfer to each person in whose name such Certificate is registered as of the close of business on the Record Date for such distribution (as specified in the related Prospectus Supplement) at the address appearing in the Certificate Register, except that the final distributions in retirement of each certificated Certificate will be made only upon presentation and surrender of such Certificate at the corporate trust office of the Trustee. The Trustee will make distributions with respect to Book-Entry Certificates as set forth below.

BOOK-ENTRY PROCEDURES

  The Prospectus Supplement for a Series may specify that certain Classes of Certificates initially will be issued as Book-Entry Certificates in the authorized denominations specified in such Prospectus Supplement. Each such Class will be represented by a single certificate registered in the Certificate Register in the name of a nominee of the depository, which is expected to be The Depository Trust Company ("DTC" and, together with any successor or other depository (which must be a Clearing Agency) selected by the Company, the "Depository"). No person acquiring a Book-Entry Certificate (a "Beneficial Owner") will be entitled to receive a definitive certificate representing its Certificate.

  DTC performs services for its Participants, some of whom (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book- Entry Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository Participants as in effect from time to time.

  A Beneficial Owner's ownership of a Book-Entry Certificate will be reflected in the records of the brokerage firm, bank, thrift institution or other financial intermediary (any of the foregoing, a "Financial Intermediary") that maintains such Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be reflected in the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary whose interest in turn will be reflected in the records of the Depository, if the Beneficial Owner's Financial Intermediary is not a direct Depository Participant). Therefore, the Beneficial Owner must rely on the procedures of its Financial Intermediary or Intermediaries and of the Depository in order to evidence its beneficial ownership of a Book-Entry Certificate, and beneficial ownership of a Book-Entry Certificate may only be transferred by compliance with the procedures of such Financial Intermediaries and Depository participants.

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Depository Participants") and facilitates the clearance and settlement of securities transactions between Depository Participants in such securities through electronic book-entry changes in accounts of Depository Participants, thereby eliminating the need for physical movement of certificates. Depository Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indirectly ("Indirect Participants").

  Distributions of principal and interest on the Book-Entry Certificates will be made on each Distribution Date to the Depository. The Depository will be responsible for crediting the amount of such distributions to the accounts of the applicable Depository Participants in accordance with the Depository's normal procedures. Each Depository Participant will be responsible for disbursing such payments to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents. As a result of the foregoing procedures, Beneficial Owners of the Book Entry Certificates may experience some delay in their receipt of payments.

  While the Offered Certificates are outstanding (except if the Offered Certificates are subsequently issued in certificated, fully-registered form, which can only occur under the limited circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Unless and until the Offered Certificates are issued in certificated form, Beneficial Owners who are not Participants may transfer ownership of the Offered Certificates only through Participants by instructing such Participants to transfer the Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with such purchasers' respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Because transactions in Book-Entry Certificates can be effected only through the Depository, participating organizations, Indirect Participants and certain banks, the ability of a Beneficial Owner of a Book-Entry Certificate to pledge such Certificate to persons or entities that are not Depository Participants, or otherwise to take actions in respect of such Certificate, may be limited due to the lack of a physical certificate representing such Certificate. Issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market because investors may be unwilling to purchase Book-Entry Certificates for which they cannot obtain physical certificates.

  The Book-Entry Certificates will be issued in fully-registered, certificated form to Beneficial Owners of such Book-Entry Certificates or their nominees, rather than to the Depository or its nominee, only if (1) the Company advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Company is unable to locate a qualified successor within 30 days or (2) the Company, at its option, elects to terminate the book-entry system maintained through the Depository. Upon the occurrence of either event described in the preceding sentence, the Trustee is required to notify the Depository, which in turn will notify all Beneficial Owners of Book-Entry Certificates through Depository participants, of the availability of certificated Certificates. Upon surrender of the Depository of the certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as certificated Certificates to the Beneficial Owners of the Book-Entry Certificates. Upon issuance of certificated Certificates to Beneficial Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

  DTC has advised the Company and the Trustee that, unless and until the Offered Certificates are issued in certificated, fully-registered form under the circumstances described above, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Offered Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Offered Certificates. DTC may take action, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

  Neither the Company, BCI, the Servicer nor the Trustee will have any liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of the Book-Entry Certificates held by the Depository, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ALLOCATION OF COLLECTIONS FROM THE ASSETS

  The Prospectus Supplement for a Series will specify the Available Distribution Amount for such Series, which in general will be equal to the amount of principal and interest actually collected, advanced or otherwise received with respect to the related Asset Pool during the applicable Collection Period or Prepayment Period, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The Available Distribution will be allocated among the Classes of Certificates of the related Series in the proportion and order of application set forth in the related Agreement and described in the related Prospectus Supplement. The Available Distribution may be allocated so that amounts paid as interest on the Assets may be distributed as principal on the Certificates and amounts paid as principal on the Assets may be distributed as interest on the Certificates.

  A Class of Certificates entitled to distributions of interest may receive such interest at a specified rate (a "Pass-Through Rate"), which may be fixed or adjustable. The Classes of Certificates within a Series may have the same or different Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate, or the method for determining the Pass-Through Rate, for each applicable Class, and the method of determining the amount to be distributed on any Strip Classes on each Distribution Date. Residual Certificates offered hereby may or may not have a Pass-Through Rate. In addition to representing entitlement to regular distributions of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent entitlement to receive amounts remaining in the Distribution Account on any Distribution Date after allocation of scheduled distributions to all other outstanding Classes of Certificates of that Series and after all required deposits have been made into any related Reserve Funds. Certain Classes of Certificates may have a Notional Principal Amount. A "Notional Principal Amount" of a Certificate is used solely for purposes of determining the amount of interest distributions and certain other rights and obligations of the holder of such Certificate and does not represent any beneficial interest in principal payments on the Assets in the related Trust. Interest distributions on the Certificates generally will include interest accrued through the Accounting Date preceding the applicable Distribution Date or through another date specified in the related Prospectus Supplement. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months or on the basis of actual elapsed days, as specified in the related Prospectus Supplement.

  With respect to a Series that includes one or more Classes of Subordinated Certificates, the Senior Certificates will generally not bear any Realized Losses on the related Assets, until the Subordinated Certificates of that Series have borne Realized Losses up to a specified Subordination Amount or loss limit or until the principal amount of the Subordinated Certificates has been reduced to zero, either through the allocation of Realized Losses, distributions of principal, or both. Distributions of interest may be reduced to the extent of shortfalls on the Assets of the related Trust. With respect to a Series that includes a Class of Subordinated Certificates, any shortfall may result in a reallocation of amounts otherwise distributable to less senior Certificates for distribution to more senior Certificates.

  Principal and interest distributable on a Class of Certificates may be distributed among the Certificates of such Class pro rata in the proportion that the outstanding principal or notional amount of each Certificate of such Class (or each Certificate's designated "percentage interest," in the case of Certificates with no Certificate Principal Balance or notional principal amount) bears to the aggregate outstanding principal or notional amount of all Certificates of such Class (or to a "percentage interest" of 100%, in the case of Certificates with no Certificate Principal Balance or notional principal amount), or in such other manner as may be detailed in the related Prospectus Supplement. Interest distributable on a Class of Certificates may be allocated among the Certificates of such Class pro rata in the proportion that the outstanding principal or notional amount of each Certificate of such Class (or each Certificate's designated "percentage interest," in the case of Certificates with no Certificate Principal Balance or notional principal amount) bears to the aggregate outstanding principal or notional amount of all Certificates of such Class (or to a "percentage interest" of 100%, in the case of Certificates with no Certificate Principal Balance or notional principal amount), or in such other manner as may be detailed in the related Prospectus Supplement.

  The Final Scheduled Distribution Date for each Class of Certificates will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the Assets included in the Trust for that Series.

OPTIONAL REDEMPTION OR TERMINATION

  To the extent and under the circumstances specified in the related Prospectus Supplement, the Certificates of a Series may be redeemed prior to their Final Scheduled Distribution Date at the option of the Company, the Servicer or such other party as may be specified in the related Prospectus Supplement by purchase of the outstanding Certificates of such Series. The right so to redeem the Certificates of a Series will be conditioned upon (1) the passage of a certain date specified in the Prospectus Supplement and/or
(2) (a) the decline of the aggregate Scheduled Principal Balance of the Assets in the Trust to less than a percentage (specified in the related Prospectus Supplement) of the aggregate Scheduled Principal Balance of the Assets in the Trust at the related Cut-off Date or (b) the decline of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates to less than a percentage (specified in the related Prospectus Supplement) of the aggregate Certificate Principal Balance of the applicable Class or Classes of Certificates at the Closing Date for the Series. The percentage balances of the aggregate Scheduled Principal Balance of the Assets and the aggregate Certificate Principal Balance of a Class referred to in (2)(a) and (2)(b), respectively, above, may range from 5% to 25%. In the event the option to redeem the Certificates is exercised, the purchase price distributed with respect to each Certificate offered hereby and by the related Prospectus Supplement will equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate, less any unreimbursed Advances and unrealized losses allocable to such Certificate. Notice of the redemption of the Certificates will be given to Certificateholders as provided in the related Agreement.

  In addition, the Company or the Servicer or the holders of a majority in interest of any Class of Residual Certificates of the related Series may at their respective options repurchase all related Contracts and Mortgage Loans remaining outstanding at a time specified in the related Prospectus Supplement, which will be when the aggregate Scheduled Principal Balance of such Contracts or Mortgage Loans is less than a percentage (specified in the related Prospectus Supplement, but may range from 5% to 25%) of the aggregate Scheduled Principal Balance of the Contracts or Mortgage Loans on the Cut-off Date, or when the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates is less than a percentage (specified in the related Prospectus Supplement, but may range from 5% to 25%) of the aggregate Certificate Principal Balance of such Class or Classes at the Closing Date. The termination price for a Trust will be specified in the related Agreement, and will generally equal the sum of (1) any Liquidation Expenses incurred by the Servicer in respect of any Contract or Mortgage Loan that has not yet been liquidated; (2) all amounts required to be reimbursed or paid to the Servicer in respect of previously unreimbursed Servicing Advances; and (3) the greater of (a) the sum of (i) the aggregate Unpaid Principal Balance of the related Contracts and Mortgage Loans, plus accrued and unpaid interest thereon through the preceding Accounting Date for the date of repurchase at the Asset Rates borne by such Contracts and Mortgage Loans, plus (ii) the lesser of (A) the aggregate Unpaid Principal Balance of each Contract and Mortgage Loan that had been secured by any Repo Property or REO Property remaining in the Trust, plus accrued interest thereon at the Asset Rates borne by such Contracts and Mortgage Loans through the Accounting Date preceding such purchase, and (B) the current appraised value of any such Repo Property or REO Property (net of Liquidation Expenses to be incurred in connection with the disposition of such property estimated in good faith by the Servicer), such appraisal to be conducted by an appraiser mutually agreed upon by the Servicer and the Trustee, plus all previously unreimbursed P&I Advances made in respect of such Repo Property or REO Property, and (b) the aggregate fair market value of the assets of the related Trust (as reasonably determined by the Servicer as described in the related Agreement) plus all previously unreimbursed P&I Advances made with respect to the related Assets. The fair market value of the assets of a Trust as determined for purposes of a terminating purchase shall be deemed to include accrued interest through the Accounting Date preceding the date of such purchase at the applicable Asset Rate on the Unpaid Principal Balance of each Contract and Mortgage Loan (including any Contract that has become a Repo Property and any Mortgage Loan that has become a REO Property, which Repo Property or REO Property has not yet been disposed of by the Servicer). The basis for any such valuation shall be furnished by the Servicer to the Certificateholders upon request.

  On the date set for termination of a Trust, the termination price shall be distributed (1) first to the Servicer and the Trustee to reimburse them for all previously unreimbursed Liquidation Expenses paid and Advances made by the Servicer or the Trustee with respect to the related Assets and any other reimbursable and (2) second to the Certificateholders in accordance with the payment priorities that apply on each Distribution Date as described in the related Prospectus Supplement. This will result in the distribution with respect to each Certificate offered hereby and by the related Prospectus Supplement of an amount equal to 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable Pass-Through Rate, less any unreimbursed Advances and unrealized losses allocable to such Certificate.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

  The prepayment experience on an Asset Pool will affect (1) the average life of the related Certificates and each Class thereof issued by the related Trust; (2) the timing of the final distribution for each Class (and whether such final distribution occurs prior to its Final Scheduled Distribution
Date); and (3) the effective yield on each Class of such Certificates. Because prepayments will be passed through to the holders of Certificates of each Series as distributions of principal, it is likely that in the event of such prepayments, the final distribution on each Class of Certificates of a Series will occur prior to its Final Scheduled Distribution Date.

  Contracts and Mortgage Loans generally may be prepaid in full or in part without penalty. FHA Contracts and Mortgage Loans and VA Contracts and Mortgage Loans may be prepaid at any time without penalty. The Company anticipates that a significant number of the Contracts and Mortgage Loans will be paid in full prior to their maturity. A number of factors, including homeowner mobility, national and local economic conditions, age of the Contracts and Mortgage Loans, interest rates and the availability of alternative financing may affect the prepayment experience of a particular Asset Pool.

  The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing market interest rates fall significantly below the interest rates borne by particular Contracts or Mortgage Loans, the Contracts and Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates borne by such Contracts and Mortgage Loans. However, the rate of principal prepayments on Contracts and Mortgage Loans is influenced by a variety of economic, geographic, social, tax, legal and other factors. Accordingly, there can be no assurance that any Contracts or Mortgage Loans included in an Asset Pool will conform to past prepayment experience or any assumed rate of prepayment.

  It is customary in the mortgage industry in quoting yields (1) on a pool of 30-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 30-year schedule and is then prepaid in full at the end of the 12th year and (2) on a pool of 15-year fixed-rate, level payment mortgages, to compute the yield as if the pool were a single loan that is amortized according to a 15-year schedule and then is prepaid in full at the end of the seventh year.

  Information regarding the prepayment assumptions utilized in preparing any Prospectus Supplement will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

  See "Description of the Certificates--Optional Redemption or Termination" herein for a description of the Company's or other party's option to repurchase the Contracts or Mortgage Loans comprising part of a Trust Estate when certain triggering events occur. See also "The Trusts--The Contracts" and "--The Mortgage

Loans" and "Sale and Servicing of Contracts and Mortgage Loans-- Representations and Warranties" herein for a description of the obligations of the Company, the Servicer or another party, as specified in the related Prospectus Supplement, to repurchase a Contract or Mortgage Loan in case of a breach of a representation or warranty relative to such Contract or Mortgage Loan. Any such repurchase will have the effect of a full prepayment of the outstanding principal balance of the related Contract or Mortgage Loan. See also "Yield Considerations" herein.

                             YIELD CONSIDERATIONS

  Distributions of interest on the Certificates generally will include interest accrued through the Accounting Date for the applicable Distribution Date. Because distributions to the Certificateholders generally will not be made until the Distribution Date following the preceding Accounting Date, the effective yield to the holder of a Certificate will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price for the Certificate.

  The yield to maturity of any Certificate will be affected by the rate and timing of payment of principal of the underlying Contracts and Mortgage Loans. If the purchaser of a Certificate offered at a discount from its Parity Price (as defined below) calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is faster than that actually received on the underlying Contracts and Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a Certificate offered at a premium over its Parity Price calculates the anticipated yield to maturity of such Certificate based on an assumed rate of payment of principal that is slower than that actually received on the underlying Contracts and Mortgage Loans, the actual yield to maturity will be lower than that so calculated. "Parity Price" is the price at which a Certificate will yield its coupon, after giving effect to any payment delay.

  The timing of changes in the rate of prepayments on the Contracts and Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on an Asset, the greater will be the effect on a related investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on the underlying Assets affects the weighted average life and other characteristics of any Class of Certificates, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying Contracts and Mortgage Loans and the suitability of the applicable Certificates to their investment objectives. For a discussion of factors affecting principal prepayments on the Contracts and Mortgage Loans underlying a Series of Certificates, see "Maturity and Prepayment Considerations" above.

  The yield on each Class of Certificates also will be affected by Realized Losses or Shortfalls allocated to such Class.

                                  THE TRUSTS

GENERAL

  A Trust Estate may include Contracts and/or Mortgage Loans. Each Trust Estate also may include (1) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders (including the Certificate Account and the Distribution Account) maintained pursuant to the related Agreement; (2) any Manufactured Home or Real Property which initially secured a related Contract and which is acquired by repossession, foreclosure or otherwise; (3) any property which initially secured a related Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure or otherwise; (4) if so specified in the related Prospectus Supplement, any related Reserve Fund; (5) if specified in the related Prospectus Supplement, any related Pre-Funding Account; (6) any insurance policies, guarantees and any other credit enhancement maintained with respect to the related Certificates, the related Contracts, the related Mortgage Loans or all or any part of such Trust Estate that is required to be maintained pursuant to the related Agreement; and (7) such other property as is specified in the related Prospectus Supplement.

THE ASSETS

 General

  Each Certificate will evidence an interest in one Trust Estate, containing one or more Asset Pools comprised of Contracts and/or Mortgage Loans having the aggregate principal balance as of the Cut-off Date specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in the related Asset Pool(s) and will have no interest in any Asset Pools created with respect to any other Series of Certificates.

  The Company will acquire the underlying Contracts and Mortgage Loans from BCI or another Seller, which may have originated the Contracts and Mortgage Loans or may have acquired them in the open market or in privately negotiated transactions. A brief description of the Contracts and Mortgage Loans expected to be included in the Trust Estates is set forth under "--The Contracts" and "--The Mortgage Loans" below. Specific information respecting the Contracts and Mortgage Loans included in a particular Trust Estate will be provided in the related Prospectus Supplement and, to the extent such information is not fully provided in the related Prospectus Supplement, in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the related Current Report on Form 8-K and will be available for inspection at the corporate trust office of the Trustee (the location of which will be specified in the related Prospectus Supplement).

  Whenever in this Prospectus terms such as "Asset Pool," "Trust Estate," "Agreement" or "Pass-Through Rate" are used, those terms apply, unless the context otherwise indicates, to one specific Asset Pool, Trust Estate, Agreement and the Pass-Through Rates applicable to the related Series of Certificates.

  For each Series of Certificates, the Company will cause the Contracts and Mortgage Loans included in the related Asset Pool to be assigned to the trustee named in the related Prospectus Supplement (the "Trustee"). The Contracts and Mortgage Loans will be serviced, and Certificates administered, by BCI (in such capacity, the "Servicer"), a wholly-owned subsidiary of Bombardier Corporation and an affiliate of the Company, or another Servicer. The Servicer may perform such activities directly or through other servicing institutions ("Sub-servicers"). See "Sale and Servicing of the Contracts and Mortgage Loans--Servicing" herein. With respect to those Contracts and Mortgage Loans serviced by the Servicer through a Sub-servicer, the Servicer will remain liable for its servicing obligations under the Agreement as if the Servicer alone were servicing such Contracts and Mortgage Loans. The Servicer may delegate certain computational, data processing, collection and foreclosure (including repossession) duties under any Agreement without appointing a Sub-servicer and without any notice to or consent from the Company or the Trustee, provided that the Servicer remains fully responsible for the performance of such duties.

 Types of Assets

  The Assets included in the Trust for a Series may be subject to various types of payment provisions. Such Assets may consist of (1) "Level Payment Loans," which may provide for the payment of interest and full repayment of principal in level Monthly Payments with a fixed rate of interest computed on their declining principal balances; (2) "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index; (3) "Buy-Down Loans," which are Assets for which funds have been provided by someone other than the related Obligors to reduce the Obligors' Monthly Payments during the early period after origination of such Assets; (4) "Level Payment Buy-Down Loans," as described below; (5) "Increasing Payment Loans," as described below; (6) "Interest Reduction Loans," which provide for the one-time reduction of the interest rate payable thereon; (7) "GEM Loans," which provide for (a) Monthly Payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such Monthly Payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets; (8) "GPM Loans," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the Unpaid Principal Balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years;
(9) "Step-up Rate Loans," which provide for Asset Rates that increase over time; (10) "Balloon Payment Loans," which include Assets on which only interest is payable until maturity, as well as Assets that provide for the full amortization of principal over a certain amortization period, but require all remaining principal to be paid at the end of a shorter period; (11) "Convertible Loans," which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related Obligors may exercise an option to convert the adjustable Asset Rate to a fixed Asset Rate; and (12) "Bi-Weekly Loans," which provide for Obligor payments to be made on a bi-weekly basis.

  A Level Payment Buy-Down Loan is an Asset that provides for a reduction in the Obligor's Monthly Payments thereunder for a period of up to the first four years after origination of such Asset and as to which funds have been provided by someone other than the Obligor to cover such reductions during those years. Accordingly, payments due on Level Payment Buy-Down Loans will be the same as payments due on Level Payment Loans without buy-down provisions, except that the former will include amounts to be collected from the related Servicers pursuant to either buy-down or subsidy agreements in addition to amounts to be collected from the related Obligors.

  An Increasing Payment Loan is an Asset that provides for Obligor Monthly Payments that are fixed for an initial period of six, 12 or 24 months, and which increase thereafter (at a predetermined rate expressed as a percentage of the Obligor's Monthly Payment during the preceding payment period, subject to any caps on the amount of any single Monthly Payment increase) for a period not to exceed nine years from the date of origination, after which the Obligor's Monthly Payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled Monthly Payment with respect to an Increasing Payment Loan is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the Obligor's Monthly Payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Loans, payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The Obligor's initial Monthly Payments for each Increasing Payment Loan are set at the level-payment amount that would apply to an otherwise identical Level Payment Loan having an Asset Rate a certain number of percentage points below the Asset Rate of such Increasing Payment Loan. The Obligor's Monthly Payments on each Increasing Payment Loan, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Loan at the related Asset Rate, without negative amortization. An Obligor's Monthly Payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

 "Due-on-Sale" Clauses

  A Contract or the Mortgage Note or Mortgage used in originating a conventional Mortgage Loan may contain a "due-on-sale" provision permitting the holder of the Contract or Mortgage Loan to accelerate the maturity of the Contract or Mortgage Loan upon the Obligor's conveyance of the underlying Manufactured Home or Mortgaged Property. See "--The Contracts-- Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses" and "--The Mortgage Loans--"Due-On-Sale" Clauses," in each case under the heading "Certain Legal Aspects of Contracts and Mortgage Loans" herein. The Prospectus Supplement for a Series will specify the approximate percentages of the underlying Contracts and Mortgage Loans, respectively, that contain "due-on-sale" provisions. Enforcement of a "due-on-sale" clause applicable to a Contract or Mortgage Loan will have the same effect on Certificates backed by such Contract or Mortgage Loan as a prepayment in full of such Contract or Mortgage Loan. The weighted average lives of Certificates of a Series will be decreased to the extent that sales of Manufactured Homes and Mortgaged Properties result in prepayments of the Assets underlying such Certificates. See "Maturity and Prepayment Considerations" and "Yield Considerations" herein for a discussion of the effect of Asset prepayments on the weighted average lives of and yields to maturity on the related Certificates.

  To the extent the Assets underlying a Series do not contain "due-on-sale" clauses, or to the extent the Servicer does not enforce "due-on-sale" clauses, the weighted average lives of the Certificates of such Series may be expected to be longer than would have been the case had such Assets been subject to "due-on-sale" clauses and had the Servicer enforced such clauses, because the assumption of a Contract or Mortgage Loan by the buyer of the underlying Manufactured Home or Mortgaged Property would have the effect of avoiding a prepayment of the assumed Contract or Mortgage Loan. While it is expected that most Contracts will contain "due-on-sale" provisions, the Servicer will be permitted to allow proposed assumptions of Contracts in accordance with the guidelines described below. To the extent the Servicer has knowledge of any conveyance or prospective conveyance by any Mortgagor of any property securing a Mortgage Loan, the Servicer will be required to exercise the right to accelerate the maturity of such Mortgage Loan under any applicable "due-on-sale" clause to the extent, under the circumstances, and in the manner in which the Servicer enforces such clauses with respect to other Mortgage Loans held in its own portfolio. The Servicer will not be permitted to allow assumptions of Assets if prohibited by law from doing so or if the exercise of such rights would affect adversely or jeopardize any coverage under any applicable insurance policy, and the Servicer will only be permitted to allow the assumption of an Asset if the Servicer has reasonably determined that the assumption will not increase materially the risk of nonpayment of amounts due under the Asset.

  If the Servicer determines not to enforce such "due-on-sale" clause, the Servicer will be required to enter into an assumption and/or modification agreement with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Asset and pursuant to which, to the extent permitted by applicable law and deemed appropriate in the Servicer's reasonable judgment, the original obligor remains liable thereon. FHA Contracts, FHA Mortgage Loans, VA Contracts and VA Mortgage Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable. The rate of prepayments of FHA Contracts, FHA Mortgage Loans, VA Contracts and VA Mortgage Loans therefore may be lower than the rate of prepayments of Conventional Mortgage Loans bearing interest at comparable rates.

  Prepayments on manufactured housing installment sales contracts and mortgage loans are commonly measured relative to a prepayment standard or model (a "Prepayment Assumptions"), which represents an assumed rate of prepayment of Assets in an Asset Pool relative to the aggregate outstanding principal balance of such Asset Pool from time to time. The Prospectus Supplement for a Series of Certificates may contain a table setting forth percentages of the original Certificate Principal Balances of certain Classes of Certificates of such Series anticipated to be outstanding on certain dates specified in the table assuming that prepayments of the underlying Assets occur in accordance with the applicable Prepayment Assumptions and at different rates determined by applying different percentages to the rates of prepayment assumed under the Prepayment Assumptions. It is unlikely that the prepayment of the Assets of any Trust will conform to any of the percentages of the rates assumed under the applicable Prepayment Assumptions set forth in any such table.

  The FHA has compiled prepayment statistics relating to one- to four-family, level payment mortgage loans insured by the FHA under the National Housing Act of 1934, as amended, at various interest rates, all of which permit assumption by a new buyer of the mortgaged property. Such statistics indicate that while some of such mortgage loans remain outstanding until their scheduled maturities, a substantial number are paid prior to their respective stated maturities. The Actuarial Division of HUD has prepared tables which, assuming full mortgage loan prepayments at the rates experienced by FHA on FHA mortgage loans, set forth the percentages of the original number of FHA mortgage loans included in pools of Level Payment Mortgage Loans with varying maturities that will remain outstanding on each anniversary of the origination date of such mortgage loans (assuming they all have the same origination date) (such tables being referred to as the "FHA Prepayment Experience").

 Representations and Warranties

  The Seller will make certain representations and warranties concerning the Contracts and Mortgage Loans included in an Asset Pool, in order to ensure the accuracy in all material respects of certain information furnished to the Trustee in respect of each Contract and Mortgage Loan included in such Asset Pool. Upon a breach of any representation that materially and adversely affects the interests of the Certificateholders in a Contract or Mortgage Loan, the Seller will be obligated to cure the breach in all material respects within 90 days after the Seller's discovery of or receipt of written notice of such breach or, in the alternative, either to repurchase the Contract or Mortgage Loan from the Trust, or to substitute another Contract or Mortgage Loan as described below. The Seller's obligations to repurchase or substitute for an Asset affected by a breach of a representation or warranty constitute the sole remedies available to the Certificateholders or the Trustee for a breach of representation by the Seller. See "Sale and Servicing of the Contracts and Mortgage Loans--Representations and Warranties" herein.

  With respect to the Assets expected to be contained in an Asset Pool, the related Prospectus Supplement will specify, to the extent known, (1) the range of dates of origination of the Assets; (2) the range of Asset Rates on the Assets and the weighted average Asset Rate as of the Cut-off Date; (3) the range of Asset Loan-to-Value Ratios; (4) the minimum and maximum outstanding principal balances of the Assets as of the Cut-off Date and the weighted average outstanding principal balance of the Assets as of the Cut-off Date;
(5) the range of original terms to maturity of the Assets, the range of remaining terms to maturity of the Assets and the last maturity date of any of the Assets; (6) the geographic distribution of the underlying Manufactured Homes; and (7) the range of original principal balances of the Assets.

 The Contracts

  The Contracts supporting a Series of Certificates will consist of manufactured housing installment sales contracts originated by BCI (which may have been originated in the name of a manufactured housing dealer with funds provided by BCI) or originated by other originators not affiliated with BCI, in any case in the ordinary course of the originator's business. The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. The Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate ("Contract Rate") or at a Contract Rate which steps up on a particular date (a "Step-up Rate").

  The Seller will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under Chapter 70 under Title 42 of the United States Code."

  Each Contract will bear interest at a fixed or adjustable Contract Rate or at a Step-up Rate, as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Monthly

Payments for Contracts bearing interest at an interest rate that increases over time (sometimes referred to herein as "Step-up Rate Contracts") will increase on the dates on which the Contract Rates are stepped up.

 The Mortgage Loans

  The Mortgage Loans supporting a Series of Certificates will consist of conventional mortgage loans, FHA-insured mortgage loans or VA-guaranteed mortgage loans evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments ("Mortgages") creating first liens on one-to four-family residential properties (the "Mortgaged Properties"). To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include investment properties, vacation and second homes, or land upon which a residence is to be built. The Company expects that the Mortgage Loans will have been originated by FHA-approved mortgagees or FNMA/FHLMC-approved seller/servicers in the ordinary course of their real estate lending activities.

  Each Mortgage Loan will bear interest at a fixed or adjustable annual rate of interest ("Mortgage Rate") or at a Mortgage Rate which steps up on a particular date (a "Step-up Rate"), as specified in the Prospectus Supplement. Each registered holder of a Certificate will be entitled to receive periodic distributions of all or a portion of the payments of principal and/or interest collected on the underlying Mortgage Loans.

SUBSTITUTION OF CONTRACTS OR MORTGAGE LOANS

  The Company or the Seller may, within three months after the Closing Date, deliver to the Trustee other Assets in substitution for any one or more Assets initially included in the Trust Estate for such Series. In addition, if there is a breach of any representation or warranty made as to an Asset by the Company or the Seller (or in certain cases where an incomplete or defective Contract File or Trustee Mortgage Loan File is delivered by the Seller), which breach, defect or incompleteness is not cured within 90 days after the breaching party's receipt of notice of such breach, defect or incompleteness, the breaching party generally must repurchase the affected Asset for its Repurchase Price, but may, as an alternative to such a repurchase, substitute one or more new Assets for the affected Asset (but only if the substitution is to take place no later than two years after the related Closing Date). In general, any substitute Asset must, on the date of such substitution (1) have an Unpaid Principal Balance not greater than (and not more than $10,000 less than) the Unpaid Principal Balance of the replaced Asset; (2) have an Asset Rate not less than (and not more than one percentage point in excess of) the Asset Rate of the replaced Asset; (3) have a Net Rate not less than (and not more than one percentage point in excess of) the Net Rate of the replaced Asset; (4) have a remaining term to maturity not greater than (and not more than one year less than) that of the replaced Asset; and (5) comply with each representation and warranty relating to the replaced Asset and, if the Seller is effecting the substitution, comply with each representation and warranty set forth in the Sales Agreement pursuant to which the Seller conveyed the replaced Asset(s) to the Company. If Contracts or Mortgage Loans are being substituted, the substitute Contract or Mortgage Loan must have a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value Ratio of the replaced Contract or Mortgage Loan as of such date (in each case, using the value of the underlying Manufactured Home or Mortgaged Property at origination, and after taking into account the payments due on the substituted Asset and the replaced Asset on such date). Further, no Adjustable Rate Asset may be substituted for any Asset in a Trust Estate unless the deleted Asset is also an Adjustable Rate Asset. A substituted Adjustable Rate Asset must (1) have a minimum lifetime Mortgage Rate that is not less than the minimum lifetime Mortgage Rate on the replaced Adjustable Rate Asset; (2) have a maximum lifetime Mortgage Rate that is not less than the maximum lifetime Mortgage Rate on the replaced Adjustable Rate Asset; (3) provide for a lowest possible Net Rate that is not lower than the lowest possible Net Rate for the replaced Adjustable Rate Asset and a highest possible Net Rate that is not lower than the highest possible Net Rate for the replaced Adjustable Rate Asset; (4) have a Gross Margin not less than the Gross Margin of the replaced Adjustable Rate Asset; (5) have a Periodic Rate Cap equal to the Periodic Rate Cap on the replaced Adjustable Rate Asset; (6) have a next Interest Adjustment Date that is the same as the next Interest Adjustment Date for the replaced Adjustable Rate Asset or occurs not more than two months prior to the next Interest Adjustment

Date for the replaced Adjustable Rate Asset; and (7) not have an interest rate that is convertible from an adjustable rate to a fixed rate unless the Asset Rate on the replaced Adjustable Rate Asset is so convertible. In the event that more than one Asset is substituted for one or more replaced Assets, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the Agreement.

PRE-FUNDING

  If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Certificates of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Contracts or Mortgage Loans from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Contracts or Mortgage Loans, such Pre-Funded Amount may be invested in one or more Eligible Investments. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

  During any Pre-Funding Period, the Company will be obligated (subject only to the availability thereof) to transfer to the related Trust additional Contracts or Mortgage Loans from time to time during such Pre-Funding Period. Such additional Contracts or Mortgage Loans will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Contracts or Mortgage Loans included in the Trust as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

  Use of a Pre-Funding Account with respect to any issuance of Certificates will be subject to the following general conditions: (a) the Pre-Funding Period will not exceed three months from the related Closing Date, (b) the additional Assets to be acquired during the Pre-Funding Period will be subject to the same underwriting standards, representations and warranties as the Contracts or Mortgage Loans included in the related Trust on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement), (c) the Pre-Funded Amount will not exceed 25% of the principal amount of the Certificates issued pursuant to a particular offering, (d) the Pre-Funded Amount will not exceed 25% of the Scheduled Principal Balance of the Assets (inclusive of the related Pre-Funding Account) as of the Cut-off Date, and (e) the Pre-Funded Amount shall be invested in Eligible Investments.

  To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional Contracts or Mortgage Loans by the end of the Pre-Funding Period, the Certificateholders of the related Series of Certificates then entitled to receive distributions of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Distribution Date following the end of the Pre-Funding Period. Any such prepayment of principal would have an adverse effect on the yield to maturity of Certificates purchased at a premium, and would expose Certificateholders to the risk that alternative investments of equivalent value may not be available at such later time.

  Further, information regarding additional Assets acquired by a Trust Estate during the Pre-Funding Period comparable to the disclosure regarding the Assets in the related Prospectus Supplement will be filed on a Current Report in Form 8-K (in addition to any other reporting requirements of the Trust under the Exchange Act) within fifteen days following the end of the Pre-Funding Period.

DISTRIBUTION ACCOUNT

  Payments on the Contracts and Mortgage Loans included in the Trust for a Series will be remitted to the Certificate Account and then to the Distribution Account for such Series. Such deposits may be made net of amounts required to pay servicing fees and any amounts which are to be included in any Reserve Fund as set forth in the related Prospectus Supplement. All or a portion of the amounts in such Distribution Account, together with reinvestment income thereon if payable to the Certificateholders, will be available, to the extent specified in the related Prospectus Supplement, for the payment of previously unpaid servicing and administrative fees and distributions of principal and interest on each Class of the Certificates of such Series in the manner described in the related Prospectus Supplement.

RESERVE FUNDS OR LIQUIDITY ACCOUNTS

  If so stated in the Prospectus Supplement for a Series, the Company will establish one or more Reserve Funds or Liquidity Accounts, which may be used by the Trustee to make any required distributions of principal or interest on the Certificates of the Series to the extent funds are not otherwise available. The Company may fund a Reserve Fund by depositing cash, certificates of deposit and/or letters of credit therein at the Closing Date, or a Reserve Fund may be funded by the Trustee's deposit therein of Available Distribution Amounts not required to pay servicing or administrative fees or to make distributions on the Certificates on each Distribution Date until amounts on deposit in the Reserve Fund equal an initial required amount. The method of funding any Reserve Fund will be described in the related Prospectus Supplement. Any Reserve Fund will be maintained in trust but may or may not constitute a part of the Trust Estate for the related Series. The Company may have certain rights on any Distribution Date to cause the Trustee to make withdrawals from the Reserve Fund for a Series and to pay such amounts in accordance with the instructions of the Company to the extent that such funds are no longer required to be maintained for the Certificateholders.

INSURANCE

  To the extent specified in the related Prospectus Supplement, the Certificates of a Series or all or any part of the related Trust Estate may be supported by insurance policies or alternate forms of credit enhancement described below.

  The insurers under Standard Hazard Insurance Policies are selected by the related Obligors and are generally not required to meet any credit rating criteria. Any other type of insurance supporting a Series of Certificates will not in and of itself be subject to any specific credit rating requirements. However, any such insurance obtained with respect to a Series will be considered a part of the aggregate credit enhancement provided for such Series, and the total credit enhancement obtained to support any Series must be in sufficient quantity and of sufficient quality for the Classes of the Certificates of such Series to merit the ratings assigned to such Classes by each applicable Rating Agency, as described in the related Prospectus Supplement. The acceptability of the insurers to the applicable Rating Agencies is the only criterion used in the selection of any insurers other than insurers under Standard Hazard Insurance Policies.

HAZARD INSURANCE

  The following descriptions are general and do not purport to be complete. Such descriptions are qualified in their entirety by reference to the description of any material variances from such description contained in the related Prospectus Supplement. In general, coverage under Standard Hazard Insurance Policies and Special Hazard Insurance Policies varies among insurers.

  Standard Hazard Insurance Policies. The terms of an Agreement may require the Servicer to cause to be maintained with respect to each Contract and Mortgage Loan one or more Standard Hazard Insurance Policies. With respect to Contracts, each such policy will provide, at a minimum, the same coverage as that provided by a standard fire and extended coverage insurance policy that is customary for manufactured housing and issued by a company authorized to issue such policies in the state in which the related Manufactured Home is located. The Standard Hazard Insurance Policies maintained for Mortgage Loans will provide coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the related Manufactured Home or Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specific to each policy. Because the Standard Hazard Insurance Policies relating to the Contracts and Mortgage Loans will be underwritten by different insurers and will cover Manufactured Homes and Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Manufactured Home or Mortgaged Property is located (at the time of origination of the related Contract or Mortgage Loan) in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the Servicer will cause to be maintained flood insurance providing coverage in the same amount as that provided by the related Standard Hazard Insurance Policy with respect to such Manufactured Home or Mortgaged Property, to the extent such coverage is available.

  Each Standard Hazard Insurance Policy must provide coverage in an amount at least equal to the lesser of (1) the maximum insurable value of the Manufactured Home or Mortgage Property or (2) the principal balance due from the Obligor on the related Contract or Mortgage Loan; provided, however, that the amount of coverage provided by each Standard Hazard Insurance Policy must in any event be sufficient to avoid the application of any co-insurance clause contained in the policy./1/

  Each Standard Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Standard Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add such premium to the Obligor's obligation as provided by the Contract or Mortgage Loan, but may not add such premium to the remaining principal balance of the Contract or Mortgage Loan. All amounts collected by the Servicer under any Standard Hazard Insurance Policy maintained with respect to a Mortgage Loan (less amounts to be applied to the restoration or repair of the Mortgaged Property and other amounts necessary to reimburse the Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer) will be deposited to the applicable Certificate Account.

  To the extent a Standard Hazard Insurance Policy is not maintained with respect to a Manufactured Home or Mortgaged Property, the related Contract or Mortgage Loan will be covered by one or more blanket insurance policies maintained by the Servicer to insure against losses on the Contracts and Mortgage Loans resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies. The Servicer shall pay the premium for such blanket policy and shall pay any deductible amount with respect to claims under such blanket policy.

  If the Servicer repossesses a Manufactured Home or forecloses on a Mortgaged Property on behalf of the Trustee, the Servicer shall either (1) maintain at its expense hazard insurance with respect to such Manufactured Home or Mortgaged Property, or (2) indemnify the Trustee against any damage to such Manufactured Home or Mortgaged Property prior to resale, foreclosure sale, or other disposition thereof.

  Any losses incurred with respect to Contracts or Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may, to the extent such losses are not covered by the Special Hazard Insurance Policy for a Series, affect payments to holders of Certificates of such Series.
--------
/1Each/Standard Hazard Insurance Policy may contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the related Manufactured Home or Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the lesser of (1) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

  Special Hazard Insurance Policy. To the extent provided in the related Prospectus Supplement, a special hazard insurance policy ("Special Hazard Insurance Policy") will be obtained from the insurer or insurers (the "Special Hazard Insurer") specified in the related Prospectus Supplement. Subject to the limitations described below, a Special Hazard Insurance Policy will insure against (1) loss by reason of damage to Manufactured Homes or Mortgaged Properties underlying defaulted Contracts or Mortgage Loans caused by certain hazards (including vandalism and earthquakes and, except where the related Obligor is required to obtain flood insurance, floods and mudflows) not covered by the Standard Hazard Insurance Policies covering such Contracts or Mortgage Loans and (2) loss from partial damage to the Manufactured Homes or Mortgaged Properties securing such defaulted Contracts or Mortgage Loans caused by reason of the application of the coinsurance clause contained in the applicable Standard Hazard Insurance Policies. The Special Hazard Insurance Policy for a Series, however, will not cover losses occasioned by war, certain governmental actions, nuclear reaction and certain other perils. The amount of coverage, if any, under the Special Hazard Insurance Policy with respect to a Series will be specified in the related Prospectus Supplement.

  Subject to the foregoing limitations, the Special Hazard Insurance Policy with respect to a Series will provide that, when there has been damage to the Manufactured Home or Mortgaged Property securing a defaulted Contract or Mortgage Loan and such damage is not covered by the Standard Hazard Insurance Policy maintained by the related Obligor or the Servicer, the Special Hazard Insurer will pay the lesser of (a) the cost of repair of such property or (b) upon transfer of such property to the Special Hazard Insurer, the unpaid principal amount of such Contract or Mortgage Loan at the time of the acquisition of such property, plus accrued interest to the date of claim settlement (excluding late charges and penalty interest) and certain expenses incurred in respect of such property. No claim may be validly presented under a Special Hazard Insurance Policy unless (1) the Standard Hazard Insurance Policy covering the Manufactured Home or Mortgaged Property securing the Contract or Mortgage Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance as necessary by the Special Hazard Insurer) and
(2) the insured has acquired title to the Manufactured Home or Mortgaged Property as a result of default by the related Obligor. If the sum of the unpaid principal amount plus accrued interest on a Contract or Mortgage Loan, plus certain related expenses, is paid by the Special Hazard Insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by the amount of such payment less any net proceeds from the sale of the Manufactured Home or Mortgaged Property. Any amount paid as the cost of repair of the Manufactured Home or Mortgaged Property will reduce coverage by such amount.

  The Agreement with respect to a Series will require the Servicer to maintain any Special Hazard Insurance Policy for such Series in full force and effect, subject to certain conditions. See "Sale and Servicing of the Mortgage Loans-- Maintenance of Insurance Policies and Other Servicing Procedures" herein. The Servicer also must present claims, on behalf of the Certificateholders and the Trustee, for all losses not otherwise covered by the applicable Standard Hazard Insurance Policies and take all reasonable steps necessary to permit recoveries on such claims. See "Sale and Servicing of the Mortgage Loans-- Maintenance of Insurance Policies and Other Servicing Procedures--Presentation of Claims" herein.

  To the extent provided in the related Prospectus Supplement, in lieu (partially or wholly) of maintaining a Special Hazard Insurance Policy with respect to a Series, a deposit of cash, a certificate of deposit, a letter of credit or any other instrument acceptable to each Rating Agency rating the Series as described in the related Prospectus Supplement may be Provided in an amount and for a term acceptable to each such Rating Agency. Such a deposit will be credited to a Special Hazard or similar fund and the Trustee or Servicer will be permitted to draw on the fund to recover losses that would otherwise be covered by a Special Hazard Insurance Policy ("Special Hazard Losses"). Special Hazard Losses may also be allocated to the Certificates of a Series on the terms and subject to the conditions and limitations set forth in the related Prospectus Supplement. The Company may also elect to insure against Special Hazard Losses by the delivery of Additional Assets to the Trust rather than through a Special Hazard Insurance Policy or special hazard fund.

  A Special Hazard Insurance Policy, if any, securing a Series may insure against losses on Contracts or Mortgage Loans assigned to Trusts for other Series of Certificates or that secure other pass-through securities or collateralized mortgage or manufactured housing contract obligations issued by the Company or one of its affiliates; provided, however, that the extension of coverage (and corresponding assignment of the Special Hazard Insurance Policy) to secure any other Series or such other securities or obligations will not be permitted if it would result in the downgrading of the credit rating of any outstanding Certificates of any Series offered hereby assigned by any Rating Agency identified in the related Prospectus Supplement.

 Credit Insurance

  Any credit insurance relating to the Contracts or Mortgage Loans underlying a Series of Certificates will be described in the Prospectus Supplement.

  Mortgage Loans underlying a Series of Certificates will, to the extent described in the related Prospectus Supplement, be covered by primary mortgage insurance policies ("Primary Mortgage Insurance Policies"). Contracts and Mortgage Loans underlying a Series may, to the extent described in the related Prospectus Supplement, be supported by FHA insurance, VA guarantees or one or more pool insurance policies (each a "Pool Insurance Policy") or any combination thereof (collectively, and together with any related Primary Mortgage Insurance Policies, FHA insurance or VA guarantees, the "Credit Insurance" for such Series).

  To the extent so specified in the related Prospectus Supplement, the Servicer will maintain a Primary Mortgage Insurance Policy on any Conventional Mortgage Loan with an initial Mortgage Loan-to-Value Ratio of greater than 80%. Any Primary Mortgage Insurance Policy that is so maintained will provide coverage on at least the principal amount of the covered Mortgage Loan in excess of 75% of the original appraised value of the related Mortgaged Property, which coverage will remain in force until the principal balance of such Mortgage Loan is reduced to 80% of such original appraised value. A Primary Mortgage Insurance Policy also may be canceled, with the consent of the Servicer and any applicable Pool Insurer, after the policy has been in effect for more than two years if the Mortgage Loan-to-Value Ratio of such Mortgage Loan has declined to 80% or less based upon the current fair market value of the related Mortgaged Property.

  Certain other Mortgage Loans may also be covered by Primary Mortgage Insurance Policies. Certain Primary Mortgage Insurance Policies may, to the extent required by the related Prospectus Supplement, and subject to their provisions and to certain conditions and exclusions described below, provide full coverage against any loss sustained by reason of nonpayments by the related Mortgagor (a "Full Coverage Insurance Policy").

  The Pool Insurance Policy or Policies for a Series, if any, will be designed to provide coverage for all Conventional Mortgage Loans which are not covered by Full Coverage Insurance Policies. However, neither the Primary Mortgage Insurance Policies nor the Pool Insurance Policies will insure against certain losses sustained in the event of a personal bankruptcy of the Mortgagor under a Mortgage Loan. See "Certain Legal Aspects of Contracts and Mortgage Loans-- The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" herein. Such losses may be covered to the extent provided by the Obligor Bankruptcy Insurance, if any, described below for such Series.

  The Credit Insurance policies will not provide coverage against hazard losses. Certain hazard risks will be covered by Standard Hazard Insurance Policies or Special Hazard Insurance Policies, but other hazard risks will not be insured and thus may affect payments to holders of related Certificates. See "--Hazard Insurance" above.

  To the extent that Primary Mortgage Insurance Policies, FHA insurance or VA guarantees do not cover all losses on a defaulted or foreclosed Contract or Mortgage Loan, and to the extent such losses are not covered by the Pool Insurance Policy for the related Series of Certificates, if any, such losses would affect payments to holders of related Certificates.

  The following descriptions of Credit Insurance policies and the coverage thereunder are provided for general informational purposes only, and do not purport to be complete. There can be no assurance that the actual policies and coverage with respect to a specific Series will comply with these descriptions.

  Primary Mortgage Insurance. Any Primary Mortgage Insurance Policy covering Mortgage Loans will be issued by the related Mortgage Insurer pursuant to the Mortgage Insurer's applicable master policy. The Company and the Trustee as assignee of the Mortgage Loans will be the insureds or assignees of record (the "Insured"), as their interests may appear, under each such Primary Mortgage Insurance Policy. The Agreement with respect to such Series will require the Servicer to cause a Primary Mortgage Insurance Policy to be maintained in full force and effect with respect to each Mortgage Loan covered by the Agreement (to the extent such insurance is required by such Agreement) and to act on behalf of the Insured with respect to all actions required to be taken by the Insured under each such Primary Mortgage Insurance Policy.

  The amount of a claim for benefits (the "Loss") under a Primary Mortgage Insurance Policy covering a Mortgage Loan will generally consist of the insured portion of the unpaid principal balance of the covered Mortgage Loan (as described herein) and accrued and unpaid interest thereon and reimbursement of certain expenses, less (1) all rents or other payments collected or received by the Insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the related Mortgaged Property; (2) hazard insurance proceeds in excess of the amount required to restore the related Mortgaged Property and which have not been applied to the payment of the Mortgage Loan; (3) amounts expended but not approved by the Mortgage Insurer; (4) claim payments previously made by the Mortgage Insurer; and (5) unpaid premiums.

  As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the Insured will generally be required to (1) pay (a) all hazard insurance premiums and (b) as necessary and approved in advance by the Mortgage Insurer, (i) real estate property taxes, (ii) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (iii) property sales expenses, (iv) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (v) foreclosure costs, including court costs and reasonable attorneys' fees; (2) in the event of any physical loss or damage to the related Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (3) tender to the Mortgage Insurer good and merchantable title to and possession of the related Mortgaged Property. A Primary Mortgage Insurance Policy may not reimburse the Insured for attorneys' fees in respect of a foreclosed Mortgage Loan in excess of 3% of the unpaid principal balance plus accrued and unpaid interest on such Mortgage Loan. As a result, legal expenses in excess of such reimbursement limitation may be charged as a loss on the related Certificates.

  Other provisions and conditions of each Primary Mortgage Insurance Policy covering a Mortgage Loan generally will provide that: (1) no change may be made in the terms of such Mortgage Loan without the consent of the Mortgage Insurer; (2) written notice must be given to the Mortgage Insurer within 10 days after the Insured becomes aware that a Mortgagor is delinquent in the payment of a sum equal to the aggregate of two Monthly Payments due under such Mortgage Loan or that any proceedings affecting the mortgagor's interest in the Mortgaged Property securing such Mortgage Loan have been commenced, and thereafter the Insured must report monthly to the Mortgage Insurer the status of any such Mortgage Loan until such Mortgage Loan is brought current, such proceedings are terminated or a claim is filed; (3) the Mortgage Insurer will have the right to purchase such Mortgage Loan, at any time after the 10 days' notice described in clause (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus (a) accrued and unpaid interest thereon and (b) reimbursable amounts expended by the Insured for the real estate taxes and fire and extended coverage insurance on the related Mortgaged Property for a period not exceeding 12 months, less the sum of any claim previously paid under the policy with respect to such Mortgage Loan and any due and unpaid premium with respect to such policy; (4) the Insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the related Mortgaged Property;
(5) the Insured must (a) notify the Mortgage Insurer of any proceedings described in clause (4) above and provide the Mortgage Insurer with copies of documents relating thereto, (b) notify the Mortgage Insurer of the price amounts specified in clause (3) above at least 15 days prior to the sale of the related Mortgaged Property by foreclosure, and (c) bid such amount unless the Mortgage Insurer specifies a lower or higher amount; (6) the Insured may accept a conveyance of the related Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer provided the ability of the Insured to assign specified rights to the Mortgage Insurer are not thereby impaired or the specified rights of the Mortgage Insurer are not thereby adversely affected by such conveyance; (7) the Insured agrees that the Mortgage Insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter; (8) under certain policies, the Mortgage Insurer will not pay claims involving or arising out of misrepresentation or dishonest, fraudulent, criminal or knowingly wrongful acts (including errors or omissions) by certain persons, or claims involving or arising out of the negligence of certain persons if such negligence is material either to the acceptance of the risk or to the hazard assumed by the Mortgage Insurer; and
(9) the Insured must comply with other notice provisions in the policy.

  The Mortgage Insurer will generally be required to pay to the Insured either: (1) the insured percentage of the Loss; or (2) at its option under certain of the Primary Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, each to the date of the claim payment, and thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or
(B) an Approved Sale (as defined below under "--Pool Insurance"). Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the related Mortgaged Property will be deducted from any claim payment.

  FHA Insurance and Va Guarantees on Contracts. If so specified in the related Prospectus Supplement, certain of the Contracts may be FHA-insured or VA-guaranteed. The nature of any such FHA insurance or VA guarantees is described generally below.

  The regulations governing FHA manufactured home contract insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures as a prerequisite to payment. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by the FHA currently is equal to 90% of the sum of (1) the unpaid principal amount of the contract at the date of default and uncollected interest earned to the date of default computed at the applicable contract interest rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the contract; (2) accrued and unpaid interest on the unpaid amount of the contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7.00% per annum; (3) costs paid to a dealer or other third party to repossess or preserve the related manufactured home; (4) the amount of any sales commission paid to a dealer or other third party for the resale of the property; (5) with respect to any Land Secured Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property; (6) uncollected court costs; (7) legal fees, not to exceed $1,000; and (8) expenses for recording the assignment of the lien on the collateral to the United States, in each case subject to applicable caps as set by regulations governing the FHA from time to time.

  The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to 10% of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and by an annual reduction in the reserve amount of 10% of the reserve amount, and which is increased by an amount equal to 10% of the original principal balance of insured loans subsequently originated by the lender. The obligation to pay insurance premiums, if any, to the FHA is the obligation of BCI, as the servicer of the FHA-insured Contracts.

  The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under any VA guarantee will be a percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the original guaranteed amount.

  Pool Insurance. The Company may obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) incurred by reason of default by the Obligors on the Contracts and/or Mortgage Loans (in the case of Mortgage Loans, to the extent such loss is not covered by any Primary Mortgage Insurance Policy). The amount of the Pool Insurance Policy (or Policies) for a Series, if any, will be specified in the related Prospectus Supplement. A Pool Insurance Policy for a Series, however, will not be a blanket policy against loss, because claims thereunder may only be made for particular defaulted Contracts or Mortgage Loans and only upon satisfaction of certain conditions precedent described below.

  The Servicer will be required to maintain any Pool Insurance Policies for each Series and to present or cause the Sub-servicers, if any, to present claims to the Pool Insurer on behalf of the Trustee and the Certificateholders. As set forth in the related Prospectus Supplement, any Pool Insurance Policy for a Series will provide that as a condition precedent to the payment of any claim the insured will be required (1) to advance hazard premiums on the Manufactured Home or Mortgaged Property securing the defaulted Contract or Mortgage Loan; (2) to advance, as necessary and approved in advance by the related insurer, (a) real estate or personal property taxes,
(b) all expenses required to preserve and repair the Manufactured Home or Mortgaged Property, to protect the Manufactured Home or Mortgaged Property from waste, so that the Manufactured Home or Mortgaged Property is in at least as good a condition as it was in on the date upon which coverage under the Pool Insurance Policy with respect to such Manufactured Home or Mortgaged Property first became effective, ordinary wear and tear excepted, (c) property sales expenses, (d) any outstanding liens on the Manufactured Home or Mortgaged Property, and (e) foreclosure costs, including court costs and reasonable attorneys' fees; and (3) if there has been physical loss or damage to the Manufactured Home or Mortgaged Property, to restore the Manufactured Home or Mortgaged Property to its condition (ordinary wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim relating to a Mortgage Loan under a Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy that is acceptable to the Pool Insurer on all Mortgage Loans covered by the Pool Insurance Policy that have Mortgage Loan-to-Value Ratios at the time of origination in excess of 80%. Assuming satisfaction of these conditions, the Pool Insurer will pay to the Insured the amount of the "loss" which will generally be (1) the amount of the unpaid principal balance of the Contract or Mortgage Loan immediately prior to an Approved Sale of the related Manufactured Home or Mortgaged Property, plus (2) the amount of the accumulated unpaid interest on such Contract or Mortgage Loan to the date of claim settlement at the contractual rate of interest, plus (3) advances made by the Insured as described above, less certain payments (including the proceeds of any prior Approved Sale and any Primary Mortgage Insurance Policies). An "Approved Sale" is (1) a sale of the related Manufactured Home or Mortgaged Property acquired by the Insured because of a default by the Obligor if the Pool Insurer has given prior approval to such sale; (2) a foreclosure or trustee's sale of the related Manufactured Home or Mortgaged Property at a price exceeding the minimum amount specified by the Pool Insurer; (3) the acquisition of the Mortgaged Property under the Primary Mortgage Insurance Policy by the Mortgage Insurer; or (4) the acquisition of the related Manufactured Home or Mortgaged Property by the Pool Insurer. As a condition precedent to the payment of any "loss" on any covered Contract or Mortgage Loan, the Insured must provide the Pool Insurer with good and merchantable title to the related Manufactured Home or Mortgaged Property if the Pool Insurer elects to take title to such Manufactured Home or Mortgaged Property. If any property securing a defaulted Contract or Mortgage Loan covered by a Pool Insurance Policy is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Pool Insurance

Policy, the Servicer will not be required to expend its own funds to restore the damaged Manufactured Home or Mortgaged Property unless it determines (A) that such restoration will increase the proceeds on liquidation of the Contract or Mortgage Loan after reimbursement of the Servicer for its expenses and (B) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

  The Pool Insurance Policies will generally not insure (and many Primary Mortgage Insurance Policies may not insure) against losses sustained by reason of defaults arising from, among other things, (1) fraud or negligence in the origination or servicing of a Contract or Mortgage Loan, including misrepresentation by the Obligor or the originator; (2) failure to construct Manufactured Homes or Mortgaged Properties in accordance with plans and specifications; and (3) a claim in respect of a defaulted Mortgage Loan occurring when the Servicer, at the time of default or thereafter, was not approved by the Mortgage Insurer.

  The original amount of coverage under any Pool Insurance Policy securing a Series will be reduced over the life of the Certificates of such Series by the aggregate dollar amount of claims paid under such policy, less the aggregate of net amounts realized by the Pool Insurer upon disposition of all repossessed or foreclosed Manufactured Home or Mortgaged Properties covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer as well as accrued interest on delinquent Contracts or Mortgage Loans to the date of payment of the claim. The net amounts realized by a Pool Insurer in respect of a Contract or Mortgage Loan will depend primarily on the market value of the Manufactured Home or Mortgaged Property securing the defaulted Contract or Mortgage Loan. The market value of a Manufactured Home or Mortgaged Property will be determined by a variety of economic, geographic, social, environmental and other factors and may be affected by matters that were unknown and could not reasonably be anticipated at the time the original loan was made.

  If aggregate net claims paid under a Pool Insurance Policy securing a Series reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the related Trust, and thus may affect adversely payments to the Certificateholders of such Series. In addition, unless the Servicer can determine that a P&I Advance in respect of a delinquent Contract or Mortgage Loan would be recoverable from the proceeds of the liquidation of such Contract or Mortgage Loan or any other source, the Servicer will not be obligated to make a P&I Advance with respect to such delinquency. See "Sale and Servicing of Contracts and Mortgage Loans-- Advances" herein. The original amount of coverage under any Pool Insurance Policy assigned to the Trust for a Series may also be reduced or canceled to the extent each Rating Agency rating the Series confirms that such reduction will not result in the lowering of the rating of the Certificates of such Series.

  A Pool Insurance Policy for a Series may insure against losses on the Contracts or Mortgage Loans assigned to Trusts for other Series of Certificates or that secure other pass-through securities or collateralized mortgage or manufactured housing contract obligations issued by the Company or one of its affiliates; provided, however, that the extension of coverage (and corresponding assignment of the Pool Insurance Policy) to secure any other Series or such other securities or obligations will not be permitted if it would result in the downgrading of the credit rating of any outstanding Certificates of any Series offered hereby assigned by any Rating Agency identified in the related Prospectus Supplement.

OBLIGOR BANKRUPTCY INSURANCE

  In the event of a personal bankruptcy of an Obligor, the bankruptcy court may establish the value of the related Manufactured Home or Mortgaged Property at an amount less than the then Unpaid Principal Balance of the Contract or Mortgage Loan secured by such Manufactured Home or Mortgaged Property. The amount of the secured debt could be reduced to the value of the collateral property, and the holder of the Contract or Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Contract or Mortgage Loan exceeds the value assigned to the underlying Manufactured Home or Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Contract or Mortgage Loan can result from a bankruptcy proceeding. See "--The Contracts--Enforcement of Security Interests in Manufactured Homes" and "--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders," each under the heading "Certain Legal Aspects of Contracts and Mortgage Loans" herein. Losses resulting from a bankruptcy proceeding affecting Contracts or Mortgage Loans will, to the extent specified in the related Prospectus Supplement, be covered by obligor bankruptcy insurance for the related Series (the "Obligor Bankruptcy Insurance"). The amount and term of any Obligor Bankruptcy Insurance for a Series must be acceptable to each Rating Agency rating the Series. Subject to the terms of any Obligor Bankruptcy Insurance, the insurer may have the right to purchase any Contract or Mortgage Loan with respect to which a payment has been made or may be made, for an amount equal to the Unpaid Principal Balance of such Contract or Mortgage Loan plus accrued and unpaid interest thereon. To the extent Obligor Bankruptcy Insurance is required by a Prospectus Supplement, the Company may, partially or entirely in lieu of Obligor Bankruptcy Insurance, deposit or cause to be deposited cash, a certificate of deposit, a letter of credit or any other instrument acceptable to each Rating Agency rating the related Series as described in the related Prospectus Supplement. Such a deposit will be credited to a Obligor Bankruptcy or similar fund and the Trustee or Servicer will be able to draw on the fund to recover losses that otherwise would be insured against by Obligor Bankruptcy Insurance. The amount of any Obligor Bankruptcy Insurance for a Series or any deposit in lieu thereof may be reduced as long as any such reduction will not result in a reduction of the then applicable rating of the Series by any Rating Agency rating the Series as described in the related Prospectus Supplement. Any Obligor Bankruptcy Insurance or any obligor bankruptcy fund maintained with respect to a Series may insure against losses on Contracts or Mortgage Loans assigned to Trusts for other Series of Certificates or that secure other pass-through securities or collateralized mortgage or manufactured contract obligations issued by the Company or one of its affiliates; provided, however, that the extension of coverage (and corresponding assignment of an Obligor Bankruptcy Insurance policy or obligor bankruptcy fund) to secure any other Series or such other securities or obligations will not be permitted if it would result in the downgrading of the credit rating of any outstanding Certificates of any Series offered hereby assigned by a Rating Agency identified in the related Prospectus Supplement. The Company may elect to deposit Additional Assets to the Trust in lieu of obtaining any required Obligor Bankruptcy Insurance or establishing a obligor bankruptcy fund.

  The foregoing description does not purport to be complete and is qualified in its entirety by reference to any description of Obligator Bankruptcy Insurance contained in the related Prospectus Supplement.

DELIVERY OF ADDITIONAL ASSETS

  To the extent provided in the related Prospectus Supplement, in lieu of or in addition to providing Pool Insurance, Special Hazard Insurance, Obligor Bankruptcy Insurance or other insurance, the Company may assign to the Trust for a Series of Certificates non-recourse guaranties of the timely payment of principal and interest on Contracts and Mortgage Loans included in the Trust secured by other assets satisfactory to each Rating Agency rating the Series. The Company may also assign or undertake to deliver such other assets to any Trust by such other means as may be specified in the related Prospectus Supplement. Such other assets may consist of additional Contracts or Mortgage Loans, letters of credit or other Eligible Investments ("Additional Assets").

INVESTMENT OF FUNDS

  Funds deposited in or remitted to the Certificate Account, the Distribution Account, any Reserve Fund and any other funds and accounts for a Series are to be invested by the Trustee, as directed by the Servicer, in certain eligible investments ("Eligible Investments"), which include (1) obligations of the United States or any agency thereof provided such obligations are backed by the full faith and credit of the United States; (2) within certain limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable ratings assigned to that Series; (3) commercial paper which is then rated in the commercial paper rating category required to support the then applicable ratings assigned to that Series; (4) demand and time deposits, certificates of deposit, bankers' acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of such depository institution or trust company (or provided that either the senior debt obligations or commercial paper of the parent company of such depository institution or trust company) are then rated in the security rating category required to support the then applicable ratings assigned to that Series; (5) demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the Federal Deposit Insurance Corporation (the "FDIC"); (6) guaranteed reinvestment agreements issued by any insurance company, corporation or other entity acceptable to each Rating Agency rating that Series at the time of issuance of the Series;
(7) certain repurchase agreements relating to United States government securities; and (8) certain money market mutual funds investing primarily in the obligations of the United States; provided, such mutual funds are rated in a rating category sufficient to support the initial ratings assigned to that Series.

  Eligible Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the invested funds are required or may be anticipated to be required to be applied for the benefit of the holders of such Series. Any income, gain or loss from such investments for a Series will be credited or charged to the appropriate fund or account for such Series. Reinvestment income from Eligible Investments may be payable to the Servicer as additional servicing compensation and, in that event, will not accrue for the benefit of the Certificateholders of that Series.

  If a reinvestment agreement is obtained with respect to a Series, the related Agreement will require the Trustee to invest funds deposited in the Certificate Account, the Distribution Account and the Reserve Fund, if any, for that Series pursuant to the terms of the reinvestment agreement.

CERTIFICATE GUARANTEE INSURANCE

  If so specified in the related Prospectus Supplement, Certificate Guarantee Insurance, if any, with respect to a Series of Certificates may be provided by one or more insurers. Such Certificate Guarantee Insurance may guarantee, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of the Certificate Guarantee Insurance documentation for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the Certificates of the related Series.

ALTERNATE CREDIT ENHANCEMENT

  From time to time with respect to a Series of Certificates, the Company or the Servicer may obtain or cause to be obtained further or other liquidity enhancement, insurance policies, guarantees, letters of credit, derivative products, surety bonds or other forms of credit enhancement or any combinations thereof (or make deposits in lieu thereof or in addition thereto) to provide for the enhancement of the credit rating of such Certificates. To the extent any such other enhancements are obtained or provided for with respect to a Series of Certificates, or deposits are made in lieu thereof or in addition thereto, a description thereof will be set forth in the related Prospectus Supplement.

                       THE MANUFACTURED HOUSING PROGRAM

CONTRACT UNDERWRITING GUIDELINES

  Unless otherwise specified in the related Prospectus Supplement, contracts included in an Asset Pool will have been underwritten by BCI in accordance with its standard operating practices. These Contacts may have been originated in the name of BCI, or by a third party manufactured housing broker or dealer, in either case, with funds provided by BCI. The following is a description of the underwriting practices generally followed by BCI in connection with the origination of the Contracts.

  A customer desiring to obtain financing for the purchase of a manufactured home through BCI must complete a loan application form at an approved dealer's sales center. Loan applications are forwarded electronically or by facsimile by the dealer to BCI's credit department for consideration.

UNDERWRITING PRACTICES


  Credit investigation begins with the receipt of an application package from an approved dealer. The completed application must be signed by the applicant and among other information, include the applicant's name, address, age, residential status, employment and monthly income. Each package is thoroughly reviewed to determine the applicant's creditworthiness.

  The dealer submits the customer's credit application, manufacturer's invoice (if the contract is for a new home) and certain other information relating to the contract to the Credit Department in Jacksonville, Florida. Personnel in the Credit Department analyze the creditworthiness of the customer and the overall merit of the application. If the transaction is approved by the Credit Department, the customer and the dealer execute a contract on a form provided or approved in advance by BCI. After the manufactured home is delivered and set up by the dealer, and the home is ready for the customer to move in, BCI purchases the contract from the dealer.

  Because manufactured homes generally depreciate in value, BCI's management believes that the creditworthiness of a potential obligor should be the most important factor in determining whether to approve the purchase or origination of a contract. As a result, BCI's underwriting guidelines require credit personnel to examine each applicant's credit history, residence history, employment history and debt-to-income ratio. This examination is done regardless of program, loan size or proposed interest rate. There is no minimum requirement for any of these criteria, although BCI has developed certain guidelines.

  In the case of employment, the applicant should generally be with the same employer for a minimum of two years. If not, BCI will consider whether the applicant has been employed in the same field for a minimum of two years and, if the applicant's occupational field has changed, whether employment in the prior field was long term. The applicant's debt-to-income ratio may not normally exceed 45%. The applicant should show stability at present or previous residence. The credit history of all applicants and co-applicants is carefully reviewed. A limited credit history is investigated and further information is obtained when applicable and all derogatory credit is taken into account. Income is verified by pay stubs or tax returns or by direct verification in the absence of available documentation. Credit managers are trained to be particularly sensitive to the following:

  . Derogatory information from credit reference

  . Debt-to-income ratio exceeding 45%

  . Employment of less than two years

  . No residential telephone or unlisted number

  . Job or residence out of the area

  . Residential occupancy of less than one year

  . No savings or checking account

  Although BCI has guidelines for some of these criteria, BCI's management does not believe that an applicant's inability to satisfy some of these guidelines warrants denial of credit in all cases. For example, if an applicant fails to meet a guideline for one of the criteria mentioned above, but the applicant exceeds the threshold for the other criteria by a compensating margin, such applicant's credit application may be approved. In addition, in special cases, credit applications are approved even if certain of the criteria are not met. For these reasons, BCI's management believes that the ultimate decision whether to approve or reject a credit application should be made by credit personnel.

  To assist personnel in evaluating credit applications, BCI uses a Fair-Isaacs credit scoring system. The Fair-Isaacs credit scoring system generates a quantitative evaluation of a credit application based on certain criteria established by BCI's management. BCI's underwriting guidelines allow the score generated by the Fair-Isaacs credit scoring system to be used by credit personnel as a guide in determining whether to extend credit to an applicant, but do not require credit personnel to make credit decisions based solely on the system's recommendations. BCI does not disclose the criteria used by this credit scoring system either to credit personnel or to the dealers assisting in the preparation of credit applications. The criteria are periodically reviewed by BCI's management, and modified as necessary.

  Credit buying authority is delegated to each Credit Manager only with the approval by two more senior credit officers. Each Credit Manager must have the properly delegated authority prior to making any credit decisions. Delegation of authority does not relieve the delegating manager from overall responsibility for credit decisions made by subordinates. All requests for credit approval for transactions deviating from underwriting guidelines and procedures must be submitted to a Director of Credit for review and approval. All exceptions are tracked and reviewed by BCI's management.

  The operations of the Credit Department are subject to ongoing internal review by the Compliance Department. The Compliance Department, through random sampling, examines the degree of compliance with BCI's standard operating procedures and publishes reports of deviations. A response to the reports is required within ten days. The Credit Department is required to investigate and explain any deviations. The response is reviewed and discussed by senior management for any needed action. Files are randomly selected for review by Compliance Department personnel, without prior knowledge of the Credit Department. Although BCI policy dictates the percentage of loans that are selected for review, no assurance can be given that files reviewed in the examination are representative of contract originations taken as a whole.

  Conventional manufactured housing contracts (that is, contracts that are not insured or guaranteed by a governmental agency or instrumentality) currently comprise all of the manufactured housing contracts purchased or originated by BCI. However, BCI can provide no assurance that it will not seek to originate or purchase manufactured housing contracts, whether on an individual basis from authorized dealers or in bulk from bulk sellers, that are partially insured or guaranteed by one or more governmental agencies or instrumentalities.

  It is generally the policy of BCI to finance no more than the lesser of 130% of the manufacturer's invoice or 95% of buyer's total cost for a new manufactured home. A buyer's costs may include certain fees, prepaid finance charges (points), sales tax, titling fees and certain insurance premiums (including up to one year of premiums on required hazard insurance). In the case of conventional manufactured housing contracts secured by used homes, the maximum amount financed by BCI is the lower of 95% of the home's retail value, as specified in the National Auto Dealer Association (NADA) Mobile/Manufactured Housing Appraisal Guide, plus taxes and certain set-up costs, or an appraisal provided by a licensed appraiser. If an appraisal is not obtained on a used home, photographs or an inspection by BCI personnel are required.

  The customer's ability and willingness to make a cash or equivalent down payment is an important underwriting factor. BCI requires a minimum down payment of 5% for an owner occupied primary residence. For secondary residence (vacation home), the required minimum down payment is 10%. Required down payments, which are to be paid in cash or qualified trade-in, are calculated based on the total amount financed, including fees and taxes.

  Underwriting policies for the origination or purchase of manufactured housing contracts are established by BCI's management at its service center in Jacksonville, Florida and are applicable to all BCI's manufactured housing credit operations.

  BCI originates and purchases installment sales contracts on manufactured homes which are secured by a purchase money security interest in the home as evidenced by a lien on the home's title or a UCC-1 filing depending on the laws of the state where the home is located. BCI also originates land and home contracts, in which case the manufactured home becomes an improvement to the real property, and land in lieu contracts, in which case the customer provides the land in lieu of a cash down payment. In either case, the loan is secured by a mortgage on the property. BCI's underwriting guidelines are not substantially different between installment sales programs and "Land" programs.

  The Company will obtain representations and warranties from the Seller that each related Mortgage Loan was originated in accordance with the underwriting guidelines described above and in the applicable Prospectus Supplement. Any Mortgage Loan that does not comply with such standards after inclusion in an Asset Pool must be repurchased or substituted for by its Seller, unless such Mortgage Loan is otherwise demonstrated to be includible in the Asset Pool, to the satisfaction of the Company. See "Description of the Certificates-- Representations and Warranties" herein.

SERVICING

  BCI, through its Jacksonville service center, services all of the manufactured housing contracts that it purchases or originates, whether on an individual basis or in bulk. Generally, whenever contracts are sold, BCI will retain servicing responsibilities with respect to such contracts. BCI utilizes billing statements to notify its customers of payment is due. With respect to each billing cycle, a statement is sent approximately two weeks in advance of the date on which payment is due.

  Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and, if deemed advisable by BCI, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured home are made on an individual basis, BCI's general policy is to institute repossession procedures promptly after collection personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of such manufactured homes.

  BCI believes it is important to establish regular customer payment habits at the beginning of its relationship with each customer. BCI initiates phone collection efforts for the first three monthly payments on a contract whenever such contract becomes two days delinquent. Subsequent to the first three payment periods, mail reminder notices are sent at 5 days delinquent and again at 10 days delinquent. Phone collection contact with the customer begins at 15 days delinquent. Phone collectors work with the aid of an automated collection management system which arranges delinquent accounts in a predetermined sequence. A cure letter is sent to the customer whenever an account reaches 30 days delinquent. It is BCI's policy to report delinquencies on a contractual basis. BCI utilizes various other collection aids such as ACH automatic payment and Western Union Quick Collect service, both of which facilitate electronic funds transfer from the customer to BCI.

  At least monthly, all contracts which are 30 days or more delinquent are reviewed by BCI to determine those accounts that will be repossessed and/or charged off. Every reasonable effort is made to bring an account current and avoid a charge off or repossession. However, once management has determined an account to be uncollectible, and appropriate notices to the customer have expired, the related manufactured home is repossessed and retitled. The decision to repossess typically takes place before the account is 90 days delinquent. In cases where a mortgage secures the property, BCI may foreclose on the property or repossess the related manufactured home separately from the real estate depending local laws and other considerations. Repossessed homes are assessed as to condition and refurbished if necessary. Typically within 120 days after repossession, such homes are sold through manufactured home dealers, brokers or park managers. If liquidation proceeds are less than the outstanding principal balance of the contract plus expenses, the shortfall is charged off. Any loan amount, or portion thereof, that is determined to be uncollectible, such as a payoff shortage, insurance shortfall or bankruptcy cram down, is charged off in the same month as the determination that such loss is unlikely to be recovered.

              SALE AND SERVICING OF CONTRACTS AND MORTGAGE LOANS

ASSIGNMENT OF CONTRACTS AND MORTGAGE LOANS OF CONTRACTS AND MORTGAGE LOANS

  Pursuant to the applicable Agreement, the Company will cause the Contracts and Mortgage Loans and all other assets comprising the related Trust Estate to be sold, assigned and transferred to the related Trustee, together with all principal and interest payments due on such Contracts and Mortgage Loans on or after the date specified in the related Prospectus Supplement (the "Cut-off Date") and all prepayments of principal collected on or after such Cut-off Date. In exchange for the Contracts and Mortgage Loans assigned to the Trustee, the Trustee will deliver Certificates of the related Series in authorized denominations, registered in such names as the Company may request, representing the beneficial ownership interest in the related Trust Estate, to the Company or its designee. Each Contract and Mortgage Loan included in a Trust Estate will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will contain information as to the Cut-off Date Principal Balance of each Contract or Mortgage Loan and the Asset Rate, original principal balance and certain other information concerning each such Contract and Mortgage Loan. Such schedule is referred to herein as the "Contract Schedule" to the extent it identifies Contracts, the "Mortgage Loan Schedule" to the extent it identifies Mortgage Loans, and is referred to in its entirety as the "Asset Schedule."

  Conveyance of Contracts. Prior to the conveyance of the Contracts to the Trustee, the Servicer's operations department will complete a review of all of the Contract Files, including the certificates of title to, or other evidence of a perfected security interest in, the related Manufactured Homes, confirming the accuracy of the related Contract Schedule delivered to the Trustee. With respect to any Land Secured Contract, the Servicer will also review the Mortgage and any necessary assignments thereof evidencing the Seller's interest in the related Real Property. Any Contract discovered not to agree with such Contract Schedule, or any Contract for which any required Contract Document is discovered to be missing or defective, in either case in a manner that is materially adverse to the interests of the Certificateholders, will be required to be repurchased by the Seller at the related Repurchase Price or replaced with another Contract as described herein if such discrepancy, incompleteness or defect is not cured within 90 days after notice of such discrepancy, incompleteness or defect is delivered to the Seller, except that in the case of a discrepancy between the terms of a Contract and the Contract Schedule relating to the Cut-off Date Principal Balance of a Contract, the Seller may deposit cash in the Certificate Account in an amount sufficient to offset such discrepancy.

  The Servicer (or a custodian appointed by the Servicer) will hold the original Contracts and copies of all material documents and instruments relating to each Contract and evidencing the security interest created by each Contract in the related Manufactured Home or real estate as custodian on behalf of the Certificateholders in accordance with the related Agreement. In order to give notice of the Trustee's right, title and interest in and to the Contracts, UCC-1 financing statements identifying the Trustee or a co-trustee as the secured party or purchaser and identifying all the Contracts as collateral will be filed in the appropriate offices in the appropriate state. If a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment of the Contracts to the Trustee, the Trustee's interest in the Contracts could be defeated. To provide some protection against this possibility, in addition to filing UCC-1 financing statements, within one week after the initial delivery of the Certificates, the Contracts will be stamped or otherwise marked by the Servicer to reflect their assignment to the Trustee. See "Certain Legal Aspects of Contracts and Mortgage Loans--The Contracts" herein.

  Conveyance of Mortgage Loans. On or prior to the date of conveyance of the Mortgage Loans to the Trustee, the Company will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee or a custodian acting on behalf of the Trustee (a "Custodian") the related mortgage note (a "Mortgage Note") endorsed in blank or to the order of the Trustee, an original or a certified copy of the related Mortgage, with evidence of recordation of the Mortgage noted thereon or attached thereto, an assignment of the related Mortgage in recordable form naming the Trustee as assignee (together with originals or certified copies of all recorded assignments necessary to show an unbroken chain of assignment of the related Mortgage from the original mortgagee thereunder to the Trustee), and certain other original documents evidencing or relating to the Mortgage Loan. Within one year after the Closing Date for a Series, the Company will cause assignments (which may be in blanket form) of each related Mortgage to be recorded in the appropriate public recording offices for real property records wherever necessary to protect the Trustee's interest in the related Mortgage Loans. In lieu of recording assignments of Mortgages in a particular jurisdiction, the Company may deliver or cause to be delivered to the Trustee an opinion of local counsel to the effect that such recording is not necessary to protect the right, title and interest of the Trustee in the related Mortgage Loans. In addition, the Seller of a Mortgage Loan is required to submit to the Trustee with each Trustee Mortgage Loan File a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance for the jurisdiction in which the related Mortgaged Property is located. If a preliminary title report is delivered initially, the Seller is required to deliver a final title insurance policy or other satisfactory evidence of the existence of adequate title insurance. The Trustee or a Custodian will hold the Trustee Mortgage Loan Files for the related Mortgage Loans, except to the extent that any of the documents contained in such files are released to the Servicer or a Sub-servicer for servicing purposes in accordance with the terms of the related Agreement.

  The Trustee or the Custodian (the latter if so specified in the related Prospectus Supplement) will review any Trustee Mortgage Loan Files relating to a Series. If any Mortgage Loan Document required to be included in a Trustee Mortgage Loan File is missing or is found to be defective in any material respect, and the Seller does not cure such defect within 90 days after its receipt of notice of such missing document or document defect, the Seller will be required to repurchase the Mortgage Loan at the related Repurchase Price or replace such Mortgage Loan with a substitute Mortgage Loan as described under "The Trusts--Substitution of Contracts or Mortgage Loans" herein. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholder or the Trustee for a missing or defective Mortgage Loan Document.

REPRESENTATIONS AND WARRANTIES

  The Company will make certain representations and warranties for each Series in the related Agreement with respect to the related Contracts and Mortgage Loans, including representations that it either is the owner of such Contracts and Mortgage Loans or has a perfected first priority security interest in the Contracts and Mortgage Loans. In addition, the Seller will make representations and warranties with respect to the Contracts and Mortgage Loans in the sales agreement pursuant to which the Contracts and Mortgage Loans were transferred to the Company, including representations and warranties as to the accuracy in all material respects of certain information furnished to the Company and the Trustee in respect of each Contract and Mortgage Loan.

  The Seller will have represented, among other things, that (1) immediately prior to the transfer and assignment of the Contracts and Mortgage Loans to the Company, the Seller had good title to, and was the sole owner of, each Contract and Mortgage Loan and there had been no other sale or assignment thereof from the Seller; (2) as of the date of such transfer, the Contracts and Mortgage Loans are subject to no offsets, defenses or counterclaims; (3) each Contract and Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws; (4) as of the date of such transfer, each Contract creates a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (5) as of the date of such transfer, no Contract or Mortgage Loan is more than the number of days delinquent in payment set forth in the Prospectus Supplement and there are no delinquent tax or assessment liens against the related Manufactured Home or Mortgaged Property; (6) the Manufactured Home or Mortgaged Property securing each Contract or Mortgage Loan is covered by a Standard Hazard Insurance Policy providing coverage in the amount required by the related Agreement and that all premiums now due on such insurance have been paid in full; (7) a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect; (8) as of the date of such transfer, each Mortgage subject to the Agreement evidences a valid first lien on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage) and such property is free of material damage and is in good repair;
(9) with respect to each Mortgage Loan, if the related Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Act of 1968, as amended, such Mortgaged Property is covered by flood insurance, if applicable regulations at the time such Mortgage Loan was originated required that such flood insurance coverage be obtained; (10) for any Trust for which a REMIC election is to be made, each related Asset is a Qualified Mortgage; and
(11) any FHA Contract, FHA Mortgage Loan, VA Contract or VA Mortgage Loan has been serviced in compliance with applicable FHA or VA regulations, and the FHA insurance or VA guarantee with respect to any such Asset is in full force and effect.

  The Company's right to enforce a Seller's representations and warranties with respect to an Asset Pool will be assigned to the Trustee under the related Agreement. To the extent that a Seller makes representations and warranties regarding the characteristics of certain Contracts and Mortgage Loans, the Company generally will not make such representations and warranties as to such Contracts and Mortgage Loans. In the event that the representations and warranties of the Seller are breached, and such breach or breaches materially and adversely affect the interests of the Certificateholders in the related Contracts and Mortgage Loans, the Seller will be required to cure such breach or, if such cure is not effected within 90 days after the Seller is notified in writing of such breach, to repurchase the affected Contracts or Mortgage Loans, in general at a price equal to the Unpaid Principal Balance of such Contracts or Mortgage Loans, together with unpaid interest thereon at the applicable Asset Rates through the end of the month in which such repurchase is made, or to substitute Contracts or Mortgage Loans in accordance with the criteria set forth herein under "The Trusts--Substitution of Contracts or Mortgage Loans."

  The Servicer will be required under each Agreement to enforce the Seller's obligations to cure breaches or to repurchase or substitute for Assets for the benefit of the Trustee and the Certificateholders. The Seller's obligations to repurchase or substitute for Assets affected by its breaches will constitute the sole remedies available to Certificateholders or the Trustee for a breach of representation by a Seller.

  Neither the Company nor the Servicer will be obligated to repurchase or substitute for a Contract or Mortgage Loan if a Seller defaults on its obligation to repurchase or substitute for such Asset, and no assurance can be given that a Seller will carry out its repurchase or substitution obligations with respect to Contracts and Mortgage Loans.

SERVICING

  General. The Servicer will service and administer each Asset Pool assigned to the Trustee either exclusively or through other servicing institutions ("Sub-servicers"), as more fully set forth below.

  The Servicer and any Sub-servicer (the latter subject to general supervision by the Servicer) for any Asset Pool will perform diligently all services and duties specified in the related Agreement, consistently with the servicing standards and practices of prudent lending institutions with respect to manufactured housing installment sales contracts of the same type as the Contracts and mortgage loans of the same type as the Mortgage Loans in those jurisdictions where the related Manufactured Homes and Mortgaged Properties are located or as otherwise specified in the Agreement. The Servicer will monitor the performance of each Sub-servicer, if any, and will have the right to remove a Sub-servicer at any time if it considers such removal to be in the best interest of the related Certificateholders. The duties to be performed by the Servicer, directly or through a Sub-servicer, with respect to a Series will include (1) collection and remittance of principal and interest payments on the related Assets; (2) administration of any related mortgage escrow accounts; (3) collection of related insurance claims; (4) if necessary, repossession of related Manufactured Homes and/or foreclosure on related Mortgaged

Properties; and (5) if necessary, advance funds to the extent certain payments are not made by the Obligors and are considered recoverable from the Obligor, from proceeds of any applicable insurance policies, or from Liquidation Proceeds of the related Contract or Mortgage Loan. The Servicer shall also provide information on a periodic basis to the Company and the Trustee concerning the Contracts and Mortgage Loans, and shall file required reports with the Commission concerning the Trusts as required by the Agreements. If a Sub-servicer shall be terminated by the Servicer, the servicing function of the Sub-servicer either shall be transferred to a substitute Sub-servicer or performed by the Servicer.

  Unless otherwise specified in the related Prospectus Supplement, the Servicer shall keep in force throughout the term of each Agreement (1) a policy or policies of insurance covering errors and omissions with respect to its duties under such Agreement, and (2) a fidelity bond.

  The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home or Mortgaged Property having a priority equal or senior to the lien of the related Contract or Mortgage Loan, the Servicer shall advance any such delinquent tax or charge to the extent it determines that it will be able to recover such advance from the related Obligor or from Liquidation Proceeds of the related Contract or Mortgage Loan.

  Collection Procedures. The Servicer, directly or through Sub-servicers, will make reasonable efforts to collect all payments called for under the Contracts or Mortgage Loans and, consistently with the Agreement and any Pool Insurance Policy, any Primary Mortgage Insurance Policy, any FHA insurance, any VA guaranty and any Obligor Bankruptcy Insurance, will follow such collection procedures as it follows with respect to contracts or mortgage loans serviced by it that are comparable to the Contracts or Mortgage Loans.

  Under the Agreement, the Servicer will repossess, foreclose upon or otherwise convert the ownership of properties that secure a defaulted Contract or Mortgage Loan if no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession, foreclosure or other conversion, the Servicer will follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general Contract and Mortgage Loan servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or the restoration of any property unless it determines (1) that such restoration or repossession will increase the proceeds of liquidation of the related Contract or Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses and (2) that such expenses will be recoverable to it either through Liquidation Proceeds or through Insurance Proceeds.

  A Contract or the Mortgage Note or Mortgage used in originating a conventional Mortgage Loan may contain a "due-on-sale" clause. See "--The Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale Clauses" and "--The Mortgage Loans--Due-on-Sale Clauses," in each case under the heading "Certain Legal Aspects of Contracts and Mortgage Loans" herein. The Servicer may enforce "due-on-sale" clauses with respect to any Contract, Mortgage Note or Mortgage containing such a clause, provided that such enforcement has no adverse effect on the coverage of any applicable Insurance Policy. In any case in which a Manufactured Home or Mortgaged Property has been or is about to be conveyed by the Obligor on the related Contract or Mortgage Loan and the due-on-sale clause has not been enforced (or the related Contract or Mortgage Note is by its terms assumable), the Servicer will be authorized, on behalf of the Trustee, to enter into an assumption agreement with the person to whom such Manufactured Home or Mortgaged Property has been or is about to be conveyed, if such person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by any applicable Credit Insurance policies. In the event that the Servicer enters into an assumption agreement in connection with any such conveyance of a Manufactured Home or Mortgaged Property, the Servicer, on behalf of the Trustee, may release the original Obligor from liability upon the Contract or Mortgage Loan and substitute the assuming party as the new obligor thereon. In no event can the assumption agreement permit a decrease in the Asset Rate or an increase in the term of the assumed Contract or Mortgage Loan. Fees collected for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation.

  The Servicer, either directly or through Sub-servicers, to the extent permitted by law, may establish and maintain an escrow account (the "Escrow Account") in which mortgagors under Mortgage Loans may be required to deposit amounts sufficient to pay taxes, assessments, mortgage insurance premiums and standard hazard insurance premiums and other comparable items and in which Obligors under Contracts will be required to deposit amounts sufficient to pay standard hazard insurance premiums and other comparable items. Withdrawals from the Escrow Account maintained for mortgagors may be made to effect timely payment of taxes, assessments, mortgage insurance and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the related Mortgaged Properties and to clear and terminate the Escrow Account. The Servicer will be responsible for the administration of the Escrow Account and will be obligated to make advances to such account when a deficiency exists therein, so long as it determines that such advances will be recoverable from the related Obligors or from Liquidation Proceeds collected with respect to the related Assets. The Servicer may decline to establish Escrow Accounts with respect to any Contracts or Mortgage Loans in its discretion.

  Collection of Payments on Contracts and Mortgage Loans. The Servicer will establish and maintain a Certificate Account for the benefit of the Trustee. The Certificate Account must be an "Eligible Account;" i.e., it must be maintained (1) at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose commercial paper or long-term unsecured debt has a rating, as specified in the related Agreement, sufficient to support the ratings requested on the Certificates of the related Series, and which institution is subject to examination by federal or state authorities; (2) in the corporate trust department of the Trustee; or (3) at an institution otherwise acceptable to each applicable Rating Agency. The Certificate Account is to be held in trust for the benefit of the Trustee on behalf of the Certificateholders and shall be designated as specified in the related Agreement. Funds in the Certificate Account will be invested in Eligible Investments (as defined in the Agreement) that will mature or be subject to redemption not later than the business day preceding the applicable monthly Remittance Date. Earnings on amounts deposited into a Certificate Account shall be credited to the account of the Servicer as servicing compensation in addition to its monthly Servicing Fee. The Servicer may use such earnings to offset P&I Advances due from the Servicer in respect of the Remittance Date next succeeding the date on which such earnings were made or, at the Servicer's option, such earnings may be released to the Servicer on such Remittance Date. The amount of any losses incurred in respect of any such investments shall be deposited into the Certificate Account by the Servicer out of its own funds promptly after such losses are incurred.

  All payments in respect of principal and interest on the Contracts and Mortgage Loans in the Asset Pool for a Series that are received by the Servicer on or after the applicable Cut-off Date (exclusive of collections related to scheduled payments due prior to the Cut-off Date) will be deposited into the Certificate Account no later than the second business day following the Servicer's receipt thereof. Such payments shall include the following:

    (1) all Obligor payments in respect of principal, including principal prepayments, on the Contracts and Mortgage Loans;

    (2) all Obligor payments in respect of interest on the Contracts and Mortgage Loans, together with moneys transferred from any Buy-Down Fund or GPM Fund;

    (3) all Net Liquidation Proceeds received and retained in connection with the liquidation or disposition of defaulted Contracts, Mortgage Loans or property acquired in respect thereof through repossession, foreclosure or otherwise;

    (4) all proceeds received under any title, hazard or other insurance policy covering any Contract or Mortgage Loan, other than proceeds received as part of Liquidation Proceeds or such proceeds that are to be applied to the restoration or repair of the related Manufactured Home or Mortgaged Property or released to the Obligor;

    (5) any condemnation awards or settlements which are not released to Obligors in accordance with normal servicing procedures;

    (6) all amounts received from credit enhancement provided with respect to a Series of Certificates;

    (7) all proceeds of any Contract or Mortgage Loan (or property acquired in respect thereof) that is repurchased by the related Seller or by a terminating party as described above or under "The Pooling and Servicing Agreements , Termination" below; and

    (8) all amounts, if any, required to be transferred to the Certificate Account from a Reserve Fund pursuant to the Agreement.

  In those cases where a Sub-servicer is servicing a Contract or Mortgage Loan, the Sub-servicer will establish and maintain an Eligible Account (a "Sub-servicing Account") that will comply with the standards set forth above for the Certificate Account and which is otherwise acceptable to the Servicer. The Sub-servicer is required to deposit into the Sub-servicing Account on a daily basis all amounts enumerated in the preceding paragraph in respect of the Contracts or Mortgage Loans as received by the Sub-servicer, less its servicing compensation. On the date specified in the related Prospectus Supplement, the Sub-servicer shall remit to the Servicer all funds held in the Sub-servicing Account with respect to each related Contract or Mortgage Loan. The Sub-servicer, to the extent described in the related Prospectus Supplement, may be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the related Prospectus Supplement.

  With respect to each Buy-Down Loan, the Servicer will deposit into a custodial Eligible Account (which may be interest-bearing) complying with the requirements set forth above for the Certificate Account (the "Buy-Down Fund") an amount which, together with investment earnings thereon, will provide funds sufficient to support the payments on such Buy-Down Loan on a level debt service basis. The Servicer will not be obligated to supplement any Buy-Down Fund should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans (in which event distributions to the Certificateholders may be affected).

  With respect to each GPM Loan, the Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial Eligible Account (which may be interest-bearing) complying with the requirements set forth above for the Certificate Account (the "GPM Fund") an amount which, together with investment earnings thereon, will provide funds sufficient to support the payments thereon on a level debt service basis. The Servicer will not be obligated to supplement any GPM Fund should investment earnings thereon prove insufficient to maintain the scheduled level of payments (in which event distributions to the Certificateholders may be affected).

  Distributions on Certificates. On each Remittance Date, the Servicer will withdraw from the applicable Certificate Account and remit to the Trustee for deposit into the Distribution Account (1) all scheduled payments of principal and interest due on the related Contracts and Mortgage Loans during the related Collection Period and collected by the Servicer from the related Obligors or otherwise and (2) all unscheduled collections in respect of principal and interest on the Contracts and Mortgage Loans received during the related Prepayment Period, in each case to the extent such collections comprise part of the Available Distribution (as specified in the related Prospectus Supplement) for the upcoming Distribution Date (collectively, the "Remittance Amount"). In addition, on each Remittance Date, the Servicer shall remit to the Trustee, for deposit into the Distribution Account, the amount of its required P&I Advance and of any Compensating Interest required to be paid by the Servicer for the upcoming Distribution Date. See "--Advances" and "-- Compensating Interest" below. The Remittance Date for any Distribution Date shall be the business day preceding such Distribution Date.

  The Available Distribution for any Series will be allocated among the related Classes of Certificates in the proportion and order of application set forth in the related Agreement and described in the related Prospectus Supplement. Prior to each Distribution Date for a Series, the Servicer will furnish to the Trustee a report setting forth certain information concerning the underlying Asset Pool and amounts to be distributed on each related Class of Certificates.

ADVANCES

  The Servicer shall not be required to make an Advance to the extent it determines, in its reasonable judgment, that such Advance, if made, would not be recoverable from late collections from the related Obligor or from Liquidation Proceeds or other collections in respect of the related Contract or Mortgage Loan (such an advance being referred to as a "Non-Recoverable Advance"). The advance obligation of a Trustee or Pool Insurer may also be limited to an amount specified by the Rating Agency or Agencies rating the Certificates. Otherwise, the Servicer will be required to advance funds to cover (1) delinquent payments of principal and interest on related Contracts and Mortgage Loans ("P&I Advances") and (2) to the extent specified in the related Prospectus Supplement, delinquent payments of taxes, insurance premiums and escrowed items in respect of related Contracts and Mortgage Loans and liquidation-related expenses ("Servicing Advances," and together with P&I Advances, "Advances"). The failure of the Servicer to make any required Advances under an Agreement constitutes a default under such Agreement for which the Servicer may be terminated. Upon a default by the Servicer, the Trustee (as substitute Servicer) may, if so provided in the related Agreement, be required to make Advances, provided that, in its reasonable discretion, it deems such Advances not to be Non-Recoverable Advances. With respect to certain Assets, the Company may obtain an endorsement to an applicable Pool Insurance Policy which obligates the Pool Insurer to advance delinquent payments of principal and interest. The Pool Insurer would only be obligated under such endorsement to the extent the Obligor fails to make such payment and the Servicer fails to make a required Advance. The Servicer may agree to reimburse the Pool Insurer for any sums the Pool Insurer pays under such endorsement.

  Any P&I Advances by the Servicer, the Trustee or a Pool Insurer, as the case may be, must be deposited into the applicable Certificate Account or into the Distribution Account and will be due not later than the Distribution Date to which such delinquent payment relates. Any Advance made by the Servicer or the Trustee or a Pool Insurer, as the case may be, will be reimbursable out of future collections in respect of the particular Contract or Mortgage Loan in respect of which the Advance was made (including collections of or from Insurance Proceeds, Additional Assets or Liquidation Proceeds relating to such Contract or Mortgage Loan) ("Related Proceeds"). If an Advance made by the Servicer or a Trustee or a Pool Insurer later proves to be unrecoverable from Related Proceeds, the Servicer or the Trustee or Pool Insurer, as the case may be, will be entitled to reimbursement from funds in the Certificate Account or Distribution Account prior to the disbursement of distributions to the Certificateholders.

  Any P&I Advances with respect to Contracts or Mortgage Loans included in the Trust for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, neither the Servicer nor the Trustee nor any Pool Insurer will insure or guarantee the Certificates of any Series or the Contracts or Mortgage Loans included in the Trust for any Series.

COMPENSATING INTEREST

  To the extent provided in a Prospectus Supplement, if a Contract or Mortgage Loan is prepaid in full or liquidated other than on a Due Date, the Obligor generally is only required to pay interest to the date of prepayment or liquidation. In such event, for so long as BCI is the Servicer of the related Asset, the Servicer may be obligated to pay interest from the last day for which interest is due from the Obligor to the next Due Date, so long as such amount does not exceed the Servicer's servicing compensation for such month ("Compensating Interest").

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

  Standard Hazard Insurance. The Servicer will cause to be maintained for each Asset underlying a Series, or use its best reasonable efforts to cause each Sub-servicer to cause to be maintained for each such Asset, a Standard Hazard Insurance Policy providing coverage in an amount at least equal to the lesser of (a) 100% of the replacement value of the related Manufactured Home or Mortgaged Property or (b) the Unpaid Principal Balance of such Contract or Mortgage Loan. The Servicer also shall maintain on any Manufactured Home acquired by repossession or on any Real Property or Mortgaged Property acquired through foreclosure or deed in lieu of foreclosure of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of the Unpaid Principal Balance of the defaulted Contract or Mortgage Loan or the maximum insurable value of the Manufactured Home or Mortgaged Property. To the extent permitted by applicable law and if so specified in the related Prospectus Supplement, the Servicer may require Obligors on Contracts or Mortgage Loans secured by Manufactured Homes, Real Properties or Mortgaged Properties located in California to maintain earthquake insurance on their Manufactured Homes, Real Properties or Mortgaged Properties. Otherwise, no earthquake or other additional insurance is to be required of any Obligor or maintained on property acquired in respect of a Contract or Mortgage Loan, other than as required by applicable laws and regulations. If, at the time of origination of a Contract or Mortgage Loan, the related Manufactured Home or Mortgaged Property is located in a federally designated special flood hazard area, the Servicer will cause to be maintained, or to use its best reasonable efforts to cause the related Sub-servicer to cause to be maintained, flood insurance, limited, under certain circumstances, to availability under the National Flood Insurance Act of 1968, as amended. In the event that an Asset is covered by a blanket policy providing coverage against losses incurred on Assets as a result of the absence or insufficiency of individual Standard Hazard Insurance Policies, the Servicer will be deemed conclusively to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for such Asset. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

  Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Manufactured Home or Mortgaged Property or released to the Obligor in accordance with normal servicing procedures) shall be deposited into the Certificate Account.

  Other Insurance. To the extent specified in the related Prospectus Supplement, the Servicer will maintain a Primary Mortgage Insurance Policy on any Conventional Mortgage Loan with an initial Mortgage Loan-to-Value Ratio in excess of 80% unless the conditions for waiver of such insurance by the Servicer are met. See "The Trusts--Insurance--Credit Insurance--Primary Mortgage Insurance" herein.

  The Servicer will be required to maintain any Special Hazard Insurance Policy, any Obligor Bankruptcy Insurance and any Pool Insurance Policy for any Series in full force and effect throughout the term of the related Trust, subject to payment of the applicable premiums by the Trustee. The Servicer will be required to notify the Trustee to pay from amounts in the Trust Estate the premiums for any such Special Hazard Insurance Policy, any such Obligor Bankruptcy Insurance and any such Pool Insurance Policy for such Series on a timely basis. Any such premiums may be payable on a monthly basis in advance, or pursuant to any other payment schedule acceptable to the applicable insurer. In the event that the Special Hazard Insurance Policy, Obligor Bankruptcy Insurance or Pool Insurance Policy for a Series is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Servicer will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the remaining coverage (or a lesser amount if the Servicer confirms in writing with each Rating Agency rating any Certificates of such Series that such lesser amount will not impair the rating on such Certificates) provided by the canceled or terminated Special Hazard Insurance Policy, Obligor Bankruptcy Insurance or Pool Insurance Policy. However, if the cost of any such replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated.

  Presentation of Claims. The Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the issuer of each insurance policy described herein (including the FHA and the VA), and will take such reasonable steps as are necessary to permit recovery under such insurance policies respecting defaulted Contracts or Mortgage Loans that are the subject of bankruptcy proceedings. As set forth above, all collections by the Servicer under any insurance policy are to be deposited into the Certificate Account for the related Series and are subject to withdrawal as described above. With respect to a Mortgage Loan or Contract that is serviced by a Sub-servicer, the Sub-servicer, on behalf of itself, the Trustee and the Certificateholders will present claims to the applicable insurer, and all collections shall be deposited into the applicable Sub-servicing Account for deposit into the Certificate Account.

  If any property securing a defaulted Contract or Mortgage Loan is damaged and proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Pool Insurance Policy or any Primary Mortgage Insurance Policy, any FHA insurance or any VA guarantee, as the case may be, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that such restoration will increase the proceeds to the Certificateholders upon liquidation of the Contract or Mortgage Loan after reimbursement of the expenses incurred by the Servicer and (2) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related Pool Insurance Policy or any related Primary Mortgage Insurance Policy, any FHA insurance, or any VA guarantee, as the case may be.

  If, in respect of any defaulted Contract or Mortgage Loan, recovery under any related Pool Insurance Policy or any related Primary Mortgage Insurance Policy, any FHA insurance, or any VA guarantee, as the case may be, is not available, the Servicer nevertheless is obligated to follow such normal practices and procedures as it deems necessary or advisable to liquidate the collateral for the defaulted Contract or Mortgage Loan. If the proceeds of any liquidation of the related Manufactured Home or Mortgaged Property are less than the principal balance of the defaulted Contract or Mortgage Loan plus interest accrued thereon at the applicable Asset Rate, the related Trust will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Servicer in connection with such proceedings.

  Alternate Credit Enhancement. To the extent provided in a Prospectus Supplement, the Company, the Servicer or another party, from time to time, may be required to obtain or cause to be obtained an insurance policy, guarantee, letter of credit, surety bond, derivative products or other forms of credit enhancement or any combinations thereof (or make deposits in lieu thereof) to enhance the credit rating of the related Series of Certificates.

  Servicing Compensation and Payment of Expenses. As compensation for its servicing duties in respect of any Series, the Servicer will be entitled to the Servicing Fee specified in a particular Prospectus Supplement. In addition, the Servicer may be entitled to servicing compensation in the form of assumption fees, late payment charges or otherwise, which fees or charges shall be retained by the Servicer to the extent not required to be deposited into the related Certificate Account.

  The Servicer will pay from its servicing compensation certain expenses incurred in connection with the servicing of the Contracts and Mortgage Loans included in a Trust Estate, including, without limitation, payment of the fees and expenses of the Trustee, payment of related insurance policy premiums (other than premiums for Standard Hazard Insurance Policies or Primary Mortgage Insurance Policies) and payment of expenses incurred in enforcing the obligations of any Sub-servicers. Certain of these expenses may be reimbursable from Liquidation Proceeds and proceeds of Pool Insurance and from specific recoveries of costs.

  The Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Contracts or Mortgage Loans. The related Trust will suffer no loss by reason of such expenses to the extent claims are paid under the related Pool Insurance Policies, if any. If no Pool Insurance Policy is in effect for the Series, or if claims are either not made or paid under the related Pool Insurance Policies or coverage thereunder has been terminated or canceled, the related Trust will suffer a loss to the extent that the Liquidation Proceeds of a defaulted Asset, after reimbursement of the Servicer's related expenses, are less than the principal balance of the Asset plus accrued interest thereon at the related Asset Rate. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any Manufactured Home or Mortgaged Property, such right of reimbursement being prior to the rights of the related Certificateholders to receive any related Pool Insurance proceeds or Liquidation Proceeds.

  Evidence as to Compliance. With respect to each Series of Certificates, the Servicer will deliver each year to the Trustee an officer's certificate stating that (i) a review of the activities of the Servicer and any Sub-servicers during the preceding calendar year and of the Servicer's performance under the related Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, the Servicer has fulfilled all its obligations under the Agreement throughout such year, and, to the best of such officer's knowledge, based on such review, each Sub-servicer has fulfilled its obligations throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such officer's certificate shall be accompanied by a statement by a firm of independent public accountants to the effect that (1) such firm has audited the financial statements of the Servicer for the Servicer's most recently ended fiscal year and issued its report thereon; (2) such audit included tests of the records and documents relating to manufactured housing installment sale contracts and mortgage loans serviced by the Servicer for others in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or any successor program promulgated by the accounting profession ("USAP"); and (3) such other statements as are contemplated under USAP, including, if called for under USAP, a statement as to whether the Servicer's management's written assertion to such firm (which shall be attached to the statement of such firm) that its servicing during the applicable fiscal year complied with USAP's minimum servicing standards in all material respects is fairly stated in all material respects. The audit tests referred to in clause
(2) of the preceding sentence in respect of any Series shall be applied to manufactured housing installment sale contracts and mortgage loans serviced under the related Agreement and/or, in the sole discretion of such firm, manufactured housing installment sale contracts and mortgage loans serviced under pooling and servicing agreements, trust agreements or indentures substantially similar to such Agreement (hereinafter referred to as "Pooling Agreements"). For purposes of such statement, such firm may assume conclusively that all Pooling Agreements under which the Servicer is the servicer of manufactured housing installment sale contracts and mortgage loans for a trustee relating to certificates evidencing an interest in manufactured housing installment sale contracts and mortgage loans are substantially similar to one another except for any such Pooling Agreement which by its terms specifically states otherwise.

                     THE POOLING AND SERVICING AGREEMENTS

  The following summaries describe certain provisions of each Agreements. Although the Company believes that the foregoing is a fair summary of the material terms of the Agreement, the summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement for each Series. When particular provisions or terms used in an Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

THE SERVICER

  The Servicer shall not resign from the obligations and duties imposed on it under an Agreement, except (1) upon appointment of a successor servicer and receipt by the Trustee of a letter from each applicable Rating Agency that the Servicer's resignation and the appointment of the successor will not, in and of itself, result in a downgrading of any rated Certificates of the affected Series or (2) upon determination by the Servicer's Board of Directors that the performance of its duties under the Agreement are no longer permissible under applicable law. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the applicable Agreement.

  Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust or the Certificateholders, and all such Persons shall be held harmless, for any action taken or not taken in good faith pursuant to each Agreement, or for errors in judgment; provided, however, that no such Person shall be protected from liability (1) for actions or omissions resulting from willful misfeasance, bad faith or gross negligence in the performance of such Person's duties or by reason of reckless disregard of such Person's obligations and duties under the Agreement or (2) for breaches of representations or warranties made by such Person in the Agreement. The Servicer and any of the directors, officers, employees or agents of the Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising under an Agreement. The Servicer shall be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under an Agreement and such action in its opinion does not involve it in any expense or liability, except as otherwise explicitly provided in the Agreement; provided, however, that the Servicer may in its discretion undertake any such action that it deems necessary or desirable with respect to an Agreement if the Certificateholders offer to the Servicer reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

THE TRUSTEE

  The Prospectus Supplement for a Series of Certificates will specify the Trustee for that Series. The Trustee for a Series may resign at any time, in which event the Company will be obligated to attempt to appoint a successor Trustee. The Company may remove a Trustee if the Trustee ceases to be eligible to continue as Trustee under the applicable Agreement or upon the occurrence of certain bankruptcy- or insolvency-related events with respect to the Trustee. The Trustee for a Series will also be subject to removal at any time by the holders of Certificates of such Series evidencing at least 51% of the Voting Rights of such of Series, as specified in the related Agreement. If the Certificateholders remove the Trustee other than for reasonable cause based upon the Trustee's failure to continue to meet the eligibility requirements set forth in the related Agreement or the Trustee's failure to perform its duties as described therein, then the Certificateholders so removing the Trustee shall bear any and all costs and expenses arising from such removal and substitution. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance by the Company of the appointment of the successor Trustee.

  A Trustee must be a corporation or a national banking association organized under the laws of the United States or any state and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. It must also have combined capital and surplus of at least $50,000,000 (or be a Qualified Bank) and be subject to regulation and examination by state or federal regulatory authorities. Although a Trustee may not be an affiliate of the Company or the Servicer, either the Company or the Servicer may maintain normal banking relations with the Trustee if the Trustee is a depository institution.

REPORTS TO CERTIFICATEHOLDERS

  The Trustee for a Series will furnish the related Certificateholders with monthly statements prepared by the Servicer (each a "Remittance Report") containing information with respect to principal and interest distributions and Realized Losses for such Series and the assets of the related Trust. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by the Servicer evidencing the status of its compliance with the provisions of an Agreement will be furnished to related Certificateholders upon request addressed to the Trustee.

  A Remittance Report for a Distribution Date in respect of any Series of Certificates will identify the following items:

    (1) the related Available Distribution for such Distribution Date;

    (2) the amount of interest distributable on such Distribution Date on each Class of the Certificates of such Series, and the amount of interest to be distributed on each such Class based upon the Available Distribution for such Distribution Date;

    (3) the amount to be distributed on such Distribution Date on each Class of the Certificates of such Series to be applied to reduce the Certificate Principal Balance of such Class, separately identifying any portion of such amount attributable to prepayments;

    (4) any other amounts to be distributed on the Certificates of such Series (to the extent not covered by clauses (2) and (3) above);

    (5) the aggregate amount of P&I Advances required to be made by the related Servicer with respect to such Distribution Date in connection with the related Asset Pool;

    (6) the amount of any Realized Losses to be allocated to reduce the Certificate Principal Balance of any Class of the Certificates of such Series on such Distribution Date;

    (7) the Certificate Principal Balance and Adjusted Certificate Principal Balance of each Class of the Certificates of such Series after giving effect to the distributions and allocations of any Writedown Amount to be made on such Distribution Date;

    (8) the aggregate interest remaining unpaid, if any, for each Class of the Certificates of such Series (exclusive of Shortfalls allocated to such Class), after giving effect to the distribution made on such Distribution Date;

    (9) the aggregate amount of withdrawals, if any, from any Reserve Fund or any other form of credit enhancement, and the amount, if any, available thereunder;

    (10) the amount of the Servicing Fee in respect of such Distribution
  Date;

    (11) the aggregate number and the aggregate of the Unpaid Principal Balances of outstanding Contracts and outstanding Mortgage Loans, stated separately, that are (i) delinquent one month (i.e., 30 to 59 days) as of the end of the related Prepayment Period, (ii) delinquent two months (i.e., 60 to 89 days) as of the end of the related Prepayment Period, (iii) delinquent three months (i.e., 90 days or longer) as of the end of the related Prepayment Period and (iv) as to which repossession, foreclosure or other comparable proceedings have been commenced as of the end of the related Prepayment Period; and

    (12) in the case of a Trust (or designated assets thereof) for which a REMIC election has been or will be made, any other information required to be provided to Certificateholders by the REMIC Provisions.

In the case of information furnished pursuant to clauses (2), (3) and (4) above, the amounts shall be expressed, with respect to any Certificate, as a dollar amount per $1,000 denomination; provided, however, that if any Class of Certificates does not have a Certificate Principal Balance, then the amounts shall be expressed as a dollar amount per 10% Percentage Interest.

EVENTS OF DEFAULT

  Events of Default by the Servicer under any Agreement will include (1) any failure by the Servicer to remit funds to the Distribution Account as required by the applicable Agreement, which failure continues unremedied for five days (or such other period specified in the related Agreement) after the date upon which such remittance was due; (2) any failure or breach by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 60 days after the giving of written notice of such failure or breach to the Servicer by the related Trustee or by the Holders of Certificates evidencing at least 25% of the Voting Rights for the applicable Series; and (3) certain events involving insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer.

  So long as an Event of Default remains unremedied, the Trustee may, and, at the written direction of the Certificateholders of the applicable Series evidencing greater than 50% of the Voting Rights for such Series, shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the related Contracts and Mortgage Loans and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the related Trustee or a successor Servicer will succeed to all the responsibilities, duties and liabilities of the terminated Servicer under the Agreement and such successor Servicer will be entitled to similar compensation arrangements to those provided for the terminated Servicer. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable to do so, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor Servicer meeting the criteria set forth in the related Agreement. Pending such appointment, the Trustee is obligated to act as successor Servicer unless prohibited by law from doing so. The Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation paid to the terminated Servicer under the Agreement.

CERTIFICATEHOLDER RIGHTS

  No Certificateholder will have any right under the related Agreement to institute any proceeding with respect to such Agreement unless such holder previously has provided the Trustee with written notice of a default thereunder and unless the holders of Certificates evidencing at least 25% of the Voting Rights for the applicable Series (a) requested the Trustee in writing to institute such proceeding in its own name as Trustee and (b) have offered to the Trustee reasonable indemnity and the Trustee for 15 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or to institute, conduct or defend any litigation under the related Agreement at the request, order or direction of any of the holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

AMENDMENT

  An Agreement may be amended by the Company, the Servicer, and the related Trustee without the consent of the related Certificateholders, (1) to cure any ambiguity therein; (2) to correct or supplement any provision therein that may be inconsistent with any other provision therein; (3) to maintain the REMIC status of the Trust and to avoid the imposition of certain taxes on any related REMIC (if applicable); or (4) to make any other provisions with respect to matters or questions arising under such Agreement that are not covered by such Agreement, provided that such action will not adversely affect in any material respect the interests any holder of Certificates of the related Series, as evidenced by (A) an opinion of counsel independent of the Company, the Servicer and the Trustee or (B) a letter from each Rating Agency from whom the Company requested a rating of any of the Certificates of such Series stating that the proposed amendment will not result in a downgrading of the rating of any of the Certificates of such Series rated by such Rating Agency. An Agreement may also be amended by the Company, the Servicer and the related Trustee with the consent of the related Certificateholders evidencing a majority of the Voting Rights of each affected Class for the purpose of adding any provisions to, or for the purpose of eliminating any provisions from, or for the purpose of changing in any manner any of the provisions of, such Agreement, or for the purpose of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that (a) reduces in any manner the amount of, or delays the timing of, any payment received on or with respect to Contracts or Mortgage Loans which are required to be distributed on any Certificate; (b) otherwise materially adversely affects the rights of any Certificateholder; or
(c) reduces the percentage of Certificateholders required to consent to any amendment of the related Agreement, may be effective without the consent of the holder of each such Certificate.

TERMINATION

  The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (1) the later of the final payment or other liquidation of the last Contract or Mortgage Loan subject thereto and the disposition of all property acquired upon repossession of any Manufactured Home or foreclosure of (or other realization on) any Mortgage Loan and (2) the payment to the related Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to them pursuant to the Agreement. In addition, (1) subject to the specifications in the related Prospectus Supplement, a Trust may be subject to early termination at the option of the Company, the Servicer or the holders of a majority in interest of any related Residual Certificates and (2) if so specified in the related Prospectus Supplement, the Certificates of a Series shall be subject to redemption by the Company, the Servicer or any other party specified in the related Prospectus Supplement, as described more fully herein under "Description of the Certificates--Optional Redemption or Termination."

             CERTAIN LEGAL ASPECTS OF CONTRACTS AND MORTGAGE LOANS

  The following discussion contains general summaries of certain legal aspects of manufactured housing installment sales contracts and mortgage loans. Because such legal aspects are governed by applicable state law (which laws may differ substantially from state to state), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Contracts or Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts and Mortgage Loans.

  Contracts differ from Mortgage Loans in certain material respects. In general, Contracts may experience a higher level of delinquencies than Mortgage Loans, because the credit underwriting standards applied to borrowers under manufactured housing installment sales contracts generally are not as stringent as those applied to borrowers under many conventional residential first-lien mortgage loans. See "The Manufactured Housing Program--Contract Underwriting Guidelines" herein. In addition, Manufactured Homes generally decline in value over time, which may not necessarily be the case with respect to the Mortgaged Properties underlying Mortgage Loans. Consequently, the losses incurred upon repossession of or foreclosure on Manufactured Homes securing the Contracts may be expected to be more severe in many cases than the losses that would be incurred upon foreclosure on Mortgaged Properties securing Mortgage Loans (in each case measured as a percentage of the outstanding principal balances of the related Assets). The servicing of manufactured housing installment sales contracts is generally similar to the servicing of conventional residential mortgage loans, except that, in general, servicers of manufactured housing installment sales contracts place greater emphasis on making prompt telephone contact with delinquent borrowers than is generally customary in the case of the servicing of conventional residential mortgage loans. See "Sale and Servicing of Contracts and Mortgage Loans-- Servicing" herein. Realization on defaulted Contracts is generally accomplished through repossession and subsequent resale of the underlying Manufactured Homes by or on behalf of the Servicer, as described below under "--The Contracts," whereas realization on defaulted Mortgage Loans is generally accomplished through foreclosure on the underlying Mortgaged Properties or similar proceedings, as described below under "--The Mortgage Loans." Realization on defaulted Land Secured Contracts may involve a combination of repossession and foreclosure-related procedures. See " -- The Contracts" below. Certificates evidencing interests in Contracts may also be subject to other risks that are not present in the case of Certificates evidencing interests in Mortgage Loans. See "Risk Factors--3. Security Interests in Manufactured Homes," " -- 4. Conveyance of Contracts," and "--5. Lender Regulations" herein.

THE CONTRACTS

  General. As a result of the assignment of the Contracts underlying a Series to the related Trustee, the related Trust will succeed to all of the rights (including the right to receive payments on the Contracts), and will assume the obligations, of the obligee under the Contracts. Each Contract evidences both (1) the obligation of the Obligor to repay the loan evidenced thereby, and (2) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were located. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Servicer will retain possession of the Contracts as custodian for the Trustee. Because the Servicer is not relinquishing possession of the Contracts, the Servicer will file a UCC-1 financing statement in the appropriate recording offices in the State of Vermont and the State of Florida as necessary to perfect the Trustee's ownership interest in the Contracts. Notwithstanding such filings, if, through negligence, fraud or otherwise, a subsequent purchaser from the Company or from a predecessor owner of the Contracts were able to take physical possession of the Contracts without notice of the assignment of the Contracts to the Trustee, the Trustee's interest in Contracts could be subordinated to the interest of such purchaser. To provide a measure of protection against this possibility, within ten days after the Closing Date, the Contracts will be stamped or marked otherwise to reflect their assignment from the Company to the Trustee.

  Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in any or all of the 50 states and the District of Columbia. The manner in which liens on Manufactured Homes are "perfected" is governed by applicable state law. In many states ("Title States"), a lien on a manufactured home may be "perfected" under applicable motor vehicle titling statutes by notation of the secured party's lien on the related certificate of title or by delivery of certain required documents and payment of a fee to the state motor vehicle authority to re-register the home, depending upon applicable state law. In some states ("UCC States"), perfection of a lien on a manufactured home is accomplished pursuant to the provisions of the applicable UCC by filing UCC-1 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices. Some states are both Title States and UCC States. The Company will cause the security interests created by the Contracts in the related Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. However, because of the expense and administrative inconvenience involved, neither BCI nor any other Seller are expected to amend any certificate of title to change the lienholder specified therein from BCI or such Seller to the Trustee, deliver any documents or pay fees to re-register any Manufactured Home, or file any UCC transfer instruments, and neither BCI nor such Seller will deliver any certificate of title to the Trustee or note thereon the Trustee's interest. In some states, simple assignment of the security interest created by a Contract in the related Manufactured Home constitutes an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title, re-registration of the underlying home, or filing of any statement under the applicable UCC, and the assignee succeeds to the seller's rights as the secured party as to such Manufactured Home. In other states, however, the law is unclear whether a security interest in a Manufactured Home is effectively assigned in the absence of an amendment to a certificate of title, re-registration of the underlying home, or the filing of an appropriate UCC transfer instrument, as appropriate under applicable state law. In such event, the assignment of the security interest created by a Contract in the related Manufactured Home may not be effective against creditors of the Company or the Seller or a trustee in bankruptcy of the Company or the Seller.

  In recent years, manufactured homes have become increasingly large and often are attached to their sites, without appearing to be readily mobile. Perhaps in response to these trends, courts in many states have held that manufactured homes, under certain circumstances, are subject to real estate title and recording laws. As a result, a security interest created by an installment sales contract in a manufactured home located in such a state could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the applicable UCC or a real estate mortgage, deed of trust, deed to secure debt or security deed, as appropriate under the real estate laws of the state in which the related home is located (any of the foregoing, a "Mortgage"). These filings must be made in the real estate records office of the jurisdiction in which the home is located. Neither BCI nor any other Seller will be required to make fixture filings or to file Mortgages with respect to any of the Manufactured Homes (except in the case of Land Secured Contracts, as described below). Consequently, if a Manufactured Home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the Trustee's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

  The Trustee's security interest in a Manufactured Home would be subordinate to, among others, subsequent purchasers for value of the Manufactured Home and holders of perfected security interests therein, in either case without notice of the Trustee's adverse interest in such home. In the absence of fraud, forgery or affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of BCI (or another Seller) on the related certificate of title or delivery of the required documents and fees necessary to register the home in the name of BCI (or the other Seller) or the public filing of appropriate transfer instruments reflecting the lien of BCI (or another Seller), in each case as required under applicable state law, will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home from anyone other than the entity whose lien is perfected under state law (be it BCI or another Seller), because they will be on notice of the interest in the home held by such entity.

  Certain of the Contracts ("Land Secured Contracts") will be secured by real estate as well as a Manufactured Home. The Seller will cause the liens created by the Land Secured Contracts on the related real estate to be assigned to the Trustee. The Contract File for each Land Secured Contract will be required to include an original or a certified copy of the recorded Mortgage relating to such Contract, together with originals or certified copies of a chain of recorded assignments of such Mortgage sufficient to reflect the Seller as the record holder of such Mortgage and the lien it evidences on the related real estate. Assignments in recordable form for such Mortgages naming the Trustee as assignee will not be prepared by the Servicer or any Seller. However, the Seller will deliver to the Trustee a power of attorney entitling the Trustee to prepare, execute and record such assignments of Mortgages, in the event that recordation thereof becomes necessary to enable the Servicer to foreclose on the related real property.

  Under the laws of most states, in the event that a manufactured home is moved to a state other than the state in which it initially is registered, any perfected security interest in such home would continue automatically for four months after such relocation, during which time the security interest must be re-perfected in the new state in order to remain perfected after such four-month period. Generally, a security interest in such a manufactured home may be re-perfected after the expiration of such four-month period, but, for the period between the end of such four-month period and the date of such re-perfection, the security interest would be unperfected.

  If a Manufactured Home is moved to a UCC State, an appropriate UCC financing statement generally would have to be filed in such state within the four-month period after the move in order for the Seller's security interest in the Manufactured Home to remain perfected continuously. If a Manufactured Home is moved to a Title State, re-perfection of a security interest in such home generally would be accomplished by registering the Manufactured Home with the Title State's motor vehicle authority. In the ordinary course of servicing its portfolio of manufactured housing installment sales contracts, the Servicer takes steps to re-perfect its security

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interests in the related manufactured homes upon its receipt of notice of registration of such home in a new state (which it should receive by virtue of the notation of its lien on the original certificate of title, if the home is moved from a Title State to a Title State) or of information from a related borrower as to relocation of such home. In some Title States, the certificate of title to a Manufactured Home (which is required to be in the Servicer's possession) must be surrendered before the home could be re-registered; in such states an Obligor could not re-register a Manufactured Home to a transferee without the Servicer's assistance. In other Title States, when an Obligor under a Contract sells the related Manufactured Home (if it is located in a Title State both before and after the sale), the Seller should at least receive notice of any attempted re-registration thereof because its lien is noted on the related certificate of title and accordingly should have the opportunity to require satisfaction of the related Contract before releasing its lien on the home. If the motor vehicle authority of a Title State to which a Manufactured Home is relocated or in which a Manufactured Home is located when it is transferred registers such Manufactured Home in the name of the owner thereof or such owner's transferee without noting the Seller's lien on the related certificate of title, whether because (1) such state did not require the owner to surrender the certificate of title issued prior to the transfer or issued by the Title State from which such home was moved or failed to notify the Seller of re-registration and failed to note the Seller's lien on the new certificate of title issued upon re-registration or (2) such Manufactured Home was moved from a state that is not a Title State, such re-registration could defeat the perfection of the Seller's lien in the Manufactured Home. In addition, re-registration of a Manufactured Home (whether due to a transfer or relocation thereof) in a state, such as a UCC State, which does not require a certificate of title for registration of a Manufactured Home, could defeat perfection of the Seller's lien thereon.

  The Seller will be required to report to the Servicer any notice it receives of any re-registration of a Manufactured Home. Under the Agreement, the Servicer is obligated to take all necessary steps, at its own expense, to maintain perfection of the Trustee's security interests in the Manufactured Homes, to the extent it receives notice of relocation, sale or re-registration thereof (provided that, as long as BCI remains the Servicer, the Servicer will not be required to cause notations to be made on any certificate of title or to execute any instrument relating to any Manufactured Home (other than a notation or a transfer instrument necessary to show BCI (or another Seller if applicable)) as the lienholder or legal titleholder). However, the Servicer has no independent obligation to monitor the status of the Seller's lien on any Manufactured Home.

  Under the laws of most states, liens for repairs performed on a manufactured home and for property taxes on a manufactured home take priority even over a prior perfected security interest. Such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

  Enforcement of Security Interests in Manufactured Homes. The Servicer, on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the manufactured home has not become subject to the real estate laws of a state, a creditor is entitled, in most states, to repossess a manufactured home through the voluntary surrender thereof, by "self-help" repossession that is "peaceful" (i.e., not including any breach of the peace) or, if the creditor is unable to repossess through either of the foregoing means, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies depending on the state (usually ranging from 10 to 30 days depending on applicable state law), prior to commencement of any repossession action. The UCC and consumer protection laws in most states place restrictions on repossession sales; among other things, such laws require prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice prior to any resale of a repossessed home so that the debtor may redeem the home at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to receive the net proceeds of such resale up to the amount of the Unpaid Principal Balance of the related Contract plus all accrued and unpaid interest thereon at the related Contract Rate.

  Under applicable laws of most states, a creditor is entitled to obtain a judgment against a debtor for any deficiency remaining after repossession and resale of the manufactured home securing such debtor's loan.

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

However, obtaining and collecting such deficiency judgments may not be economically feasible. In addition, some states impose prohibitions or limitations on deficiency judgments, and certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") and state laws affording relief to debtors, may interfere with or affect the ability of a secured lender to repossess and resell collateral or to enforce a deficiency judgment. For example, in certain proceedings under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from repossessing or foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a manufactured housing installment sales contract not secured by the debtor's principal residence, also may reduce the monthly payments due under such contract, change the rate of interest and alter the repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves an Obligor's obligation to repay all or any portion of the amounts otherwise due on a Contract, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce amounts available for distribution on the related Certificates.

  Under the terms of the Relief Act, an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6.00% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to Certificateholders. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to repossess or foreclose on the Manufactured Home securing an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to liquidate the related Manufactured Home in a timely fashion.

  Because of certain requirements of the REMIC Provisions, a Trust as to which a REMIC election has been made generally must dispose of any related Manufactured Homes acquired pursuant to repossession, foreclosure, or similar proceedings within two years after acquisition. Consequently, if the Servicer, acting on behalf of the Trust, is unable to sell a Manufactured Home in the course of its ordinary commercial practices within 22 months after its acquisition thereof (or a longer period as permitted by the Agreement), the Servicer will auction such home to the highest bidder (which bidder may be the Servicer) in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any Manufactured Home would not be substantially lower than the Unpaid Principal Balance of the Contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been industry experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

  Foreclosure under Real Property Laws. If a Manufactured Home has become attached to real estate to a degree such that the home would be treated as real property under the laws of the state in which it is located, it may not be legally permissible for the Servicer to repossess the home under the provisions of the UCC or other applicable personal property laws. If so, the Servicer could obtain possession of the home only pursuant to real estate mortgage foreclosure laws. See "--The Mortgage Loans--Foreclosure" below. In addition, in order to realize upon the Real Property securing any Land Secured Contract, the Servicer must proceed under applicable state real estate mortgage foreclosure laws. The requirements that the Servicer must meet in order to foreclose on the Real Property securing a Land Secured Contract, and the restrictions on such foreclosure, are identical to the requirements and restrictions that would apply to foreclosure of any Mortgage Loan. For a description of

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

such foreclosure, see "--The Mortgage Loans" below. Mortgage foreclosure generally is accomplished through judicial action, rather than by private action as permitted under personal property laws, and real estate laws generally impose stricter notice requirements and require public sale of the collateral. In addition, real estate mortgage foreclosure is usually far more time-consuming and expensive than repossession under personal property laws, and applicable real estate law generally affords debtors many more protections than are provided under personal property laws. Rights of redemption under real estate laws generally are more favorable to debtors than they are under personal property laws, and in many states antideficiency judgment legislation will be applicable in the real estate foreclosure context even if it would not apply to repossessions under personal property laws. If real estate laws apply to a Manufactured Home, to the extent the Seller has not perfected its security interest in a Manufactured Home under applicable real estate laws, the Seller's security interest in such Manufactured Home would be subordinate to a lien on such home recorded pursuant to applicable real estate laws.

  Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to prevent a seller of goods pursuant to a consumer credit contract (and certain related lenders and assignees) from transferring such contract free of claims by the debtor thereunder against the seller. The effect of this rule is to subject the assignee of a consumer credit contract to all claims and defenses that the debtor could have asserted against the seller under the contract. Assignee liability under this rule (which would be applicable to the Trust, as assignee of the Contracts) is limited to amounts paid by the debtor under the assigned contract; however, a borrower also may assert the rule to set off remaining amounts due under such a contract as a defense against a claim brought by the assignee of such contract against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty--Federal Trade Commission Improvement Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. The failure of the originator of a Contract to have complied with the provisions of some of these laws may result in liability of the related Trust to the Obligor thereunder or in a reduction of the amount payable under such Contract. However, each Seller (a) will be required to represent and warrant that each Contract it sells to the Company complied, at the time of its origination, with all requirements of law and (b) will be required to make certain representations and warranties as to each Contract to be included in an Asset Pool concerning the validity, existence, perfection and priority of its security interest in each underlying Manufactured Home as of the related Cut-off Date. A breach of any such representation or warranty that materially and adversely affects a Trust's interest in any Contract would create an obligation on the part of the related Seller to use its best efforts to cure such breach to the satisfaction of the Trustee or to repurchase such Contract. Nevertheless, this requirement may not eliminate the Trust's liability to an Obligor.

  Transfers of Manufactured Homes; Enforceability of "Due-on-Sale"
Clauses. The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer to which consent has not been obtained. The Servicer will act in accordance with its customary underwriting procedures and with the terms of the related Agreement in determining whether to permit such transfers in respect of Contracts included in an Asset Pool. The Servicer will require, among other things, a satisfactory credit review of any person proposing to assume any Contract. If the Servicer permits an assumption of a Contract, no material term of the Contract (including the interest rate or the remaining term to maturity of the Contract) may be modified unless the Servicer has received an opinion of independent counsel to the effect that such modification will not be treated, for federal income tax purposes, as an acquisition of the modified Contract by the Trust in exchange for the unmodified Contract on the date the modification occurs. In certain cases, a delinquent borrower may transfer his or her manufactured home in order to avoid a repossession proceeding with respect to such manufactured home.

  Applicability of Usury Laws. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides, subject to certain conditions described in the next sentence, that

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state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered under Title V if they satisfy certain conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring 30 days' prior notice before the institution of any action leading to repossession of or foreclosure with respect to the related manufactured home.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting a law or constitutional provision which expressly rejects application of the federal law before April 1, 1983. Approximately fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Servicer will represent that all of the Contracts comply with applicable usury laws.

THE MORTGAGE LOANS

  General. Mortgage Loans as described herein are distinct from Land Secured Contracts (which are discussed above under "--The Contracts--Foreclosure under Real Property Laws"). A Mortgage Loan is secured by a Mortgaged Property on which a one- to four-family residential structure is located, whereas a Land Secured Contract is secured primarily by a Manufactured Home and is secured only secondarily by a parcel of Real Property.

  The Mortgage Loans will be secured by either first mortgages, deeds of trust, deeds to secure debt or security deeds (any of the foregoing, a "Mortgage"), depending upon the prevailing practice in the state in which the underlying Mortgaged Property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the obligor, and the mortgagee, who is the lender. Under a first mortgage, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

  Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the Mortgaged Property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale as discussed below.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the related note or the deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the underlying real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, must be published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and

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

sent to all parties having an interest of record in the property. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. See "--Rights of Reinstatement and Redemption" below.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount which may be as great as (but is more often somewhat less than) the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss with respect to a Mortgage Loan may be reduced by the receipt of mortgage insurance proceeds. See "The Trusts-- Insurance--Credit Insurance" and "The Trusts--Insurance--Hazard Insurance" herein.

  Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve obligors from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative actions to determine the causes for the obligor's default and the likelihood that the obligors will be able to reinstate the loan. In some cases, courts have required lenders to reinstate loans or recast payment schedules to accommodate obligors who are suffering temporary financial disabilities. In some cases, courts have limited the right of a lender to foreclose if the default under the related mortgage instrument is not monetary, such as a default arising from the obligor's failure to maintain the property adequately or the obligor's executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that obligors under deeds of trust receive notices in addition to statutorily-prescribed minimum requirements. For the most part, these cases have upheld state statutory notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the obligor.

  Rights of Reinstatement and Redemption. In some states, an obligor, or any other person having a junior encumbrance on the related real estate, may, during a reinstatement or redemption period, cure an obligor default by paying the entire amount in arrears plus certain of the costs and expenses incurred by or on behalf of the lender in attempting to enforce the obligor's obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. In some states, an obligor under a mortgage loan has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the related obligor and certain foreclosed junior lienors are given a statutory period in which to redeem the related property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property that it purchased. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to its purchase of the related property at a judicial foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender (or other purchaser of property at a foreclosure sale) to maintain the property and pay the expenses of ownership until the redemption period has run.

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

  Anti-deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against a borrower following foreclosure on the related property or sale of the related property under a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale or the market value of the related mortgaged property.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. In certain other states, the lender has the option of bringing a personal action against the obligor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising other remedies with respect to such security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security for a mortgage or deed of trust rather than bringing a personal action against the obligor.

  Other statutory provisions may limit any deficiency judgment against the former obligor under a mortgage loan following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former obligor as a result of low or no bids at the foreclosure sale or sale pursuant to a deed of trust.

  In some states, exceptions to the anti-deficiency statutes are provided in certain instances where the value of the lender's security has been impaired by acts or omissions of the obligor, for example, in the event of waste of the property by the obligor.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal and state bankruptcy and insolvency laws and general equitable principles, the federal Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in certain proceedings under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the home, and, as part of the debtor's rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence. If a court relieves an Obligor's obligation to repay all or any portion of the amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof may reduce amounts available for distribution on the related Certificates.

  Under the terms of the federal Relief Act, an obligor who enters military service after the origination of such obligor's Mortgage Loan (including an obligor who is a member of the National Guard or who is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6.00% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any Unpaid Interest Amount in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, would result in losses to Certificateholders. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the obligor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to liquidate the related Mortgaged Property in a timely fashion.

  The Internal Revenue Code of 1986, as amended (the "Code") and the laws of some states provide priority to certain tax liens over the lien of a mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Property Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect the lender's assignees as to the mortgage loans.

  "Due-on-Sale" Clauses. The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the Mortgagor transfers its interest in the underlying property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St. Germain Act, which purports to pre-empt state laws that prohibit the enforcement of "due-on-sale" clauses and provides, among other things, that "due-on-sale" clauses in certain loans (which loans include the Conventional Mortgage Loans) made after the effective date of the Garn-St. Germain Act are enforceable, within certain limitations as set forth in the Garn-St. Germain Act and the regulations promulgated thereunder.

  By virtue of the Garn-St. Germain Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer by the Obligor of an interest in the property subject to the related mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the mortgagor, this ability to accelerate will not apply to certain types of transfers, including
(1) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase; (2) a transfer to a family relative resulting from the death of a mortgagor, or a transfer where the spouse or child(ren) becomes an owner of the property in each case where the transferee(s) will occupy the property; (3) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse of the mortgagor becomes an owner of the property; (4) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed); (5) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety; and (6) other transfers as set forth in the Garn-St. Germain Act and the regulations thereunder. FHA and VA loans do not contain "due-on-sale" clauses. See "Maturity and Prepayment Considerations" herein.

  Adjustable Rate Assets. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee under a deed of trust arrangement will not be deemed to be a "holder in due course" within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose on the related Mortgaged Property and to certain contractual defenses available to the related Obligor.

ENVIRONMENTAL CONSIDERATIONS

  Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to CERCLA liability. And, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for an Asset and, thus, decrease the likelihood that a Trust will recover fully on the Asset through foreclosure.

  Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption nearly identical to the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a Mortgage Loan or a Land Secured Contract included in a Trust Estate, could become a liability of the related Trust in certain circumstances.

  At the time the Mortgage Loans or Land Secured Contracts underlying a Series were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related Mortgaged Properties or Real Properties was conducted. No representations or warranties are made by the Seller of Mortgage Loans or Contracts (including Land Secured Contracts) as to the absence or effect of hazardous wastes or hazardous substances on any of the related Mortgaged Properties or Real Properties. In addition, the Servicer has not made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or Real Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or Real Property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to the holders of the related Certificates.

  Pursuant to the Agreement, the Servicer is not required to foreclose on any Mortgaged Property or Real Property if one of its principal officers has actual knowledge that such property is contaminated with or affected by hazardous wastes or hazardous substances. If the Servicer does not foreclose on the Mortgaged Property underlying a defaulted Mortgage Loan or the Real Property securing a Land Secured Contract, the amounts otherwise available to pay to the holders of the Certificates may be reduced. The Servicer will not be liable to the holders of the Certificates if it fails to foreclose on a Mortgaged Property or Real Property that it believes may be so contaminated or affected, even if such Mortgaged Property or Real Property is, in fact, not so contaminated or affected. Similarly, the Servicer will not be liable to the holders of any Certificates if the Servicer forecloses on a Mortgaged Property or Real Property and takes title to a Mortgaged Property or Real Property that is so contaminated or affected.

ENFORCEABILITY OF CERTAIN PROVISIONS

  The standard forms of Contract, Note, mortgage and deed of trust used by the originators of Contracts and Mortgage Loans may contain provisions obligating the Obligor to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under each Agreement, late charges and prepayment fees on Assets in the related Trust Estate (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

                                USE OF PROCEEDS

  Substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used to purchase the Contracts and Mortgage Loans related to such Series or to reimburse the amounts previously used to effect such a purchase, the costs of carrying such Contracts and Mortgage Loans until the sale of the related Certificates and other expenses connected with pooling the Contracts and Mortgage Loans and issuing the Certificates.

                                  THE COMPANY

  Bombardier Capital Mortgage Securitization Corporation ("BCMSC" or the "Company") was organized in the State of Vermont on November 7, 1997 as a limited purpose company owned by Bombardier Capital Inc. ("BCI"). The Company currently maintains its principal executive office at 1600 Mountain View Drive, Colchester, Vermont 05446. Its telephone number is (802) 654-8100.

  As described herein under "The Trusts," "The Manufactured Housing Program," and "Sale and Servicing of Contracts and Mortgage Loans--Representations and Warranties," the only obligations, if any, of the Company with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Contracts or Mortgage Loans under certain circumstances. The Company will have no ongoing servicing obligations or responsibilities with respect to any Asset Pool. The Company does not have, nor is it expected in the future to have, any significant assets.

                                 THE SERVICER

  Bombardier Capital Inc. ("BCI" or, in its capacity as servicer, the "Servicer") is a U.S. financial services company which, among other things, provides inventory financing for dealers selling recreational and consumer products (including both products manufactured by its affiliates and products manufactured by unaffiliated third parties). In addition, BCI provides both domestic and international loan, leasing and management services in connection with a range of business aircraft and other commercial and industrial products. BCI also provides factoring of accounts receivable and other financial services to its affiliated companies. BCI has also recently entered new market segments of (i) consumer finance (focused on retail sales finance for recreational products), (ii) mortgage loan financing for the manufactured housing market and (iii) commercial loan, leasing and management services relating to railcars and computer and telecommunications hardware and software. The executive offices of BCI currently are located at 1600 Mountain View Drive, Colchester, VT 05446. The telephone number of the executive office is (802) 654-8100. BCI operates its mortgage division from its offices at 12735 Gran Bay Parkway West, Suite 1000, Jacksonville, FL 32258. The telephone number of the mortgage division is (904) 288-1100.

  BCI is an indirect wholly-owned subsidiary of Bombardier Inc., a Canadian corporation. Bombardier Inc., directly and through its subsidiaries, is engaged in design, development, manufacture and marketing in the transportation equipment, aerospace, defense and motorized consumer products industries. In addition, Bombardier Inc. and its subsidiaries offer support, maintenance and training services, as well as operations management, in the public and private sectors. Seven subsidiaries of Bombardier Inc. are engaged in financial services and one division of Bombardier Inc. offers real estate services.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. The summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Because REMIC status may be elected with respect to certain Series of Certificates, the discussion includes a summary of the federal income tax consequences to holders of REMIC Certificates.

  The discussion does not purport to deal with the federal income tax consequences to all categories of investors, some of which may be subject to special rules. The discussion focuses primarily on investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code, although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC Provisions have been issued by the Treasury, no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to Certificateholders, particularly the provisions dealing with market discount and stripped debt instruments. Although the Treasury has issued regulations dealing with original issue discount and premium, such regulations do not address directly the treatment of Regular Certificates and certain other types of Certificates. Furthermore, the REMIC Provisions do not address all of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Certificateholders. Moreover, this summary and the opinion referred to below is based on current law, and there can be no assurance that the law will not change or that the Internal Revenue Service (the "Service") will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Certificates. Consequently, investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the Certificates.

GENERAL

  Many aspects of the federal income tax treatment of the Certificates of a particular Series will depend upon whether an election is made to treat the Trust, or one or more segregated Asset Pools thereof, as a Series REMIC. The Prospectus Supplement for each Series will indicate whether a REMIC election or elections will be made with respect to the related Trust Estate and, if such an election or elections are to be made, will identify all "regular interests" and the "residual interest" in each Series REMIC. For each Series with respect to which one or more REMIC elections are to be made, Morgan, Lewis & Bockius LLP, counsel to the Company, will deliver a separate opinion generally to the effect that, assuming timely filing of the REMIC election or elections and compliance with the related Agreement and certain other documents specified in the opinion, the Trust (or one or more segregated Asset Pools thereof) will qualify as one or more Series REMICs. For each Series with respect to which a REMIC election is not to be made, Morgan, Lewis & Bockius LLP will deliver a separate opinion generally to the effect that, assuming compliance with the Agreement and certain other documents, the Trust will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Those opinions will be based on existing law and there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.

REMIC CERTIFICATES

  REMIC Certificates will be classified as either Regular Certificates, which generally are treated as debt for federal income tax purposes, or Residual Certificates, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series REMIC. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections will be made for that Series and which of the Certificates of such Series will be designated as Regular Certificates, and which will be designated as Residual Certificates.

  REMIC Certificates held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, and interest on such Certificates will be considered Qualifying REIT Interest, in the same proportion that the assets of the related Series REMIC would qualify as real estate assets for REIT purposes. Similarly, REMIC Certificates held by a Thrift Institution taxed as a "domestic building and loan association" will-qualify as a "loan secured by an interest in real property," for purposes of the qualification requirements of domestic building and loan associations set forth in section 7701(a)(19) of the Code, in the same proportion that the assets of the related Series REMIC would so qualify. However, if 95% or more of the assets of a given Series REMIC constitute real estate assets for REIT purposes, the REMIC Certificates issued by such REMIC will be treated entirely as such assets and 100% of the interest income derived from such REMIC will be treated as Qualifying REIT Interest. Similarly, if 95% or more of the assets of a given Series REMIC constitute loans secured by interests in real property, the REMIC Certificates will be treated entirely as such assets for purposes of the qualification requirement of domestic building and loan associations. REMIC Regular and Residual Certificates held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. The Regular Certificates generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. Regular Certificates held by a financial asset securitization investment trust (a "FASIT") will qualify for treatment as "permitted assets" within the meaning of Section 860L(c)(1)(F) of the Code. In the case of a Series for which two or more REMICs will be created, all such Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the related Certificates and the income thereon will be treated as qualifying assets and income for such purposes. However, REMIC Certificates will not qualify as "Government securities" for either REIT or RIC qualification purposes.

TAX TREATMENT OF REGULAR CERTIFICATES

  Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for Regular Certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a Regular Certificate will be treated as ordinary income to the Certificateholder and a principal payment on such Certificate will be treated as a return of capital to the extent that the Certificateholder's basis in the Certificate is allocable to that payment. Holders of REMIC Regular or Residual Certificates must report income from such Certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Tax Administrator, the Servicer or the Trustee will report annually to the Service and to Certificateholders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the Certificates.

  Under temporary Treasury regulations, holders of Regular Certificates issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated
(i) a share of the REMIC's "allocable investment expenses" (i.e., expenses normally allowable under section 212 of the Code, which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses (including expenses allowable under section 212 of the Code) only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The amount of such additional taxable income recognized by holders who are subject to the limitations of either section 67 or section 68 of the Code may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the Certificates of an affected Series. Where appropriate, the Prospectus Supplement for a particular Series will indicate that the holders of Certificates of such Series may be required to recognize additional income as a result of the application of the limitations of either section 67 or section 68 of the Code. Non-corporate holders of Regular Certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax.

ORIGINAL ISSUE DISCOUNT

  Certain Classes of Regular Certificates may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. In general, such original issue discount will equal the difference between the "stated redemption price at maturity" of the Regular Certificate (generally, its principal amount) and its issue price. Holders of Regular Certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary interest income and must be included in income in advance of the receipt of the cash to which it relates.

  The amount of original issue discount required to be included in the income of the holder of a Regular Certificate in any taxable year will be computed in accordance with section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the Regular Certificates, that are subject to prepayment by reason of the prepayment of the underlying obligations. Under section 1272(a)(6), the amount and rate of accrual of original issue discount on a Regular Certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. No regulatory guidance currently exists under Code section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as otherwise provided herein, base its computations on Code section 1272(a)(6), the OID Regulations, and certain other guidance, all as described below. There can be no assurance, however, that the methodology described below represents the correct manner of calculating original issue discount on the Regular Certificates. The Tax Administrator will account for income on certain Regular Certificates that provide for one or more contingent payments as described herein under "Federal Income Tax Consequences--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates." Prospective purchasers should be aware that neither the Company, any Servicer, nor the Trustee will make any representation that the Assets underlying a Series will in fact prepay at a rate conforming to the Pricing Prepayment Assumptions or at any other rate.

  The amount of original issue discount on a Regular Certificate equals the excess, if any, of the Certificate's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments of principal and interest provided for on the instrument other than Qualified Stated Interest (i.e., the sum of its Deemed Principal Payments). Thus, in the case of any Regular Certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that Certificate. Since a Certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of such a Certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a Regular Certificate generally will equal the initial price at which a substantial amount of such Certificates is sold to the public.

  Although the OID Regulations contain an aggregation rule (the "Aggregation Rule"), under which two or more debt instruments issued in connection with the same transaction (or related transactions in certain circumstances) generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder, that Rule does not apply if the debt instruments are part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash (or property traded on an established market) to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to Regular Certificates of different Classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator will apply the Aggregation Rule to all regular interests in a Series REMIC that are held by another REMIC created with respect to the same Series, it generally will not apply the Aggregation Rule to Regular Certificates for purposes of reporting to Certificateholders.

  Under a de minimis rule, a Regular Certificate will be considered to have no original issue discount if the amount of original issue discount on the Certificate is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's WAM. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a Regular Certificate will be computed using the Pricing Prepayment Assumptions. The holder of a Regular Certificate will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the Certificate are received or, if earlier, upon disposition of the Certificate, unless the holder of such Certificate makes the All OID Election.

  Regular Certificates of certain Series may constitute Teaser Certificates. Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on such Certificate would be more than de minimis if determined as described above. If the stated interest on a Teaser Certificate would be Qualified Stated Interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such Certificate that is measured against the de minimis amount of original issue discount allowable on the Certificate is the greater of (i) the excess of the stated principal amount of the Certificate over its issue price and (ii) the amount of interest that would be necessary to be payable on the Certificate in order for all stated interest to be Qualified Stated Interest.

  The holder of a Regular Certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the Regular Certificate, of the "daily portions" of the original issue discount on such Certificate. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount with respect to such Certificate generally will be determined by allocating to each day in any accrual period the Certificate's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the Certificate yet to be received as of the close of such period and (b) the amount of any Deemed Principal Payments received on the Certificate during such period over (ii) the Certificate's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Regular Certificate is computed by using the Pricing Prepayment Assumptions and the Certificate's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Certificate prior to the close of the accrual period. The adjusted issue price of a Regular Certificate at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and decreased by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a Regular Certificate will be accompanied by a correspondingly increased (or decreased) rate of recognition of original issue discount by the holder of such Certificate.

  The yield to maturity of a Regular Certificate is calculated based on (i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Regular Certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the Certificate's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a Class of Regular Certificates is more likely than not to occur is binding on each holder of a Certificate of such Class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of such Certificate is different from that of the Tax Administrator.

  In many cases, Regular Certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, any party entitled to redeem Certificates will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the Certificates is lower than it would be if the Certificates were not redeemed early. If a party entitled to do so is presumed to exercise its option to redeem the Certificates, original issue discount on such Certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the Certificates of a particular Series are issued at par or at a discount, the Certificates will not be presumed to have been redeemed because a redemption would not lower the yield to maturity of the Certificates. If, however, some Certificates of a particular Series are issued at a premium, a party entitled to redeem Certificates may be able to lower the yield to maturity of the Certificates by exercising its redemption option. In determining whether such a party will be presumed to exercise its option to redeem Certificates when one or more Classes of the Certificates is issued at a premium, the Tax Administrator will take into account all Classes of Certificates that are subject to the possibility of optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the Certificates of such Classes were issued at a premium, the Tax Administrator will presume that a party entitled to redeem such Certificates will exercise its option to do so. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the Certificates, and there can be no assurance that the Service will agree with the Tax Administrator's position.

  Under the OID Regulations, the holder of a Regular Certificate generally may make an All OID Election to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on such Certificate (reduced by any amortizable premium or acquisition premium on such Certificate) under the constant yield method used to account for original issue discount. To make an All OID Election, the holder of the Certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the Certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the Service. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described below under "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Regular Certificates--Market Discount." In addition, if an All OID Election is made for a debt instrument with amortizable premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Regular Certificates--Amortizable Premium" below. Certificateholders should be aware that the law is unclear as to whether an All OID Election is effective for Interest Weighted Certificates or Non-VRDI Certificates. See "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Regular Certificates-- Interest Weighted Certificates and Non-VRDI Certificates" below.

  A Regular Certificate having original issue discount may be acquired in a transaction subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a Regular Certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Certificate after the acquisition date, the Certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the Certificate by the amount of amortizable premium. See "Federal Income Tax Consequences-- REMIC Certificates--Tax Treatment of Regular Certificates--Amortizable Premium" below. If the subsequent holder's adjusted basis in the Certificate immediately after the acquisition exceeds the adjusted issue price of the Certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received under the Certificate after the acquisition date, the amount of original issue discount on the Certificate will be reduced by a fraction, the numerator of which is the excess of the Certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the Certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the Certificate after the acquisition date over the adjusted issue price of the Certificate. For that purpose, the adjusted basis of a Regular Certificate generally is reduced by the amount of any Qualified Stated Interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent purchaser of a Regular Certificate having original issue discount may make an All OID Election with respect to the Certificate.

  If the First Distribution Period with respect to a Regular Certificate contains more days than the number of days of stated interest that are payable on the first Distribution Date, the effective interest rate received by the holder of such Certificate during the first Distribution Period will be less than the Certificate's stated interest rate, making such Certificate a Teaser Certificate. If the amount of original issue discount on the Teaser Certificate measured under the expanded de minimis test described above exceeds the de minimis amount of original issue discount allowable on the Certificate, the amount by which the stated interest on the Certificate exceeds the interest that would be payable on the Certificate at the effective rate of interest for the First Distribution Period would be treated as part of the Certificate's stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in addition to any Qualified Stated Interest that accrues in a period.

  Similarly, if the First Distribution Period with respect to a Regular Certificate is shorter than the interval between subsequent Distribution Dates, and the holder of such Certificate receives interest on the first Distribution Date based on a full accrual period, the effective rate of interest payable on such Certificate during the First Distribution Period will be higher than the stated rate of interest on such Certificate, making such Certificate a Rate Bubble Certificate. A Rate Bubble Certificate that otherwise bears Qualified Stated Interest would be issued with original issue discount unless the Pre-Issuance Accrued Interest Rule applies or the amount of original issue discount on the Certificate is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, if a portion of the initial purchase price of a Rate Bubble Certificate is allocable to Pre-Issuance Accrued Interest and such Certificate provides for a payment of stated interest on the first payment date within one year of its issue date that equals or exceeds the amount of such Pre-Issuance Accrued Interest, the Tax Administrator will apply the Pre-Issuance Accrued Interest Rule to such Certificate. Under the Pre-Issuance Accrued Interest Rule, the Tax Administrator will (i) subtract from the issue price of a Rate Bubble Certificate an amount of Pre-Issuance Accrued Interest equal to the excess of (a) the amount of stated interest paid on the Certificate on the first Distribution Date over (b) the portion of such interest that is economically allocable to the period after the issue date, which generally should be an amount equal to the stated interest rate on the Certificate expressed as a daily percentage multiplied by the number of days in the first payment period (i.e., from the issue date to the first payment date) multiplied by the Certificates initial principal amount and (ii) treat a portion of the interest received on the first Distribution Date with respect to such Certificate as a return of the Pre-Issuance Accrued Interest excluded from the issue price of such Certificate rather than as a payment on the Certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that Period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator will apply the Pre-Issuance Accrued Interest Rule as described above to each Rate Bubble Certificate for which it is available if the Certificate's stated interest otherwise would be Qualified Stated Interest. If, however, the First Distribution Period for a Rate Bubble Certificate is longer than subsequent Distribution Periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the Certificate's stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a Regular Certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to

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interest accrued under the terms of such Certificate before its issue date.
All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such Certificate for federal income tax accounting purposes.

  It is not entirely clear how income should be accrued with respect to Interest Weighted Certificates. Unless and until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear Qualified Stated Interest, and will account for the income thereon as described in "Federal Income Tax Consequences--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" herein. Some Interest Weighted Certificates may be Superpremium Certificates. Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator will account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such Certificates.

  In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the Regular Certificates, each investor should consult its own tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on such Certificates for federal income tax purposes.

VARIABLE RATE CERTIFICATES

  Under the OID Regulations, a Variable Rate Certificate will qualify as a VRDI Certificate only if (i) the Certificate is not issued at an Excess Premium; (ii) stated interest on the Certificate compounds or is payable unconditionally at least annually at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Certificate and ends one year following that day). VRDI Certificates are subject to the rules applicable to VRDIs in the OID Regulations that are described below.

  Under the OID Regulations, a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either
(a) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than zero but not more than 1.35, increased or decreased by a fixed rate. If a Regular Certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of such Certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Certificate if the values of all rates on the issue date of such Certificate are within 25 basis points of each other.

  A variable rate will be considered a qualified floating rate if it is subject to a Cap, Floor, Governor, or other similar restriction only if: (a) the Cap, Floor, or Governor is fixed throughout the term of the related Certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Certificate to be significantly less or significantly more than the expected yield on such Certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although

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

the OID Regulations are unclear, it appears that a VRDI Certificate, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

  Under final Treasury regulations issued on June 12, 1996, an objective rate is a rate (other than a qualified floating rate) that (i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the issuer (or a related party) or is unique to the circumstances of the issuer (or related party), such as dividends, profits, or the value of the issuer's (or related party's) stock. That definition is broader than the former definition of objective rate set forth in the OID Regulations and would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer.

  Under the OID Regulations, if interest on a Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

  Under the OID Regulations, all interest payable on a Single Rate VRDI Certificate is treated as Qualified Stated Interest. The amount and accrual of OID on a Single Rate VRDI Certificate is determined, in general, by converting such Certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount" above to such hypothetical fixed rate certificate. Qualified Stated Interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical equivalent fixed rate certificate.

  Except as provided below, the amount and accrual of OID on a Multiple Rate VRDI Certificate is determined by converting such Certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate providing for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate providing for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for such Multiple Rate VRDI Certificate. Qualified Stated Interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical equivalent fixed rate certificate.

  Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate), is determined using the method described in the preceding paragraph except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate) rather than the fixed rate during the period in which the fixed rate applies. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI

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

Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.

  It is not entirely clear how income should be accrued with respect to Weighted Average Certificates. Under the OID Regulations, Weighted Average Certificates relating to a Trust (or a designated Asset Pool thereof) whose Assets are exclusively Adjustable Rate Assets appear to bear interest at an objective rate provided the Adjustable Rate Assets themselves bear interest at qualified floating rates. However, Weighted Average Certificates relating to a Trust (or a designated Asset Pool thereof) whose Assets do not bear interest at qualified floating rates (i.e., NOWA Certificates), do not bear interest at an objective or a qualified floating rate and, consequently, do not qualify as VRDI Certificates described above. Accordingly, unless and until the Service provides contrary administrative guidance on the income tax treatment of NOWA Certificates, the Tax Administrator will treat such Certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Federal Income Tax Consequences--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" below.

  Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates because their rates either constitute qualified inverse floating rates under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such Certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for Qualified Stated Interest, the income on such Certificates will be accounted for under the rules applicable to VRDI Certificates described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the Assets of the related Trust (or designated Asset Pool thereof) in a case where one or more of the interest rates on such Assets is a fixed rate or otherwise may not qualify as a VRDI Certificate. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator will treat such Certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Federal Income Tax Consequences--REMIC Certificates-- Interest Weighted Certificates and Non-VRDI Certificates" below.

INTEREST WEIGHTED CERTIFICATES AND NON-VRDI CERTIFICATES

  The treatment of a NOWA Certificate, a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDl Certificate (each a Non-VRDI Certificate) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations").

  Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other Regular Certificates that are Contingent Payment Obligations in accordance with Code section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such Certificates based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the Pricing Prepayment Assumptions and the interest payments that are expected to be made based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the Assets that collateralize the Certificate pay down pro rata.


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

  The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates, and any other Regular Certificates that are Contingent Payment Obligations is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such Certificates under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Certificateholders should apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates and any other Regular Certificates that are Contingent Payment obligations, each investor should consult his or her own tax advisor to determine the appropriate amount and method of income inclusion on such Certificates for federal income tax purposes.

ANTI-ABUSE RULE

  Concerned that taxpayers might be able to structure debt instruments or transactions, or apply the bright-line or mechanical rules of the OID Regulations, in a way that produces unreasonable tax results, the Treasury issued regulations containing an anti-abuse rule. These regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

MARKET DISCOUNT

  A subsequent purchaser of a Regular Certificate at a discount from its outstanding principal amount (or, in the case of a Regular Certificate having original issue discount, its "adjusted issue price") will acquire such Certificate with market discount. The purchaser generally will be required to recognize the market discount (in addition to any original issue discount remaining with respect to the Certificate) as ordinary income. A person who purchases a Regular Certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the Certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount" above. A Regular Certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount (or, in the case of a Regular Certificate having original issue discount, the adjusted issue price of such Certificate), multiplied by (ii) the WAM of the Certificate remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Regular Certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a Regular Certificate having original issue discount, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make a Current Recognition Election, which generally will apply to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis. The Service has indicated in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. The purchaser also may make an All OID Election with respect to a Regular Certificate purchased with market discount. See "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount" above.

  Until the Treasury promulgates applicable regulations, the purchaser of a Regular Certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Regular Certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or
(iii) in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount

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

accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The Service indicated in Revenue Ruling 92-67 the manner in which an election may be made to accrue market discount on a Regular Certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

  A Certificateholder who has acquired any Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Certificate to the extent they exceed income on the Certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a holder of a Regular Certificate makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such Certificate based on the original projected payment schedule devised by the issuer of such Certificate. See "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount--Interest Weighted Certificates and Non-VRDI Certificates" herein. The holder of such a Certificate would be required, however, to allocate the difference between the adjusted issue price of the Certificate and its basis in the Certificate as positive adjustments to the accruals or projected payments on the Certificate over the remaining term of the Certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

  Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Regular Certificate subject to optional redemption that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Certificates. Prospective investors in Regular Certificates should consult their own tax advisors regarding the application of the market discount rules to those certificates.

AMORTIZABLE PREMIUM

  A purchaser of a Regular Certificate who purchases the Certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Certificate will be calculated using the Pricing Prepayment Assumptions. Under the Code, except as otherwise provided in Treasury regulations issued, amortized premium would be treated as an offset to interest income on a Regular Certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a Regular Certificate, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the Regular Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

  Amortizable premium on a Regular Certificate that is subject to redemption at the option of the Company generally must be amortized as if the optional redemption price and date were the Certificate's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a Certificateholder would not be able to amortize any premium on a Regular Certificate that is subject to optional redemption at a price equal to or greater than the Certificateholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on

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

the basis of the price and date of an optional redemption, the Certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the Certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such Certificate based on the original projected payment schedule devised by the issuer of such Certificate. See "Federal Income Tax Consequences--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates" herein. The holder of such a Certificate would be required, however, to allocate the difference between its basis in the Certificate and the adjusted issue price of the Certificate as negative adjustments to the accruals or projected payments on the Certificate over the remaining term of the Certificate in a manner that is reasonable (e.g., based on a constant yield to maturity).

CONSEQUENCES OF REALIZED LOSSES

  Under section 166 of the Code, both corporate holders of Regular Certificates and noncorporate holders that acquire Regular Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Regular Certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying Assets. However, a noncorporate holder that does not acquire a Regular Certificate in connection with its trade or business will not be entitled to deduct a loss under Code section 166 until its Regular Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero), and the loss will be characterized as short-term capital loss.

  Each holder of a Regular Certificate will be required to accrue original issue discount income with respect to such Certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying Assets until a Realized Loss is allocated to such Certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a Regular Certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a Regular Certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, holders of Regular Certificates should consult with their own tax advisors with respect to the federal income tax consequences of Realized Losses on original issue discount.

  The Tax Administrator will adjust the accrual of original issue discount on Regular Certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the Service will not contend successfully that a different method of accounting for the effect of Realized Losses is correct and that such method will not have an adverse effect upon the holders of Regular Certificates.

GAIN OR LOSS ON DISPOSITION

  If a Regular Certificate is sold, the Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Certificate to the Certificateholder, increased by any original issue discount or market discount previously includible in the Certificateholder's gross income with respect to the Certificate, and reduced by the portion of the basis of the Certificate allocable to payments on the Certificate (other than Qualified Stated Interest) previously received by the Certificateholder and by any amortized premium. Similarly, a Certificateholder who receives a scheduled or prepaid principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the Certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Certificate is held as a capital

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

asset for the long-term capital gain holding period (currently, more than eighteen months), or mid-term gain or loss if the Certificate is held as a capital asset for the mid-term capital gain holding period (currently, more than twelve months but not more than eighteen months).

  If the holder of a Regular Certificate is a bank, thrift, or similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of such Certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a Regular Certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the Certificate by the Certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that Certificate during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Certificateholder acquired the Certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a Regular Certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount (if any) on the Certificate that was not previously includible in income, the applicable Code provision contains no such limitation.

  A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in Certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate" (which rate is computed and published monthly by the Service) at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

  Currently, the highest marginal individual income tax bracket is 36%, and a 10% surtax is imposed on taxpayers whose taxable income for 1993 and later years exceeds $250,000 (resulting in a 39.6% marginal rate). The alternative minimum tax rate for individuals is 26% with respect to alternative minimum tax income up to $175,000 and 28% with respect to alternative minimum tax income over $175,000. Because the highest marginal federal tax rate on long-term capital gains for individuals is 20% and because the highest marginal federal tax rate on mid-term capital gains for individuals is 28%, there is a significant marginal tax rate differential between net capital gains and ordinary income for individuals. The highest marginal corporate tax rate is 35% for corporate taxable income over $10 million, and the marginal tax rate on corporate net capital gains is 35%.

TAX TREATMENT OF RESIDUAL CERTIFICATES

 Overview

  A Residual Certificate will represent beneficial ownership of a percentage of the "residual interest" in the Series REMIC to which it relates, and a Regular Certificate generally will represent beneficial ownership of a percentage of a "regular interest" in the Series REMIC to it relates. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages (including manufactured housing installment sales contracts) or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the Trust (or a segregated Asset Pool thereof) underlying a Series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "Federal Income Tax Consequences--REMIC Certificates--REMIC Qualification" below. A REMIC generally is treated as a pass-through entity for federal income tax purposes, i.e., as not subject to entity-level tax. All interests in a REMIC other than the residual interest must be regular interests. As described in "Federal Income Tax Consequences--REMIC Certificates , Tax Treatment of Regular Certificates" above, a regular interest has terms analogous to those of a debt instrument and generally is treated as a debt instrument for all federal income tax purposes. The Regular Certificates will generate interest and, depending upon the issue price of the Regular Certificates, original issue

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discount deductions or income attributable to premium for the related Series
REMIC. As a residual interest, a Residual Certificate represents the right to
(i) the stated principal and interest on such Certificate, if any, and (ii) such Certificate's pro rata share of the income generated by the related Series REMIC's assets in excess of the amount necessary to service that REMIC's regular interests and pay that REMIC's expenses.

  In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the related Residual Certificateholders, and each such Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the related Series REMIC's income or loss will continue until all of that REMIC's Regular Certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom income" (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

  A portion of the income of a Residual Certificateholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions (except in the case of certain thrift institutions holding Residual Certificates with significant value); (ii) it will be considered UBTI to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Certificateholder.

  The concepts presented in this overview are discussed more fully below.

 Taxation of Residual Certificateholders

  A Residual Certificateholder will recognize his share of the related Series REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and will not be taxed separately to the Series REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

  A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. A REMIC's taxable income or loss generally will be characterized as ordinary income or loss, and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets (including temporary cash flow investments), premium amortization on the REMIC's Regular Certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to the REMIC's Regular Certificates, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC's Regular Certificates, premium amortization and servicing fees with respect to the REMIC's assets, the administrative expenses of the REMIC and the Regular Certificates, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the related Assets. The REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal Income Tax Consequences--REMIC Certificates--REMIC-Level Taxes" below. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described below in "Federal Income Tax Consequences--REMIC Certificates--Special Considerations for Certain Types of Investors-- Individuals and Pass-Through Entities" below.

  The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such Certificateholder's adjusted basis in the Residual Certificate as of the end of that quarter (or time of disposition of the Residual Certificate, if earlier), determined without taking into account the net loss for that quarter. A Residual Certificateholder's basis in its Residual Certificate initially is equal to

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the price paid for such Certificate. Such basis is increased by the amount of taxable income of the REMIC reportable by the Residual Certificateholder with respect to the Residual Certificate and decreased (but not below zero) by the amount of distributions made and the amount of net losses recognized with respect to that Certificate. The amount of the REMIC's net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which Certificateholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

  Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the related REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. A REMIC's initial aggregate basis in its assets generally will equal the sum of the issue prices of its Regular Certificates and Residual Certificates. In general, the issue price of a Regular Certificate of a particular Class is the initial price at which a substantial amount of the Certificates of such Class is sold to the public. In the case of a Regular Certificate of a Class not offered to the public in substantial amounts, the issue price is either the price paid by the first purchaser of such Certificate or the fair market value of the property received in exchange for such Certificate, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

  The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in "Federal Income Tax Consequences-- REMIC Certificates--Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium" below, the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the Certificates. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year, which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on Assets is unclear in certain respects. If the Service were to contend successfully that part or all of the premium on the assets underlying a REMIC is not amortizable, the holders of the Residual Certificates in such REMIC would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income (as described below).

  In the first years after the issuance of the Regular Certificates, REMIC taxable income may include significant amounts of phantom income. Phantom income arises from timing differences between income on the underlying Assets and deductions on the Regular Certificates that result from the multiple-class structure of the Certificates. Since phantom income will arise from timing differences between income and deductions, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular REMIC and (ii) the rate of prepayment on the Assets held by the REMIC and, therefore, cannot be predicted without reference to a particular REMIC.

  The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.


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

  A portion of a Series REMIC's taxable income may be subject to special treatment. That portion (known as "excess inclusion income") generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120% of the applicable long-term federal rate (based on quarterly compounding) as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" and "--Special Considerations for Certain Types of Investors" below.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

  Generally, a Residual Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the Closing Date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, and decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code section 511, the Residual Certificateholder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for their shareholders. Finally, Residual Certificateholders who are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal Income Tax Consequences--REMIC Certificates--Taxation of Certain Foreign Holders of REMIC Certificates--Residual Certificates" below.

NON-RECOGNITION OF CERTAIN TRANSFERS FOR FEDERAL INCOME TAX PURPOSES

  In addition to the limitations specified above, the REMIC Provisions provide that the transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and
(ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, (i.e., the transferor had "improper knowledge"). Under the REMIC Provisions, a transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due. A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See "Federal Income Tax Consequences--REMIC Certificates--Taxation of Certain Foreign Holders of REMIC Certificates--Residual Certificates" below.

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

OWNERSHIP OF RESIDUAL INTERESTS BY DISQUALIFIED ORGANIZATIONS

  The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest (such as a Residual Certificate) by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) unless such organization is subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

  First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of any portion of the REMIC's residual interest. No residual interest issued pursuant to an Agreement (whether or not such interest is represented by a Residual Certificate) will be offered for sale to Disqualified Organizations. Furthermore, (i) the residual interest in each Series REMIC will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of such residual interest (or a percentage interest therein) may be effected only (A) by surrender of the old residual interest instrument and reissuance by the Trustee of a new residual interest instrument to the new holder or (B) through a book-entry system maintained by the Trustee; (ii) the applicable Agreement will prohibit the ownership of residual interests by Disqualified Organizations; and (iii) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of its residual interest by Disqualified Organizations.

  Second, the Code imposes a one-time tax on the transferor of a residual interest (including a Residual Certificate or an interest therein) to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Under the REMIC Provisions, the anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term "agent" includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the Service information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest (including a Residual Certificate or interest therein) will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays any amounts that the Secretary of the Treasury may require.

  Third, the Code imposes an annual tax on any pass-through entity (i.e., RIC, REIT, common trust fund, partnership, trust, estate or cooperative described in Code section 1381) that owns a direct or indirect interest in a residual interest (including a Residual Certificate), if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year allocable

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

to interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest (including a Residual Certificate) on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

  The REMIC Provisions also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Agreement will provide for the Servicer or an Affiliate thereof to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the Servicer or Affiliate thereof may charge such Residual Certificateholder a reasonable fee for providing the information.

SPECIAL CONSIDERATIONS FOR CERTAIN TYPES OF INVESTORS

  Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that, under Treasury regulations (the "Mark-to-Market Regulations") relating to the requirement under section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any REMIC residual interests acquired on or after January 4, 1995. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations to such Certificates.

  Tax-exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate (including non-excess inclusion income) is to be treated as UBTI. See "Federal Income Tax Consequences--REMIC Certificates--Taxation of Residual Certificateholders" above.

  Individuals and Pass-through Entities. A Residual Certificateholder who is an individual, trust, or estate will be permitted to deduct its allocable share of the fees or expenses relating to servicing the assets of and administering the related REMIC under section 212 of the Code only to the extent that the amount of such fees and expenses, when combined with the Residual Certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of that holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering; (ii) regularly traded on an established securities market; or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. Further, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code section 7703 for taxable year 1991 and adjusted for inflation each year thereafter) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over

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

the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related Series REMIC, are not deductible for purposes of the alternative minimum tax. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust fund or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

  Employee Benefit Plans. See "Federal Income Tax Consequences--REMIC Certificates--Special Considerations for Certain Types of Investors--Tax-exempt entities" above and "ERISA Considerations" below.

  REITS and RICS. If a Residual Certificateholder is a REIT and the related Series REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks; (ii) UBTI in the case of tax-exempt shareholders; and (iii) withholding tax in the case of foreign shareholders (see "Federal Income Tax Consequences--REMIC Certificates-- Special Considerations for Certain Types of Investors--Foreign Residual Certificateholders" below). Moreover, because Residual Certificateholders may recognize phantom income (see "Federal Income Tax Consequences--REMIC Certificates--Taxation of Residual Certificateholders" above), a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust fund, or one of certain corporations doing business as a cooperative.

  A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the related Series REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as Qualifying REIT Interest to the same extent. If 95% or more of a Series REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests (including Residual Certificates) will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Provisions provide that payments of principal and interest on Assets that are reinvested pending distribution to the holders of the REMIC Certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of each Series REMIC will be real estate assets throughout such REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT's adjusted basis in the Certificate.

  Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security," but probably will not be considered a "Government security" for purposes of section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because a Series REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates issued by the same Series REMIC.

  Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See "Federal Income Tax Consequences--REMIC Certificates--Taxation of Certain Foreign Holders of REMIC Certificates--Residual Certificates" below.

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

  Thrift Institutions, Banks, and Certain Other Financial
Institutions. Residual Certificates will be treated as loans secured by interests in real property ("qualifying assets") for Thrift Institutions in the same proportion that the assets of the Series REMIC to which they relate would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for Thrift Institutions, 100% of that REMIC's regular and residual interests (including Residual Certificates) would be treated as qualifying assets. In addition, the REMIC Provisions provide that payments of principal and interest on Assets included in a REMIC that are reinvested pending their distribution to the holders of the related REMIC Certificates will be treated as qualifying assets for Thrift Institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for Thrift Institution purposes. It is expected that at least 95% of the assets of each Series REMIC will be qualifying assets for Thrift Institutions throughout such REMIC's life. The amount of a Residual Certificate treated as a qualifying asset for Thrift Institutions, however, cannot exceed the holder's adjusted basis in that Residual Certificate.

  Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Residual Certificates-- Disposition of Residual Certificates" below.

DISPOSITION OF RESIDUAL CERTIFICATES

  Upon the sale or exchange of a Residual Certificate, a Residual Certificateholder will recognize gain or loss equal to the difference between the amount realized and its adjusted basis in the Residual Certificate. It is possible that a disqualification of a Series REMIC (other than an inadvertent disqualification for which relief may be provided in Treasury regulations) may be treated as a sale or exchange of a related Residual Certificate. If the holder has held the Residual Certificate for the long-term capital gain holding period (currently, more than eighteen months), gain or loss on its disposition generally will be characterized as long-term capital gain or loss. If the holder has held the Residual Certificate for the mid-term capital gain holding period (currently, more than twelve months but not more than eighteen months), gain or loss on its disposition generally will be characterized as mid-term capital gains or loss. In the case of banks, thrifts, and certain other financial institutions described in section 582 of the Code, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax Consequences-- REMIC Certificates--Special Considerations for Certain Types of Investors" herein.

  A special version of the wash sale rules of the Code applies to dispositions of Residual Certificates. Under that rule, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such Certificates acquires any residual interest in a REMIC or any interest in a Taxable Mortgage Pool that is economically comparable to a Residual Certificate. Treasury Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

LIQUIDATION OF THE REMIC

  A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a "qualified liquidation" if the REMIC (i) adopts a plan of complete liquidation; (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan; and
(iii) credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against it) to its Certificateholders within that 90-day period. An early termination of a REMIC caused by the redemption of all outstanding classes of Certificates issued by such REMIC, and the distribution to the Residual Certificateholders of the excess, if any, of the fair market value of the REMIC's assets at the time of such redemption over the unpaid principal balance and accrued and unpaid interest of such REMIC Certificates (and any administrative costs associated with such REMIC), will constitute a complete liquidation as described in the preceding sentence.

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

Under the REMIC Provisions, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.

 Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium.

  Original Issue Discount. Generally, a REMIC's deductions for original issue discount expense on its REMIC Certificates will be determined in the same manner as for determining the original issue discount income on such Certificates as described in "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Regular Certificates--Original Issue Discount" above, without regard to the de minimis rule described therein.

  Market Discount. In general, a REMIC will have market discount income with respect to its Qualified Mortgages if the basis of the REMIC in such assets is exceeded by their adjusted issue prices. A REMIC's aggregate initial basis in its Qualified Mortgages (and any other assets transferred to the REMIC on the startup day) equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's Qualified Mortgages based on their relative fair market values. Any market discount that accrues on a REMIC's Qualified Mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the Qualified Mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the Qualified Mortgages. The same prepayment assumptions used in pricing the Certificates are used to compute the yield to maturity of a REMIC's Qualified Mortgages.

  Premium. Generally, if the basis of a REMIC in its Qualified Mortgages exceeds the unpaid principal balances of those assets the REMIC will be considered to have acquired such assets at a premium equal to the amount of such excess. A REMIC that holds a Qualified Mortgage as a capital asset may elect under Code section 171 to amortize premium on such asset under a constant interest method, to the extent such asset was originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the obligors on the Assets are expected to be individuals, section 171 of the Code will not be available for the amortization of premium on such Assets to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such Assets. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-LEVEL TAXES

  Income from certain transactions by a REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of Qualified Mortgages other than pursuant to (a) the repurchase of a defective asset, (b) the substitution for a defective asset within two years of the closing date, (c) a substitution for any Qualified Mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a Qualified Mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable-rate asset the interest rate on which is convertible to a fixed rate of interest upon its conversion for an amount equal to the asset's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of assets or investments that a REMIC is permitted to hold; (iii) the receipt of compensation for

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

services by a REMIC; and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a Qualified Mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's Qualified Mortgages or (ii) made to facilitate a clean-up call. The REMIC Provisions define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Provisions also provide that the modification of an asset generally will not be treated as a disposition of that asset if it is occasioned by a default or a reasonably foreseeable default, an assumption of the asset, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by an obligor pursuant to the terms of a convertible adjustable rate asset.

  In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date; (ii) is made to facilitate a clean-up call (as defined in the preceding paragraph) or a qualified liquidation (as defined in "Federal Income Tax consequences--REMIC Certificates--Liquidation of the REMIC" above);
(iii) is a payment in the nature of a guarantee; (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund; or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC will be designed to avoid the imposition of the 100% tax on contributions.

  To the extent that a REMIC derives certain types of income from foreclosure property (generally, income relating to dealer activities of the REMIC), it will be taxed on such income at the highest corporate income tax rate. Although the relevant law is unclear, it is not anticipated that any Series REMIC will receive significant amounts of such income.

  The organizational documents governing the Regular and Residual Certificates of a Series REMIC will be designed to prevent the imposition of the foregoing taxes on such REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the Trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the Trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated Class of Certificates before it is borne by a more senior Class of Certificates.

REMIC QUALIFICATION

  The Trust underlying a Series (or one or more designated Asset Pools thereof) will qualify under the Code as a REMIC if a REMIC election is in effect and certain tests concerning (i) the composition of the assets of the REMIC and (ii) the nature of the Certificateholders' interests in the REMIC are met on a continuing basis.

ASSET COMPOSITION

  In order for a Trust (or one or more designated Asset Pools thereof) to be eligible for REMIC status, substantially all of the assets of the Trust (or the designated Asset Pool) must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the closing date and at all times thereafter. Substantially all of a REMIC's assets will be deemed to consist of "Qualified Mortgages" and "permitted investments" if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC's assets) are assets other than qualified mortgages and permitted investments.

  A "Qualified Mortgage" is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, and that is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter. Under the

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

REMIC Provisions, a Qualified Mortgage includes any obligation secured by manufactured housing that qualifies as a "single family residence" within the meaning of Code section 25(e)(10). Manufactured housing qualifies as a "single family residence" under Code Section 25(e)(10) if it: (i) is used as a single family residence; (ii) has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches; and (iii) is of a kind customarily used at a fixed location. A Qualified Mortgage also includes a "qualified replacement mortgage," which is any property that would have been treated as a Qualified Mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective asset within a two-year period beginning on the closing date or in exchange for any Qualified Mortgage within a three-month period beginning on that date.

  The Mortgage Loans of each Series REMIC will be treated as Qualified Mortgages. In addition, the Seller will represent and warrant in the related Agreement or Sales Agreement, as the case may be, that each Contract will be secured by a Manufactured Home that meets the definition of "single family residence" in section 25(e)(10) of the Code. Accordingly the Contracts of each Series REMIC will be treated as Qualified Mortgages.

  "Permitted Investments" include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to Qualified Mortgages for a temporary period (not to exceed thirteen months) before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets (other than REMIC residual interests) that are part of a qualified reserve fund maintained by the REMIC. A qualified reserve fund is any reasonably required reserve maintained by a REMIC to provide for full payment of expenses of the REMIC or amounts due on the regular interests or residual interest in such REMIC in the event of (i) defaults or delinquencies on the Qualified Mortgages held by such REMIC; (ii) interest shortfalls on such Qualified Mortgages caused by prepayments of those assets; (iii) lower than expected returns on cash-flow investments; or (iv) unanticipated losses or expenses incurred by the REMIC. A qualified reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more Qualified Mortgages. To the extent that the amount in a qualified reserve fund exceeds a reasonably required amount, it must be reduced "promptly and appropriately." Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a Qualified Mortgage. Foreclosure property may not be held for more than two years, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the two-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the date which is six years after the date such foreclosure property is acquired.

INVESTORS' INTERESTS

  In addition to the foregoing asset qualification requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the Closing Date (or within a specified 10-day period) and belong to either of the following: (i) one or more classes of regular interests; or (ii) a single class of residual interests on which distributions are made pro rata. For each Series REMIC with respect to which REMIC Certificates are issued, the Regular Certificates will constitute one or more classes of "regular interests" in that REMIC and the Residual Certificates will constitute the single class of "residual interests" in that REMIC.

  A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms; (ii) it is designated as a regular interest;
(iii) it entitles its holder to a specified principal amount; and (iv) if it pays interest, such interest either (a) constitutes a specified portion of the interest payable on one or more of the REMIC's Qualified Mortgages, and that portion does not vary during the period that the regular interest is outstanding (a "specified nonvarying portion"), (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Provisions, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Provisions, the following rates are permissible variable rates for REMIC regular interests:
(i) a qualified floating rate set at a current value as described in

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

"Federal Income Tax Consequences--REMIC Certificates--Variable Rate Certificates" above, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate;
(ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates (e.g., a rate based on the average cost of funds of one or more financial institutions); or (iii) a rate equal to the weighted average of the interest rates on one or more of the Qualified Mortgages held by the REMIC provided, however, that the Qualified Mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Provisions, the presence of a ceiling or floor on the interest payable on a variable rate regular interest will not prevent such an interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Provisions also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's Qualified Mortgages.

  If the interest payable on a REMIC regular interest is disproportionately high relative to the specified principal amount of that interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Provisions, interest payments (or similar amounts) are considered disproportionately high if the issue price of a regular interest exceeds 125% of its specified principal amount. Under the REMIC Provisions, however, interest payable at a disproportionately high rate will not cause a regular interest to be recharacterized as a residual interest if the interest payable on that regular interest consists of a specified nonvarying portion of the interest payable on one or more of the REMIC's Qualified Mortgages. None of the Regular Certificates will have an issue price that exceeds 125% of their respective specified principal amounts unless the interest payable on those Certificates consists of a specified nonvarying portion of the interest payable on one or more of the REMIC's Qualified Mortgages.

  The Code requires certain arrangements to be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests (including the Residual Certificates) by certain organizations that are not subject to federal income tax, are described in "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Residual Certificates--Ownership of Residual Interests by Disqualified Organizations" above. Each Series REMIC will be structured to provide for such arrangements.

 Consequences of Disqualification

  If a Series REMIC fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the Regular Certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool. See "Federal Income Tax Consequences-- REMIC Certificates--Taxable Mortgage Pools" below. If a Series REMIC is treated as a Taxable Mortgage Pool, any residual income of the former REMIC (i.e., interest and discount income from the underlying Assets less interest and original issue discount expense allocable to the Regular Certificates and any administrative expenses of the REMIC) would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated as a separate association taxable as a corporation and the Regular Certificates could be treated as stock interests therein, rather than debt instruments. Alternatively, the arrangement could be treated as a partnership at the Series REMIC's election and the Regular Certificates could be treated as partnership interests therein. In the event the arrangement were treated as either a Taxable Mortgage Pool or an association, Residual Certificates would be treated as stock interests in such Taxable

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

Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXABLE MORTGAGE POOLS

  Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a REIT will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages" (which term, for purposes of this paragraph, includes Mortgage Loans and Contracts), (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Company generally will structure offerings of non-REMIC Certificates to avoid the application of the Taxable Mortgage Pool rules.

TAXATION OF CERTAIN FOREIGN HOLDERS OF REMIC CERTIFICATES

 Regular Certificates

  Interest, including original issue discount, paid on a Regular Certificate to a Foreign Person generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Certificateholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with a Foreign Person Certification. If the holder of a Regular Certificate does not provide the Trustee (or other person who would otherwise be required to withhold tax) with a Foreign Person Certification, interest (including original issue discount) paid on such a Certificate may be subject to either a 30% withholding tax or 31% backup withholding. See "Federal Income Tax Consequences--Taxation of Certain Foreign Holders of REMIC Certificates-- Backup Withholding" below.

 Residual Certificates

  Amounts paid to Residual Certificateholders who are Foreign Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Under temporary Treasury Regulations, non-excess inclusion income received by Residual Certificateholders who are Foreign Persons generally would qualify as "portfolio interest" exempt from the 30% withholding tax (as described in the preceding paragraph) only to the extent that (i) the Assets held by the related Series REMIC were issued in registered form and (ii) such Assets were originated after July 18, 1984. Because the Assets held by a Series REMIC will not be issued in registered form, amounts received by Residual Certificateholders who are Foreign Persons will not be exempt from the 30% withholding tax. Such amounts generally will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (i.e., where the Residual Certificates, as a Class, do not have significant value). Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.


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

  Under the REMIC Provisions, the transfer of a Residual Certificate that has tax avoidance potential to a Foreign Person will be disregarded for all federal income tax purposes. A Residual Certificate is deemed to have "tax avoidance potential" under those regulations unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual. A transferor of a Residual Certificate to a Foreign Person will be presumed to have had a reasonable expectation at the time of the transfer that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual, if such distributions would be made under all Asset prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Regular Certificates-- Original Issue Discount" above. If a Foreign Person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, that transfer also will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the Foreign Person still owned the Residual Certificate. Investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

 Backup Withholding

  Under federal income tax law, a Certificateholder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a Certificateholder who is a United States person if the Certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number to the Trustee; (ii) furnishes the Trustee an incorrect taxpayer identification number; (iii) fails to report properly interest and dividends; or (iv) under certain circumstances, fails to provide the Trustee or the Certificateholder's securities broker with a certified statement, signed under penalties of perjury, that the taxpayer identification number provided to the Trustee is correct and that the Certificateholder is not subject to backup withholding. Backup withholding applies, under certain circumstances, to a Certificateholder who is a foreign person if the Certificateholder fails to provide the Trustee or the Certificateholder's securities broker with a Foreign Person Certification (as described in "Federal Income Tax Consequences--REMIC Certificates--Taxation of Certain Foreign Holders of REMIC Certificates--Regular Certificates" above). Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of Regular Certificates or REMIC Residual Certificates. The backup withholding rate for reportable payments made on or after January 1, 1993 is 31%. Backup withholding, however, does not apply to payments on Certificates made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

REPORTING AND TAX ADMINISTRATION

 Regular Certificates

  Reports will be made at least annually to holders of record of Regular Certificates (other than those with respect to whom reporting is not required) and to the Service as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the Certificates; (ii) original issue discount, if any, accrued on the Certificates; and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the Certificates.


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

 Residual Certificates

  For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the Trustee based upon information it receives from the Servicer in its monthly reports delivered pursuant to the Agreement. The REMIC Provisions require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such Certificateholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the Service as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

  Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

  The Treasury has issued regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMIC's tax matters person or TMP. The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same Series would be able to participate in such proceedings in appropriate circumstances. It is expected that the Servicer or an Affiliate thereof will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC and will prepare and file the REMIC's federal and state income tax and information returns.

  Treasury regulations provide that a Residual Certificateholder is not required to treat items on its return consistently with their treatment on the REMIC's return if the Certificateholder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each Residual Certificateholder is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the related Series REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

NON-REMIC CERTIFICATES

 Treatment of the Trust for Federal Income Tax Purposes

  In the case of Series with respect to which a REMIC election is not made, the Trust will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. Thus, the owner of a Non-REMIC Certificate issued by such a Trust generally will be treated as the beneficial owner of an appropriate portion of the principal and interest payments (according to the characteristics of the Certificate in question) to be received on the Assets assigned to a Trust for federal income tax purposes.

 Treatment of the Non-REMIC Certificates for Federal Income Tax Purposes
Generally

  The types of Non-REMIC Certificates offered in a Series may include: (i) Strip Certificates (i.e., IO Certificates, PO Certificates, and Ratio Certificates) and (ii) Participation Certificates. The federal income tax treatment of Strip Certificates will be determined in part by section 1286 of the Code. Little administrative guidance has been issued under that section and, thus, many aspects of its operation are unclear, particularly the interaction between that section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of Strip Certificates, and potential investors should consult their own tax advisors concerning such treatment.

  Several Code sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage assets. For purposes of those Code sections, Participation Certificates will be characterized with reference to the Assets in the related Trust, but it is not clear whether Strip Certificates will be so characterized. The Service could take the position that the character of the Assets is not attributable to Strip Certificates for purposes of those Code sections. However, because Strip Certificates represent sole ownership rights in the principal and interest payments on the Assets, Strip Certificates, like Participation Certificates, should be characterized with reference to the Assets in the Trust. Accordingly, all Non-REMIC Certificates should be treated as qualifying assets for Thrift Institutions, and as real estate assets for REITs in the same proportion that the Assets in the Trust would be so treated. Similarly, the interest income attributable to Non-REMIC Certificates should be considered Qualifying REIT Interest for REIT purposes to the extent that the Assets in the Trust qualify as real estate assets for REIT purposes.

  One or more Classes of Non-REMIC Certificates may be subordinated to one or more other Classes of Non-REMIC Certificates of the same Series. In general, such subordination should not affect the federal income tax treatment of either the subordinated Non-REMIC Certificates or the senior Non-REMIC Certificates. However, to the extent indicated in "Description of the Certificates--Allocation of Distributions from the Assets" herein and to the extent provided in the relevant Prospectus Supplement, holders of such subordinated Certificates will be allocated losses prior to their allocation to the holders of more senior Classes of Certificates. Holders of such subordinated Certificates should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA should consult their own tax advisors before purchasing any subordinated Certificates. See "ERISA Considerations" herein and in the Prospectus Supplement.

 Treatment of Participation Certificates

  The holder of a Participation Certificate issued by a Trust generally will be treated as owning a pro rata undivided interest in each of the Assets held by such Trust. Accordingly, each holder of a Participation Certificate will be required to include in income its pro rata share of the entire income from the Trust's assets, including interest and discount income, if any. Such Certificateholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the Trust's assets (provided that such fees and expenses represent reasonable compensation for the services rendered). An individual, trust, or estate that holds a Participation Certificate directly or through a pass-through entity will be entitled to deduct such fees and expenses under section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount ($100,000, or $50,000 in the case of a separate return by a married individual within the meaning of Code section 7703 for taxable year 1991, adjusted each year thereafter for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Each Participation Certificateholder generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the Certificateholder otherwise would use the cash receipts and disbursements method.

  The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the Trust assets. The rules regarding discount and premium that are applicable to Non-REMIC Certificates generally are the same as those that apply to REMIC Regular Certificates. See the discussions under "Federal Income Tax Consequences--REMIC Certificates-- Original Issue Discount," "--Variable Rate Certificates," "--Market Discount," and "--Amortizable Premium" above.

  For instruments to which it applies, Code section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes (i) a single constant yield to maturity and (ii) the Pricing Prepayment Assumptions. Unlike in the case of Regular Certificates, Code section 1272(a)(6) technically does not apply to Non-REMIC Certificates. Although the Treasury has authority to apply that section to certificates such as the Non-REMIC Certificates, it has not yet done so. Nonetheless, unless and until the release of administrative guidance to the contrary, the Tax Administrator will account for the Non-REMIC Certificates as though section 1272(a)(6) applied to them. Thus, the Tax Administrator will account for a class of Non-REMIC Certificates in the same manner as it would account for a class of Regular Certificates with the same terms. There can be no assurance, however, that the Service ultimately will sanction the Tax Administrator's position.

  The original issue discount rules generally apply to residential mortgage loans originated after March 2, 1984, and the market discount rules apply to any such loans originated after July 18, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. It is anticipated that most or all of the Assets securing any Series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most Mortgage Loans and Contracts nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the Obligors if the discount attributable to such payments exceeds the de minimis amount. If the Trust contains Assets purchased for prices below their outstanding principal amounts, holders of Participation Certificates will be required to take into account original issue discount not previously accrued to the prior holder of such Assets. Moreover, if such Assets were purchased for less than their adjusted issue prices, Participation Certificateholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Participation Certificateholders generally may elect to amortize any premium paid for Assets over the aggregate adjusted issue price of such Assets. For a more complete elaboration of the rules pertaining to original issue discount, market discount, and acquisition premium, see the discussion under "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Regular Certificates" above.

 Treatment of Strip Certificates

  Many aspects of the federal income tax treatment of Strip Certificates are uncertain. The discussion below describes the treatment that the Company believes is fair and accurate, but there can be no assurance that the Service will not take a contrary position. Potential investors, therefore, should consult their own tax advisors with respect to the federal income tax treatment of Strip Certificates.

  Under section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any undetached interest payments associated with that principal. The issuance of IO or PO Certificates effects a separation of the ownership of the interest and principal payments on some or all of the Assets in the Trust. In addition, the issuance of Ratio Certificates effectively separates and reallocates the proportionate ownership of the interest and principal payments on the Assets. Therefore, Strip Certificates will be subject to section 1286.

  For federal income tax accounting purposes, section 1286 treats a stripped bond or a stripped coupon as a new debt instrument issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. The Stripping Regulations, however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of that determination, (i) the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased; (ii) an aggregation approach similar to the Aggregation Rule (as described in "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount" above) may be applied; and (iii) unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances. In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See "Federal Income Tax Consequences--Non-REMIC Certificates--Treatment of Strip Certificates-- Determination of Income With Respect to Strip Certificates" below.

  The application of section 1286 to the Strip Certificates is not entirely clear under current law. It could be interpreted as causing: (i) in the case of an IO Certificate, each interest payment due on the underlying Assets to be treated as a separate debt instrument; (ii) in the case of a Ratio Certificate entitled to a disproportionately high share of principal, each excess principal amount (i.e., the portion of each principal payment on such Assets that exceeds the amount to which the Ratio Certificateholder would have been entitled if he had held an undivided interest in the underlying Assets) to be treated as a separate debt instrument; and (iii) in the case of a Ratio Certificate entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument. In addition, section 1286 would require the purchase price of a Strip Certificate to be allocated among each of the rights to payment on the underlying Assets to which the Certificateholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder as a single debt instrument under an aggregation approach, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Certificates are designed to trade as whole investment units and, to the extent that the Underwriter develops a secondary market for the Strip Certificates, it anticipates that the Strip Certificates would trade in such market as whole units. In addition, because no market exists for individual payments on Assets, the proper allocation of the Certificate's purchase price to each separate payment on the Assets in the Trust would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Certificate is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator will treat each Strip Certificate as a single debt instrument for income tax accounting purposes.

 Determination of Income with Respect to Strip Certificates

  For purposes of determining the amount of income on a Strip Certificate that accrues in any period, the rules described under "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount," "--Variable Rate Certificates," "--Anti-Abuse Rule," "--Interest Weighted Certificates and Non-VRDI Certificates," "--Market Discount," and "--Amortizable Premium" will apply. PO Certificates and certain Classes of Ratio Certificates will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Certificate that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a Regular Certificate is subject to the same tax accounting considerations applicable to the Regular Certificate to which it corresponds. Thus, as described in "Federal Income Tax Consequences--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates," certain aspects of the tax accounting treatment of such a Strip Certificate are unclear. Unless and until the Service provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Certificate in the manner described for the corresponding Regular Certificate. See "Federal Income Tax Consequences--REMIC Certificates--Interest Weighted Certificates and Non-VRDI Certificates."

  If a PO Certificate or a Ratio Certificate that is not considered a Contingent Payment Obligation (an "Ordinary Ratio Certificate") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holder of such a Certificate generally will be required to include such original issue discount in income as described in "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount" above. PO Certificates and Ordinary Ratio Certificates issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Certificate, either (i) the amount of original issue discount on the Certificate is considered to be de minimis under the Stripping Regulations or (ii) the annual stated rate of interest payable on the Certificate is no more than 1% lower than the annual stated rate of interest payable on the Asset from which the Certificate was stripped. The holders of such Certificates generally would be required to include market discount in income in the manner described in "Federal Income Tax Consequences--REMIC Certificates--Market Discount" above. Some Classes of Ordinary Ratio Certificates may be issued at a price that exceeds their stated principal amount. Subject to the discussion of Superpremium Certificates in "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount" above, holders of such Ordinary Ratio Certificates generally should be able to amortize that premium as described in "Federal Income Tax Consequences--REMIC Certificates--Amortizable Premium" above.

  IO Certificates do not represent a right to stated principal amounts. Rather, IO Certificates represent rights only to payments of interest which, as a result of prepayments on the Assets in the related Trust, may never be made. The Tax Administrator will account for IO Certificates in the same manner as for Interest Weighted Certificates. See "Federal Income Tax Consequences--REMIC Certificates--Original Issue Discount," "--Variable Rate Certificates," and "--Interest Weighted Certificates and Non-VRDI Certificates" above.

 Purchase of Complementary Classes of Strip Certificates

  Complementary Strip Certificates, when held in combination, provide an aggregate economic effect equivalent to that of a Participation Certificate. When an investor purchases Complementary Strip Certificates, it appears that, for federal income tax purposes, each such Certificate should be treated separately and should be subject to the rules described above. The Service could assert, however, that Complementary Strip Certificates held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Strip Certificates should consult their own tax advisors as to the proper treatment of such Certificates.

 Possible Alternative Characterizations

  The Service could assert that the Strip Certificates should be characterized for tax purposes in a manner different from that described above. For example, the Service could contend that each Ratio Certificate whose interest rate is higher than the related Series Rate is to be treated as being composed of two certificates: (i) a Participation Certificate of the same principal amount as the Ratio Certificate but generating interest at the Series Rate; and (ii) an IO Certificate representing the excess of the rate on the Ratio Certificate over the Series Rate. Similarly, a Ratio Certificate whose interest rate is lower than the Series Rate could be treated as composed of a Participation Certificate with an interest rate equal to the Series Rate and a PO Certificate. Alternatively, the Service could interpret section 1286 to require that each individual interest payment with respect to an IO Certificate or a Ratio Certificate be treated as a separate debt instrument for original issue discount purposes. The Service also might challenge the manner in which original issue discount is calculated, contending that (i) the stated maturity should be used to calculate yield on a Non-REMIC Certificate;
(ii) the Contingent Payment Regulations should not apply to IO Certificates; or (iii) the Contingent Payment Regulations should apply to the Ordinary Ratio Certificates. Given the variety of alternative treatments of Strip Certificates and the different federal income tax consequences that could result from each alternative, a potential investor is urged to consult its own tax advisor regarding the proper treatment of such Certificates for federal income tax purposes.

 Limitations on Deductions with Respect to Strip Certificates

  The holder of a Strip Certificate will be treated as owning an interest in each of the Assets of the related Trust and will recognize an appropriate share of the income and expenses associated with those Assets. Accordingly, an individual, trust, or estate that holds a Strip Certificate directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such Certificate as are applicable to holders of Participation Certificates. See "Federal Income Tax Consequences--Non-REMIC Certificates--Treatment of Participation Certificates" above.

 Sale of a Non-REMIC Certificate

  A sale of a non-REMIC Certificate prior to its maturity will result in gain or loss equal to the difference between the amount received and the holder's adjusted basis in such Certificate. The rules for computing the adjusted basis of a Non-REMIC Certificate are the same as in the case of a Regular Certificate. See "Federal Income Tax Consequences--REMIC Certificates--Tax Treatment of Regular Certificates--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Non-REMIC Certificate generally will be capital gain or loss to the Certificateholder if the Certificate is held as a "capital asset" within the meaning of section 1221 of the Code, and will be long-term, mid-term or short-term depending on whether the Certificate has been held for the long-term capital gain holding period (currently, more than eighteen months) or the mid-term capital gain holding period (currently, more than twelve months but not more than eighteen months). Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Certificateholder is a financial institution described in section 582 of the Code. See "Federal Income Tax Consequences--REMIC Certificates--Gain or Loss on Disposition" above.

TAXATION OF CERTAIN FOREIGN HOLDERS OF NON-REMIC CERTIFICATES

  Interest, including original issue discount, paid on a Non-REMIC Certificate to a Foreign Person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Certificateholder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with Foreign Person Certification. If the holder of a Non-REMIC Certificate does not provide the Trustee (or other person who would otherwise be required to withhold tax) with a Foreign Person Certification, interest (including original issue discount) paid on such a Certificate may be subject to either a 30% withholding tax or 31% backup withholding.

  In the case of certain Series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Non-REMIC Certificates. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate (or lower treaty rate, if applicable). IO Certificates and PO Certificates generally are treated, and Ratio Certificates generally should be treated, as having been issued when they are sold to an investor. In the case of Participation Certificates, however, the issuance date of the Certificate is determined by the issuance date of the underlying Assets. Thus, to the extent that the interest received by a holder of a Participation Certificate is attributable to Assets issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Certificate is characterized as a pass-through type certificate and the underlying Assets were issued on or before July 18, 1984, interest generated by the Certificate may be subject to the withholding tax. See "Federal Income Tax Consequences--Non-REMIC Certificates--Treatment of Strip Certificates--Possible Alternative Characterizations" above. Although recently enacted tax legislation denies portfolio interest treatment to certain types of contingent interest, that legislation generally applies only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that such legislation will apply to deny portfolio interest treatment to Certificateholders who are Foreign Persons.

However, because the scope of the new legislation is not entirely clear, investors who are Foreign Persons should consult their tax advisors regarding the potential application of the legislation before purchasing a Certificate.

 Backup Withholding

  The application of backup withholding to Non-REMIC Certificates generally is the same as in the case of REMIC Certificates. See "Federal Income Tax Consequences--REMIC Certificates--Backup Withholding" above.

 Reporting and Tax Administration

  For purposes of reporting and tax administration, the holders of Non-REMIC Certificates will be treated in the same fashion as the holders of Regular Certificates. See "Federal Income Tax Consequences--REMIC Certificates-- Reporting and Tax Administration" above.

  DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO CERTIFICATEHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE CERTIFICATES.

                           STATE TAX CONSIDERATIONS

  In addition to the federal income tax consequences described above under "Federal Income Tax Consequences" above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

  In considering an investment in a Certificate of the assets of any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA, or corresponding provisions of the Code (each hereinafter referred to as a Plan), a fiduciary should consider, among other things, (i) the purposes, requirements, and liquidity needs of such Plan; (ii) the impact of the plan asset provisions of ERISA and DOL regulations concerning the definition of plan assets; (iii) whether the investment satisfies the diversification requirements of section 404(a)(1)(C) of ERISA; and (iv) whether the investment is prudent, considering the nature of an investment in a Certificate and the fact that no market in which such fiduciary can sell or otherwise dispose of Certificates may be created or, if created, will continue to exist for the life of the Certificates. The prudence of a particular investment must be determined by the responsible fiduciary (usually the trustee or investment manager) with respect to each Plan taking into account all of the facts and circumstances of the investment.

  Sections 406 and 407 of ERISA and section 4975 of the Code prohibit certain transactions that involve (i) a Plan and any "party in interest" or "disqualified person" with respect to such Plan, and (ii) plan assets. The Plan Asset Regulations issued by the DOL define "plan assets" to include not only securities (such as the Certificates) held by a Plan but also the underlying assets of the issuer of any equity securities, unless one or more exceptions specified in those Regulations are satisfied. Thus, under the Plan Asset Regulations, a Plan that acquires a Certificate could be treated for ERISA purposes as having acquired a direct interest in some or all of the assets in the related Trust. Such treatment could cause certain transactions with respect to such assets to be deemed "prohibited transactions" under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

  The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of section 4975 of the Code. Those exemptions include, but are not limited to: (1) Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), regarding investments by insurance company general accounts; (2) Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; (3) Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; (4) Prohibited Transaction Class Exemption 84-14, regarding investment effected by "qualified plan asset managers"; (5) Prohibited Transaction Class Exemption 96-23, regarding investments effected by "in-house asset managers"; (6) Prohibited Transaction Class Exemption 83-1, regarding acquisitions by Plans of interests in mortgage pools; and (7) various underwriter exemptions. Before purchasing any Certificates, a Plan subject to the fiduciary responsibility provisions of ERISA or described in section 4975(e)(1) of the Code should consult with its counsel to determine whether the conditions of any exemption would be met. A purchaser of Certificates should be aware, however, that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated certificates. In addition, PTCE 83-1 will not apply to Certificates evidencing interests in a Trust Estate that contains Contracts. Moreover, even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions.

  The Plan Asset Regulations will not apply to a Certificate if (1) the Certificate is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of Certificates that is held by more than 100 unrelated investors (the "Publicly Offered Exception") or (2) immediately after the most recent acquisition of a Certificate of the same Series, benefit plan investors do not own 25% or more of the value of any class of Certificates in that Series (the "Insignificant Participation Exception"). A purchaser of Certificates should be aware, however, that determining whether the Insignificant Participation Exception applies is administratively impracticable in many situations. Prior to purchasing a Certificate, a Plan should consult with its counsel to determine whether the Publicly Offered Exception, the Insignificant Participation Exception, or any other exception to the Plan Asset Regulations would apply to the purchase of the Certificate.

  Section 403 of ERISA requires that all plan assets be held in trust. However, under regulations that became effective on June 17, 1982, even if the underlying assets of an issuer of securities (such as the Certificates) are deemed to be plan assets of a Plan investing in such securities, the "holding in trust" requirement of section 403 of ERISA will be satisfied if such securities are held in trust on behalf of the Plan.

  Because the purchase or holding of Certificates may result in unfavorable consequences for a Plan or its fiduciaries under the Plan Asset Regulations or the prohibited transaction provisions of ERISA or the Code, (i) certain classes of Certificates will not be offered for sale to, and are not transferable to, any Plan Investor and (ii) certain Classes of Certificates will not be offered for sale to, and are not transferable to, any Plan Investor unless such Plan Investor provides the Company with a Benefit Plan Opinion (i.e., an opinion of counsel satisfactory to the Company and the Servicer (and upon which the Company, the Servicer, the Trustee, the TMP, and their respective counsel are authorized to rely) generally to the effect that the ownership of a Certificate of such class will not (1) cause any of the assets in the related Trust to be regarded as plan assets for purposes of the Plan Asset Regulations; (2) give rise to any fiduciary duty under ERISA on the part of the Company, the Trustee, a Servicer, or the TMP; or (3) be treated as, or result in, a prohibited transaction under sections 406 and 407 of ERISA or section 4975 of the Code.) The Prospectus Supplement for an affected Series will indicate which classes of Certificates are restricted in their availability to benefit plan investors.

  In considering the possible application of the Plan Asset Regulations, potential Plan Investors should be aware that, with respect to certain Series and under certain circumstances, the Servicer and the holders of a majority in interest of the related Residual Certificates may have a right to redeem the Certificates of such Series, at its option. In such cases, the Servicer's purpose for the retention of such a redemption right is to enable the

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Servicer to terminate its administration obligations with respect to the
Certificates in the event such obligations become unprofitable. The Servicer undertakes no obligation to consider the interests of Certificateholders in deciding whether to exercise any redemption right.

  As described in "Federal Income Tax Consequences" above, an investment in a Certificate may produce UBTI for tax-exempt employee benefit plans. Potential investors also should be aware that ERISA requires that the assets of a Plan be valued at their fair market value as of the close of the plan year. Neither the Company, BCI, the Servicer nor the Underwriters currently intend to provide valuations to Certificateholders.

  Prospective purchasers of Certificates that are insurance companies should be aware that the United States Supreme Court interpreted the fiduciary responsibility rules of ERISA in John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust. In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers of Certificates that are insurance companies should consult with their counsel with respect to the application of the John Hancock case and PTCE 95-60 to their purchase of Certificates, and should be aware that certain restrictions may apply to their purchase of Certificates.

  Due to the complexity of the rules applicable to Plans and Plan fiduciaries, and the considerable uncertainty that exists with respect to many aspects of those rules, Plan Investors contemplating the acquisition of Certificates should consult their legal advisors with respect to the ERISA, Code, and other consequences of an investment in the Certificates.

                             PLAN OF DISTRIBUTION

  The Company may sell the Certificates offered hereby either directly or through one or more underwriters or underwriting syndicates. The Prospectus Supplement with respect to each Series of Certificates will set forth the terms of the offering of such Series of Certificates and each Class within such Series, including the name or names of the Underwriter(s), the proceeds to and their intended use by the Company, and either the initial public offering price, the discounts and commissions to the Underwriter(s) and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the related Underwriter(s) will sell the Certificates will be determined.

  The Certificates of a Series may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be severally obligated to purchase all the Certificates of a Series offered pursuant to the related Prospectus Supplement, if any are purchased. If Certificates of a Series are offered otherwise than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Certificates of such Series.

  The place and time of delivery for the Certificates of a Series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                        LEGAL INVESTMENT CONSIDERATIONS

  The Prospectus Supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates of such Series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). If so, Certificates designated as qualifying as "mortgage related securities" will continue to qualify as such for so long as they are rated in one of the two highest categories by at least one nationally recognized statistical rating agency. Classes of Certificates that qualify as

"mortgage related securities" under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Certain states have enacted legislation specifically limiting, to varying degrees, the legal investment authority of such entities with respect to "mortgage related securities," in most cases requiring investors to rely solely upon existing state law and not SMMEA. In any case in which any such legislation is applicable, the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such state legislation.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage-related securities" without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in "mortgage-related securities;" and national banks may purchase "mortgage-related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S)24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

  The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent any particular Certificates constitute legal investments for such investors.

  Certificates that do not constitute "mortgage related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws in those states that have enacted legislation overriding SMMEA's provisions pre-empting state "blue sky" laws. In addition, such Certificates may not be "legal investments" to the same extent as "mortgage related securities" under SMMEA. The appropriate characterization under various legal investment restrictions of the Classes of Certificates that do not qualify as "mortgage related securities" under SMMEA and thus the ability of investors subject to these restrictions to purchase such Classes of Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Classes of Certificates that do not qualify as "mortgage related securities" will constitute legal investments for them.

                                 LEGAL MATTERS

  Certain legal matters relating to the Certificates, including the material federal income tax consequences concerning the Certificates, will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York.

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

                                   GLOSSARY

  There follows abbreviated definitions of certain capitalized terms used in this Prospectus and each Prospectus Supplement, except as may be otherwise specified in the Prospectus Supplement for a particular Series. The related Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

  "1986 ACT" means the Tax Reform Act of 1986.

  "ACCOUNTING DATE" means, unless otherwise specified in a Prospectus Supplement, for any Distribution Date, the last day of the preceding calendar month.

  "ACCRETION CLASS" means a Compound Interest Class or a Capital Appreciation Class.

  "ADDITIONAL ASSETS" means, with respect to any Series, non-recourse guarantees on Contracts and/or Mortgage Loans, additional Contracts and/or Mortgage Loans beyond those included in the related Asset Pool, letters of credit or other Eligible Investments delivered to any Trust in addition to the related Trust Estate.

  "ADJUSTABLE RATE ASSET" means a Contract or Mortgage Loan bearing interest at an adjustable rate.

  "ADJUSTED CERTIFICATE BALANCE" means, with respect to each Class of Subordinated Certificates on any date of determination, its Certificate Principal Balance immediately following the most recently preceding Distribution Date reduced by all Writedown Amounts allocated to such Class on such Distribution Date.

  "AFFILIATE" means, as to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and Policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

  "AGGREGATION RULE" means the rule in the OID Regulations under which two or more debt instruments issued in connection with the same transaction (or related transactions in certain circumstances) are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder.

  "AGREEMENT" means, with respect to any Series, the pooling and servicing agreement pursuant to which the related Trust was established and the related Certificates were issued, which will be among the Company, the Servicer and the related Trustee.

  "ALL OID ELECTION" means, with respect to a Regular Certificate, an election to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on such Certificate (reduced by any amortizable premium or acquisition premium on such Certificate) under the constant yield method used to account for original issue discount.

  "APPROVED SALE" means, as to any Asset, (1) a sale of the related Manufactured Home or Mortgaged Property acquired by the Insured because of a default by the borrower if the related Pool Insurer has given prior approval to such sale, (2) a foreclosure or trustee's sale of the related Manufactured Home or Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurer, (3) the acquisition of the Mortgaged Property under any related Primary Mortgage Insurance Policy by the related Mortgage Insurer or
(4) the acquisition of the related Manufactured Home or Mortgaged Property by the Pool Insurer.

  "ASSET" means a Contract or Mortgage Loan underlying a Series of Certificates.

  "ASSET FILE" means a Contract File or Mortgage Loan File, as applicable.

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

  "ASSET POOL" means, with respect to any Series, the pool of Contracts and/or Mortgage Loans included in the related Trust Estate.

  "ASSET RATE" means, with respect to any Asset, the related Contract Rate or Mortgage Rate, as applicable.

  "ASSET SCHEDULE" means the schedule which identifies each Asset supporting a Series (and includes certain other information regarding each such Asset, including its Cut-off Date Principal Balance, its Asset Rate, its original principal balance and other information) and appears as an exhibit to the related Agreement.

  "AVAILABLE DISTRIBUTION AMOUNT" means, as to any Distribution Date and any Series, the amount to be distributed on the Certificates of such Series on such Distribution Date, which will be described in the related Prospectus Supplement.

  "BALLOON PAYMENT LOAN" means an Asset that does not require any scheduled amortization of principal prior to its scheduled maturity, or the principal of which is amortized over a longer period than the Asset's scheduled term to maturity.

  "BANKRUPTCY CODE" means the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code.

  "BENEFICIAL OWNER" means, as to any Book-Entry Certificate, the beneficial owner thereof, whose interest therein is reflected in the records of a Financial Intermediary.

  "BENEFIT PLAN OPINION" means an opinion of counsel satisfactory to the Company and the Servicer (and upon which the Company, the Servicer, the Trustee, the TMP, and their respective counsel are authorized to rely) generally to the effect that the proposed transfer of a Certificate will not
(1) cause any of the assets in the related Trust to be regarded as "plan assets" for purposes of the Plan Asset Regulations; (2) give rise to any fiduciary duty under ERISA on the part of the Company, the Trustee, the Servicer, or the TMP; or (3) be treated as, or result in, a prohibited transaction under section 406 or section 407 of ERISA or section 4975 of the Code.

  "BCI" means Bombardier Capital Inc., a Massachusetts corporation.

  "BCMSC" means Bombardier Capital Mortgage Securitization Corporation, a Vermont corporation.

  "BI-WEEKLY LOAN" means an Asset that provides for Obligor payments to be made on a bi-weekly basis.

  "BOOK-ENTRY CERTIFICATES" means Certificates of any Class specified as such in the Prospectus Supplement for a Series and as to which Definitive Certificates will not be issued, beneficial interests therein being maintained through Participants or Indirect Participants in the Depository.

  "BUY-DOWN FUND" means a custodial Eligible Account established by the Servicer for any Buy-Down Loan, which must comply with the standards applicable to the related Certificate Account, to be funded with an amount which, together with projected reinvestment earnings thereon at a rate specified in the related Prospectus Supplement, will provide funds sufficient to support the payments required on such Buy-Down Loan on a level debt service basis.

  "BUY-DOWN LOAN" means an Asset the amortization of which includes payments made by the seller of the related Mortgaged Property or Manufactured Home or by someone else other than the related Obligor.

  "CAP" means a restriction or restrictions on the maximum stated interest rate on a Certificate.

  "CAPITAL APPRECIATION CLASS" means a Class of Certificates upon which interest will accrue but will not be distributed until certain other Classes of Certificates of the same Series have received their final distributions.

  "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

  "CERTIFICATE" means any Pass-Through Certificate issued pursuant to an Agreement.

  "CERTIFICATE ACCOUNT" means an account or accounts maintained by the Servicer for any Series, into which the Servicer must deposit collections in respect of the related Assets pending remittance thereof to the related Distribution Account on the applicable Remittance Date.

  "CERTIFICATE REGISTER" means, for any Series, the register maintained by or at the direction of the Trustee containing the names and addresses of all current Holders of Certificates of each Class of such Series, and noting the Class and denomination of each Certificate of such Series held by each such holder.

  "CERTIFICATEHOLDER" means the registered holder of a Certificate.

  "CERTIFICATE PRINCIPAL BALANCE" means the outstanding principal balance of a Certificate or Class of Certificates.

  "CLASS" means any class of the Certificates of a Series, as specified in the related Prospectus Supplement.

  "CLEARING AGENCY" means an entity registered pursuant to Section 17A of the Securities Act of 1934, as amended.

  "CLOSING DATE" means, for any Series, the date on which such Series is issued, which will be specified in the related Agreement.

  "CODE" means the Internal Revenue Code of 1986, as amended.

  "COLLECTION PERIOD" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

  "COMMISSION" means the Securities and Exchange Commission.

  "COMPANION CLASS" means a Class of Certificates structured to receive principal payments on the underlying Assets on any Distribution Date only to the extent those principal payments exceed the principal distribution amounts scheduled to be made on a related PAC Class on such Distribution Date.

  "COMPANY" means Bombardier Capital Mortgage Securitization Corporation, a Vermont corporation.

  "COMPENSATING INTEREST" means, for any Distribution Date, the amount of all Due Date Interest Shortfalls for the preceding Prepayment Period to the extent such Due Date Interest Shortfalls do not exceed the Servicer's aggregate servicing compensation in respect of such Prepayment Period.

  "COMPLEMENTARY STRIP CERTIFICATES" means different Classes of Strip Certificates of the same Series that, when held in combination, provide an aggregate economic effect equivalent to that of a Participation Certificate.

  "COMPOUND INTEREST CERTIFICATE" means a Certificate on which interest is accrued and is compounded and added to the principal balance thereof periodically, but which is not unconditionally entitled to distributions of interest at least annually.

  "COMPOUND INTEREST CLASS" means a Class of Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

  "CONTINGENT PAYMENT OBLIGATION" means a debt obligation with one or more contingent payments as defined in the Contingent Payment Regulations.

  "CONTINGENT PAYMENT REGULATIONS" means those provisions of the OID Regulations that address the federal income tax treatment of Contingent Payment Obligations.

  "CONTRACT" means a manufactured housing installment sales contract including any and all rights to receive payments due thereunder on and after the Cut-off Date and any security interest in a Manufactured Home purchased with the proceeds of such contract.

  "CONTRACT DOCUMENTS" means, with respect to each Contract:

    (1) the original Contract;

    (2) either (a) the original title document for the related Manufactured Home, a duplicate certified by the appropriate governmental authority that issued the original thereof or, if such original is not yet available, a copy of the application filed with the appropriate governmental authority pursuant to which the original title document will issue (which copy may be on microfilm or optical disk maintained by the Servicer in its records separate from the other related Contract Documents), or (b) if the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of title documents for manufactured housing units, other evidence of ownership of the related Manufactured Home that is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit;

    (3) unless such Contract is a Land Secured Contract, evidence of one or more of the following types of perfection of the Seller's or the Trustee's security interest in the related Manufactured Home granted by such Contract (or, if such evidence is not yet available, a copy of the application or other filing used to obtain such security interest (which copy may be on microfilm or optical disk maintained by the Servicer in its records separate from the other related Contract Documents)), as appropriate in the applicable jurisdiction: (a) notation of such security interest on the title document, (b) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon, (c) a fixture filing in accordance with the UCC, with evidence of filing indicated thereon, or (d) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located;

    (4) an original assignment of the Contract from the initial named payee thereunder to the Seller (unless the Seller is the initial named payee for such Contract);

    (5) originals of any assumption agreements relating to such Contract, together with originals of any surety or guaranty agreement relating to such Contract or to any such assumption agreement, payable to the order of the Trustee, or, if not so payable, endorsed to the order of, or assigned to, the Trustee by the holder/payee thereunder without recourse; and

    (6) originals of any extension, modification or waiver agreement(s) relating to such Contract.

  In the case of any Land Secured Contract, the related Contract Documents shall consist of the following documents in lieu of those listed in clause (3) of the foregoing paragraph: (a) the original recorded Mortgage for the related Real Property, with evidence of recordation noted thereon or attached thereto, or a certified copy thereof issued by the appropriate recording office (or, if the Mortgage is in the process of being recorded, a photocopy of the Mortgage, which may be on microfilm or optical disk maintained by the Servicer in its records separate from the other related Contract Documents); (b) if the Mortgage does not name the Seller as mortgagee therein or beneficiary thereof, an original recorded assignment or assignments of the Mortgage from the Persons named as mortgagee in, or beneficiary of, such Mortgage, to the Seller, with evidence of recordation noted thereon or attached thereto, or a certified copy of each such assignment issued by the appropriate recording office (or, if such an original assignment is in the process of being recorded, a photocopy of each such assignment, which may be on microfilm or optical disk maintained by the Servicer in its records separate from the other related Contract Documents); and (c) if such Land Secured Contract's original principal balance was $40,000 or greater, a copy of the title search report and bring-down thereof (or evidence of title insurance) with respect to the related Real Property.

  "CONTRACT FILE" means, with respect to any Contract, all of the related Contract Documents.

  "CONTRACT LOAN-TO-VALUE RATIO" means, (i) as to each Contract with respect to which a lien on land is required for underwriting purposes, the ratio, expressed as a percentage, of the principal amount of such Contract to the sum of the purchase price of the home (including taxes, insurance and prepaid finance charges) and the appraised value of the land; and (ii) as to each other Contract, the ratio, expressed as a percentage, of the principal amount of such Contract to the purchase price of the home (including taxes, insurance and prepaid finance charges).

  "CONTRACT RATE" means, with respect to each Contract, the interest rate specified in the related Contract.

  "CONTRACT SCHEDULE" means an Asset Schedule to the extent it identifies Contracts.

  "CONVENTIONAL MORTGAGE LOANS" means Mortgage Loans that are not insured by the FHA or partially guaranteed by the VA.

  "CONVERTIBLE LOAN" means an Adjustable Rate Asset subject to a provision pursuant to which, subject to certain limitations, the related Obligor may exercise an option to convert the adjustable Asset Rate to a fixed Asset Rate.

  "CREDIT INSURANCE" means the Primary Mortgage Insurance Policies, FHA insurance, VA guarantees, and Pool Insurance Policies, if any, obtained with respect to any Asset Pool.

  "CREDIT INSURER" means a Mortgage Insurer or a Pool Insurer.

  "CURRENT RECOGNITION ELECTION" means the election under section 1278(b) of the Code to recognize market discount on a debt instrument currently on an uncapped accrual basis.

  "CUSTODIAL AGREEMENT" means the agreement, if any, among the Company, a Trustee and a Custodian, by which the Custodian is appointed to hold the Mortgage Loan Documents for a Trust Estate for the benefit of the Trustee.

  "CUSTODIAN" means the custodian, if any, appointed pursuant to a Custodial Agreement to hold the Mortgage Loan Documents for a Trust Estate for the benefit of the related Trustee.

  "CUT-OFF DATE" means, for any Series, the date specified in the related Prospectus Supplement as the date on and after which scheduled principal and interest payments on the related Contracts and Mortgage Loans, and on and after which unscheduled collections of principal on the related Contracts and Mortgage Loans, are to be included in the related Trust Estate.

  "CUT-OFF DATE PRINCIPAL BALANCE" means, as to any Asset, the original principal amount of such Asset, minus the principal portion of all Monthly Payments due on such Asset before the applicable Cut-off Date and minus all other payments applied to reduce such original principal amount before the applicable Cut-off Date.

  "DEEMED PRINCIPAL PAYMENTS" means all payments of principal and interest provided for on a debt instrument other than Qualified Stated Interest.

  "DEFINITIVE CERTIFICATE" means any Certificate that will be issued in fully-registered, certificated form to the owners thereof, or their nominees.

  "DEPOSITORY" means DTC or any successor or other Clearing Agency selected by the Company as depository for any Book-Entry Certificates.

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

  "DISCOUNT CERTIFICATE" means a Certificate that has a purchase price less than its principal amount.

  "DISQUALIFIED ORGANIZATION" means either (1) the United States; (2) any state or political subdivision thereof; (3) any foreign government; (4) any international organization; (5) any agency or instrumentality of any of the foregoing; (6) any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) unless such organization is subject to the tax on UBTI; or (7) any rural electrical or telephone cooperative; provided, however, that a corporation will not be treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

  "DISTRIBUTION ACCOUNT" means the account maintained by the Trustee, as specified in the related Prospectus Supplement, from which distributions are made on the Certificates.

  "DISTRIBUTION DATE" means, with respect to each Series, unless otherwise provided in the related Prospectus Supplement, the 15th day of each month (or the next business day if such 15th day is not a business day), commencing in the month following the month in which the related Closing Date occurs.

  "DISTRIBUTION PERIOD" means, for any Certificate, the interval between one Distribution Date and the next Remittance Date.

  "DOL" means the United States Department of Labor.

  "DTC" means The Depository Trust Company.

  "DUE DATE" means, for any Asset, the date on which a Monthly Payment is due on such Asset from the Obligor thereunder (without regard to any grace period).

  "DUE DATE INTEREST SHORTFALL" means, for any Asset that is prepaid in full or liquidated on other than a Due Date for such Asset, the difference between
(1) the amount of interest that would have accrued on such Asset through the day preceding the first Due Date after such prepayment in full or liquidation had the Asset not been prepaid in full or liquidated (net of Servicing Fees and any other administrative fees payable out of such interest had it accrued and been paid) and (2) the amount of interest that actually accrued on such Asset prior to the prepayment in full or liquidation (net of an allocable portion of Servicing Fees and any other administrative fees payable from interest payments on such Asset during the related Collection Period).

  "ELIGIBLE ACCOUNT" means, as to any Series, an account which is maintained
(1) at a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Federal Deposit Insurance Corporation (the "FDIC"), whose commercial paper or long-term unsecured debt has a rating, as specified in the related Agreement, sufficient to support the ratings requested on the Certificates of the related Series, and which institution is subject to examination by federal or state authorities, (2) in the corporate trust department of the Trustee or (3) at an institution otherwise acceptable to each applicable Rating Agency.

  "ELIGIBLE INVESTMENTS" means one or more of the investments specified in an Agreement in which moneys in the related Distribution Account and certain other accounts are permitted to be invested.

  "EPA" means the United States Environmental Protection Agency.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

  "ESCROW ACCOUNT" means an account established and maintained by the Servicer with respect to Mortgage Loans in which Mortgagors under certain Mortgage Loans are required to deposit amounts sufficient, as applicable, to pay taxes, assessments, hazard insurance premiums and other comparable items.

  "EVENT OF DEFAULT" means, with respect to an Agreement, the occurrence of a default as specified in such Agreement, coupled with the passage of a period of any cure period specified in the Agreement for a default of such type without such default having been cured. Events of Default will be as specified in the Agreements, but will generally include (1) any failure by the Servicer to remit funds to the Distribution Account as required by the applicable Agreement, which failure continues unremedied for five days (or such other period specified in the related Agreement) after the date upon which such remittance was due; (2) any failure or breach by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 60 days after the giving of written notice of such failure or breach to the Servicer by the related Trustee or by the Holders of Certificates evidencing at least 25% of the Voting Rights for the applicable Series; and (3) certain events involving insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer.

  "EXCESS PREMIUM" means, with respect to a Regular Certificate, a premium over such Certificate's noncontingent principal amount in excess of the lesser of (1) .015 multiplied by the product of such noncontingent principal amount and the WAM of the Certificate or (2) 15% of such noncontingent principal amount.

  "FDIC" means the Federal Deposit Insurance Corporation.

  "FHA" means the Federal Housing Administration.

  "FHA CONTRACT" or "FHA MORTGAGE LOAN" means a Contract or Mortgage Loan that is insured by the FHA.

  "FHA PREPAYMENT EXPERIENCE" means certain statistical data compiled by the Actuarial Division of HUD concerning prepayment rates on FHA mortgage loans, as set forth in tables which, assuming full mortgage loan prepayments at the rates experienced by FHA on FHA mortgage loans, set forth the percentages of the original number of FHA mortgage loans included in pools of Level Payment Mortgage Loans with varying maturities that will remain outstanding on each anniversary of the origination date of such mortgage loans (assuming they all have the same origination date).

  "FHLMC" means the Federal Home Loan Mortgage Corporation.

  "FINAL SCHEDULED DISTRIBUTION DATE" means, for any Class, unless otherwise provided in the related Prospectus Supplement, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Certificate Principal Balance of all Certificates of such Class is scheduled to be reduced to zero, assuming no prepayments.

  "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or any other entity that is a Depository Participant or Indirect Participant, and that maintains a Beneficial Owner's account for the purpose of reflecting such Beneficial Owner's interest in a Book-Entry Certificate.

  "FIRST DISTRIBUTION PERIOD" means, with respect to a Certificate, the interval between its issue date and its first Distribution Date.

  "FLOOR" means a restriction or restrictions on the minimum stated interest rate on a Certificate.

  "FNMA" means the Federal National Mortgage Association.

  "FOREIGN PERSON" means a nonresident alien individual, foreign corporation, foreign partnership, or other non-United States Person.

  "FOREIGN PERSON CERTIFICATION" means a written certification (signed under penalty of perjury) provided by the beneficial owner of a Certificate that such owner is, INTER ALIA, a Foreign Person.


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

  "FRAUD LOSS" means a loss incurred on a Contract or Mortgage Loan with respect to which there was fraud in connection with the origination of such Contract or Mortgage Loan or fraud, dishonesty or misrepresentation in connection with the application for any insurance obtained with respect to such Contract or Mortgage Loan.

  "FULL COVERAGE INSURANCE POLICY" means a Primary Mortgage Insurance Policy which provides full coverage against any loss maintained by reason of nonpayments by the related Mortgagor.

  "GARN-ST. GERMAIN ACT" means the Garn-St. Germain Depository Institutions Act of 1982, as amended.

  "GEM LOAN" means a fixed-rate fully-amortizing Asset providing for (1) Monthly Payments during the first year after origination that are at least sufficient to pay interest due on the Asset, and (2) an increase in such Monthly Payments in subsequent years at a predetermined rate generally not more than a specified percentage of the Monthly Payments due on such Asset during the preceding year.

  "GOVERNOR" means a restriction or restrictions on the amount of increase or decrease in the stated interest rate on a Certificate on any Interest Adjustment Date.

  "GPM FUND" means a custodial Eligible Account established by the Servicer for any GPM Loan, which must comply with the standards applicable to the related Certificate Account, to be funded with an amount which, together with projected reinvestment earnings thereon at a rate specified in the related Prospectus Supplement, will provide funds sufficient to support the payments required on such GPM Loan on a level debt service basis.

  "GPM LOAN" means a "graduated payment" Asset the terms of which provide for Monthly Payments during the initial years of its term that are less than the actual amount of principal and interest that would be payable on a level debt service basis.

  "GROSS MARGIN" means, with respect to any Adjustable Rate Asset, the fixed percentage per annum specified in the related Contract or Mortgage Note that is added to the applicable Index on each related Interest Adjustment Date to determine the new Asset Rate for such Adjustable Rate Asset.

  "HOUSING ACT" means Section 306(g) of Title III of the National Housing Act of 1934, as amended.

  "HUD" means the United States Department of Housing and Urban Development.

  "INCREASING PAYMENT LOAN" means an Asset that provides for Obligor Monthly Payments that are fixed for an initial period of six, 12 or 24 months following origination, and which increase thereafter at a predetermined rate expressed as a percentage of the Obligor's Monthly Payment during the preceding period, subject to any caps on the amount of any single Monthly Payment increase, for a period not to exceed nine years after origination, after which the Monthly Payment amount is fixed at a level-payment amount so as to amortize the Asset fully over its remaining term.

  "INDEX" means, with respect to any Adjustable Rate Asset, the index specified in the related Contract or Mortgage Note that is added to the related Gross Margin on each related Interest Adjustment Date to determine the new Asset Rate for such Adjustable Rate Asset.

  "INDIRECT PARTICIPANTS" means organizations which have indirect access to a Clearing Agency, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  "INSURANCE PROCEEDS" means amounts paid or payable (as the context requires) under any insurance policy maintained with respect to a Series, to the extent such amounts are not applied to the restoration or repair of the Manufactured Home or Mortgaged Property in respect of which such amounts were paid.


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

  "INSURED" means the Company and the Trustee, each as assignee of the Seller.

  "INTEREST ADJUSTMENT RATES" means, with respect to any Adjustable Rate Asset, the dates on which the related Asset Rate changes in accordance with the terms of the related Contract or Mortgage Note.

  "INTEREST REDUCTION LOAN" means an Asset for which, subject to certain conditions, the related Obligor has a one-time option to reduce the interest rate payable with respect to such Asset.

  "INTEREST WEIGHTED CERTIFICATE" means a Regular Certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the Assets held by the related Series REMIC.

  "INVERSE FLOATER CERTIFICATE" means a Regular Certificate that provides for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate.

  "IO CERTIFICATE" means a Non-REMIC Certificate evidencing ownership of a percentage of the interest payments (net of certain fees) on the Assets assigned to the related Trust.

  "LAND SECURED CONTRACT" means a Contract secured at origination by a parcel of real estate in addition to a Manufactured Home.

  "LEVEL PAYMENT LOAN" means an Asset the terms of which provide for regular level payments of principal and interest throughout its entire term.

  "LEVEL PAYMENT BUY-DOWN LOAN" means an Asset that provides for a reduction in the amount of the related Obligor's Monthly Payments for a period of up to the first four years following origination of such Asset and as to which funds have been provided by someone other than the Obligor to cover the reductions in such Monthly Payments during those years, but for which the aggregate monthly amount due on such Asset from the Obligor and anyone else are level for the term of such Asset.

  "LIQUIDATED ASSET" means a defaulted Contract or Mortgage Loan as to which all amounts that the Servicer expects to recover through the date of disposition of the related Manufactured Home or Mortgaged Property have been received.

  "LIQUIDATED CONTRACT" means a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the related Manufactured Home have been received.

  "LIQUIDATION EXPENSES" means all reasonable, out-of-pocket costs and expenses (exclusive of the Servicer's overhead costs) incurred by the Servicer in connection with liquidation of any Contract or Mortgage Loan or disposition of any related Repo Property or REO Property.

  "LIQUIDATION PROCEEDS" means amounts received and retained by the Servicer in connection with the liquidation of a Liquidated Asset, whether through foreclosure thereon or repossession and resale of the related Manufactured Home or otherwise (including Insurance Proceeds collected in connection with such liquidation).

  "LIQUIDITY ACCOUNT" means a fund established and funded by the Company or such other party specified in the related Prospectus Supplement to make payments on certain Certificates to the extent funds are not otherwise available.

  "LOAN-TO-VALUE RATIO" means the Contract Loan-to-Value Ratio or the Mortgage Loan-to-Value Ratio of an Asset, as applicable.

  "MANUFACTURED HOME" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

  "MARK-TO-MARKET REGULATIONS" means Treasury regulations relating to the requirement under section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes.

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

  "MONTHLY ADVANCE" means any P&I Advance or Servicing Advance.

  "MONTHLY PAYMENT" means the scheduled monthly payment of principal and interest on a Contract or Mortgage Loan.

  "MORTGAGE" means the mortgage, deed of trust or other instrument creating a first lien on a first priority ownership interest in or estate in fee simple in real property securing a Mortgage Note.

  "MORTGAGE INSURER" means the insurance company or companies which issue any Primary Mortgage Insurance Policies with respect to any Mortgage Loans.

  "MORTGAGE LOAN" means a mortgage loan secured by a first lien on a one-to four-family residential real property which is sold and assigned by the Company to a Trustee and included in the Trust Estate for a Series of Certificates.

  "MORTGAGE LOAN DOCUMENTS" means, with respect to each Mortgage Loan, the following documents:

    (1) the original Mortgage Note bearing a complete chain of endorsements, if necessary, from the initial payee thereunder to the Seller, with a further endorsement without recourse from the Seller in blank or to the Trustee or its Custodian, in a form specified in the related Sales Agreement, together with all related riders and addenda and any related surety or guaranty agreement, power of attorney and buydown agreement;

    (2) the original recorded Mortgage (or a copy thereof certified to be a true and correct reproduction of the original thereof by the appropriate public recording office) with evidence of recordation noted thereon or attached thereto, or, if the Mortgage is in the process of being recorded, a photocopy of the Mortgage, certified by an officer of the Seller or the originator, the related title insurance company, the related closing/settlement/escrow agent or the related closing attorney to be a true and correct copy of the Mortgage submitted for recordation;

    (3) the original recorded assignment of the Mortgage from the Seller to the Trustee or its Custodian, in a form specified in the related Sales Agreement (or a copy thereof certified to be a true and correct reproduction of the original thereof by the appropriate public recording office) with evidence of recordation noted thereon or attached thereto, or, if the assignment is in the process of being recorded, a photocopy of the assignment, certified by an officer of the Seller to be a true and correct copy of the assignment submitted for recordation;

    (4) each original recorded intervening assignment of the Mortgage as is necessary to show a complete chain of title from the original mortgagee (or beneficiary, in the case of a deed of trust) to the Seller (or a copy of each such assignment certified to be a true and correct reproduction of the original thereof by the appropriate public recording office) with evidence of recordation noted thereon or attached thereto, or, if an assignment is in the process of being recorded, a photocopy of the assignment, certified by an officer of the Seller to be a true and correct copy of the assignment submitted for recordation;

    (5) an original Title Insurance Policy or, if such policy has not yet been issued or is otherwise not available, (a) a written commitment to issue such policy issued by the applicable title insurance company and an officer's certificate of the Seller certifying that all of the requirements specified in such commitment have been satisfied, (b) a preliminary title report if the related Mortgaged Property is located in a state in which preliminary title reports are acceptable evidence of title insurance or (c) a certificate of an officer of the Seller certifying that a Title Insurance Policy is in full force and effect as to the related Mortgage;

    (6) for each Mortgage Loan identified in the related Agreement as having in place a Primary Mortgage Insurance Policy, a Primary Mortgage Insurance Policy or a certificate of primary mortgage insurance issued by the related Mortgage Insurer or its agent indicating that such a policy is in effect as to such Mortgage Loan or, if neither a policy nor a certificate of insurance from the related Mortgage Insurer is available, a certificate of an officer of the Seller certifying that a Primary Mortgage Insurance Policy is in effect as to such Mortgage Loan; and

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

    (7) each related assumption agreement, modification, written assurance or substitution agreement, if any.

  "MORTGAGE LOAN FILE" means, as to any Mortgage Loan, all the related Mortgage Loan Documents.

  "MORTGAGE LOAN SCHEDULE" means an Asset Schedule to the extent it identifies Mortgage Loans.

  "MORTGAGE LOAN-TO-VALUE RATIO" means, as to a Mortgage Loan, the ratio, expressed as a percentage, of the principal amount of such Mortgage Loan at the time of determination, to the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed.

  "MORTGAGE NOTE" means the note or other evidence of indebtedness of a mortgagor secured by a Mortgage.

  "MORTGAGE RATE" means, with respect to each Mortgage Loan, the interest rate specified in the related Mortgage Note.

  "MORTGAGED PROPERTY" means the mortgaged property securing a Mortgage Loan.

  "MORTGAGOR" means the obligor on a Mortgage Note.

  "MULTIPLE RATE VRDI CERTIFICATE" means a VRDI Certificate that does not qualify as a Single Rate VRDI Certificate.

  "NEGATIVE ADJUSTMENT" means any reduction in the income accrual on a Certificate for a period below zero.

  "NET LIQUIDATION PROCEEDS" means the amount of Liquidation Proceeds received with respect to any Liquidated Asset, net of the amount of any Liquidation Expenses incurred with respect to such Liquidated Asset and not previously reimbursed to the Servicer at the time of liquidation.

  "NET RATE" means, as to any Asset, the Asset Rate thereon minus applicable servicing, administration and guarantee fees and insurance premiums, if any (plus reinvestment income thereon if payable to the related
Certificateholders), expressed as a percentage per annum of the principal balance of such Asset.

  "NON-RECOVERABLE ADVANCE" means any Advance previously made or proposed to be made in respect of a Contract or Mortgage Loan by the Servicer (or a Trustee or Pool Insurer) pursuant to the related Agreement, which, in the good faith judgment of the Servicer (or such Trustee or Pool Insurer), will not or, in the case of a proposed Advance, would not, be ultimately recoverable by the Servicer (or such Trustee or Pool Insurer) from Related Proceeds of such Contract or Mortgage Loan.

  "NON-REMIC CERTIFICATE" means a Certificate representing an interest in a Trust Estate as to which no REMIC elections have been made.

  "NON-REMIC STRIP CERTIFICATE" means an IO Certificate, a PO Certificate, or a Ratio Certificate.

  "NON-VRDI CERTIFICATE" means a NOWA Certificate, a Variable Rate Certificate that is issued at an Excess Premium, or any other Variable Rate Certificate that does not qualify as a VRDl Certificate.

  "NOTIONAL PRINCIPAL AMOUNT" means a fictional principal balance that may be assigned to a Certificate or a Class of Certificates that is to be used solely for purposes of determining the amount of interest distributions and certain other rights and obligations of the holder(s) of such Certificate or Class and does not represent any beneficial interest in principal payments on the Assets in the related Trust.

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

  "NOWA CERTIFICATE" means a Weighted Average Certificate relating to a Trust (or a designated Asset Pool thereof) whose Assets do not bear interest at qualified floating rates.

  "NVRI" means a residual interest that has negative value because, on the date it is acquired, the present value of the anticipated tax liabilities associated with holding the interest exceeds the sum of (1) the present value of the expected future distributions on the interest and (2) the present value of the anticipated tax savings associated with holding the interest as the related REMIC generates losses.

  "OBLIGOR" means a person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract or a person who is the mortgagor or borrower under a Mortgage Loan or who has acquired a Mortgaged Property subject to a Mortgage Loan.

  "OBLIGOR BANKRUPTCY INSURANCE" means an insurance policy, reserve fund or other form of credit enhancement that provides protection against losses resulting from the bankruptcy of an Obligor.

  "OBLIGOR BANKRUPTCY LOSS" means, for any Distribution Date as to any Asset that was the subject of a Principal Cramdown during the preceding Prepayment Period, the related Principal Cramdown Amount.

  "OFFERED CERTIFICATES" means, as to any Series, the Certificates of Classes of such Series that are offered pursuant to the related Prospectus Supplement and this Prospectus.

  "OID REGULATIONS" means the final regulations governing original issue discount that were issued by the Treasury.

  "ORDINARY RATIO CERTIFICATE" means a Ratio Certificate that is not considered a Contingent Payment Obligation.

  "ORIGINAL CONTINGENT PAYMENT REGULATIONS" means the proposed regulations relating to debt instruments issued with contingent payments that were issued as part of the Original Proposed OID Regulations.

  "ORIGINAL PROPOSED OID REGULATIONS" means the proposed regulations governing original issue discount that were issued by the Treasury in 1986.

  "PAC CLASS" means a "planned amortization" Class of Certificates structured to receive fixed principal distribution amounts on designated Distribution Dates so long as principal payments on the underlying Assets are received at a rate that is within a range of constant percentages of the prepayment assumption model used (as specified in the related Prospectus Supplement).

  "PARITY PRICE" means the price at which a Certificate will yield its coupon, after giving effect to any payment delay.

  "PARTICIPANTS" means the participating organizations that utilize the services of the Depository, including securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations.

  "PARTICIPATION CERTIFICATE" means a Non-REMIC Certificate evidencing ownership of equal percentages of the principal and interest payments on the Assets assigned to the related Trust.

  "PASS-THROUGH RATE" means, with respect to any Class of Certificates, the per annum interest rate, if any, which will accrue on the Certificate Principal Balance of such Class.

  "PERCENTAGE INTEREST" means, with respect to a Certificate to which an initial principal amount is assigned as of the Closing Date, the portion of the Class of which such Certificate is a part evidenced by such Certificate, expressed as a percentage, the numerator of which is the denomination represented by such Certificate and the

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

denominator of which is the initial Certificate Principal Balance of such Class. With respect to a Certificate to which an initial principal balance is not assigned as of the Closing Date, the portion of the Class of which such Certificate is a part evidenced by such Certificate, expressed as a percentage stated on the face of such Certificate.

  "PERIODIC RATE CAP" means, with respect to any Adjustable Rate Asset, the limit on the percentage increase that may be made to the related Asset Rate on any Interest Adjustment Date.

  "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

  "P&I ADVANCE" means any amount advanced (or required to be advanced, as the context requires) by the Servicer in respect of a delinquent payment of principal and interest on a Contract or Mortgage Loan.

  "PLAN" means any employee benefit plan or retirement arrangement, including individual retirement accounts and annuities, Keogh plans, and collective investment funds in which such plans, accounts, annuities or arrangements are invested, that are described in or subject to the Plan Asset Regulations, ERISA, or corresponding provisions of the Code.

  "PLAN ASSET REGULATIONS" means the DOL regulations set forth in 29 C.F.R. (section mark) 2510.3-101, as amended from time to time.

  "PLAN INVESTOR" means any Plan, any Person acting on behalf of a Plan, or any Person using the assets of a Plan.

  "PO CERTIFICATE" means a Non-REMIC Certificate evidencing ownership of a percentage of the principal payments on some or all of the Assets assigned to the related Trust.

  "POOL INSURANCE POLICY" shall have the meaning assigned and shall be as described herein under "The Trusts--Insurance--Credit Insurance."

  "POOL INSURER" means the insurer under any Pool Insurance Policy.

  "POOL SCHEDULED PRINCIPAL BALANCE" means, on any Distribution Date for a Series, the aggregate of the Scheduled Principal Balances, immediately prior to the beginning of the related Collection Period, of the related Assets that were outstanding at the beginning of such Collection Period, plus the aggregate of the principal components of any Monthly Payments that were due prior to the beginning of such Collection Period on such Assets, but which Monthly Payments were not collected from a related Obligor or advanced by the Servicer and which were not reflected in a corresponding reduction of the Certificate Principal Balance of the Certificates on the related Distribution Date. The Pool Scheduled Principal Balance as of any date of determination that is not a Distribution Date shall be the Pool Scheduled Principal Balance for the next upcoming Distribution Date.

  "PRE-FUNDED AMOUNT" means the amount initially deposited into a Pre-Funding Account for a Series.

  "PRE-FUNDED ASSET" means an Asset acquired by a Trust after the related Closing Date using funds on deposit in the related Pre-Funding Account.

  "PRE-FUNDING ACCOUNT" means an account established for the purpose of enabling a Trust to purchase Pre-Funded Assets, with an aggregate principal balance not to exceed 25% of the Certificate Principal Balance of Certificates issued by such Trust during the applicable Pre-Funding Period, as described herein under "The Trusts--Pre-Funding Accounts."

  "PRE-FUNDING PERIOD" means any period specified as such in a Prospectus Supplement not to exceed three months, during which the related Trust may acquire Pre-Funded Assets using funds on deposit in a related Pre-Funding Account.

  "PRE-ISSUANCE ACCRUED INTEREST" means interest that has accrued under the terms of a Certificate prior to the issue date of such Certificate.

  "PRE-ISSUANCE ACCRUED INTEREST RULE" means the rule in the OID Regulations under which a Certificate's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest on the Certificate, and a portion of the interest received on the first Distribution Date with respect to such Certificate would be treated as a return of such Pre-Issuance Accrued Interest rather than as a payment on the Certificate, provided: (i) a portion of the initial purchase price of the Certificate is allocable to Pre-Issuance Accrued Interest and (ii) the Certificate provides for a payment of stated interest on the first payment date within one year of the issue date that equals or exceeds the amount of such Pre-Issuance Accrued Interest.

  "PREMIUM CERTIFICATE" means a Certificate that has a purchase price greater than its principal amount.

  "PREPAYMENT ASSUMPTIONS" means a set of prepayment standards or models which represent an assumed rate of prepayment of the Assets in an Asset Pool relative to the aggregate outstanding principal balance of such Asset Pool from time to time.

  "PREPAYMENT PERIOD" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

  "PRICING PREPAYMENT ASSUMPTIONS" means, with respect to a Series of Certificates, the assumptions concerning the rate and timing of principal prepayments on the underlying Assets and concerning the reinvestment rate on amounts held pending distribution that were assumed in pricing such Certificates.

  "PRIMARY MORTGAGE INSURANCE" means the insurance provided under any Primary Mortgage Insurance Policy.

  "PRIMARY MORTGAGE INSURANCE POLICY" means the primary mortgage insurance policy, if applicable, covering certain Conventional Mortgage Loans for which the initial Mortgage Loan-to-Value Ratios exceeded 80%.

  "PRINCIPAL CRAMDOWN" means, as to any Asset, either (a) a decree by a bankruptcy court to the effect that the portion of such Asset that is secured by the underlying Manufactured Home or Mortgaged Property is less than its Unpaid Principal Balance due to the fact that the value of such Manufactured Home or Mortgaged Property is less than such Unpaid Principal Balance or (b) the permanent forgiveness by a bankruptcy court of some or all of the Unpaid Principal Balance owed by the related Obligor.

  "PRINCIPAL CRAMDOWN AMOUNT" means, with respect to any Prepayment Period as to any Asset that has been the subject of a Principal Cramdown, the amount by which (a) the Unpaid Principal Balance of such Asset exceeds (b) as applicable, depending upon the type of Principal Cramdown that was applied to such Asset, either (1) the portion of such Unpaid Principal Balance that remains secured by the related Manufactured Home or Mortgaged Property after taking the related Principal Cramdown into account or (2) the Unpaid Principal Balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the related Principal Cramdown.

  "PRINCIPAL DISTRIBUTION AMOUNT" means, for any Series, except as otherwise defined in the related Prospectus Supplement, on any Distribution Date other than the Distribution Date on which the related Trust is to be terminated, the sum of the following amounts: (1) the sum of the principal components of all Monthly

Payments scheduled to be made during the related Collection Period on the Assets that were outstanding at the start of such Collection Period (regardless of whether such Monthly Payments were received by the Servicer from the related Obligors), not including any Monthly Payments due on Liquidated Loans or repurchased Assets; (2) the sum of the amounts of all Principal Prepayments received by the Servicer on the Assets during the related Prepayment Period; (3) with respect to any Asset that became a Liquidated Asset during the related Prepayment Period, the Scheduled Principal Balance thereof on the date of liquidation thereof (determined without giving effect to such liquidation); and (4) with respect to any Contract that was purchased or repurchased by BCI or the Company pursuant to the Agreement during the related Prepayment Period, the Scheduled Principal Balance thereof on the date of purchase or repurchase thereof (determined without giving effect to such purchase or repurchase).

  "PRINCIPAL PREPAYMENT" means, with respect to any Asset, a payment attributable to principal of such Asset, other than a scheduled principal payment on such Asset, which may be received (1) from the related Obligor together with a regular Monthly Payment, (2) from the related Obligor together with an early Monthly Payment, or (3) in the form of net Insurance Proceeds received by the Servicer otherwise than as a component of Liquidation Proceeds.

  "PRINCIPAL-ONLY CLASS" means a Class of Certificates representing an interest only in specified collections of principal on the underlying Assets, which will have no Pass-Through Rate.

  "QUALIFIED BANK" means any domestic bank not affiliated with BCI or the Company (1) having long-term unsecured debt obligations rated in one of the two highest rating categories of each applicable Rating Agency or short-term unsecured debt obligations rated in each applicable Rating Agency's highest applicable rating category, (2) having commercial paper or short-term unsecured debt obligations rated in each Rating Agency's highest applicable rating category, or (3) that is otherwise acceptable to each applicable Rating Agency.

  "QUALIFIED MORTGAGE" has the meaning assigned to such term herein under "Federal Income Tax Consequences--REMIC Certificates--REMIC Qualification-- Asset Composition."

  "QUALIFIED STATED INTEREST" means, in general, stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (1) a single fixed rate or (2) a variable rate that meets certain requirements set out in the OID Regulations.

  "QUALIFIED SUBSTITUTE ASSET" means an Asset substituted by the Company, the Seller or the Servicer for a Replaced Asset which must, on the date of such substitution, (1) have an Unpaid Principal Balance not greater than (and not more than $10,000 less than) the Unpaid Principal Balance of the Replaced Asset, (2) have an Asset Rate not less than (and not more than one percentage point in excess of) the Asset Rate of the Replaced Asset, (3) have a Net Rate equal to the Net Rate of the Replaced Asset, (4) have a remaining term to maturity not greater than (and not more than one year less than) that of the Replaced Asset, (5) have a Loan-to-Value Ratio as of the first day of the month in which the substitution occurs equal to or less than the Loan-to-Value Ratio of the Replaced Asset as of such date (in each case, using the appraised value at origination, and after taking into account the Monthly Payment due on such date), and (6) comply with each representation and warranty set forth in
Section 2.05 of the Standard Terms and in the related Sales Agreement. In the event that more than one Asset is substituted for a Replaced Asset, the amount described in clause (1) hereof shall be determined on the basis of aggregate Unpaid Principal Balances, the rates described in clauses (2) and (3) hereof shall be determined on the basis of weighted average Asset Rates and Net Rates, as the case may be, and the term described in clause (4) hereof shall be determined on the basis of weighted average remaining terms to maturity, provided that no Qualified Substitute Asset may have an original term to maturity beyond the latest original term to maturity of any Asset assigned to the Trust on the Closing Date. In the case of a Trust for which a REMIC election has been or will be made, a Qualified Substitute Asset also shall satisfy the following criteria as of the date of its substitution for a Replaced Asset: (A) the Obligor shall not be 90 or more days delinquent in payment on the Qualified Substitute Asset, (B) the Asset File for such Asset shall not contain any material deficiencies in documentation, and shall include an executed Contract or Mortgage Note, as applicable, and, if it is a Land Secured Contract or a Mortgage Loan, a recorded Mortgage; (C) the Loan-to-Value Ratio of the Asset must be 125% or less either (i) on the date of origination of the Asset, or, if any of the terms of such Asset were modified other than in connection with a default or imminent default on such Asset, on the date of such modification, or (ii) on the date of the substitution, based on an appraisal conducted within the 60 day period prior to the date of the substitution; (D) no property securing such Asset may be subject to foreclosure, bankruptcy, or insolvency proceedings; and (E) such Asset, if a Land Secured Contract or a Mortgage Loan, must be secured by a valid first lien on the related Real Property or Mortgaged Property.

  "QUALIFYING REIT INTEREST" means interest that is treated as "interest on obligations secured by mortgages on real property" for REIT qualification purposes.

  "RATE BUBBLE CERTIFICATE" means a Regular Certificate, the effective interest rate on which is higher during the Certificate's First Distribution Period than during the remainder of the life of the Certificate.

  "RATING AGENCY" means a nationally-recognized statistical securities rating organization, such as Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's investors Service, Inc., Fitch Investors Service, Inc., and Duff & Phelps Credit Rating Co. With respect to any Series, each Rating Agency rating any Certificates of such Series offered hereunder will be identified in the related Prospectus Supplement.

  "RATIO CERTIFICATE" means a Non-REMIC Certificate evidencing ownership of a percentage of the interest payments and a different percentage of the principal payments on the Assets assigned to the related Trust.

  "RCRA" means the Resource Conservation and Recovery Act of 1976, as amended.

  "REALIZED INTEREST LOSS" means a shortfall in interest resulting from the receipt of Net Liquidation Proceeds in respect of a Contract or Mortgage Loan in an amount that is insufficient to pay accrued and unpaid interest thereon.

  "REALIZED LOSS" means (1) the amount of any loss realized by a Trust in respect of any related Liquidated Asset (which may be a Special Hazard Loss or a Fraud Loss), which shall generally equal (a) the Unpaid Principal Balance of the Liquidated Asset, plus accrued and unpaid interest on such Liquidated Asset, plus amounts reimbursable to the Servicer for previously unreimbursed Servicing Advances, minus (b) Net Liquidation Proceeds in respect of the Liquidated Asset or (2) any Obligor Bankruptcy Loss.

  "REAL PROPERTY" means a parcel of real estate securing a Land Secured
Contract.

  "RECORD DATE" means, for any Distribution Date, the date on which the identities of the Certificateholders entitled to distributions on the related Certificates on such Distribution Date are fixed, which shall be the last day of the preceding calendar month unless otherwise specified in the related Prospectus Supplement.

  "REGULAR CERTIFICATE" means a Certificate evidencing a "regular interest" in a REMIC.

  "REIT" means a "real estate investment trust" as defined in the Code.

  "RELATED PROCEEDS" means, with respect to any Contract or Mortgage Loan in respect of which an Advance has been or is to be made, future collections in respect of such Contract or Mortgage Loan (including collections of or from Insurance Proceeds, Additional Assets or Liquidation Proceeds relating to such Contract or Mortgage Loan).

  "RELIEF ACT" means the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

  "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

  "REMIC CERTIFICATE" means a Certificate representing an interest in a Trust Estate as to which one or more REMIC elections have been made.

  "REMIC PROVISIONS" means provisions of the Code relating to REMICs, which appear at Sections 860A through 860G of the Code, related Code provisions, regulations (whether in proposed, temporary or final form), announcements and rulings thereunder, as the foregoing may be in effect from time to time.

  "REMITTANCE ACCOUNT" shall have the meaning assigned to such term herein under "Sale and Servicing of Contracts and Mortgage Loans--Servicing-- Distributions on Certificates."

  "REMITTANCE DATE" means the business day preceding any monthly Distribution Date.

  "REMITTANCE REPORT" means, with respect to any Distribution Date, the monthly statement relating to such Distribution Date which is to be prepared by the Servicer and furnished by the Trustee to the related
Certificateholders, as more fully described herein under "The Pooling and Servicing Agreements--Reports to Certificateholders."

  "REO PROPERTY" means a Mortgaged Property acquired by the Servicer on behalf of a Trust pursuant to a foreclosure or other similar proceeding in respect of a related Mortgage Loan.

  "REPLACED ASSET" means an Asset replaced or to be replaced by a Qualified Substitute Asset.

  "REPO PROPERTY" means a Manufactured Home (and any related Real Property) acquired by the Servicer on behalf of a Trust pursuant to a repossession, foreclosure or other similar proceeding in respect of a related Contract.

  "REPURCHASE PRICE" shall, for any Asset, have the meaning assigned in the related Agreement. Generally, the "Repurchase Price" of an Asset will equal the Unpaid Principal Balance thereof, plus unpaid interest thereon at the applicable Asset Rate through the end of the month in which such price is paid for the Asset.

  "RESERVE FUND" means a fund established and funded by the Company or such other party specified in the related Prospectus Supplement to make payments on certain Certificates to the extent funds are not otherwise available.

  "RESIDUAL CERTIFICATE" means a Certificate evidencing a "residual interest" in a REMIC.

  "RIC" means a "regulated investment company" as defined in the Code.

  "SALES AGREEMENT" means, with respect to any Asset, the agreement pursuant to which the related Seller sold such Asset to the Company.

  "SCHEDULED PRINCIPAL BALANCE" means, as of any date of determination with respect to any Contract, Repo Property, Mortgage Loan or REO Property, (1) the Cut-off Date Principal Balance of such Contract or Mortgage Loan (or of the related Contract or Mortgage Loan, in the case of a Repo Property or REO Property) minus (2) the sum of (a) the principal components of any Monthly Payments due on such Contract or Mortgage Loan (or on the related Contract or Mortgage Loan, in the case of a Repo Property or REO Property) on or after the related Cut-off Date and on or before such date of determination (regardless of whether such Monthly Payments were received from the related Obligor) plus
(b) all principal prepayments received by the Servicer on such Contract or Mortgage Loan (or on the related Contract or Mortgage Loan, in the case of a Repo Property or REO Property) (including the principal portion of Net Liquidation Proceeds and the principal portion of all amounts paid by the Seller or another party to repurchase such Contract or Mortgage Loan) on or after the Cut-off Date and on or prior to such date of determination, plus (c) all Realized Losses incurred on such Contract or Mortgage Loan (or the related Contract or Mortgage Loan, in the case of a Repo Property or REO Property) on or after the Cut-off Date and on or prior to such date of determination.

  "SELLER" means, as to any Contract or Mortgage Loan included in the Trust Estate for a Series, the entity that sold such Contract or Mortgage Loan to the Company under a Sales Agreement, which will be BCI unless otherwise specified in the related Prospectus Supplement.

  "SENIOR CERTIFICATES" means, with respect to each Series of Certificates, the Class or Classes which have rights to receive distributions or with respect to allocations of Realized Losses and/or Shortfalls that are preferential to those of another Class or Classes in such Series.

  "SERIES" means a series of Certificates offered pursuant to this Prospectus and a Prospectus Supplement thereto.

  "SERIES RATE" means, with respect to a Series, the interest rate equal to a weighted average of the interest rates on all of the Non-REMIC Certificates issued in such Series.

  "SERIES REMIC" means a REMIC created with respect to a particular Series.

  "SERVICE" means the Internal Revenue Service.

  "SERVICER" means BCI, in its capacity as servicer of the Mortgage Loans and/or Contracts underlying a Series of Certificates, or such other entity specified as the servicer in the related Prospectus Supplement.

  "SERVICING ADVANCE" means an advance required to be made by the Servicer in respect of Contracts or Mortgage Loans (other than P&I Advances) including, but not limited to, advances for the payment of personal property taxes, real property taxes and premiums for Standard Hazard Insurance Policies.

  "SERVICING FEE" means the monthly fee paid to the Servicer in respect of a Series, as specified in the related Prospectus Supplement, which is typically a fixed percentage of the Pool Scheduled Principal Balance of the related Asset Pool.

  "SHORTFALL" means, for any month and any Contract or Mortgage Loan, the amount by which the amount of interest due on such Contract or Mortgage Loan for such month exceeds the amount of interest collected or advanced in respect of such Contract or Mortgage Loan, which may be due to a Due Date Interest Shortfall or a Soldier's and Sailor's Shortfall.

  "SINGLE RATE VRDI CERTIFICATE"means a VRDI Certificate that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate.

  "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

  "SOLDIERS' AND SAILORS' SHORTFALL" means a Shortfall in respect of a Contract or Mortgage Loan resulting from application of the Relief Act.

  "SPECIAL HAZARD INSURANCE POLICY" shall have the meaning assigned and shall be as described herein under "The Trusts--Insurance--Hazard Insurance--Special Hazard Insurance Policy."

  "SPECIAL HAZARD INSURER" means the insurer under any Special Hazard Insurance Policy.

  "SPECIAL HAZARD LOSS" means a loss incurred on a Contract or Mortgage Loan attributable to physical damage to the related Manufactured Home or Mortgaged Property of a type which is not covered by standard hazard insurance policies, excluding losses caused by war, nuclear reaction, nuclear or atomic weapons, insurrection or normal wear and tear.

  "STANDARD HAZARD INSURANCE POLICY" shall mean a policy providing standard hazard insurance coverage with respect to a Manufactured Home or Mortgaged Property as described herein under "The Trusts--Insurance--Hazard Insurance-- Standard Hazard Insurance Policies."

  "STEP-UP RATE" means the Asset Rate on a Step-up Rate Loan.

  "STEP-UP RATE LOAN" means an Asset which bears interest at an Asset Rate that increases over time.

  "STRIP CLASS" means a Class of Certificates representing an interest only in a specified portion of interest collections on the underlying Assets, which may have no principal balance, a nominal principal balance or a Notional Principal Amount.

  "STRIPPING REGULATIONS" means the regulations issued by the Treasury under section 1286 of the Code.

  "SUBORDINATED CERTIFICATES" means, with respect to each Series of Certificates, the Class or Classes with rights to receive distributions or with respect to the allocation of Realized Losses and/or Shortfalls that are subordinate to those of another Class or Classes of such Series.

  "SUBORDINATION AMOUNT" means a specific amount of subordination provided by Subordinated Certificates, as specified, if applicable, in the related Prospectus Supplement.

  "SUB-SERVICER" means any party, if any, with whom the Servicer has entered into a Sub-servicing Agreement.

  "SUB-SERVICING ACCOUNT" means an Eligible Account established by a Sub-servicer that must comply with all standards applicable to the related Certificate Account, into which the Sub-servicer must deposit collections in respect of the related Assets pending remittance thereof to the related Certificate Account.

  "SUB-SERVICING AGREEMENT" means the written contract between the Servicer and any Sub-servicer relating to servicing and/or administration of certain Mortgage Loans or Contracts as provided in the Agreement.

  "SUPERPREMIUM CERTIFICATE" means a Certificate that provides for a relatively small amount of principal and for interest that can be expressed as Qualified Stated Interest at a very high fixed rate with respect to that principal.

  "TAX ADMINISTRATOR" means the entity responsible for computing the amount of original issue discount to be reported to the holders of Regular Certificates each taxable year, which, unless otherwise provided in the related Agreement, will be BCI or an Affiliate thereof.

  "TAXABLE MORTGAGE POOL" means any entity other than a REMIC or a REIT if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages" (which term, for purposes of this definition, includes Mortgage Loans and Contracts),
(ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payment on the obligations held by the entity.

  "TAXABLE MORTGAGE POOL RULES" means the Code sections governing Taxable Mortgage Pools, and the regulations that were issued by the Treasury thereunder.

  "TEASER CERTIFICATE" means a Regular Certificate that bears interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on such Certificate is lower than the rate payable during the remainder of the life of the Certificate.

  "THRIFT INSTITUTION" means a thrift institution taxed as a "mutual savings bank" or a "domestic building and loan association."

  "TITLE I" means Title I of the National Housing Act, as amended.

  "TITLE STATE" means a state in which a lien on a Manufactured Home is "perfected" under applicable motor vehicle titling statues, either by notation of the secured party's lien on the related certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority to re-register the Manufactured Home.

  "TITLE V" means Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended.

  "TMP" means the holder of a residual interest in a REMIC that is designated as the tax matters person of such REMIC.

  "TREASURY" means the United States Treasury Department.

  "TRUST" means a trust that issues a Series of Certificates.

  "TRUSTEE" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

  "TRUSTEE MORTGAGE LOAN FILE" means, as to any Mortgage Loan, a file which is required to contain all of the Mortgage Loan Documents for such Mortgage Loan.

  "TRUST ESTATE" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts and/or Mortgage Loans, such assets as shall from time to time be identified as deposited in the related Distribution Account, property which secured a Contract or Mortgage Loan but which has been acquired by the related Trust through repossession or foreclosure or otherwise, any related insurance policy, any related Reserve Fund and any related alternate credit enhancement, if any.

  "UBTI" means "unrelated business taxable income" as defined in the Code.

  "UCC" means the Uniform Commercial Code.

  "UCC STATE" means a state in which a lien on a Manufactured Home is "perfected" pursuant to the provisions of the applicable UCC, by filing UCC-3 financing statements or other appropriate transfer instruments with all appropriate UCC filing offices.

  "UNDERWRITER" means any firm that underwrites the purchase of the Certificates of a Series.

  "UNOFFICIAL CONTINGENT PAYMENT REGULATIONS" means the proposed Treasury regulations applicable to instruments with contingent payments that were unofficially released by the Service on January 19, 1993.

  "UNPAID PRINCIPAL BALANCE" means the unpaid principal balance of a particular Contract or Mortgage Loan.

  "VA" means the United States Department of Veterans Affairs.

  "VA CONTRACT" or "VA MORTGAGE LOAN" means a Contract or Mortgage Loan that is partially guaranteed by the VA.

  "VARIABLE RATE CERTIFICATE" means a Regular Certificate that bears interest at a variable rate.

  "VOTING RIGHTS" means, with respect to a Certificate, the portion of the voting rights of all of the Certificates of the related Series which is allocated to any such Certificate. Unless otherwise provided in the related Agreement, (1) if any Class of Certificates does not have a Certificate Principal Balance or has an initial Certificate Principal Balance that is less than or equal to 1% of the aggregate Certificate Principal Balance of all the Certificates of its Series, then 1% of the Voting Rights for such Series shall be allocated to each such Class, and the balance of the Voting Rights for such Series shall be allocated among the remaining Classes of Certificates of such Series in proportion to their respective Certificate Principal Balances following the most recent Distribution Date, and (b) if no Class of Certificates of such Series has an initial Certificate Principal Balance less than 1% of the aggregate Certificate Principal Balance of all Certificates of such Series, then all of the Voting Rights for such Series shall be allocated among all the Classes of Certificates of such Series in proportion to their respective Certificate Principal Balances following the most recent Distribution Date. Voting Rights allocated to each Class of Certificates shall be allocated among the Certificates of such Class in proportion to the respective Percentage Interests of the Holders thereof.

  "VRDI" means a "variable rate debt instrument" as defined in section 1.1275-5 of the OID Regulations.

  "VRDI CERTIFICATE" means a Variable Rate Certificate that qualifies as a VRDI under the OID Regulations.

  "WAM" means, with respect to a Regular Certificate, the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment on the Certificate by a fraction, the numerator of which is the number of complete years from the Certificate's issue date until the payment is made, and the denominator of which is the Certificate's stated redemption price at maturity.

  "WEIGHTED AVERAGE CERTIFICATE" means a Regular Certificate that provides for interest based on a weighted average of the interest rates on some or all of the Assets held by the related REMIC.

  "WEIGHTED AVERAGE NET ASSET RATE" means, for any Distribution Date, a rate equal to (i) the weighted average of the Asset Rates applicable to the scheduled Monthly Payments that were due in the related Collection Period on outstanding Assets less (ii) the Servicing Fee Rate.

  "WRITEDOWN AMOUNT" means with respect to each Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Balance of all the Certificates, after all distributions have been made on the Certificates on such Distribution Date, exceeds (ii) the Pool Scheduled Principal Balance of the Assets for the next Distribution Date.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                 ------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary of Terms...........................................................  S-3
Risk Factors............................................................... S-13
The Asset Pool............................................................. S-16
Maturity and Prepayment Considerations..................................... S-23
Yield on the Offered Certificates.......................................... S-30
Description of the Offered Certificates.................................... S-32
The Trust.................................................................. S-40
Servicing of the Contracts................................................. S-43
Use of Proceeds............................................................ S-45
Underwriting............................................................... S-46
Legal Matters.............................................................. S-47
Federal Income Tax Consequences............................................ S-47
ERISA Considerations....................................................... S-48
Ratings.................................................................... S-50
Legal Investment Considerations............................................ S-51

                                  PROSPECTUS

Available Information......................................................    i
Reports to Certificateholders..............................................   ii
Incorporation of Certain Documents by Reference............................   ii
Summary of Terms...........................................................    1
Risk Factors...............................................................   12
Description of the Certificates............................................   18
Maturity and Prepayment Consideration......................................   23
Yield Considerations.......................................................   24
The Trusts.................................................................   25
The Manufactured Housing Program...........................................   41
Sale and Servicing of Contracts and Mortgage Loans.........................   44
The Pooling and Servicing Agreements.......................................   54
Certain Legal Aspects of Contracts and Mortgage Loans......................   57
Use of Proceeds............................................................   68
The Company................................................................   68
The Servicer...............................................................   68
Federal Income Tax Consequences............................................   69
State Tax Considerations...................................................  101
ERISA Considerations.......................................................  101
Plan of Distribution.......................................................  103
Legal Investment Considerations ...........................................  103
Legal Matters .............................................................  104
Glossary...................................................................  105

  Until April   , 1998, all dealers effecting transactions in the Offered
Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                              BOMBARDIER CAPITAL
                                   MORTGAGE
                          SECURITIZATION CORPORATION,
                                   Depositor

                                 $

                              Senior/Subordinated
                          Pass-Through Certificates,
                                 Series 1998-A

                                     LOGO
                           BOMBARDIER CAPITAL INC.,
                                   SERVICER

                             PROSPECTUS SUPPLEMENT

                          CREDIT SUISSE FIRST BOSTON

                      FIRST CHICAGO CAPITAL MARKETS, INC.

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